Prospectus Supplement No. 10 (to Prospectus dated September 25, 2024)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-282132

BRAND ENGAGEMENT NETWORK INC.

28,370,786 Shares of Common Stock

This prospectus supplement updates and supplements the prospectus of Brand Engagement Network Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) dated September 25, 2024, which forms a part of our Registration Statement on Form S-1 (Registration No. 333-282132) (the “Prospectus”). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in certain of our filings filed with the Securities and Exchange Commission (the “SEC”), including our (i) Current Report on Form 8-K filed on March 28, 2025, (ii) Annual Report on Form 10-K filed on March 31, 2025, (iii) Current Report on Form 8-K filed on May 23, 2025, (iv) Current Report on Form 8-K filed on May 30, 2025, (v) Quarterly Report on Form 10-Q filed on June 5, 2025, (vi) Current Report on Form 8-K filed on June 10, 2025, (vii) Current Report on Form 8-K filed on June 24, 2025, (viii) Current Report on Form 8-K filed on July 2, 2025, (ix) Current Report on Form 8-K filed on July 15, 2025, (x) Current Report on Form 8-K filed on July 21, 2025, (xi) Current Report on Form 8-K filed on August 18, 2025, (xii) Current Report on Form 8-K filed on August 27, 2025, (xiii) Current Report on Form 8-K filed on September 12, 2025, (xiv) Current Report on Form 8-K filed on September 19, 2025, (xv) Quarterly Report on Form 10-Q/A filed on October 14, 2025, (xvi) Current Report on Form 8-K filed on October 14, 2025, and (xvii) Current Report on Form 8-K filed on November 10, 2025 (together, the “Additional Information”). Accordingly, we have attached the Additional Information to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock, par value $0.0001 per share (the “Common Stock”) and the public warrants representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”), are listed on Nasdaq under the symbols “BNAI,” and “BNAIW,” respectively. On November 11, 2025, the last reported sales price of the Common Stock was $0.4118 per share, and the last reported sales price of our Public Warrants was $0.07 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risk. See “Risk Factors” beginning on page 9 of the Prospectus and read about factors you should consider before investing in shares of our Common Stock and Public Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 12, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 810-7422

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 27, 2025, Brand Engagement Network Inc., a Delaware corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibits 99.1 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Brand Engagement Network Inc. issued March 27, 2025 (furnished pursuant to Item 2.02).
99.2	Prepared Remarks for the Fourth Quarter and Full Year 2024 Earnings Call, dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 27, 2025

BRAND ENGAGEMENT NETWORK INC.

		By:	/s/ Paul Chang
		Name:	Paul Chang
		Title:	Chief Executive Officer

Exhibit 99.1

BEN Reports Fourth Quarter and Full Year 2024 Financial Results

WILMINGTON, Del., March 27, 2025 – Brand Engagement Network Inc. (BEN) (NASDAQ: BNAI), an innovator in AI-driven customer engagement solutions, today announced its financial results and key business highlights for the fourth quarter and full year ended December 31, 2024.

“2024 was a defining year for BEN, as we accelerated our expansion in key sectors like automotive, media, and healthcare. In Q4, we successfully integrated our AI-powered solutions with Cox Automotive’s Dealer.com and formed strategic partnerships in Mexico and Europe, further strengthening our global presence,” said Paul Chang, CEO of Brand Engagement Network. “BEN’s innovation enables businesses to adopt safe, secure, turn-key AI solutions to drive efficiency in many aspects of operations in a scalable, cost-effective manner. As we look forward to 2025, we’re excited to build on our recent momentum, refine our solutions in high-growth sectors, and further expand our AI capabilities to meet market demands.”

Q4 2024 Key Business Highlights:

●	Walid Khiari Appointed CFO and COO: Walid Khiari, with over 20 years of experience in finance and 15 years as a technology investment banker advising software companies, will lead BEN’s next phase of innovation and global expansion.

●	Cataneo Acquisition: BEN has agreed to acquire 100% of Cataneo GmbH for $19.5 million in cash and stock to expand its global media reach and strengthen its AI-driven advertising capabilities. The transaction is subject to securing financing and obtaining customary regulatory approvals and guarantees by certain BEN shareholders. Closing is currently targeted for Q2 2025.

●	AI-Driven Radio Advertising with Vybroo & Grupo Siete: BEN and Cataneo GmbH partnered with Vybroo and Grupo Siete on a pilot program to modernize radio advertising in Mexico by streamlining ad placement and optimizing campaign performance.

●	Cox Automotive Partnership: BEN successfully integrated its Digital AI Assistant with Cox Automotive’s Dealer.com, enhancing customer engagement and dealership operations through personalized, multimodal experiences.

●	CareHub: BEN signed an agreement with CareHub to deploy GenAI Agents to assist nurse care managers with Remote Patient Monitoring to deliver improved patient outcomes specifically for Chronic Care Management.

Conference Call and Webcast Information

The Company will host a conference call and webcast today, Thursday, March 27, 2025, at 5:00 p.m. ET. CEO Paul Chang and CFO and COO Walid Khiari will lead the call and provide an overview of the company’s financial performance, key business highlights, and strategic outlook.

Participants can register here to access the live webcast of the conference call. Those who prefer to join the call via phone can register using this link to receive a dial-in number and unique PIN.

The webcast will be archived for one year following the conference call and can be accessed on BEN’s investor relations website at https://investors.beninc.ai/.

About Brand Engagement Network (BEN)

Brand Engagement Network Inc. (NASDAQ: BNAI) innovates in AI-powered customer engagement, delivering safe, intelligent, and scalable solutions. Its proprietary Engagement Language Model (ELM™) and Retrieval-Augmented Generation (RAG) architecture enable highly personalized interactions supported by customers’ curated data in closed-loop environments. BEN develops AI-driven engagement solutions for the life sciences, automotive, and retail industries, featuring AI-powered avatars for outbound campaigns, inbound customer service, and real-time recommendations. With a global AI research and development team, BEN provides secure cloud-based or on-premises deployments, granting complete control of the technology stack and ensuring compliance with GDPR, CCPA, HIPAA, and SOC 2 Type 1 standards. The company holds 21 patents, with 28 pending, demonstrating its commitment to advancing AI-driven consumer engagement. For more information, visit www.beninc.ai.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: uncertainties as to the timing of the acquisition with Cataneo Gmbh (the “Acquisition”); the risk that the Acquisition may not be completed on the anticipated terms in a timely manner or at all; (the failure to satisfy any of the conditions to the consummation of the Acquisition, including the ability to obtain financing to fund the Acquisition on terms that are acceptable or at all; the possibility that any or all of the various conditions to the consummation of the Acquisition may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effect of the announcement or pendency of the transactions contemplated by the purchase agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; uncertainty as to the timing of completion of the Acquisition; risks that the benefits of the Acquisition are not realized when and as expected; risks relating to the uncertainty of the projected financial information with respect to BEN; uncertainty regarding and the failure to realize the anticipated benefits from future production-ready deployments; the attraction and retention of qualified directors, officers, employees and key personnel; our ability to grow our customer base; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; and the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

Media Contact

Amy Rouyer

P: 503-367-7596

E: amy@beninc.ai

Investor Relations

Susan Xu

P: 778-323-0959

E: sxu@allianceadvisors.com

Exhibit 99.2

Brand Engagement Network, Inc.

Q4 2024 Earnings Call Script

Thursday, March 27, 2025 at 2 PM PT / 5 PM ET

Participants:

●	Paul Chang – CEO
●	Walid Khiari – CFO & COO
●	Susan Xu – Alliance Advisors IR

Operator Intro:

Welcome to the Brand Engagement Network fourth quarter and full-year 2024 results conference call and webcast. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be an analyst question-and-answer session. Please be advised that today’s conference is being recorded. I would now like to hand the conference over to Brand Engagement Network Investor Relations, Susan Xu (pronounced “Zoo”). Please go ahead.

Susan Xu:

Thank you operator, and good afternoon everyone. Welcome, and thank you for joining BEN’s Q4 and full-year 2024 earnings conference call. Joining me on the call today are CEO Paul Chang and CFO & COO Walid Khiari.

The company’s Q4 financial results were disseminated prior to this call and are available on the Investors Relations website at www.investors.beninc.ai.

During this call, we’ll make forward-looking statements, including statements about our business outlook, strategies and long-term goals. These comments are based on management’s plans, predictions and expectations as of today, which may change overtime.

The company’s actual results could differ materially due to a number of risks and uncertainties. For more information about the risks and uncertainties involving forward-looking statements and factors that could cause actual results to differ materially from those projected or implied by forward-looking statements, please see the risk factors set forth in BEN’s most recent annual report on Form 10-K, as supplemented by the Risk Factors in its most recent quarterly report on Form 10-Q. Forward-looking statements represent management’s current estimates, and the company assumes no obligation to update any forward-looking statements in the future.

As a reminder, this call is being webcast from the Investor Relations website. An audio replay will be available on the website in a few hours.

With that, I’ll now turn it over to Paul to share our Q4 update. Over to you, Paul.

BNAI Q4 2024 Earnings Call Script | 1

Paul Chang:

Thank you Susan. Good afternoon, and thank you all for joining us today.

Before we delve into our quarterly updates, I want to address the broader AI landscape and the recent turbulence sparked by DeepSeek. Their rapid rise has raised awareness on AI training and run costs, scalability, and market dominance, triggering both excitement and volatility in the market. While DeepSeek’s open-source model is making headlines, it reinforces what BEN has long championed since the beginning — AI doesn’t have to rely on massive, expensive, GPU-heavy infrastructure to be effective.

Last July, we demonstrated how Small Language Models, RAG, and industry-specific training can create a scalable and secure AI platform at a fraction of the cost. Unlike many large-scale AI systems that rely on costly, difficult to procure, energy-intensive GPUs, BEN’s platform can run efficiently on CPUs. This smaller computational footprint makes our AI more accessible, affordable, and scalable, enabling businesses of all sizes to leverage it without expensive infrastructure. BEN’s approach and architecture also gives businesses the full control of the customers’ AI experience while integration with legacy applications enables the automated processes that truly drive efficiency and enhanced customer engagement.

This brings me to another critical issue shaping the AI industry—data privacy and security. The concerns surrounding DeepSeek are not just about AI dominance but also about where and how user data is stored and used. Lawmakers and consumer advocates have raised alarms about foreign access to personal information, and the U.S. government is now considering banning DeepSeek AI on government devices due to national security risks.

At BEN, we’ve prioritized data security from day one. Our AI platform operates within a closed-loop system, ensuring user data remains protected and never enters public training sets. This security-first approach has led us to provide key insights to CA Assemblymember Carl DeMaio on his proposed bill AB 364 to strengthen consumer data protections. The bill would require AI and social media platforms to disclose where user data is stored, mandate explicit user consent, and prohibit foreign-controlled entities from handling sensitive healthcare, financial, and geolocation data.

This commitment to security and efficiency has guided our work at BEN, and we continue to see strong traction across key verticals.

In Q4, we reached two major milestones that position BEN for further growth in the automotive sector. First, we signed an agreement with Michiana Chrysler, Dodge, Jeep & Ram making them our first pilot dealer in the automotive sector. Since they already use Dealer.com software — which is fully integrated with our AI platform—this partnership allows us to seamlessly deploy our AI-powered agent, enhancing customer engagement and streamlining dealership operations. This integration allows dealerships using Dealer.com to leverage BEN’s human-like AI agents across their websites, apps, web browsers, and life-size kiosks. We anticipate the AI agents will go live in Q2, marking a significant step forward in our expansion into the automotive sector and demonstrating the value of our scalable AI-powered solutions in high-volume, customer-facing environments.

BNAI Q4 2024 Earnings Call Script | 2

Beyond our progress in automotive, we continue to execute on our broader strategic vision. Last October, we announced our agreement to acquire Cataneo, a leading media technology company based in Germany. This acquisition is a key part of our strategy to expand BEN’s AI capabilities into global media and advertising, integrating our secure, scalable AI with Cataneo’s Mydas platform to enhance customer engagement and streamline ad sales and inventory management. We’ve made steady progress, and Walid will provide further details on the current status.

Looking ahead to 2025, we believe BEN is well-positioned for continued growth in our target Healthcare/Life Sciences industry as well as new markets we are entering. Our potential national-chain clients appear interested to deploy BEN’s AI Agents for mission critical tasks such as educating the public on the benefits and safety of vaccines as part of an outreach campaign. The key advantages are that the consumers will only be provided information from trusted, validated sources and the campaign can scale effortlessly reaching consumers at every corner of the country. Such campaign is designed to increase our customers’ revenues while significantly reducing the costs to run and manage the campaign.

We’d like to thank our shareholders and partners for their ongoing support, and we look forward to keeping you updated on our progress this year.

Now, let’s turn it over to our CFO and COO, Walid Khiari, who will walk us through our financial results for the fourth quarter.

Walid:

Thank you, Paul.

I appreciate this opportunity to introduce myself to our audience and shareholders, provide a brief financial update, and share my perspectives on our M&A strategy and the announced acquisition of Cataneo.

****************

I joined the Company in November after a 20-year career in financial markets, including 15 years as a technology investment banker working with software companies in Silicon Valley and across the world.

BNAI Q4 2024 Earnings Call Script | 3

What drew me to the Company is its highly specialized IP portfolio focused on conversational AI: 20+ patents issued (with another 20 or so pending) all focused on advancing AI-human interaction. This includes innovations in user identification, personalization, image and video processing, human-like interaction and gesture generation.

From this IP portfolio, BEN has built B2B2C solutions in the form of AI agents that can interact with their audiences in a human-like fashion.

These AI agents can help transform consumer engagement and elevate customer experience.

Each AI agent is uniquely designed for its specific business environment and use case, ensuring that elements such as voice, tone, cadence, and language, and even visual appearance in multimodal applications align seamlessly with a business’s identity and goals.

Ultimately, our AI agents serve as digital extensions of the brands they represent, aiming to provide businesses with the adaptability and scale to enhance engagement with their audiences.

****************

For BEN, 2024 was about investing in product development and refining our go-to-market strategy.

Q4 saw the Company continue to streamline its operations and rationalize its investments.

We’ve continued to invest in our team in Seoul, Korea, which we see as a competitive advantage for BEN.

Indeed, BEN has historical roots in Korea since our AI IP originally came from Korea University, which gives us access to strong local AI talent.

A significant financial update at year-end was the write-off of $13.475m related to our exclusive reseller agreement in the automotive space, pursuant to our termination of that agreement.

Let me explain: BEN previously issued shares of common stock to an automotive reseller pursuant to the Reseller Agreement.

The fair value of those shares at the date of issuance was $13.475m and was deferred on the balance sheet as a customer acquisition cost.

That asset was to be accounted for as a reduction in transaction price as the Company transfers services to the reseller over the term of the Agreement.

In anticipation of terminating the Reseller Agreement, the Company performed an impairment analysis and concluded that the entire asset was impaired given there would be no future revenue associated with the Reseller Agreement upon termination.

BNAI Q4 2024 Earnings Call Script | 4

2025 is and will continue to be about execution.

****************

As it relates to our M&A strategy, we are in the process of acquiring Cataneo, a transaction that was announced at the end of Q3.

It can take time to do things well. To that end, we agreed to an extension with the shareholders of Cataneo at the end of January, and have already made two installment payments.

We aim to close the acquisition in Q2.

I would like to take this opportunity to share some perspectives on our M&A strategy and explain how Cataneo fits into it.

Starting with what BEN is.

BEN is an acronym. It stands for Brand Engagement Network.

The most important letter of that acronym is E, for Engagement.

Our goal is to become the Engagement AI platform, helping companies truly engage with audiences and go beyond simply advertising to them.

Cataneo is a core building block of this strategy.

Based in Munich, Germany with a global footprint, the Company’s flagship product is a software platform which provides a single plain of glass for advertisers and advertising agencies to schedule, operationalize, invoice ads and manage ad inventory.

Simply put, we at BEN view Cataneo as the “ERP software of the Ad industry”.

We believe that Cataneo’s 20-year+ tenure and reputation in the Advertising industry matched with BEN’s dedicated Engagement AI capabilities can become a strong combination for advertisers and ad agencies worldwide to create an engaged connection with their audiences.

With this first combination, BEN aims to lay the first digital brick of the new “AI Advertising Tech Stack” – a stack which we intend to continue building on through both organic product development work and thoughtful acquisitions.

In the field, we’ve expanded our partnership with Vybroo (a Mexican technology firm specialized in audio messaging strategies) and Grupo Siete (a large Mexican media company) to extend our AI-powered engagement solutions to Latin America and Europe. These initiatives highlight AI’s transformative role in media and advertising, aligning with our long-term vision.

We look forward to expanding our efforts globally, forging new partnerships, and continuing to innovate at the intersection of AI and advertising. We’ll share more updates on our progress during our Q1 call.

Thank you. Now, I’d like to turn it back over to the operator for Q&A.

**Q&A Begins**

BNAI Q4 2024 Earnings Call Script | 5

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 10-K
_________________________
(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the annual period ended December 31, 2024
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________
Commission file number 001-40130
_________________________
Brand Engagement Network Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	98-1574798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave PO Box 1045 Jackson, WY	83001
(Address of Principal Executive Offices)	(Zip Code)
(307) 757-3650
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. ☐ Yes ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. ☐ Yes ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒   No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).
Yes ☒   No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C.7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).
Yes ☐   No ☒
Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 28, 2024, based on the $3.45 closing price as of such date was approximately $33.4 million.

As of March 27, 2025, 42,274,461 shares of the Issuer’s common stock, $0.0001 par value per share, and 16,440,962 public warrants representing the right to acquire one share of the Issuer’s common stock for $11.50, were issued and outstanding.
Documents Incorporated by Reference
None.

BRAND ENGAGEMENT NETWORK INC.
Form 10-K
For the Year Ended December 31, 2024

Brand Engagement Network, BEN, our logo and our other trademarks or service marks appearing in this report are the property of Brand Engagement Network Inc. Trade names, trademarks and service marks of other companies appearing in this report are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this report are without the ®, ™ or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Unless otherwise indicated, “Brand Engagement Network,” “BEN,” “the Company,” “our,” “us,” or “we,” refer to Brand Engagement Network Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “target,” “will” or “would” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our ability to develop and attain market acceptance for our products and services;

●	our ability to maintain the listing of our securities on Nasdaq and to regain compliance with Nasdaq listing standards;

●	the attraction and retention of qualified directors, officers, employees and key personnel;

●	our need for additional capital and whether additional financing will be available on favorable terms, or at all;

●	the lack of a market for our Common Stock and Public Warrants and the volatility of the market price and trading price for our Common Stock and Public Warrants;

●	our ability to meet the conditions to close, including the raising of sufficient financing to fund our pending acquisition (the "Cataneo Acquisition") of Cataneo Gmbh ("Cataneo"), our ability to pay down payments in accordance with the Purchase Agreement and our ability to integrate and realize the anticipated benefits of the Cataneo Acquisition;

●	the impact of lawsuits and other litigation matters on our business, including the AFG Lawsuit (as defined below).

●	our limited operating history;

●	the length of our sales cycle and the time and expense associated with it;

●	our ability to grow our customer base;

●	our dependency upon third-party service providers for certain technologies;

●	competition from other companies offering artificial intelligence products that have greater resources, technology, relationships and/or expertise;

●	our ability to compete effectively in a highly competitive market;

●	our ability to protect and enhance our corporate reputation and brand;

●	our ability to hire, retain, train and motivate qualified personnel and senior management and our ability to deploy our personnel and resources to meet customer demand;

●	our ability to grow through acquisitions and successfully integrate any such acquisitions;

●	our ability to grow through acquisitions and successfully integrate any such acquisitions, including our pending acquisition of Cataneo;

●	the impact from future regulatory, judicial, and legislative changes in our industry;

●	increases in costs, disruption of supply or shortage of materials, which could harm our business;

●	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

●	our future financial performance, including the ability of future revenues to meet projected annual bookings;

●	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

●	our ability to generate sufficient revenue from each of our revenue streams; or

●	other risks, uncertainties and factors set forth in this Annual Report on Form 10-K, including those set forth under the section titled “- Risk Factors.”

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this Annual Report on Form 10-K. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PART I
Item 1. Business

Overview

We are a generative AI ("GenAI") company specializing in conversational AI solutions. Through our secure, human-like AI agents ("AI Agents"), available in different modalities, we seek to transform consumer engagement and elevate customer experience, productivity, and business performance. Our AI Agents are built on 16+ advanced AI modules spanning perception, understanding, and response, with advanced capabilities in natural language processing ("NLP"), multisensory awareness, sentiment and environmental analysis, and real-time individuation and personalization. Our conversational AI solutions are tailored to meet the unique needs of our business customers - from AI Agent customization in look, sound, and feel, to conversation design, business system integration, and cross-platform execution.

We were originally formed in 2018 with the intention of disrupting the traditional mailing system through a uniquely secure, personalized electronic communication network. Although we still seek the same core goal of giving consumers more control over their data, we have refocused our product development on secure and personalized communications between customers and businesses with the new vision of enabling more meaningful interactions and engaging experiences. In 2023, we consummated our acquisition of DM Lab Co., LTD (“DM Lab”), through which we acquired our first AI Agent prototype. Today we are piloting a scalable and configurable platform that creates, deploys and manages human-like AI Agents, where each assistant is tailored for a specific intended purpose and trained on approved data provided by our customers.

Our initial focus has been on our healthcare and automotive applications for our AI Agents. We continue to pursue these verticals, developing and implementing our conversational AI solutions to help bridge resource gaps, enhance efficiencies, and enrich decision-making. Recognizing the broader potential of AI-powered engagement, we have expanded our development focus into advertising and media, introducing conversational AI to transform brand messaging into interactive, dynamic experiences that deepen consumer engagement. By continuously refining our technology and expanding its applications, we aim to redefine human-AI interaction across industries.

We aim to ensure our AI solutions operate effectively across cloud, on-premises, and hybrid environments, supporting seamless integration with our customer's systems, which includes advancing our technology to deploy our multimodal AI Agents within native apps, kiosks, and software development kit integrations. We believe that by focusing on the intersection of personalization, customization, and configuration, we can push the boundaries of AI, delivering a versatile and multi-capable agentic solution that enhances value for both businesses and their customers.

As a pre-revenue business, revenue generated in 2023 and 2024 was minimal, and we generated minimal revenues in 2022, which were attributable to beta testing of a mobile advertising platform under an exploratory business model that was discontinued. In November 2023, we obtained our first customer in the healthcare industry through our entry-level community cloud AI Agent offering. In 2024, we broadened our customer base by launching AI Agent pilots with five additional healthcare companies. Alongside these pilots, we formed commercial partnerships with two healthcare technology companies and an audiovisual media branding company to expand awareness, sales opportunity, and technological capabilities internationally.

We offer a customizable human-like AI Agent that can enhance customer engagement while delivering a secure, consistent and effective message for vertically-focused end markets. We aim to connect to clients' real time data systems for access to customer specific files, accounts and records to provide meaningful personalized information to our clients' customers from an approved data set, while maintaining compliance with applicable privacy and data protection laws and regulations. Additionally, we will seek to offer tools to help our clients' customers manage their personal data and conversations.

Our AI Agents seek to emulate a discussion between the customers of our clients and our AI Agents as a way of enhancing the user experience by creating a more meaningful interaction. Our platforms are designed to quickly train and deploy the AI Agents into customer defined environments on multiple device types and engagement modes on the Web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks. By "meeting the consumers where they are" and allowing interactions to occur on their preferred devices, our applications can be more easily and broadly adopted by the market. Furthermore, we aim to integrate with our customers' business backend systems, such as customer relationship management, enterprise resource planning, and Internet of Things (“IoT”) systems within our full-stack. In addition, by providing customers a human-like interface and a secure environment through multi-model communication, we believe we are able to deliver scaled solutions for industries impacted by labor and cost burdens and whom have a desire to increase engagement with their customers.

AI Agents. We have assembled our technology components to create an integrated AI Agent that enables us to provide a seamless consumer-facing experience for our clients complete with our proprietary configurable safety and security features. Our customizable AI Agents are integrated into our clients' environment and train on their internal data to provide a broad array of customer service and education solutions for our clients' interactions with their current and potential customers. Our AI Agents are designed to work with several existing large language models (“LLMs”), including Anthropic LLM and Llama 2 LLM to configure and personalize our AI Agents' responses to consumer inquiries to create client-specific solutions. We believe in the benefits of small footprint LLMs that work in tandem with other data retrieval and data processing techniques that seek to ensure a safe environment as well as minimize the required computations needed to achieve a human-like experience. Our AI Agents can change their dialogue, conversation design, personality and appearances based on the specific needs of our customers and the consumer environments in which they operate. Our AI Agents can be offered to our clients' customers through mobile apps, desktops or laptops, as well as through in-store life-size kiosks and SDK integrations and are designed to be deployed in a fully ringfenced environment.

Differentiation Through Configurable Safety and Security. We believe the primary differentiation of our AI Agents is the ability to reduce bias and minimize "hallucinations," filtering for inappropriate inputs and responses and managing customer identity resolution. We implement retrieval-augmented generation, a process of optimizing the output of a LLM, so it references an authoritative knowledge base outside of its training data sources before generating a response, and focus on embedding techniques for retrieval. We utilize pre-trained foundation models, which we do not train ourselves, and augment such models with our carefully curated knowledge bases. Our belief in our ability to reduce bias and minimize hallucinations is based on:

●	High-Quality Knowledge Base: We maintain a carefully vetted and regularly updated knowledge base to provide accurate, current information. The information is generally provided to us by our clients who utilize their own experts in their corresponding fields.

●	Sophisticated Retrieval Mechanisms: Our retrieval system is designed to find the most relevant and reliable information for each query.

●	Careful Curation of Retrieved Information: We prompt the foundation model to base its responses primarily on the retrieved information, reducing the likelihood of generating unfounded statements.

●	Uncertainty Communication: We implement prompting strategies that encourage the model to express uncertainty when retrieved information is insufficient or ambiguous. Our prompting strategies are triggered whenever our systems detect that the safety threshold is too low.

Additionally, we expect to implement data anonymization techniques to safeguard against proprietary data leakage to third-party LLMs. Our platform has been designed with a "middle layer" that performs these configurable safety functions without inducing delay in the overall experience. If desired, the responses will only come from a select dataset that has been ingested while still providing a natural conversation to the user with appropriate natural language responses. In addition, all conversations or sessions can be transcribed and further analyzed to audit the system and the dialogues for continuous monitoring of the configurable safety and security protocols of our platforms.

Customization, Configuration, and Optimization. Our AI Agents can enable substantial variations in customer experiences. ASR, TTS, and NLP can be tweaked for tone, cadence, personality, emotions and other auditory features. The voices used in our AI Agents can be matched with broad variations of agent appearance design with customized ethnicity, skin tone, facial features, and other physical attributes. AI Agents can be dressed in broad variations of outfits appropriate for the application, such as a nurse's scrubs, auto repair uniform, formal business attire, casual-friendly attire, and other profession-appropriate attire. NLP can be configured to provide various levels of responses appropriate for the audience, including comprehensive, detailed, and technical responses to assist a doctor or a nurse or concise responses using commonly spoken vocabulary to assist a consumer.

Deployment. Our modular architecture enables source data to be ingested for training and response generation in a few hours through a standardized data interface. Once a dataset has been ingested by the application, dialogue management can begin with several tactics and methods to reduce the learning period of the AI Agent. Our unique approach of using statistical methods combined with more intuitive methods can accelerate the training of our AI Agents significantly. The deployment of the AI Agent "meets our customers where they are" by having a combination of cloud-based, server-based and local-device-based functionality. Deployments of our AI Agents can be completely optimized to take advantage of the dataset, solution environment, device hardware and operating systems and existing IT infrastructure. Furthermore, our AI Agents are designed to be quickly deployed into customer defined environments on multiple device types and engagement modes on the web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks.

Use Cases. We have recently debuted the following use cases for our AI Agents, which we intend to pilot with our customers:

Automotive Assistants:

●	Web AI Agent: A solution for transforming the online experience for dealership customers. By understanding customer needs and preferences, our AI Agent works in tandem with the sales team to provide enhanced customer experiences online that carry through to the dealership.

●	In-Vehicle Experience: Connecting directly with vehicle data, mobile application, and contextual information to provide drivers with engaging experiences, providing relevant and meaningful engagement opportunities from automotive vertical participants.

●	Sales AI Agent: Available on life-size kiosks, and offers uniformity and personalization to each customer through an intuitive interface. This integration ensures a smooth transition from online browsing to in-person dealership experience.

●	Service AI Agent: Designed to enhance the way customers interact with automotive service departments by combining proprietary cutting-edge AI and an intuitive interface to deliver enhanced customer service experiences for consumers requiring vehicle maintenance, booking appointments and those who want to learn more about service options and service programs.

●	Technician AI Agent: Offering real-time guidance, know-how and information to automotive technicians, safeguarding original equipment manufacturer (“OEM”) compliance and serving as a vital partner in the garage.

Healthcare Assistants:

●	Drug Adherence AI Agent: Providing educational assistance to patients concerning newly prescribed or existing medications, including administration methods, with the goal of driving drug adherence and improving disease management.

●	Vaccine AI Agent: Providing vaccine education and scheduling assistance for seasonal vaccines like the flu and COVID-19, as well as age-related vaccines such as human papillomavirus, herpes simplex virus and shingles and other potential vaccines.

●	Health Insurance AI Agent: Supporting healthcare insurance, Medicare Advantage, information, and decision support.

●	Chronic Disease Management AI Agent: Designed to support chronic disease management, with a current focus on type 2 diabetes, rheumatology, and behavioral health.

In the future, we expect to increase the number of use cases for our AI Agents in the automotive and healthcare markets, as well as in new markets to which we intend to expand, such as financial services.

The AI Industry

We operate within the generative AI industry, a rapidly advancing segment within the broader AI market, positioned at the intersection of machine learning, deep learning, and natural language processing. Our conversational AI solutions allow us to target a total addressable market that is estimated to be worth $10 billion and is poised to grow to $47 billion1 by 2030, as substantiated by third-party industry reports and comprehensive studies related to our target sectors.

The growing adoption of generative AI is being driven by the pursuit of cost reduction, value enhancement, differentiated customer engagements and operational efficiency benefits that we believe are not available to organizations through legacy solutions. There are a number of trends that are impacting the rate of adoption and facilitating changes to the ways organizations manage their technology infrastructure. These key trends include:

Agentic AI. We believe the landscape of GenAI has evolved, shifting from knowledge-based tools like AI chatbots and co-pilots to GenAI-enabled agents capable of executing complex, multi-step workflows. These "agentic systems" can complete tasks autonomously and interact dynamically with their environments. Deloitte2 projects that in 2025, 25% of organizations leveraging GenAI will launch agentic pilots, with adoption expected to reach 50% by 2027. While multi-capable AI agents are not new, this trend reflects a broader industry recognition of AI's potential to move beyond single-function responses toward more sophisticated, autonomous assistance.

Growing Acceptance of AI. According to a study conducted by McKinsey3, 72% of businesses have employed some kind of AI and 65% have utilized GenAI, specifically, in at least one business function during 2024. The study also suggested that 67% of respondents expect their organizations to invest more in AI in the next three years with analytics AI and GenAI being the likely recipient segments of this investment. Organizational experimentation of GenAI is also increasing according to a study published by Deloitte4, which found that 68% of represented organizations had more than ten proof-of-concepts currently being pursued as of September 2024. Awareness is also permeating throughout organizations according to another study published by McKinsey5, which indicated that nearly all employees (94%) and C-suite leaders (99%) had some familiarity with GenAI as of 2024. Additionally, demographic studies reveal that 62% of "Millennials", 50% of "Gen Z", and 22% of "Baby Boomers" report high levels of expertise with AI.6 These studies speak to the increasing pervasiveness of AI in organizations and the widespread proliferation of its adoption and acceptance across the population.

1 https://www.statista.com/statistics/1552183/global-agentic-ai-market-value/
2 https://www2.deloitte.com/us/en/insights/industry/technology/technology-media-and-telecom-predictions/2025/autonomous-generative-ai-agents-still-under-development.html
3 https://www.mckinsey.com/capabilities/quantumblack/our-insights/the-state-of-ai#/
4 https://www2.deloitte.com/content/dam/Deloitte/us/Documents/consulting/us-state-of-gen-ai-q4.pdf
5 https://www.mckinsey.com/capabilities/mckinsey-digital/our-insights/superagency-in-the-workplace-empowering-people-to-unlock-ais-full-potential-at-work#/
6 https://www.mckinsey.com/capabilities/mckinsey-digital/our-insights/superagency-in-the-workplace-empowering-people-to-unlock-ais-full-potential-at-work#/

Trust, Security & Reliability. As organizations increasingly experiment with and adopt GenAI, they have become more aware of its potential risks and challenges. Among the top barriers to adoption. Deloitte7 reported in 2025 that 29% of organizations cite a loss of trust due to bias, hallucinations, and inaccuracies, while 35% highlight concerns over errors with real-world consequences. Similarly, McKinsey's8 research underscores these apprehensions, revealing that in 2024 51% of U.S. employees are concerned about cybersecurity risks, 50% about inaccuracies, 43% about personal privacy, and 40% about intellectual property infringement.

Ethical and Regulatory Change. The growing pervasiveness of AI technologies, including generative AI and data collection efforts, have spurred greater ethical and regulatory consideration over the potential privacy, bias and fairness implications inherent to the deployment of such technologies. Governments and regulatory bodies are introducing frameworks and guidelines to ensure responsible AI deployment and data privacy and protection. A study published by Deloitte9 in 2025 indicated that regulatory compliance concerns stand as the most significant barriers for businesses considering development and deployment of GenAI tools and applications. Addressing these ethical and compliance aspects is crucial for organizations to build trust with their customers, partners, and stakeholders, and to avoid or mitigate potential risks associated with noncompliance whether intentional or unintentional.

Timely, Personalized Experiences. We believe consumer satisfaction in business interactions hinges on the timely fulfillment of consumer needs, the consistency of these interactions and a preference for highly-personalized experiences. Gartner10 has previously reported that organizations that focus on personalization can expect 16% more commercial outcome impact. Research conducted by McKinsey indicated that 71% of consumers expect personalized interactions, and 76% of consumers experienced dissatisfaction when offerings did not achieve it.

Multimodal World. Beyond text, the internet has become a vast repository of multimedia information in the form of images and videos. It is now second nature for us to freely capture and use images and videos as part of our queries, in addition to traditional text and voice interactions. McKinsey suggests that the current investment landscape in generative AI is heavily focused on text-based applications such as chatbots, virtual assistants, and language translation. It is projected that at least one-fifth of generative AI usage will derive from multimodal interfaces. A recent survey investigating customer engagement revealed that four out of five individuals preferred a multimodal experience over a text-based interaction.

Integration of Emerging Technologies. Digital transformation efforts are increasingly focusing on the seamless integration of emerging technologies beyond generative AI. These include technologies like blockchain, cloud management and computing, and the IoT. The strategic integration of these emerging technologies into existing infrastructure and processes is a critical aspect of future-proofing organizations and ensuring they stay at the forefront of technological advancements. As these emerging technologies gain broader acceptance and are further integrated into the world's digital infrastructure, we expect the adoption of AI to be empowered and accelerated. Significant growth is projected in these technologies according to various industry studies: Statista forecasts that there will be over 29 billion IoT-connected devices globally by 2030, while Gartner estimates that by 2025, more than 95% of new digital workloads will be deployed on cloud-native platforms, a significant increase from the 30% observed in 2021. These statistics underscore the accelerating pace of technological adoption and the critical role of integration in driving successful digital transformations, which we believe will further the adoption of AI.

Our Core Strengths

Versatile Applications and Customizable Designs that are Industry-Agnostic. We believe our AI Agents will be deployable across multiple differing industry verticals, regardless of whether a business leverages public or private cloud services, localized or hybrid environments. Whether in the automotive, healthcare or other industries or other developing markets, our AI Agents have been designed to deploy and integrate with our customers' businesses regardless of industry or internal infrastructure. We believe our broad scope of application allows us to be nimble and respond to developing trends with our end-users and other potential customers, without having substantial delays and costs when entering emerging markets.

7 https://www2.deloitte.com/content/dam/Deloitte/us/Documents/consulting/us-state-of-gen-ai-q4.pdf
8 https://www.mckinsey.com/capabilities/mckinsey-digital/our-insights/superagency-in-the-workplace-empowering-people-to-unlock-ais-full-potential-at-work
9 https://www2.deloitte.com/us/en/pages/about-deloitte/articles/press-releases/state-of-generative-ai.html
10 https://www.gartner.com/en/executive-guidance/impact-of-personalization

Customizable solutions delivering personalized experiences. We believe every engagement with a customer is unique and personalized. Although our AI Agents are designed to allow for consistent and brand-cohesive communication, our short-term and long-term memory design and proprietary secured-identity protocol can enable individualized experiences based on an understanding of the individual that changes with time. Our secure, private, prompt design can contextualize our human-like response generation with client-approved and validated data sets. In this way, each human-like AI Agent is designed to be unique to and aligned with the brand of our clients.

Adaptive analytics and machine learning driving speed to deployment. We believe the ability of our AI Agents to be trained to the data of our clients in short periods of time in an automated fashion will be a significant driver of our ability to deploy our platform quickly and efficiently. We believe we are capable of navigating substantial data demands through our pre-processing, remote streaming and sequential linking foundations. Fueled by cutting-edge analytics and machine learning, we believe our AI Agents are capable of processing vast volumes of data within the business environment of our customers. Leveraging our advanced analytics capabilities, we designed our AI Agents to provide actionable insights to businesses in real-time.

Experienced and passionate management team with a deep understanding of AI. Our seasoned management team has a proven track record of spearheading innovation in hardware, software and business processes across various sectors. We believe that our collective passion for AI, combined with our diverse expertise, positions us to succeed in an industry that is driving what we believe is a monumental generational shift in the delivery of new AI products.

Our Growth Strategies

New Customer Acquisition Leveraging Direct and Channel Sales Strategy. We aim to expand our customer base by leveraging both direct sales force efforts and strategic channel partnerships. By forging agreements with strong industry partners, such as IntelliTek in healthcare, we streamline access to new customer prospects and unlock new market opportunities. We plan to seek additional partnerships with channel sales providers across our current verticals to organically grow revenues and expand familiarity with our products and brand.

"Land & Expand". We see significant growth potential and margin expansion opportunities in the automotive, healthcare, and financial services sectors in the medium- to long-term. Our strategic approach involves initially establishing customer relationships through our AI Agents and, over time, expanding these relationships to introduce additional offerings that meet our customers' evolving needs.

Product and Verticals Expansion. We are developing a strong pipeline of innovative future developments that we believe will not only augment our AI Agents but also enrich business applications, products, and platforms that adopt our embedded solutions. We believe maintaining a strong pipeline will facilitate new offerings that we can deliver to our business customers. As we penetrate our current vertical markets and diversify our product portfolio, we also intend to explore adjacent verticals to drive revenue expansion.

Additional Collaborations with Leading Universities. Collaborations with universities such as our research agreement with Korea University expand upon our efforts to improve our existing technologies, produce new offerings, and we believe such efforts will accelerate our entry into new customer verticals by partnering with leading AI development and research professionals across the globe. These collaborations catalyze the advancement of our technology and provide invaluable access to high caliber talent, varied perspective, and the exploration of uncharted technological territory in a manner that we believe differentiates us from our competition.

Agreement to Acquire Cataneo. On October 29, 2024, we entered into the Share Purchase and Transfer Agreement, as subsequently amended by the Addendum, to acquire all of the outstanding equity interests of Cataneo. Cataneo is a leader in media technology, offers an all-in-one solution for ad sales, inventory management, and campaign optimization. Cataneo assists broadcast and entertainment companies streamline operations, increase revenue, and enhance audience engagement. We are currently working to complete the acquisition with Cataneo. If we close the transaction, we aim to expand our product offerings and to integrate our AI Agents with Cataneo's offerings to deliver even greater value to Cataneo's brands and customers.

Current Target Verticals

Below are summaries of key end-markets that we believe illustrate both immediate and long-term potential for our product offerings:

Healthcare

We believe our platform can offer a solution for human-error and burnout across healthcare offerings by taking on a customer-facing role that removes the burden of certain administrative tasks from physicians and other healthcare professionals. The healthcare vertical is comprised of more than 145,000 organizations. Segments within this domain include outpatient care facilities (48,000+), urgent care facilities (11,000+), physician group locations (18,000+), hospitals

(6,000+) and dentist offices (65,000+). Organizations within healthcare segments and business functions within those organizations typically operate in silos, which leads to disparate systems that undermines data interoperability. Patient forms, visitation notes and employee shift notes are examples of administrative duties undertaken by healthcare staff that are demanding and often manual in nature. Manual inputs are prone to human error, which compounds across fragmented and exhausted systems. According to Deloitte, 25% of all U.S. health care expenditure is wasted on administrative complexity, pricing failures and poor care delivery. Burnout and global deficits in skilled medical labor represent significant risks to care facilities and medical centers. Deloitte reported that 42% of physicians experienced burnout and the deficit of global skilled professionals will grow to 12.1 million by 2035. We intend to target key customers in the healthcare industry and sub-industries, such as hospitals/care providers, health insurance companies, pharmaceutical manufacturers/retailers, clinician assistance and education, medication adherence, health and wellness and certain third-party administrators who support those organizations with various products and services.

Automotive

Although there is less fragmentation in the new car dealership and insurance provider segments, these segments are also subject to changing consumer preferences towards digitally enabled touchpoints and industry-wide rising cost pressures, which we believe offers a natural entry point for our platform. As of March 27, 2025, there are more than 450,000 organizations operating in the automotive industry globally. This figure encompasses 280,000+ service centers, 151,000+ used car dealerships, 18,000+ new car dealerships and 500+ insurance providers. The used car dealership and service center segments are fragmented. This fragmentation has propagated data disparity across segment participants and led to slow adoption of emerging technologies and analytics capabilities. In turn, this has facilitated a gap between the changing preferences towards digitization, and legacy offerings. This was evidenced in a study by McKinsey, which revealed that 95% of used-car searches were instigated online. In a separate study, McKinsey noted that more than 80% of respondents use online sources during the purchase-consideration period of new vehicle sales.

Advertising

The advertising landscape has evolved significantly in recent years, shifting from broad "spray and pray" approaches to more data-driven "pay and hope" strategies. At the core of this transformation is the drive for personalization and greater relevance to target audiences. However, this pursuit of individuation has led to widespread consumer data and privacy violations, eroding trust among both consumers and the organizations delivering branded messages. Beyond privacy concerns, advertisers also face challenges in attribution, with limited access to reliable insights on whether their messages actually reach the intended audience. This lack of transparency underscores the need for more effective methods of verifying ad placements and engagement. The U.S. advertising market is projected to reach $569 billion by 202911. Furthermore, the automotive sector is a particularly high-spending vertical. In 2023, automotive manufacturers alone invested an estimated $20.8 billion in advertising12. We believe our GenAI solutions can address these challenges-enhancing consumer data privacy and improving attribution by providing interactive engagements powered by dynamic conversational AI. We believe these solutions will mark a shift from mere consumer exposure to meaningful consumer experiences.

Financial Services

We believe we can fill much of the onboarding deficiencies faced by providers across the financial services sector by delivering a friendly, trustworthy and neutral interface that can provide comfort to customers facing delicate financial decisions. Over 227,000 organizations operate in the financial services industry. Although not exhaustive of segments operating in this vertical, this figure consists of 12,000+ FDIC and Non-FDIC insured banks, 195,000+ credit intermediaries, 16000+ asset & wealth management and 4,500+ insurance providers. Trust is a central tenant of financial services organizations in which reliability and security are essential to the delivery of value to clients. This is backed by extensive regulation, which establishes risk on industry participants to ensure compliance. The scope and complexity of traded products is exerting pressure on the reconciliation processes undertaken by asset and wealth management organizations. These processes often depend on manually integrated information from disparate sources. Insurance providers may struggle to scale efforts to digitize customer onboarding, policy binding and claims assessment. In a study by Deloitte, 54% of insurance companies investigated had not completed an upgrade to their legacy policy administration systems.

Illustrative Offering Tiers

We plan to offer our products in three tiers, varying based on the level of integration, number of customers services, concurrency of customer engagement and customization of the solutions we provided, as well as the needs of our end users.

Community Cloud. Built for small enterprises with data privacy requirements that service large customer bases. It is characterized by shared infrastructure and simple customization.

Private Cloud. Built for small-to-medium enterprises with more complex data privacy requirements that service large customer bases. This is marked by proprietary cloud infrastructure and technology.

On-Premises. Built for large enterprises with high concurrency and strict data security. This is distinguished as a full ring-fenced custom enterprise solution.

11 https://www.statista.com/outlook/amo/advertising/united-states
12 https://www.statista.com/topics/1601/automotive-advertising/#topicOverview

Sales and Customers

We leverage both a direct sales force and a channel partner strategy to drive organic customer growth. In July 2024, we entered into a commercial agreement with Vybroo, granting a non-exclusive license to market and sell our technology to its diverse client base in Mexico. In September 2024, we executed a reseller agreement with IntelliTek, providing a non-exclusive worldwide license to promote our products within the healthcare industry. We had previously sought to partner with AFG Companies, Inc. (“AFG”) to develop products for the automotive vertical. Since ending the partnership in early 2025, we have shifted our focus toward securing new partnerships to advance our automotive applications while expanding independent customer adoption efforts. In addition to healthcare and automotive, we have expanded our development focus into advertising and media. We intend to utilize additional channel partners and grow our sales team to further expand our customer base and drive revenues. We believe our customer base will primarily consist of original equipment manufacturers, car dealerships, hospitals, outpatient clinics and medical professionals, as well as insurance companies and third-party administrators, advertising agencies, and ad tech platforms. We intend to target partners whose offerings (both product and services) could be significantly enhanced or differentiated by our technology.

We have three primary go-to-market strategies: (1) partner with industry-specific solution providers to target desirable industries, (2) capture key large customers organically and through partners within industry verticals and sub-industries to leverage their brand and market positions and (3) scale our business by embedding our AI platforms with solution providers and consulting companies such that their solution offerings will include all or portions of our technology to create a differentiation.

To compete with other companies that may be larger and may have more resources, our strategy is to leverage our technological lead, which is the result of our targeted and intentional approach to meeting the needs of our key customers and partners, as well as harness operational nimbleness that enables us to react quickly to sudden shifts in industry trends. We aim to leverage our partners sales teams and their existing business relationships to scale our business. Once we have established our presence with key customers and partners, our goal is to embed our platform and technology into their existing offerings such that our partners' offerings can create a market differentiation to provide more value to their customers, generate additional revenue opportunities, pay royalties or platform fees for using our AI platforms and ultimately to provide a better customer experience.

Competitive Landscape

Our main sources of competition fall into several categories:

●	Companies with AI capabilities focused on solutions in the conversational interface, language understanding and processing;

●	Organizations offering products within our current target verticals; and

●	Legacy providers, including large technology companies with existing and fast-growing AI offerings.

The AI value stack is comprised of multiple layers including services, software & applications, models & machine learning operations, infrastructure and platforms and silicon. AI and data-driven tech platforms enabling task management and/or help desk applications are most instructive. However, infrastructure & hardware players that enable AI technologies as well as large tech names that are infusing AI to enhance their broader platform value propositions are also relevant.

Private market comparables may also be instructive, although performance metrics are generally limited. The scope of the AI market is defined by an ecosystem that addresses both horizontal and vertical solutions as well as enterprises and consumer products.

The principal competitive factors in the markets in which we operate include:

●	Accuracy and precision of NLP and natural language understanding;

●	Degree of available and seamless multimodality;

●	Flexible deployment model and cross-platform support;

●	Ease and speed of adoption and use;

●	Customization and flexibility to customer needs;

●	Individualized personalization and contextualization;

●	Data security, privacy, and regulatory compliance;

●	Extensibility of product innovation, research, and pipeline;

●	Depth of vertical expertise and specialization;

●	Scope of channel and distribution partner network;

●	Pricing, cost structures, and returns on investment;

●	Strength of sales and marketing efforts;

●	Financial and other resources and name recognition;

●	Existing customer relationships;

●	Brand salience, reputation, and level of adoption; and

●	Track records of success in complex environments.

Intellectual Property

We rely on a combination of patents, patent applications, registered and unregistered trademarks, copyrights, trade secrets, license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual measures, to protect our intellectual property rights.

As of March 27, 2025, we had 21 issued patents, including 10 U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. We also have 25 pending patent applications, including 24 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications (2 of which are in the process of being revived as a matter of unintentional abandonment), one Patent Cooperation Treaty patent application, and three patent applications in other jurisdictions. The pending U.S. patent applications, if issued, would expire between 2041 and 2044. We continually review our development efforts to assess the existence and patentability of new intellectual property.

We control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners. We also generally apply a policy requiring our employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on our behalf and under which they agree to protect our confidential information. There are a number of risks associated with our patent rights and other intellectual property rights, including whether such rights are valid, enforceable or sufficient to protect our business, products or services. See the section titled "Risk Factors-Risks Related to Intellectual Property, Information Technology, Data Privacy and Security" for a more comprehensive description of risks related to our intellectual property.

Regulation

The regulation of artificial intelligence in our target verticals and its broader application is a rapidly evolving topic amongst lawmakers and policymaking organizations. While comprehensive regulation around the existence, parameters, application and use cases for artificial intelligence remain in its early stages, we expect that the regulatory environment governing our platforms and activities will rapidly develop in the future and that a substantial amount of public and private scrutiny will be placed on artificial intelligence as a whole. Additionally, jurisdictions in which we operate and may operate in the future will likely have substantially differing regulatory regimes with which we may be required to comply. While we are unable to predict the exact impact of any new regulations on our business and results of operations, we believe it is highly likely that sweeping regulations will result in additional compliance and development costs, as well as the attention of government agencies and private organizations, which may have an adverse effect on our business and financial condition.

While regulatory regimes governing artificial intelligence broadly remain undeveloped, there are a number of existing regulations in some of our target verticals with which we may need to comply. For example, there are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information ("PII"), including health information. In particular, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its respective implementing regulations, establishes privacy and security standards that limit the use and disclosure of protected health information ("PHI"), and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Violations of HIPAA may result in civil and criminal penalties. We will be subject to HIPAA to the extent we store customer data on our system as opposed to a third-party cloud system or with our customers.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI in both healthcare and financial services. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and certain other laws, we must report breaches of unsecured PHI to our partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

In the event our platforms and applications constitute medical products, our operations may in part become regulated by the FDA and other federal and state agencies. The FDA broadly regulates the development, testing, manufacturing, labeling, packaging, storage, installation, servicing, advertising, promotion, marketing, distribution, import, export and market surveillance of our medical devices and has significant enforcement and policymaking power.

Other federal and state laws may also apply to us, including additional regulations regarding IT security, PII, deceptive trade practices in New York and California, among others. Additionally, we may be subject to the General Data Protection Regulation of the European Union and European Economic Area.

Employees

As of December 31, 2024, we had 39 full-time employees and 6 independent contractors.

Corporate Information

Our principal executive offices are located at 145 E. Snow King Ave, PO Box 1045, Jackson, WY 83001. Our phone number is (307) 757-3650. Our website is https://beninc.ai/. Information contained on or accessible through our website is not incorporated by reference into this Annual Report on Form 10-K and should not be considered a part of this Annual Report on Form 10-K.

Available Information

The Company electronically files reports with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished to the SEC are also available free of charge through the Company’s investor relations website (http://www.sanaramedtech.com/investor-relations/), as soon as reasonably practicable after electronically filing with or otherwise furnishing such information to the SEC, and are available in print to any shareholder who requests it.

Legal Proceedings

On January 16, 2025, the Company filed a lawsuit (the “AFG Lawsuit”) against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Apart from the foregoing, we are not presently a party to any other legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 1A. Risk Factors

An investment in our securities involves a variety of risks, some of which are specific to us and some of which are inherent to the industry in which we operate. The following risks and other information in this Annual Report on Form 10-K or incorporated in this Annual Report on Form 10-K by reference, including our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” should be read carefully before investing in our securities. These risks may adversely affect our financial condition, results of operations or liquidity. Many of these risks are out of our direct control, though efforts are made to manage those risks while optimizing financial results. These risks are not the only risks we face. Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also adversely affect our business and operations. This Annual Report on Form 10-K is qualified in its entirety by all these risk factors.

The risk factors summarized below could materially harm our business, operating results and/or financial condition, impair our future prospects and/or cause the price of our ordinary shares to decline. These risks are discussed more fully following this summary. Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to, the following:

●	Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.

●
Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

●	We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.

●	We have a history of losses and may not be able to achieve profitability on a consistent basis or at all.

●
We expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

●	The total addressable market opportunity for our current and future products may be much smaller than we estimate.

●	We may need additional capital, and we cannot be certain that additional financing will be available on favorable terms, or at all.

●
Our results of operations and key financial and operational metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

●	Our sales cycles may be long and unpredictable, particularly with respect to large subscriptions, and our sales efforts require considerable time and expense.

●
Our business depends on customers purchasing additional subscriptions and products from us and renewing their subscriptions. If customers do not renew or expand their subscriptions with us, our revenue may decline and our business, financial condition and results of operations may be harmed.

●
Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

●
Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.

●	We may not be able to effectively develop and expand our sales, marketing and customer support capabilities.

●	We may generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

●
If we are not able to grow, maintain and enhance our brand and reputation, our relationships with our customers, partners, investors and employees may be harmed, and our business and results of operations may be adversely affected.

●
If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

●	Changes in our subscription or pricing models could adversely affect our operating results.

●	The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.

●
We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

●	Our ability to complete the Acquisition is dependent on our ability to obtain financing on favorable terms, or at all.

●
We may be unable to successfully integrate our business with Cataneo or realize the expected benefits of the Acquisition on our expected timeframe or at all. In addition, if we choose to acquire or invest in other new businesses, products or technologies, we may be unable to complete these acquisitions or successfully integrate them in a cost-effective and/or non-disruptive manner.

●	AI is a nascent and rapidly changing technology. The slowing or stopping of the development or acceptance of AI technologies may adversely affect our business.

●	Issues in the use of AI or machine learning in our software may result in reputational harm or liability.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●
Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) could have a material adverse effect on our business and stock price.

●	Future sales of shares by existing shareholders could cause our stock price to decline.

●	The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the Public Warrants worthless.

●
We have the ability to require holders of the Public Warrants to exercise such warrants on a cashless basis, which will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash.

●	Our management does not have prior experience in operating a public company.

●	A substantial number of the Company’s Common Stock are restricted securities and as a result, there may be limited liquidity for our Common Stock.

Risks Related to our Business and Industry

We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.

As a result of our limited operating history and evolving business, our ability to forecast our future results of operations is limited and subject to several uncertainties, including our ability to plan for and model future growth. Any historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our products, increasing competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business could be adversely affected.

We have a history of losses and may not be able to achieve profitability on a consistent basis or at all.

We have incurred losses in each year since our incorporation. We incurred a net loss of approximately $33.7 million and $11.7 million in the years ended December 31, 2024 and 2023, respectively. As a result, we had an accumulated deficit of approximately $47.0 million as of December 31, 2024. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to enhance our offerings, broaden our customer base, expand our sales and marketing activities, expand our operations, hire additional employees, and continue to develop our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently, or at all, to offset these higher expenses. Revenue growth may slow or revenue may decline for a number of possible reasons, including slowing demand for our offerings or increasing competition. Any failure to increase our revenue as we grow our business could prevent us from achieving profitability or positive cash flow at all or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer and the price of our Common Stock to decline.

We expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

We have a limited number of customers in our initial pilot programs, and we expect to depend upon a small number of customers in the immediate future for a substantial portion of future revenues. Accordingly, a decline in revenue from, or the loss of, any significant customer could have a material adverse effect on our financial condition and operating results. We cannot assure that (i) subscriptions that may be completed, delayed, cancelled or reduced will be replaced with new business, (ii) the pilot customers will ultimately utilize our products and services, or (iii) the pilot customers will enter into additional contracts with us on acceptable terms or at all.

The total addressable market opportunity for our current and future products may be much smaller than we estimate.

Our estimates of the total addressable market for conversational AI are based on internal and third-party estimates as well as a number of significant assumptions. Market opportunity estimates and growth forecasts included in this Annual Report 10-K are subject to significant uncertainty and are based on assumptions and estimates. These estimates, which have been derived from a variety of sources, including market research and our own internal estimates, may prove to be incorrect. If any of our estimates prove to be inaccurate, the market opportunity for platform and products could be significantly less than we estimate. If this turns out to be the case, our potential for growth may be limited and our business and future prospects may be materially adversely affected.

We have filed a lawsuit against one of our commercial partners, and lawsuits and other litigation matters are expensive and time consuming, and, if resolved adversely, could harm our business, financial condition, or results of operations.

On January 16, 2025, the Company filed the AFG Lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attach on its own network shortly before the Reseller Agreement was executed. The results of any such lawsuits and claims cannot be predicted with certainty, and any negative outcome from any such lawsuits could result in payments of substantial monetary damages or fines, or undesirable changes to our products or business practices, and accordingly our business, financial condition, or results of operations could be materially and adversely affected.

There can be no assurances that a favorable final outcome will be obtained in all our cases, and defending any lawsuit is costly and can impose a significant burden on management and employees. Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal or in payments of substantial monetary damages or fines, or we may decide to settle lawsuits on similarly unfavorable terms, which could adversely affect our business, financial conditions, or results of operations.

Our results of operations and key financial and operational metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

Our quarterly results of operations, including cash flows, are likely to fluctuate significantly in the future. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results, financial position, and operations are likely to fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our Common Stock.

The timing of our sales cycles is unpredictable and is impacted by factors such as budgeting and appropriation cycles, varying commercial fiscal years and changing economic conditions. This can impact our ability to plan and manage margins and cash flows. Our sales cycles may be long, and it may be difficult to predict exactly when, or if, we will make a sale with a potential customer or how quickly we can move them from the "land" phase into the "expand" phase. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large sales transactions in a quarter would impact our results of operations and cash flow for that quarter and any future quarters in which revenue from that transaction is lost or delayed. In addition, downturns in new sales may not be immediately reflected in our revenue because we generally recognize revenue over the term of our subscription agreements. The timing of customer billing and payment may vary from contract to contract, including any subscription prepayments. A delay in the timing of receipt of any revenues owed to us or a default in payments on large contracts may negatively impact our liquidity for the period and in the future.

Other factors that may cause fluctuations in our quarterly results of operations and financial position include, without limitation, those listed below:

●	the success of our sales and marketing efforts;

●	our ability to increase our margins;

●	the timing of expenses and revenue recognition;

●	the timing and amount of payments received from our customers;

●	termination of one or more large contracts by customers or channel providers;

●	the time- and cost-intensive nature of our sales efforts and the length and variability of sales cycles;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations;

●	the timing and effectiveness of new sales and marketing initiatives;

●	changes in our pricing policies or those of our competitors;

●	the timing and success of new products, features, and functionality introduced by us or our competitors;

●	cyberattacks and other actual or perceived data or security breaches;

●	our ability to hire and retain employees, in particular, those responsible for the development, operations and maintenance, and selling or marketing of our software; and our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

●	changes in the competitive dynamics of our industry;

●	the cost of and potential outcomes of future claims or litigation, which could have a material adverse effect on our business;

●	indemnification payments to our customers or other third parties;

●	ability to scale our business with increasing demands;

●	the timing of expenses related to any future acquisitions; and

●	general economic, regulatory, and market conditions, including the impact of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East which may cause financial market volatility.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting. If our remediation of the material weaknesses and significant deficiencies are not effective, or if we experience additional material weaknesses or significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Prior to BEN’s merger with Prior BEN and DHC Acquisition Corp. (the "Business Combination"), BEN was a private company with limited accounting personnel to adequately execute our accounting processes and other supervisory resources with which to address our internal control over financial reporting and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. To date, we have never conducted a review of our internal control for the purpose of providing the reports required by Sarbanes-Oxley. During our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports.

In connection with the preparation of BEN's 2022 and 2023 consolidated financial statements, we and our independent auditors identified material weaknesses and significant deficiencies in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

These material weaknesses related to the following:

1	The Company has not invested the resources to properly document its risks affecting the financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system.

2	The Company, has not yet invested the necessary resources into the accounting and reporting functions in order to properly account for and prepare its US GAAP compliant financial statements on a timely basis.

3	The Company has failed to properly account for its merger with Datum Point Labs ("DPL"), specifically to obtain a historical value of the patent portfolio acquired by DPL in May 2019, since the merger was between entities under common control.

4	The Company has failed to timely obtain valuation reports for its underlying common shares or to value its equity grants in accordance with US GAAP.

5	The Company has failed to properly account for the extinguishment of certain liabilities through the issuance of common shares or through the exercise of warrants.

6	The Company has failed to properly classify the acquired developed technology from DM Lab Co., LTD ("DM Lab") as an in-process research and development asset.

Our auditor also noted the following deficiencies that we believe to be significant deficiencies. A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity's ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity's financial statements that is more than inconsequential will not be prevented or detected by the entity's internal control.

1	The Company has failed to impute interest on non-interest bearing related party advances.

2	The Company incorrectly recorded certain selling, general and administrative expenses.

3	The Company has incorrectly included certain 2023 liabilities in accounts payable at December 31, 2022.

During 2023, the Company commenced remediation efforts to address the identified material weaknesses which including hiring a Chief Financial Officer and adding additional review procedures by qualified personnel over complex accounting matters which include engaging third-party professionals with whom to consult regarding complex accounting applications.

However, we cannot assure you that these measures will significantly improve or remediate the material weaknesses and significant deficiencies described above. As of March 27, 2025, the material weaknesses and significant deficiencies have not been remediated.

We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Although we are in the process of implementing internal controls, we are in the early stages of such implementation. We cannot assure you that the measures we have taken to date will be sufficient to remediate any weaknesses in our internal controls that we may identify or prevent the identification of significant deficiencies or material weaknesses in the future. If the steps we take do not create effective internal controls in a timely manner, there could be a reasonable possibility that our internal controls will be ineffective and could result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis. If we are required to restate our consolidated financial statements in the future, we may be the subject of negative publicity focusing on financial statement inaccuracies and resulting restatement. In addition, our financial results as restated may reflect results that are less favorable than originally reported. In the past, certain publicly traded companies that have restated their consolidated financial statements have been subject to shareholder actions. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our Common Stock to decline. Further, investors' perceptions that our internal controls are inadequate or that we are unable to produce accurate consolidated financial statements may have a material adverse effect on our stock price.

Our sales cycles may be long and unpredictable, particularly with respect to large subscriptions, and our sales efforts require considerable time and expense.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the software, including, among others, such customer's projections of business growth, uncertainty about economic conditions (including as a result of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East), capital budgets, anticipated cost savings from the implementation of our software, potential preference for such customer's internally developed software solutions, perceptions about our business and software, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our software and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer's organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

As part of our sales efforts, we will invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services. In the "land" phase of our business model, we may deploy prototype capabilities to potential customers at minimal cost initially to them for evaluation purposes, and there is no guarantee that we will be able to convert these engagements into long-term sales arrangements. In addition, we currently have a limited direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration to sale of our products and services, tends to be long and varies substantially from customer to customer. Because decisions to purchase our software involve significant financial commitments, potential customers generally evaluate our software at multiple levels within their organization, each of which often have specific requirements, and typically involve their senior management.

Our business depends on customers purchasing additional subscriptions and products from us and renewing their subscriptions. If customers do not renew or expand their subscriptions with us, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our future success depends in part on our ability to sell additional subscriptions and products to customers who sign initial agreements with us, and those customers renewing their subscriptions when the contract term expires. We expect the terms of our subscription agreements will primarily be one to three years. Our customers have no obligation to renew their subscriptions for our products after the expiration of their subscription period. In order for us to maintain or improve our results of operations, it is important that our customers renew or expand their subscriptions with us. Our retention rate of customers may decline or fluctuate as a result of a number of factors, including business strength or weakness of our customers, customer usage, customer satisfaction with our products and platform capabilities and customer support, our prices, the capabilities and prices of competing products, consolidation of affiliates' multiple paid business accounts into a single paid business account, the effects of global economic conditions, or reductions in our customers' spending on AI, customer service and IT solutions or their spending levels generally. These factors may also be exacerbated if, consistent with our growth strategy, our customer base continues to grow to encompass larger enterprises, which may also require more sophisticated and costly sales efforts. These factors may also be exacerbated by unfavorable conditions in the economy. If our customers do not purchase additional subscriptions and products from us or our customers fail to renew their subscriptions, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

We rely, in part, on channel providers as a way to grow our business and customer bases. We anticipate that we will continue to establish and maintain relationships with third parties, such as channel partners, resellers, OEMs, system integrators, independent software and hardware vendors, and platform and cloud service providers.

We plan to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and we expect our channel partners to become an increasingly important aspect of our business. However, these strategic relationships could limit our ability in the future to compete in certain industry verticals and, depending on the success of our third-party partners and the industries that those partners operate in generally, may negatively impact our business because of the nature of strategic alliances, exclusivity provisions, or otherwise. We work closely with select vendors to design solutions to specifically address the needs of certain industry verticals or use cases within those verticals. As our agreements with strategic partners terminate or expire, we may be unable to renew or replace these agreements on comparable terms, or at all.

Moreover, we cannot guarantee that the partners with whom we have, or with whom we will form, strategic relationships will devote the resources necessary to expand our reach and increase our distribution. For example, we have recently terminated our Exclusive Reseller Agreement with AFG due to, among other things, disagreements involving the expenditure of necessary resources, which will require us to seek new partnerships in the automotive vertical. In addition, customer satisfaction with services and other support from our strategic partners may be less than anticipated, negatively impacting anticipated revenue growth and results of operations. We cannot assure you that our strategic partners will continue to cooperate with us. In addition, actions taken or omitted to be taken by such parties may adversely affect us. Moreover, we will rely on our channel partners to operate in accordance with the terms of their contractual agreements with us. If we are unsuccessful in establishing or maintaining our relationships with third parties, or if our strategic partners do not comply with their contractual obligations to us, our business, operating results, and financial condition may be adversely affected. Even if we are successful in establishing and maintaining these relationships with third parties, we cannot assure you that these relationships will result in increased customer usage of our products or increased revenue to us.

Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.

Our customers will require our support to resolve any issues relating to our products. Our ability to provide effective services will depend on our ability to attract, train, and retain qualified personnel with experience in supporting customers on software such as ours. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our products. Additionally, due to the rapidly-evolving nature of our products and industry, it may be difficult to hire qualified personnel with relevant experience. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. If we are unable to provide efficient deployment and support services at scale, our ability to grow our operations may be harmed, and we may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

Downturns or upturns in our sales may not be immediately reflected in our financial position and results of operations.

For revenue under any reseller agreements where we are required to recognize such revenue ratably (as opposed to on a prepaid basis),any decreases in new subscriptions or renewals in any one period may not be immediately reflected as a decrease in revenue for that period but could negatively affect our revenue in future quarters. This also makes it difficult for us to rapidly increase our revenue through the sale of additional subscriptions in any period, as revenue is recognized over the term of any such reseller agreements. In addition, fluctuations in monthly subscriptions based on usage could affect our revenue on a period-over-period basis. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our securities would decline substantially.

We face intense and growing competition for our products and services, and we may lack sufficient financial or other resources to maintain or improve our competitive positions.

The market for our products is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new platform and application introductions and improvements. We anticipate continued competitive challenges from current competitors who address different aspects of our offerings, and in many cases, many of these competitors are more established and enjoy greater resources than we do. We also expect competitive challenges from new entrants into the industry or existing large companies seeking to grow their current offerings. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate and revenue that could adversely affect our business and results of operations.

Our main sources of current and potential competition fall into several categories:

●	AI companies focused on solutions in the conversational interface, language understanding and processing;

●	organizations offering products within our current target verticals; and

●	legacy providers, including large technology providers seeking to add or scale AI capabilities.

We caution that many of our competitors may possess advantages such as higher brand visibility, lengthier operational track records, more developed and broader customer bases, larger sales and marketing budgets and teams, superior technological capabilities, a broader network of channel and distribution partners, broader geographical reach, concentrated expertise in specific vertical markets, reduced labor and research and development expenditures, more substantial and mature intellectual property portfolios, as well as significantly greater financial, technical, and overall resources for offering support, pursuing acquisitions, and innovating new products.

Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of platform or application performance or features. As a result, even if the features of our products are superior, potential customers may not purchase our offerings. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our solutions from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance or value, we may see a decrease in demand for our offerings, which could adversely affect our business, operating results, and financial condition.

Moreover, new innovative start-up companies, and larger companies that are making significant investments in research and development, may introduce products that have greater performance or functionality, are easier to implement or use, or incorporate technological advances that we have not yet developed or implemented, or may invent similar or superior technologies that compete with ours. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these platforms and applications to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we can. These competitive pressures in our market or our failure to compete effectively may result in fewer orders, reduced revenue and gross margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers' perceptions of the viability of smaller or even mid-size software firms and consequently customers' willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced operating margins, and loss of market share. Further, we may be required to make substantial additional investments in research, development, marketing, and sales in order to respond to such competitive threats, and we cannot assure you that we will be able to compete successfully in the future.

We may not be able to effectively develop and expand our sales, marketing and customer support capabilities.

We plan to dedicate significant resources to sales and marketing initiatives, which require us to invest significant financial and other resources, including in markets in which we have limited or no experience. Our business and results of operations will be harmed if our sales and marketing efforts do not generate significant revenue increases or increases that are smaller than anticipated.

We may not achieve revenue growth from expanding our sales force if we are unable to hire, train, and retain talented and effective sales personnel. We will depend on our sales force to obtain new customers and to drive additional sales to existing customers. We believe that there is significant competition for sales personnel, including sales representatives, sales managers, and sales engineers, with the requisite skills and technical knowledge. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient sales personnel to support our growth, and as we introduce new products, solutions, and marketing strategies, we may need to re-train existing sales personnel. For example, in the future, we may need to provide additional training and development to our sales personnel in relation to understanding and selling our products and expanding customer usage of our offerings over time. New hires also require extensive training which may take significant time before they achieve full productivity. New hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel to achieve desired productivity levels in a reasonable period of time or if such sales personnel are not successful in obtaining new customers or increasing sales to our existing customer base, our growth and results of operations could be negatively impacted, and our business could be harmed.

We may generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

It is likely that we will, at least initially, generate a significant portion of our revenues primarily from a few major customers, and loss of business from any such customers could reduce our revenues and significantly harm our business. One or a few customers may represent a substantial portion of our total revenues in any one year or over a period of several years.

Our ability to maintain close relationships with major customers will be essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year to year, in particular since we expect we will not have exclusive or long-term arrangements with our customers. A major customer in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to our customers, and the revenues and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual customer for a significant portion of our revenues may give that customer a certain degree of pricing leverage against us when negotiating contracts and terms of service and require us to accept prices with annual price reductions for longer term commitments. In addition, a number of factors other than our performance could cause the loss of or reduction in business or revenues from a customer, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to our technology strategy, switching to another services provider or returning work in-house. The loss of any future major customers could adversely affect our financial condition and results of operations.

If we are not able to grow, maintain and enhance our brand and reputation, our relationships with our customers, partners, investors and employees may be harmed, and our business and results of operations may be adversely affected.

We believe growing, maintaining, and enhancing our brand identity and reputation in the conversational AI, data management and analytics market is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality platforms and develop and maintain strong relationships with our customers, the community and others, while successfully differentiating our offerings from those of our competitors. Problems with the reliability or security of our products and services could damage our reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we do not successfully grow, maintain and enhance our brand identity and reputation, we may fail to attract and retain employees, customers, investors or partners, grow our business or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations and growth prospects.

We may not be able to successfully manage our growth, and if we are not able to grow efficiently, our business, financial condition and results of operations could be harmed.

As usage of our platform capabilities grow, we will need to devote additional resources to improving and maintaining our infrastructure and integrating with third-party applications. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support and professional services, to serve our growing customer base. Any failure of or delay in these efforts could result in impaired system performance and reduced customer satisfaction, resulting in decreased sales to new customers, lower dollar-based net retention rates or, the issuance of service credits or requested refunds, which would hurt our revenue growth and our reputation. Further, any failure in optimizing our spending on third-party cloud services as we scale could negatively impact our gross margins. Even if we are successful in our expansion efforts, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion of and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could harm our business, financial condition and results of operations.

If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences including reduced investment in development of new products, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, operating results and financial position.

Changes in our subscription or pricing models could adversely affect our operating results.

As the markets for our subscriptions grow and as new competitors introduce new products or services that compete with ours, we may be unable to attract new customers at the same price or based on the same pricing model as we have historically used. Regardless of pricing model used, large customers may demand higher price discounts than in the past. As a result, we may be required to reduce our prices, offer shorter contract durations or offer alternative pricing models, which could adversely affect our revenue, gross margin, profitability, financial position, and cash flow.

We have limited experience with respect to determining the optimal prices for subscriptions for our products. Our competitors may introduce new products that compete with ours or reduce their prices, or we may be unable to attract new customers or retain existing customers based on our historical subscription and pricing models. Given our limited operating history and limited experience with our historical subscription and pricing models, we may not be able to accurately predict customer renewal or retention rates. As a result, we may be required or choose to reduce our prices or change our pricing model, which could harm our business, results of operations, and financial condition.

We may offer discounts on our pricing models to drive awareness of our products and encourage usage and adoption. If these marketing strategies fail to lead to customers entering into long-term contracts with company-favorable pricing terms, our ability to grow our revenue will be adversely affected.

To encourage awareness, usage, familiarity and adoption of our platform and products, we may offer discounts on our pricing models. These strategies may not be successful entering into long-term contracts with company-favorable pricing terms. To the extent that users do not become, or we are unable to successfully attract paying customers, we will not realize the intended benefits of these marketing strategies and our ability to grow our revenue will be adversely affected.

The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.

The benefits to customers and projected return on investment of our products have not been substantiated through long-term trials or use. We currently have a limited frame of reference by which to evaluate the performance of the products upon which our business prospects depend, and these products may not provide the expected benefits to customers. Our products may not perform consistent with customers' expectations or consistent with other products which may be or may become available. Any failure of our products to perform as expected could harm our reputation and result in adverse publicity, lost revenue, subscription cancellation, harm to our brand, delivery delays, and other expenses and could have a material adverse impact on our business, prospects, financial condition and operating results.

The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.

We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The loss of any of these individuals, could disrupt our operations and significantly delay or prevent the achievement of our business objectives. We believe that our future success will also depend in part on our continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the AI industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing our costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. Our failure to attract, hire, integrate and retain qualified personnel could impair our ability to achieve our business objectives.

Our ability to complete the Acquisition is dependent on our ability to meet the conditions to close, including the ability to obtain financing on favorable terms, or at all and our ability to pay down payments in accordance with the Purchase Agreement.

Pursuant to the Purchase Agreement, the Sellers have agreed to sell all of the outstanding equity interests of Cataneo to the Company for an aggregate purchase price of $19,500,000, including at a minimum, $9,000,000 in cash, and an additional amount of up to $3,000,000 subject to the Sellers’ right to convert a portion of the Equity Consideration to cash at a price per share of $2.50 (the “Cash Election”). In addition, the Addendum provides that the Company pay to Sellers $350,000 as a partial down payment on the Cash Consideration by February 13, 2025 which amount was paid in full on February 12, 2025. In addition, the Addendum provides for additional temporary suspensions of Sellers' right to withdraw for two successive one-month periods through April 30, 2025, dependent upon the Company's payment each month of a down payment of $100,000 Additional Down Payments, with each Additional Down Payment to be credited toward the Cash Consideration to be owed by the Company. On March 14, 2025, the Company paid an Additional Down Payment of $100,000 to be credited toward the Cash Consideration. The closing of the Acquisition is dependent, upon other things, on the Company obtaining the financing necessary to pay such cash purchase price and the down payments on terms that are mutually acceptable to the parties. We will need to raise additional capital through debt or equity financings to fund such cash purchase price. A failure to obtain such financing on favorable terms, or at all, could cause the Company to be unable to complete the Acquisition, which could materially harm our business. There can be no assurance that our business or our financial condition will not be adversely affected, as compared to the condition prior to the announcement of the Acquisition, if the Acquisition is not consummated.

We may be unable to successfully integrate our business with Cataneo or realize the expected benefits of the Acquisition on our expected timeframe or at all. In addition, if we choose to acquire or invest in other new businesses, products or technologies, we may be unable to complete these acquisitions or successfully integrate them in a cost-effective and/or non-disruptive manner.

Our success depends on our ability to enhance and broaden our product offerings in response to changing customer demands, competitive pressures and advances in technologies. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline. We continue to search for viable acquisition candidates or strategic transactions that would expand our market sector and/or global presence, as well as additional products appropriate for current distribution channels. Accordingly, we have previously and may in the future pursue the acquisition of new businesses, products or technologies instead of developing them internally. Our future success will depend, in part, upon our ability to manage the expanded business following these acquisitions, including challenges related to the management and monitoring of new operations and associated increased costs and complexity associated with such acquisitions.

In October 2024, the Company entered into the Purchase Agreement with the Sellers to help us enhance our product offerings, grow our customer bases, improve our path to profitability and strengthen our future financial position. In connection with any acquisitions, we could issue additional equity securities, which would dilute our stockholders, incur substantial debt to fund the acquisitions or assume significant liabilities.

Acquisitions involve many and diverse risks and uncertainties, including risks associated with conduction due diligence, the inability to satisfy closing conditions, problems integrating the purchased operations, assets, technologies or products, unanticipated costs, liabilities, and economic, political, legal and regulatory challenges due to our inexperience operating in new regions or countries, inability to achieve anticipated synergies, overpaying for acquisitions, invalid sales assumptions underlying potential acquisitions, issues maintaining uniform standards, procedures, controls and policies, diversion of management attention, adverse effects on existing business relationships or acquired company business relationships, risks associated with entering new markets, potential loss of key employees of acquired businesses, increased legal, accounting and compliance costs, and failure to successfully integrate acquired companies, such as Cataneo, or retain key personnel from the acquired company.

We compete with other companies for these opportunities, and we may be unable to consummate such acquisitions or other strategic transactions on commercially reasonable terms, or at all. In addition, acquired businesses may have ongoing or potential liabilities, legal claims (including tort and/or personal injury claims) or adverse operating issues that we fail to discover through due diligence prior to the acquisition. Even if we are aware of such liabilities, claims or issues, we may not be able to accurately estimate the magnitude of the related liabilities and damages. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, failed to fulfill their contractual obligations to their customers, or failed to satisfy legal obligations to employees or third parties, we, as the successor, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected.

We may acquire or invest in companies and technologies, which may divert our management's attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments .

As part of our business strategy, we expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets. We also may enter into relationships with other businesses to expand our products or our ability to provide services. An acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

●	an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●	costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

●	we may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

●	we may not realize the expected benefits of the acquisition;

●	an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

●	an acquisition may result in a delay or reduction of customer subscriptions for our offerings for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

●	the potential impact on relationships with existing customers, vendors, and channel providers as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

●	the potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

●	exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

●	potential goodwill impairment charges related to acquisitions;

●	we may encounter difficulties in, or may be unable to, successfully sell any acquired offerings;

●	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

●	an acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company's failure to comply with applicable laws or regulations;

●	our use of cash to pay for an acquisition would limit other potential uses for our cash;

●	if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

●	to the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.

Information technology spending, sales cycles and other factors affecting the demand for our offerings and our results of operations may be negatively impacted by current macroeconomic conditions, including declining rates of economic growth, supply chain disruptions, inflationary pressures and increased interest rates.

Our results of operations may vary based on the impact of changes in our industry, our target verticals, or the global economy on us, our customers and our strategic partners. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy, including a severe or prolonged economic downturn and/or the impact of increased interest rates and inflation, both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments by our customers and potential customers, including spending on information technology, and negatively affect the growth of our business. Such conditions could also limit our ability to raise additional capital when needed on acceptable terms, or at all. To the extent our offerings are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in general information technology spending. Also, customers may choose to develop in-house software as an alternative to using our products. Moreover, competitors may respond to market conditions by lowering prices. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate do not improve, or worsen from present levels, our business, results of operations and financial condition could be adversely affected.

Our operations could be affected by the rapidly evolving, complex laws, rules and regulations to which our business will become subject, and political and other actions may adversely impact our business.

We will become subject to laws and regulations domestically, and potentially worldwide, affecting our operations in areas including, but not limited to, intellectual property, ownership and infringement; data privacy requirements; employment; product regulations; cybersecurity; the responsible use of AI; and consumer laws. Compliance with such requirements can be onerous and expensive, could impact our competitive position, and may negatively impact our business operations and ability to develop and deploy our products. There can be no assurance that our employees, contractors, customers or agents will not violate applicable laws or the policies, controls, and procedures that we have designed to help ensure compliance with such laws, and violations could result in fines and other civil, criminal and administrative actions against us, our officers, or our employees, prohibitions on the conduct of our business, and damage to our reputation. Changes to the laws, rules and regulations to which we are subject, or changes to their interpretation and enforcement, could lead to materially greater compliance and other costs and/or further restrictions on our ability to manufacture and supply our products and operate our business. For example, we may face increased compliance costs as a result of changes or increases in antitrust legislation, regulation, administrative rule making, increased focus from regulators on cybersecurity vulnerabilities and risks, and enforcement activity resulting from growing public concern over concentration of economic power in corporations.

The increasing focus on the risks and strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI and may in the future result in additional restrictions impacting some or all of our product and service offerings. Concerns regarding third-party use of AI for purposes contrary to local governmental interests, including concerns relating to the misuse of AI applications, models, and solutions, could result in unilateral or multilateral restrictions on products that can be used for training, refining, and deploying large language models. Such restrictions could limit the ability of downstream customers and users worldwide to acquire, deploy, and use systems that include our products, software, and services, and negatively impact our business and financial results.

Management of changing regulatory requirements is complicated and time consuming. Our results and competitive position may be harmed, especially over the long-term, if there are further changes in certain regulations affecting our business.

We may become involved in legal, regulatory, and administrative inquiries and proceedings, and unfavorable outcomes in litigation or other matters could negatively impact our business, financial conditions, and results of operations.

We may, from time to time, be involved in and subject to litigation or proceedings for a variety of claims or disputes, or regulatory inquiries (including the AFG Lawsuit). These claims, lawsuits and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common-law fraud, government regulation or compliance, alleged federal and state securities and "blue sky" law violations or other investor claims and other matters. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our stockholders, could involve breach of fiduciary duty, failure of oversight, corporate waste claims, and other matters. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief.

Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership's attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our software or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

AI is a nascent and rapidly changing technology. The slowing or stopping of the development or acceptance of AI technologies may adversely affect our business.

AI is an emerging technology that offers new capabilities which are not fully developed. The development of AI technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of the AI industry include, without limitation:

●	continued worldwide growth in the adoption and use of AI technology;

●	changes in consumer demographics;

●	changes in public tastes and preferences;

●	the popularity or acceptance of AI technology; and

●	government and quasi-government regulation of AI technology, including any restrictions on access, operation and the use of AI.

If investments in the AI industry become less attractive to investors, innovators and developers, or if AI technology does not continue to gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could adversely affect our business, financial condition and results of operations.

Social and ethical issues relating to the use of new and evolving technologies, such as AI, in our offerings may result in reputational harm and liability.

Social and ethical issues relating to the use of AI may result in reputational harm and liability, and may cause us to incur additional research and development costs to resolve such issues. As with many innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. If we enable or offer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm or legal liability. Potential government regulation related to AI use and ethics may also increase the burden and cost of research and development in this area, and failure to properly remediate such issues may cause public confidence in AI to be undermined, which could slow adoption of AI. The rapid evolution of AI will require the application of resources to develop, test and maintain our products and services to help ensure that AI is implemented ethically in order to minimize unintended, harmful impact.

Deterioration of the economic conditions in South Korea could adversely affect our current business, financial conditions and results of operation.

A significant number of our employees and operations are located in South Korea. There is currently a high level of political unrest occurring in South Korea. As a result, we are subject to political, economic, legal and regulatory risks specific to South Korea, and our performance and successful fulfilment of our operational strategies are dependent in part on the overall South Korean economy. The economic indicators in South Korea in recent years have shown mixed signs of growth and uncertainty, and the current political environment in South Korea is expected to continue to result in an erosion of the currency exchange rate between the Korean won and the U.S. dollar. As a result, future growth of the Korean economy is subject to many factors beyond our control, including developments in the global economy.

The South Korean economy is closely tied to, and is affected by developments in, the global economy. In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices, and the COVID-19 pandemic, have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the South Korean economy. Due to liquidity and credit concerns and volatility in the global financial markets, the value of the Korean won relative to the U.S. dollar and other foreign currencies and the stock prices of South Korean companies have fluctuated significantly in recent years. Any future deterioration of the South Korean economy or the global economy could adversely affect our business, financial condition, and results of operations.

Risks Related to Intellectual Property, Information Technology, Data Privacy and Security

We will rely in part upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

We will rely in part on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services, customer relationship management activities, billing and order management, and financial accounting services. Additionally, we will rely on computer hardware purchased in order to deliver our software and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that our software become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our software, cause our software to fail, cause our revenue and margins to decline, or cause our reputation and brand to be damaged, and we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted, and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.

We may experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.

Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors' hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or software, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.

Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our software and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our software to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations. Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. If any third parties increase pricing terms, terminate, or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.

A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.

A real or perceived defect, security vulnerability, error, or performance failure in our software could cause us to lose revenue, damage our reputation, and expose us to liability.

Our products are inherently complex and may in the future, contain defects or errors, especially when first introduced, or not perform as contemplated. These defects, security vulnerabilities, errors or performance failures could cause damage to our reputation, loss of customers or revenue, product returns, order cancellations, service terminations, or lack of market acceptance of our software. As the use of our products, including products that were recently acquired or developed, expands to more sensitive, secure, or mission critical uses by our customers, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our software fail to perform as contemplated in such deployments. We may in the future need to issue corrective releases of our software to fix these defects, errors or performance failures, which could require us to allocate significant research and development and customer support resources to address these problems. See the Risk Factor titled "If our information technology systems or those of third parties upon which we rely, or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business, reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences" for additional information concerning security risks.

Any limitation of liability provisions that may be contained in our customer and partner agreements may not be effective as a result of existing or future applicable law or unfavorable judicial decisions. The sale and support of our products entail the risk of liability claims, which could be substantial in light of the use of our products in enterprise-wide environments. In addition, our insurance against this liability may not be adequate to cover a potential claim.

We could incur substantial costs as a result of any claim of infringement, misappropriation or violation of another party's intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement, misappropriation or violation of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or violation claims. We do not currently have a large patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole or principal business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our products infringe, misappropriate or violate their rights, the litigation could be expensive and could divert our management resources.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	cease selling or using products that incorporate the intellectual property rights that we allegedly infringe, misappropriate or violate;

●	make substantial payments for legal fees, settlement payments or other costs or damages;

●	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or

●	redesign the allegedly infringing products to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement, misappropriation or violation claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Unauthorized use of our proprietary technology and intellectual property could adversely affect our business and results of operations.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights protecting our products and technologies. We rely on a combination of intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as contractual protections to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy or discover aspects of our products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to our technologies and that do not infringe our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management's efforts.

Our failure to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets .

As of March 27, 2025, we had 21 issued patents, including 10 U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. We also have 25 pending patent applications, including 24 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications (2 of which are in the process of being revived as a matter of unintentional abandonment), one Patent Cooperation Treaty patent application, and three patent applications in other jurisdictions. These patents and patent applications seek to protect our proprietary inventions relevant to our business, in addition to other proprietary technologies. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. We make business decisions about when to seek patent protection for a particular technology and when to rely upon copyright or trade secret protection, and the approach we select may ultimately prove to be inadequate. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our products. In addition, we believe that the protection of our trademark rights is an important factor in AI platform and application recognition, protecting our brand and maintaining goodwill. If we do not adequately protect our rights in our trademarks from infringement and unauthorized use, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge our proprietary rights, pending and future patent, trademark and copyright applications may not be approved, and we may not be able to prevent infringement without incurring substantial expense. We have also devoted substantial resources to the development of our proprietary technologies and related processes. In order to protect our proprietary technologies and processes, we rely in part on trade secret laws and confidentiality agreements with our employees, consultants, and third parties. These agreements may not effectively prevent unauthorized disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets, in which case we would not be able to assert trade secret rights or develop similar technologies and processes. Further, laws in certain jurisdictions may afford little or no trade secret protection, and any changes in, or unexpected interpretations of, the intellectual property laws in any country in which we operate may compromise our ability to enforce our intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our products, brand, and other intangible assets may be diminished, and competitors may be able to more effectively replicate our products. Any of these events would harm our business.

Issues in the use of AI or machine learning in our software may result in reputational harm or liability.

We develop and use AI, including generative AI, and machine learning ("ML") technologies in our products and services (collectively, "AI/ML" technologies) and our employees and personnel may use AI/ML technologies to perform their work. AI/ML is a significant and potentially growing element of our business. The development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML technologies are subject to privacy and data security laws, as well as increasing regulation and scrutiny. Several jurisdictions around the globe, including Europe and certain U.S. states, have proposed enacted, or are considering laws governing the development and use of AI/ML, such as the EU's AI Act. We expect other jurisdictions will adopt similar laws.

AI/ML models such as those used in our products/services may create flawed, incomplete, or inaccurate outputs, some of which may appear correct. This may happen if the inputs that the model relied on were inaccurate, incomplete or flawed (including if a bad actor "poisons" the model with bad inputs or logic), or if the logic of the model is flawed (a so-called "hallucination"). We or our customers may also use AI/ML outputs to make certain decisions. Due to these potential inaccuracies or flaws, the model could be biased and could lead us or our customers to make decisions that could bias certain individuals (or classes of individuals), and adversely impact their rights, employment, and ability to obtain certain pricing, products, services, or benefits or decisions that are otherwise harmful. If such AI-based outputs are deemed to be biased or otherwise harmful, we could face adverse consequences, including exposure to reputational and competitive harm, customer loss, and legal liability. Additionally, any sensitive information (including confidential, competitive, proprietary, or personal data) that we input into our own or third-party generative AI/ML models or platforms could be leaked or disclosed to others. Where AI/ML models ingest personal data or other sensitive information and make connections using such data, those technologies may reveal other personal or sensitive information generated by the model.

Certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making in ways that may be incompatible with our development and use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML models, or prevent or limit our use of AI/ML technologies. For example, the FTC has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot develop or use AI/ML or such activities are restricted, our business may be less efficient, or we may be at a competitive disadvantage. The use of AI/ML to assist us or our customers in making certain decisions may also be regulated by certain privacy laws. For additional information on risks that privacy and data protection obligations could pose to our business, see the Risk Factor titled "We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences."

Furthermore, inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI/ML solutions. If the recommendations, forecasts, or analyses that AI/ML applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm., Additionally, some AI/ML use scenarios may present ethical issues. Though our technologies and business practices are designed to mitigate many of these issues and risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We may be unable to respond quickly enough to changes in technology and technological risks and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive to our customers, which could adversely affect our results of operations. Our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to be competitive. There is a risk that we will not be able to achieve the technological advances that may be necessary for us to be competitive or that certain of our products will become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. These risks could have a material adverse effect on our business, results of operations and financial condition.

If our information technology systems or those of third parties upon which we rely, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.

In the ordinary course of our business, we and the third parties upon which we rely, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, "process") proprietary, confidential, and sensitive data, including personal data (such as health-related data), intellectual property and trade secrets (collectively, "sensitive information").

Our and our third-party vendors' and business partners' information technology systems may be damaged or compromised by malicious events, such as cyberattacks, physical or electronic security breaches, malicious internet-based activity, online and offline fraud, natural disasters, fire, power loss, telecommunications failures, personnel misconduct and human error.

Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including internal bad actors, such as employees or contractors (through theft or misuse), or third parties (including traditional computer hackers, "hacktivists," persons involved with organized crime, or sophisticated foreign state or foreign state-supported actors).

Cybersecurity threats can employ a wide variety of methods and techniques, which are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. We and the third parties upon which we rely are subject to a variety of these evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. In particular, severe ransomware attacks are becoming increasingly prevalent - particularly for companies like ours that are engaged in critical infrastructure or manufacturing - and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors and business partners may be unable to anticipate these techniques or implement adequate preventative measures.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities' systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, and other functions. We also rely on third-party service providers to provide other products, services, parts, or otherwise to operate our business. Our ability to monitor these third parties' information security practices is limited, and these third parties may not have adequate information security measures in place. Certain of the third parties on which we rely have in the past, and may in the future, experience cybersecurity incidents. We could experience adverse consequences resulting from any security incidents or other interruptions experienced by third-party service providers. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award and our reputation could be harmed. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties' infrastructure in our supply chain or our third-party partners' supply chains have not been compromised.

We, and the third-party business partners and vendors upon which we have relied, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. In April 2024, our former primary commercial partner and exclusive reseller for the automotive industry, AFG, publicly disclosed that it was the victim of a ransomware attack in the Fall of 2023.

Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place designed to protect our information and our customers' information and to prevent data loss and other security incidents, we have not always been able to do so and there can be no assurance that in the future these measures will be successful. Security incidents could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information or our information technology systems, or those of the third parties upon whom we rely. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform and services.

We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

We take steps to detect and remediate vulnerabilities, but we may not be able to detect and remediate all vulnerabilities because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature. Therefore, such vulnerabilities could be exploited but may not be detected until after a security incident has occurred. These vulnerabilities pose material risks to our business. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

Applicable data privacy and security obligations may require us to provide notice of data security incidents involving certain types of data, including personal data. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

Actual or perceived breaches of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threats may cause us to experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using our platform and services, deter new customers from using our platform and services, and negatively impact our ability to grow and operate our business.

In addition, our reliance on third-party service providers and business partners could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks, and other threats to our business operations. We rely on third-party service providers and technologies to operate critical business systems to process sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology and other functions. Our ability to monitor these third parties' information security practices is limited, and these third parties may not have adequate information security measures in place. Our contracts may not contain limitations on liability. There can be no assurance that any limitations of liability provisions in our contracts or license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Additionally, sensitive information of the Company or our customers could be leaked, disclosed, or revealed as a result of or in connection with our employee's, personnel's, or vendor's use of generative AI technologies.

Any or all of the above issues, or the perception that any of them have occurred, could result in adverse consequences including, but not limited to, business interruptions and diversions of funds, decreased ability to attract new customers, existing customers deciding to terminate or not renew their agreements, reduced ability to obtain and maintain required or desirable cybersecurity certifications, reputational damage, government enforcement actions (for example, investigations, fines, penalties, audits, and inspections), and private litigation (including class claims), any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, "process") personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data and health data (collectively, "sensitive data").

Our data processing activities mean that we are or may become subject to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). For example, the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), as amended by the Health Information Technology for Economic and Clinical Health Act, imposes specific requirements relating to the privacy, security, and transmission of individually identifiable protected health information.

In the past few years, numerous U.S. states-including California, Virginia, Colorado, Connecticut, and Utah-have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to optout of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. To the extent that we are or may become subject to such laws, the exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, "CCPA"), applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages.

Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. These developments may further complicate compliance efforts and increase legal risk and compliance costs for us and the third parties upon whom we rely.

Outside the United States, an increasing number of laws, regulations, and industry standards govern data privacy and security. For example, the European Union's General Data Protection Regulation ("EU GDPR"), the United Kingdom's GDPR ("UK GDPR"), Brazil's General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or LGPD) (Law No. 13,709/2018), and China's Personal Information Protection Law impose strict requirements for processing personal data. For example, under GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area ("EEA") and the United Kingdom ("UK") have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the

United States in compliance with law, such as the EEA's standard contractual clauses, the UK's International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activities groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR's cross-border data transfer limitations.

In addition to data privacy and security laws, we are or may become contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. Additionally, we are or may become bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful.

We publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to data privacy and security (and consumers' data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely on may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

Risks Related to Ownership of Our Common Stock and Public Warrants

A market for our Common Stock and Public Warrants may not be sustained, which would adversely affect the liquidity and price of our Common Stock and Public Warrants. If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price and liquidity of our Common Stock and Public Warrants could decline.

The trading market for our Common Stock and Public Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Common Stock and Public Warrants would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our results of operations fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We do not intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any credit facility into which we or any of our subsidiaries enters may restrict our ability to pay dividends, and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, shareholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

We will incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a company with publicly-traded securities, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq and other applicable securities laws and regulations. These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial and other compliance costs. These new obligations will also make other aspects of our business more difficult, time-consuming or costly and increase demand on our personnel, systems and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to commit significant resources, hire additional staff and provide additional management oversight. Furthermore, as a result of disclosure of information in this Annual Report on Form 10-K and in our Exchange Act and other filings required of a public company, our business and financial condition will become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions, other regulatory actions and civil litigation, any of which could negatively affect the price of our Common Stock.

Nasdaq may delist our securities from trading on its exchange, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols "BNAI" and "BNAIW", respectively. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution and stock price levels. Generally, we will be required to maintain a minimum market capitalization and a minimum number of holders of our securities.

If Nasdaq delists our Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect that our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a "penny stock" which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company's securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Failure to establish and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with the SEC's rules implementing Sections 302 and 404 of Sarbanes-Oxley, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(a) until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Prior to the Business Combination, BEN did not have an internal audit function. To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert management's attention from other matters that are important to the operation of our business. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected. We could also become subject to investigations by the SEC, Nasdaq or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Delaware law and provisions in our Certificate of Incorporation and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our Common Stock.

Our Certificate of Incorporation (our "Charter") and Bylaws contain provisions that could depress the trading price of our Common Stock by acting to discourage, delay, or prevent a change of control or changes in our management that our stockholders may deem advantageous. These provisions include the following:

●	a classified board of directors so that not all members of the board of directors are elected at one time;

●	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorship;

●	director removal solely for cause;

●	super-majority voting to amend certain provisions of our Charter and any provision of our Bylaws;

●	"blank check" preferred stock that our board of directors could use to implement a shareholder rights plan;

●	the right of our board of directors to issue our authorized but unissued Common Stock and Preferred Stock without stockholder approval;

●	no ability of our stockholders to call special meetings of stockholders;

●	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	limitations on the liability of, and the provision of indemnification to, our director and officers;

●	the right of the board of directors to make, alter, or repeal our Bylaws; and

●	advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

The provision in our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Charter provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Company; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Company, to the Company or the Company's shareholders; (iii) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws of the Company (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against this corporation or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise relate to the Company's internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter further providers that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act including all causes of action asserted against any defendant named in such complaint. Any person or entity purchasing or otherwise acquiring any interest in the Company's securities will be deemed to have notice of and consented to this provision.

Although the Charter contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Future sales of shares by existing shareholders could cause our stock price to decline.

If our existing shareholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, shares underlying any outstanding options and restricted stock units will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of our Common Stock subject to stock options outstanding and reserved for issuance under our equity incentive plans are registered on a Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.

Although the Sponsor is subject to certain restrictions regarding the transfer of our Common Stock, these shares may be sold after the expiration of their respective lock-ups. We have filed one or more registration statements to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the Public Warrants worthless .

We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants listed on Nasdaq as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants as described above could force holders to (i) exercise the Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for holders to do so, (ii) sell the Public Warrants at the then-current market price when holders might otherwise wish to hold the Public Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, we expect would be substantially less than the market value of the Public Warrants. None of the 6,000,000 warrants (the "Private Placement Warrants") sold at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, which were assumed in connection with the closing of the Business Combination, will be redeemable by us so long as they are held by the Sponsor or their permitted transferees.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant). In such a case, the holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of Common Stock received is capped at 0.361 shares of Common Stock per Public Warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

We have the ability to require holders of the Public Warrants to exercise such warrants on a cashless basis, which will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash .

If the Company calls the Public Warrants for redemption after the redemption criteria described elsewhere in Annual Report on Form 10-K have been satisfied, we have the option to require any holder that wishes to exercise their Public Warrants to do so on a "cashless basis." If the Company's management chooses to require holders to exercise their Public Warrants on a cashless basis, the number of our Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised the Public Warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in the Company.

The exclusive forum clause set forth in the warrant agreement governing the Public Warrants may have the effect of limiting an investor's rights to bring legal action against us and could limit the investor's ability to obtain a favorable judicial forum for disputes with us .

Our outstanding Public Warrants provide for investors to consent to exclusive forum to state or federal courts located in New York, New York. This exclusive forum may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor's ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, nothing in the warrant limits or restricts the federal district court in which a holder of a warrant may bring a claim under the federal securities laws.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management's and the board of director's attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock and Public Warrants may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this Annual Report on Form 10-K and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be impacted by the global macroeconomic events, such as the COVID-19 pandemic and the current conflict in Ukraine and in the Middle East. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty experienced as a result of the COVID-19 pandemic and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock and Public Warrants may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

Our management does not have prior experience in operating a public company.

Our management does not have prior experience in managing a publicly traded company. As such, the management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Their lack of prior experience in dealing with the reporting and other obligations and laws pertaining to public companies could result in management being required to devote significant time to these activities, which may result in less time being devoted to our management and growth. Additionally, we will be required to hire additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. We may be required to incur significant expense in connection with these efforts.

A substantial number of the Company's Common Stock are restricted securities and as a result, there may be limited liquidity for our Common Stock.

A substantial portion of our outstanding shares of Common Stock currently constitute restricted securities and "control" securities for purposes of Rule 144 of the Securities Act or otherwise subject to a contractual lockup. As a result, there may initially be limited liquidity in the trading market for our Common Stock until these shares are sold pursuant to an effective registration statement under the Securities Act or the shares become available for resale without volume limitations or other restrictions under Rule 144 and are otherwise no longer subject to a lockup agreement. Even once these are no longer restricted or a registration statement for such shares has become effective, the liquidity for our Common Stock may remain limited given the substantial holdings of such stockholders, which could make the price of our Common Stock more volatile and may make it more difficult for investors to buy or sell large amounts of our Common Stock.

Our Common Stock may be delisted from the Nasdaq Capital Market which could negatively impact the price of our Common Stock, liquidity and our ability to access the capital markets.

The listing standards of the Nasdaq Capital Market provide that a company, in order to qualify for continued listing, must maintain a minimum stock price of $1.00 and satisfy standards relative to minimum stockholders' equity, minimum market value of publicly held shares and various additional requirements. If we fail to comply with all listing standards applicable to issuers listed on the Nasdaq Capital Market, our Common Stock may be delisted. If our Common Stock is delisted, it could reduce the price of our Common Stock and the levels of liquidity available to our stockholders. In addition, the delisting of our Common Stock could materially adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our Common Stock could materially adversely affect our ability to raise capital. Delisting from the Nasdaq Capital Market could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

As previously reported, on December 30, 2024, the Company received the Notice from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, for the previous 30 consecutive business days, the closing bid price for the Company's Common Stock, had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). The Notice has no effect on the listing of the Common Stock at this time, which continues to trade on The Nasdaq Capital Market under the symbol “BNAI”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until June 28, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement (unless the Staff exercises its discretion to extend the 10-day period).

If the Company is not in compliance with the Bid Price Requirement by the Compliance Date, the Company may qualify for a second 180 calendar day period to regain compliance with the Bid Price Requirement. To qualify for an additional compliance period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for or fails to regain compliance during the second compliance period, then the Staff will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Staff's delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, that such an appeal would be successful.

The Company intends to monitor the closing bid price of its Common Stock and is evaluating available options, including seeking to effect a reverse stock split, to resolve the noncompliance matters described herein and intends to take appropriate steps to maintain its listing on Nasdaq. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

The issuances of additional shares of Common Stock under the SEPA may result in dilution of holders of Common Stock and have a negative impact on the market price of the Common Stock.

Pursuant to the SEPA, we may issue and sell up to $50 million of shares of Common Stock to YA II PN, Ltd. ("Yorkville”), of which we have sold $1,825,518 through March 28, 2025. The price at which we may issue and sell shares may be at either (i) 96% of the daily VWAP of the Common Stock for any period commencing on the receipt of the advance notice by Yorkville and ending on 4:00 p.m. on the applicable advance notice date or (ii) 97% of the lowest daily VWAP of the Common Stock during the three trading days following a notice to sell to Yorkville, provided that we are subject to certain caps on the amount of shares of Common Stock that we may sell on any single day. Assuming that (a) we issue and sell the full $50 million of shares of Common Stock under the SEPA to Yorkville, (b) no beneficial ownership limitations, and (c) the issue price for such sales is $1.00 per share, such additional issuances would represent in the aggregate approximately 47,537,977 additional shares of Common Stock, respectively, or approximately 52.9% of the total number of shares of Common Stock outstanding as of March 27, 2025, after giving effect to such issuance. The timing, frequency, and the price at which we issue shares of Common Stock are subject to market prices and management's decision to sell shares of Common Stock, if at all.

Yorkville may resell all, some or none of the shares of Common Stock it beneficially owns from time to time in its discretion and at different prices subject to the terms of the SEPA. As a result, investors will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future issuances by the Company, whether to Yorkville or others at prices lower than the prices such investors paid for their shares. In addition, if we issue a substantial number of shares to such parties, or if investors expect that we will do so, the actual sales of shares or the mere existence of the SEPA may adversely affect the price of our Common Stock or make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Common Stock would not affect the rights or privileges of the Company's existing stockholders, except that the economic and voting interests of existing stockholders would be diluted. Although the number of shares of Common Stock that existing stockholders own would not decrease as a result of these additional issuances, the shares of Common Stock owned by existing stockholders would represent a smaller percentage of the total outstanding shares of Common Stock after any such issuance, potentially significantly smaller.

Item 1B. Unresolved Staff Comments

Not applicable.

Item 1C. Cybersecurity

We recognize the critical importance of cybersecurity in safeguarding sensitive information and maintaining operational resilience. We have processes for assessing, identifying and managing cybersecurity risks, which are built into our information technology function and are designed to help protect our information assets and operations from internal and external cyber threats, protect employee and customer information from unauthorized access or attack, as well as secure our networks and systems.

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for overseeing cybersecurity risk and periodically updates our Board of Directors on such matters. The Audit Committee receives periodic updates from management regarding cybersecurity matters and is notified between such updates regarding any significant new cybersecurity threats or incidents. We do not believe that there are currently any known risks from cybersecurity threats that are reasonably likely to materially affect us or our business strategy, results of operations or financial condition.

Our management is responsible for the day-to-day oversight and management of our enterprise risks, including risks from cybersecurity threats. Primary responsibility for assessing, monitoring, and managing our cybersecurity risks rests with our Chief Information and Data Officer and dedicated information security team, who develop, prioritize, and execute our cybersecurity strategy in partnership with relevant departments and business units. Our CIDO, who has over 25 years of information technology experience including cybersecurity and information security, oversees our cybersecurity framework and reports to our management-level information technology steering subcommittee and management-level enterprise risk management committee. Our CIDO is assisted in this oversight role by additional members of management.

The Company’s data security framework integrates technical solutions, policies, controls, data governance, and employee training. Key components of our framework include strong encryption, access control, regular updates, data backup, and endpoint security. The Company is also currently implementing features within its AWS environment, such as Security Hub, and is committed to compliance with HIPAA and SOC 2. The Company continuously researches alternatives to its current framework, recognizing that cybersecurity presents an ever-evolving challenge.

We face risks from cybersecurity threats that could have a material adverse effect on our business, financial condition, results of operations, cash flows or reputation. To date, we have not experienced any cyber incidents that have had a material adverse effect on our business, financial condition, results of operations, or cash flows. See “Risk Factors - Risks Related to Our Business and Industry – If our information technology systems or those of third parties upon which we rely, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.”

Item 2. Properties

We do not own any buildings or other real property. Our principal executive offices are located at 145 E. Snow King Ave, PO Box 1045, Jackson, WY 83001.

The Company leases 5800 square feet of office space at Shinwon Plaza, 28-2 Hannam-dong, Yongsan-gu, Seoul. The lease has a term of 3 years, which began on September 15, 2024 and terminates on September 14, 2027. The lease has an option to renew and has an annual escalation of 3%; monthly rent is KRW 16,398,000, plus value-added tax of 10%.

Item 3. Legal Proceedings

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attach on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Apart from the foregoing, we are not presently a party to any other legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 4. Mine Safety Disclosures

Not applicable.

Part II
Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BNAI,” and our warrants to purchase Common Stock (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbol “BNAIW”. The closing price of our Common Stock and Public Warrants as reported by Nasdaq on March 27, 2025, was $0.38 and $0.02, respectively.

Record Holders

As of March 27, 2025, there were 111 shareholders of record and there were 42,274,461 shares of Common Stock issued and outstanding. The number of shareholders of record does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay cash dividends in the foreseeable future. We currently expect to retain any future earnings to fund our operations and the expansion of our business.

Recent Sales of Unregistered Securities

There were no sales of unregistered securities during the year ended December 31, 2024 that were not previously reported on a Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the fourth quarter of the fiscal year ended December 31, 2024.

Comparative Stock Performance

We are a smaller reporting company as defined in Rule 12b-2 under the Exchange Act. As a result, we are not required to provide the information required by Item 201(e) of Regulation S-K.

Item 6. [Reserved]

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements,” “Business,” “Risk Factors” and the consolidated financial statements and accompanying notes related thereto appearing elsewhere in this Annual Report on Form 10-K.Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “BEN” refer to Brand Engagement Network Inc., a Delaware corporation.

Risk Relating to Forward-Looking Statements

This discussion and analysis contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the fact that they do not strictly relate to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” the negative version of these words, or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties. In particular, these include statements relating to future actions, statements regarding future performance or results and anticipated services or products, sales efforts, expenses, the outcome of contingencies, trends in operations and financial results. Actual results could differ materially from those expressed or implied in the forward-looking statements. See “- Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a generative AI ("GenAI") company specializing in conversational AI solutions. Through our secure, human-like AI agents ("AI Agents"), available in different modalities, we seek to transform consumer engagement and elevate customer experience, productivity, and business performance. Our AI Agents are built on 16+ advanced AI modules spanning perception, understanding, and response, with advanced capabilities in natural language processing ("NLP"), multisensory awareness, sentiment and environmental analysis, and real-time individuation and personalization. Our conversational AI solutions are tailored to meet the unique needs of our business customers - from AI Agent customization in look, sound, and feel, to conversation design, business system integration, and cross-platform execution.

We still hold significant intellectual property in the form of a patent portfolio that we believe will be a cornerstone of our artificial intelligence solutions for certain industries that we expect to target, including the automotive, healthcare, and financial services industries.
Recent Events

Cohen Convertible Note

On April 12, 2024, we issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division in the principal amount of $1.9 million (the "Cohen Convertible Note"), to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection with its merger with Prior BEN and DHC Acquisition Corp. (the "Business Combination"). Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The Cohen Convertible Note matured on March 14, 2025.

May Private Placement

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the "May SPA") with certain investors (the "May Purchasers"), pursuant to which the Company sold to the May Purchasers an aggregate of 1,980,000 shares of common stock, par value $0.0001 per share ("Common Stock") and 3,960,000 warrants, consisting of warrants to purchase 1,980,000 shares of Common Stock with a term of one year (the "May One-Year Warrants") and warrants to purchase 1,980,000 shares of Common Stock with a term of five years (the "May Five-Year Warrants" and, together with the May One-Year Warrants, the "May Warrants"), for aggregate proceeds consisting of approximately $4.4 million in cash and approximately $0.5 million through the offset of an obligation of the Company to the Purchasers. All May Warrants were originally exercisable for shares of Common Stock at an exercise price of $2.50 per share.

July Private Placement

On July 1, 2024, the Company entered into a July Securities Purchase Agreement with The Williams Family Trust (the "July Securities Purchase Agreement") for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants, consisting of 120,000 July Warrants with a term of one year (the "July One-Year Warrants") and 120,000 July Warrants with a term of five years (the "July Five-Year Warrants," together with the July One-Year Warrants, the "July Warrants") to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024.

August Private Placement

On August 26, 2024 2024 (the “SEPA Effective Date”), we consummated a series of transactions for an aggregate purchase price of $5,925,000 (the "August Financing") whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to that certain Securities Purchase Agreement (the "August SPA"), dated August 26, 2024, by and among the Company and certain investors signatory thereto (the "August Purchasers"), (ii) issued 960,000 warrants (the "August Warrants") to purchase our Common Stock at an exercise price of $5.00 pursuant to that certain Warrant Purchase Agreement ("Warrant Purchase Agreement"), dated August 26, 2024, by and among the Company and certain purchasers signatory thereto and (iii) facilitated the transfer of 1,185,000 shares held by DHC Sponsor, LLC ("Sponsor") issued in connection with the Company's predecessor, DHC Acquisition Corp.'s ("DHC") initial public offering to the August Purchasers, pursuant to that certain share assignment and lockup release agreement (the "Assignment Agreement") with certain members of Sponsor and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company's predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain members of Sponsor in connection with the consummation of the Company's prior business combination.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.5 million in connection with the closing of the August Financing.

The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025. For every $5.00 paid to the Company, the Company will release one share of Common Stock under the August SPA and one share of Common Stock under the Assignment Agreement to the August Purchasers. If an investor fails to pay its required funding by the respective deadline, the investor's entire commitment under the August SPA will become immediately due and payable. As of March 27, 2025, a total of 110,000 shares of Common Stock have been issued to the August Purchasers for gross proceeds of $550.000. As of March 27, 2025, the August SPA has been terminated with respect to certain Purchasers who have exercised their portion of the Committed Warrants under the January Warrant Exercise Agreement. As of the date hereof, one Purchaser has failed to make its required exercises for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement. For additional information, please see "Warrant Exercise and Reload Agreement" below.

Standby Equity Purchase Agreement

On August 26, 2024, the Company issued 280,899 shares (the "Commitment Shares") of Common Stock to YA II PN, Ltd. ("Yorkville"), pursuant a Standby Equity Purchase Agreement (the "SEPA"), dated August 26, 2024. The issuance of such shares to Yorkville pursuant to the SEPA was not registered under the Securities Act. As of March 27, 2025, the Company has issued 2,462,023 shares to Yorkville under the SEPA.

The Cataneo Purchase Agreement

On October 29, 2024, Company entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity ("Unterseer"), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany ("CUTV"), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany ("Cuneo" and together with Unterseer and CUTV, the "Sellers") (as amended by the Addendum, the "Purchase Agreement") pursuant to which the Sellers have agreed to sell all of the outstanding equity interests of Cataneo

GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany ("Cataneo") to the Company for an aggregate purchase price of $19.5 million, consisting of (i) $9.0 million in cash (the "Cash Consideration") and (ii) 4,200,000 shares of the Company's Common Stock at an agreed upon value of $2.50 per share ("Equity Consideration," collectively with the Cash Consideration, the "Consideration Shares") (the transactions governed by the Purchase Agreement, the "Acquisition"), subject to customary adjustments. Prior to the closing of the Acquisition (the "Cataneo Closing Date"), the Sellers may elect to convert a portion of the Equity Consideration to cash for up to $3.0 million at a price per share of $2.50 (the "Cash Election"). Additionally, an aggregate of 400,000 shares of Common Stock issued as part of the Equity Consideration shall be subject to an escrow arrangement for a period of one year (the "Escrow Period") following Cataneo Closing Date (the "Escrow Shares"). The Escrow Shares may be utilized to offset certain claims, fines, penalties, outstanding debts or other costs owed by the Sellers following the Cataneo Closing Date. Thirty days prior to the end of the Escrow Period, certain of the Sellers shall have the right, but not the obligation, to cause the Company to repurchase their portion of the Escrow Shares at a price per share of $2.50.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. Among other things, the Sellers have agreed, subject to certain exceptions, to cause Cataneo to conduct its business in the ordinary course, consistent with past practice, from the date of the Purchase Agreement until the Cataneo Closing Date and not to take certain actions prior to the Cataneo Closing Date without the prior written consent of the Company.

The transaction is expected to close in the first half of 2025 and is subject to conditions, including, (i) the making of the Cash Election, (ii) the initiation of the process to register for resale the Equity Consideration, (iii) written confirmation that the Company has not received any delisting notice or similar notification affecting its listing status with Nasdaq, (iv) the execution by one or several of the Company's major stockholders of a personal guarantee of the Agreed Share Value (as defined therein) for a period of one year following the Cataneo Closing Date (the "Personal Guarantee"), (v) the obtaining of joint approval of the terms of the financing of the cash purchase price of the Acquisition by the Company and the Sellers, (vi) the receipt of customary third-party approvals and the release of the Sellers from customary bank guarantees, securities and indemnities, and (vii) the Company's board of directors' approval of the Company's due diligence investigation (collectively, the "Closing Conditions"). The Company intends to finance the transaction through third-party financing, which may take the form of debt or equity.

The Purchase Agreement contains certain customary termination rights, as amended and described below, for the Company and the Sellers, including the right to terminate the Purchase Agreement if (i) not all of the Closing Conditions have been satisfied by January 29, 2025 (which has been extended as described below), (ii) a party has not performed all of its Closing Actions (as defined therein) within ten business days of the Cataneo Closing Date, or (iii) the registration process of the Equity Consideration has not been initiated prior to the Cataneo Closing Date to the satisfaction of the Sellers. Notwithstanding any termination right, any party may seek specific performance of the other parties to the Purchase Agreement. In the event the Purchase Agreement is terminated by the Sellers by virtue of the failure of the Company to deliver the Personal Guarantee, the Sellers shall be entitled to a termination fee of approximately $0.4 million.

On February 6, 2025, the Company and the Sellers entered into that certain Addendum to Share Purchase and Transfer Agreement (the "Addendum"), pursuant to which the parties amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum amends the Purchase Agreement to, among other things: (i) provide that the Company pay to Mr. Unterseer, as authorized recipient of the Sellers $0.4 million as a partial down payment ("Initial Down Payment") on the Cash Consideration by February 13, 2025, which amount was paid in full on February 12, 2025 and temporarily suspend Sellers' right to withdraw from the Purchase Agreement until February 28, 2025, unless the Company fails to pay Initial Down Payment; (ii) provide for additional temporary suspensions of Sellers' right to withdraw for two successive one-month periods through April 30, 2025, dependent upon the Company's payment each month of a down payment of $0.1 million to Mr. Unterseer, as authorized recipient of the Sellers (each an "Additional Down Payment"), with each Additional Down Payment to be credited toward the Cash Consideration to be owed by the Company; (iii) add a requirement of Sellers to use their best efforts to coordinate and to cause Cataneo to work with the Company and the Company's financial advisors towards the implementation of the percentage of completion method of accounting for past and current customer projects; (iv) provide that Sellers' agree to rescind Sellers' previous notification to exercise their right (the "Election Right") to receive the Equity Consideration in the amount of $3.0 million in cash instead of Consideration Shares as set forth in the Purchase Agreement, provided that the Sellers' may re-exercise such Election Right prior to the Closing of the Acquisition; (v) waive Sellers' right to approve the terms of the financing of the transaction; and (vi) provide that if the Purchase Agreement were to be terminated upon the Company's failure to pay or the expiration of April 30, 2025, or for other reasons the Company withdraws from the Purchase Agreement pursuant to the early termination provisions of the Purchase Agreement or should the Purchase Agreement terminate before Closing, Seller's agree to set-off under certain circumstances any claims Sellers may have pursuant to such early termination provisions of the Purchase Agreement against the Initial Down Payment and any Additional Down Payment; however, the remainder of the Initial Down Payment and any Additional Down Payment

will not be repayable to the Company by Sellers. On March 14, 2025, the Company paid an Additional Down Payment of $100,000 to be credited toward the Cash Consideration.

Yorkville Promissory Note

On November 11, 2024, the Company issued a non-convertible unsecured promissory note (the "Promissory Note") in the aggregate original principal amount of approximately $1.7 million to Yorkville. The Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. The Company is required to make monthly cash payments beginning on December 15, 2024, and continuing on the same day of each successive calendar month (each, an "Installment Date") of principal in the amount of the sum of (i) $0.4 million of principal (or the outstanding principal amount if less than such amount), plus (ii) a payment premium in an amount equal to 5% of the principal amount being paid, if applicable (the "Payment Premium"), and (iii) any accrued and unpaid interest as of each Installment Date ("Installment Amounts"). The Company shall, at its own option, repay each Installment Amount either (i) in cash on or before each Installment Date, or (ii) by submitting one or more an advance notice(s) under the SEPA (as defined below) (an "Advance Repayment"), on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. If the Company repays the Installment Amount in cash, the cash payment shall include the Payment Premium. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then no Payment Premium will apply. In addition, for so long as the Promissory Note is outstanding, with respect to any advance notice submitted by the Company under the SEPA, the Company shall select an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by Yorkville.

Nasdaq Minimum Bid Price Compliance

On December 30, 2024, the Company received a letter (the "Notice") from the Listing Qualifications Department (the "Staff") of Nasdaq notifying the Company that, for the previous 30 consecutive business days, the closing bid price for the Company's Common Stock, had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Requirement"). The Notice has no effect at this time on the Common Stock, which continues to trade on The Nasdaq Capital Market under the symbol "BNAI".

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until June 28, 2025 (the "Compliance Date"), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement (unless the Staff exercises its discretion to extend the 10-day period).

If the Company is not in compliance with the Bid Price Requirement by the Compliance Date, the Company may qualify for a second 180 calendar day period to regain compliance with the Bid Price Requirement. To qualify for an additional compliance period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for or fails to regain compliance during the second compliance period, then the Staff will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Staff's delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, that such an appeal would be successful.

The Company intends to monitor the closing bid price of its Common Stock and is evaluating available options, including seeking to effect a reverse stock split, to resolve the noncompliance matters described herein and intends to take appropriate steps to maintain its listing on Nasdaq. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into that certain Warrant Exercise and Reload Agreement (the "January Warrant Exercise Agreement") with certain investors (the "Purchasers"). Pursuant to the August SPA, the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the contribution warrant (the "Contribution Warrant") to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account (the "Escrow Shares").

Under the January Warrant Exercise Agreement, the exercise price of 1,074,999 May Warrants (the "Committed Warrants") was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on a schedule set forth in the January Warrant Exercise Agreement, with exercises taking place on or before January 31, 2025, February 28, 2025 and March 27, 2025 (the "Exercise Schedule"). Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue (i) one new warrant to purchase one share of Common Stock exercisable for a term of two years and (ii) one new warrant to purchase one share of Common Stock exercisable for a term of five years, each with an exercise price of $1.71 per share (together, the "Reload Warrants"). Upon a Purchaser's completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term (the "Optional Warrants"). If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue to such Purchaser (i) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 per share with a term of two years and (ii) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 with a term of five years (the "Optional Reload Warrants"). In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

As of the date of March 27, 2025, Purchasers have exercised 718,513 Committed Warrants to purchase 718,513 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.4 million, and such Purchasers shall be issued 718,513 shares of Common Stock, 718,513 Escrow Shares, and 1,437,000 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of March 27, 2025, one Purchaser has failed to make its required exercises for the January 31, 2025 exercise date under the January Warrant Exercise Agreement, in an aggregate amount of $0.2 million. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

AFG Subscription Agreement; Termination of Reseller Agreement

On August 19, 2023, the Company and AFG entered into a Reseller Agreement (the "Reseller Agreement") providing for, among other things, AFG to act as BEN's exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) a non-transferable warrant to purchase up to 3,750,000 shares of Common Stock at a price of $10.00 per share, with AFG's right to exercise such warrant vesting based upon revenues earned from the sales of BEN products paid by AFG to BEN pursuant to the Reseller Agreement (the "Reseller Warrant").

On September 7, 2023, the Company and AFG entered into a Subscription Agreement (the "AFG Subscription Agreement") providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG and certain of its affiliates (the “AFG Investors”) as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million (such obligation to purchase such shares of BEN Common Stock, the "Initial Commitment") and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the "AFG Installment Shares").

On January 17, 2025, the Company delivered a notice of termination ("Notice") to AFG Companies, Inc. ("AFG") terminating the Exclusive Reseller Agreement, dated August 19, 2023, as amended, by and between the Company and AFG (the "Reseller Agreement"). The Notice only applies to the Reseller Agreement and does not affect AFG's obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit (as defined below), the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Annual Report on Form 10-K assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed (the "AFG Lawsuit").

The Company remains committed to, and intends to continue developing, its automotive vertical. The Company intends to utilize additional channel partners and grow its sales team to further expand its customer base and drive revenues. The Company is finalizing preparations to launch its Automotive AI Agent, a solution that integrates with major automotive data and service platform providers and supports over 13,000 dealerships nationwide. Additionally, the Company plans to expand its efforts through pilot programs in the Midwest, stronger reseller partnerships in Mexico, and collaborations with Canadian dealership groups. Recently, the Company has secured automotive pilots using its AI agent, which the Company believes will improve lead conversions, automates scheduling tools, enhances service efficiency, and enables advanced analytics to streamline operations.
Key Factors and Trends Affecting our Business
Productions and Operations

We expect to continue to incur significant operating costs that will impact our future profitability, including research and development expenses as we introduce new products and improves existing offerings; capital expenditures for the expansion of our development and sales capacities and driving brand awareness; additional operating costs and expenses for production ramp-up; general and administrative expenses as we scale our operations; interest expense from debt financing activities; and selling and distribution expenses as we build our brand and market our products. To date, we have not yet sold any of our products beyond their pilot stage. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future.
Revenues
We are a development stage company and have not generated any significant revenue to date.
Public Company Costs

We expect to hire additional staff and implement new processes and procedures to address public company requirements, particularly with respect to internal controls compliance and public company reporting obligations. We also expect to incur substantial additional expenses for, among other things, directors' and officers' liability insurance, director compensation and fees, listing fees, SEC registration fees, and additional costs for investor relations, accounting, audit, legal and other functions.

If we cease to become an emerging growth company, we will become subject to the provisions and requirements under Section 404(b) of the Sarbanes-Oxley Act of 2002, which will require us to undergo audits of our internal controls over financial reporting as part of our yearly financial statement audits, resulting in a significant increase in consultant and audit costs over previous levels going forward.
Components of Results of Operations
Operating expenses
General and administrative expenses
General and administrative expenses consist of employee-related expenses including salaries, benefits, and stock-based compensation as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expense. We have and expect to further incur significant expenses as a result of becoming a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.
Depreciation and amortization
Depreciation expense relates to property and equipment which consists of equipment, furniture and capitalized software. Amortization expense relates to intangible assets.

Research and development cost
Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Impairment of deferred customer acquisition costs

Impairment of deferred customer acquisition costs is related to the impairment of the fair value of the common shares issued to AFG in connection with the termination of the Reseller Agreement.

Other income (expenses)

Interest expense
Interest expense consists of interest on our related party note payable and short-term debt.

Interest income
Interest income consists of interest earned on our excess cash.

Gain on debt extinguishment

Gain on debt extinguishment is related to settlement of accounts payable through issuance of shares of Common Stock and negotiated cash settlement.

Change in fair value of warrant liabilities
Change in fair value of warrant liabilities reflected the non-cash charge for changes in the fair value of the warrant liability that is subject to re-measurement at each balance sheet date.

Other expenses
Other expenses primarily consists of foreign currency gains or losses as a result of exchange rate fluctuations on transactions denominated in Korean won.
Results of Operations
Comparison of the year ended December 31, 2024 and 2023

	Years Ended December 31,		Increase (Decrease)
	2024	2023
Revenues	$99,790	$35,210	$64,580
Operating expenses:
General and administrative	19,242,571	10,841,024	8,401,547
Depreciation and amortization	2,728,411	637,990	2,090,421
Research and development	1,127,779	236,710	891,069
Impairment of deferred customer acquisition costs	13,475,000	—	13,475,000
Total operating expenses	36,573,761	11,715,724	24,858,037
Loss from operations	(36,473,971)	(11,680,514)	(24,793,457)
Other income (expenses):
Interest expense	(202,945)	(56,515)	(146,430)
Interest income	3,328	15,520	(12,192)
Gain on debt extinguishment	1,946,310	—	1,946,310
Change in fair value of warrant liabilities	994,687	—	994,687
Other	17,162	(9,757)	26,919

Other income (expenses), net	2,758,542	(50,752)	2,809,294
Net loss	$(33,715,429)	$(11,731,266)	$(21,984,163)
Revenues
During the year ended December 31, 2024, we earned $0.1 million in revenue through proof of concept and revenue sharing. Such revenues were immaterial during the year ended December 31, 2023.
General and administrative expenses
General and administrative expenses for the year ended December 31, 2024 were approximately $19.2 million, an increase of approximately $8.4 million, compared to year ended December 31, 2023. The increase was primarily due to a $4.7 million increase in professional fees, a $3.3 million increase in employee related costs including $1.2 million in one-time bonuses in connection with the Business Combination, transaction costs of $3.3 million incurred in connection with the Business Combination, a $0.5 million increase in insurance and taxes, a $0.1 million increase in office related expenses, and all related to the expansion of our operations as a result of the acquisition of DM Lab in May 2023, partially offset by a decrease in stock-based compensation of $3.3 million due to the issuance of Prior BEN warrants and options which vested on the date of grant during the first quarter of 2023 and a $0.1 decrease in marketing costs. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.

Depreciation and amortization expenses
Depreciation and amortization expenses for the year ended December 31, 2024 were approximately $2.7 million, an increase of approximately $2.1 million, compared to the year ended December 31, 2023. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.
Research and development expenses
Research and development expenses for the year ended December 31, 2024 were approximately $1.1 million, an increase of approximately $0.9 million, compared to the year ended December 31, 2023. The increase in research and development expenses was primarily due to an increase in our stock-based compensation due to an increase in headcount as a result of the acquisition of DM Lab in May 2023.

Impairment of deferred customer acquisition costs

During the year ended year ended December 31, 2024, we incurred $13.5 million in expense in connection with the impairment of deferred customer acquisition costs incurred as part of the Reseller Agreement with AFG. The impairment was triggered in connection with the termination of the Reseller Agreement. We did not have such impairment during the year ended December 31, 2023.

Gain on debt extinguishment

Gain on extinguishment of debt for the year ended December 31, 2024 was approximately $1.9 million, related to settlement of accounts payable and accrued expenses through the issuance of 93,333 and 151,261 shares, respectively, of Common Stock and negotiated cash settlement. We did not have such extinguishment of debt during the year ended December 31, 2023.

Change in fair value of warrant liabilities
Change in fair value of the warrant liabilities for the year ended December 31, 2024 was approximately $1.0 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. We did not incur such expenses during the year ended December 31, 2023.

Liquidity and Capital Resources
Capital Resources and Available Liquidity

As of December 31, 2024, our principal source of liquidity was cash of approximately $0.1 million. We have financed operations to date with proceeds from the Promissory Note, transactions with AFG, sales of our Common Stock, the SEPA, warrant exercises and debt issuances to related and non-related parties. As described in Note A of our audited consolidated financial statements and consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit of approximately $47.0 million at December 31, 2024. We expect losses and negative cash flows to continue for the foreseeable future, primarily as a result of increased general and administrative expenses, continued product research and development and marketing efforts. Management anticipates that significant additional expenditures will be necessary to develop and expand our business, including through stock and asset acquisitions, before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. Current available funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing. Our history of losses, our negative cash flow from operations, our limited cash resources on hand and our dependence on our ability to obtain additional financing to fund our operations after the current cash resources are exhausted raises substantial doubt about our ability to continue as a going concern. Our management concluded that our recurring losses from operations, and the fact that we have not generated significant revenue or positive cash flows from operations, raised substantial doubt about our ability to continue as a going concern for the next 12 months after issuance of our financial statements. Our auditors also included an explanatory paragraph in their report on our consolidated financial statements as of and for the year ended December 31, 2024 with respect to this uncertainty.

On January 17, 2025, the Company delivered the Notice to AFG terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG's obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit (as defined below), the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA and the Promissory Note or other public offerings or private placements. However, the Company's cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy our contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

In addition, the Company will need to raise additional capital through debt or equity financings to fund the purchase price of the Acquisition. The Company cannot assure you that it will be able to raise funds to pay the purchase price of the Acquisition on terms that are favorable, or at all.

Cohen Convertible Note

On April 12, 2024, we issued the Cohen Convertible Note, to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. On the 14th day of each successive month commencing with January 14, 2025 (each such day, an “Additional Conversion Date” and together with the First Conversion Date, the “Conversion Dates”), the holder may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share (the “Conversion Purchase Price”) equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable Conversion Date (subject to the Floor Price). The Cohen Convertible Note matured on March 14, 2025. As of March 27, 2025, $1.1 million was outstanding on the Cohen Convertible Note.

May Private Placement

On May 28, 2024, the Company entered the May SPA with the May Purchasers, pursuant to which the Company sold to the May Purchasers an aggregate of 1,980,000 shares of Common Stock and 3,960,000 warrants, consisting of 1,980,000 May One-Year Warrants and 1,980,000 May Five-Year Warrants, for aggregate proceeds consisting of $4.4 million in cash and $0.5 million through the offset of an obligation of the Company to the Purchasers. All May Warrants were originally exercisable for shares of Common Stock at an exercise price of $2.50 per share.

July Private Placement

On July 1, 2024, the Company entered into a July Securities Purchase Agreement with The Williams Family Trust (the "July Securities Purchase Agreement") for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants, consisting of 120,000 July Warrants with a term of one year (the "July One-Year Warrants") and 120,000 July Warrants with a term of five years (the "July Five-Year Warrants," together with the July One-Year Warrants, the "July Warrants") to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024.

August Private Placement

On August 26, 2024, we consummated the August Financing whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to the August SPA, (ii) issued 960,000 August Warrants to purchase our Common Stock at an exercise price of $5.00 pursuant to the Warrant Purchase Agreement, and (iii) facilitated the transfer of 1,185,000 shares held by Sponsor issued in connection with the Company's predecessor, DHC's initial public offering to the August Purchasers, pursuant to the Assignment Agreement with certain members of Sponsor and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company's predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain members of Sponsor in connection with the consummation of the Company's prior business combination.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.5 million in connection with the closing of the August Financing.

The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025. For every $5.00 paid to the Company, the Company will release one share of Common Stock under the August SPA and one share of Common Stock under the Assignment Agreement to the August Purchasers. If an investor fails to pay its required funding by the respective deadline, the investor's entire commitment under the August SPA will become immediately due and payable. As of March 27, 2025, a total of 110,000 shares of Common Stock have been issued to the August Purchasers for gross proceeds of $0.6 million. As of March 27, 2025, one Purchaser has failed to make its required exercises for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement. For additional information, please see "Warrant Exercise and Reload Agreement" below.

Standby Equity Purchase Agreement

On August 26, 2024, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50.0 million of the Company's shares of Common Stock, at the Company's request any time during the commitment period commencing on the SEPA Effective Date and terminating on the 36-month anniversary of the SEPA Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an "Advance") is subject to a maximum limit equal to an amount equal to 100% of the aggregate volume traded of the Company's Common Stock on Nasdaq for the five trading days immediately preceding an Advance notice. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the "Option 1 Pricing Period"), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the "Option 2 Pricing Period," and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a

"Pricing Period"). "Market Price" is defined as, for any Option 1 Pricing Period, the daily volume weighted average price ("VWAP") of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company's outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company's issued and outstanding Common Stock, as of the SEPA Effective Date (the "Exchange Cap"). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq's "minimum price rule." Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. "Volume Threshold" is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30. As consideration for Yorkville's commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee (the "Commitment Fee") of $0.5 million by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock. As of March 27, 2025, the Company issued an aggregate of 2,462,023 shares of Common Stock to Yorkville, including the Commitment Fee.

The Cataneo Purchase Agreement

On October 29, 2024, Company entered into the Purchase Agreement with Unterseer,, CUTV, and CUNEO pursuant to which the Sellers have agreed to sell all of the outstanding equity interests of Cataneo to the Company for an aggregate purchase price of $19.5 million, consisting of (i) $9.0 million in cash and (ii) 4,200,000 shares of the Company's Common Stock at an agreed upon value of $2.50 per share, subject to customary adjustments. Prior to the Cataneo Closing Date, the Sellers may elect to convert a portion of the Equity Consideration to cash for up to $3.0 million at a price per share of $2.50. Additionally, an aggregate of 400,000 Escrow Shares issued as part of the Equity Consideration shall be subject to the Escrow Period following Cataneo Closing Date. The Escrow Shares may be utilized to offset certain claims, fines, penalties, outstanding debts or other costs owed by the Sellers following the Cataneo Closing Date. Thirty days prior to the end of the Escrow Period, certain of the Sellers shall have the right, but not the obligation, to cause the Company to repurchase their portion of the Escrow Shares at a price per share of $2.50.

The transaction is expected to close in the first half of 2025 and is subject to the Closing Conditions. The Company intends to finance the transaction through third-party financing, which may take the form of debt or equity.

The Purchase Agreement contains certain customary termination rights for the Company and the Sellers, including the right to terminate the Purchase Agreement if (i) not all of the Closing Conditions have been satisfied by January 29, 2025, (ii) a party has not performed all of its Closing Actions (as defined therein) within ten business days of the Cataneo Closing Date, or (iii) the registration process of the Equity Consideration has not been initiated prior to the Cataneo Closing Date to the satisfaction of the Sellers. Notwithstanding any termination right, any party may seek specific performance of the other parties to the Purchase Agreement. In the event the Purchase Agreement is terminated by the Sellers by virtue of the failure of the Company to deliver the Personal Guarantee, the Sellers shall be entitled to a termination fee of $350,000. On February 6, 2025, the Company and the Sellers entered into the Addendum, pursuant to which the parties amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum amends the Purchase Agreement to, among other things: (i) provide that the Company pay to Mr. Unterseer, as authorized recipient of the Sellers $350,000 as the Initial Down Payment on the Cash Consideration by February 13, 2025, which amount was paid in full on February 12, 2025 and temporarily suspend Sellers' right to withdraw from the Purchase Agreement until February 28, 2025, unless the Company fails to pay Initial Down Payment; (ii) provide for additional temporary suspensions of Sellers' right to withdraw for two successive one-month periods through April 30, 2025, dependent upon the Company's payment each month of an Additional Down Payment of $100,000 to Mr. Unterseer, as authorized recipient of the Sellers, with each Additional Down Payment to be credited toward the Cash Consideration to be owed by the Company; (iii) add a requirement of Sellers to use their best efforts to coordinate and to cause Cataneo to work with the Company and the Company's financial advisors towards the implementation of the percentage of completion method of accounting for past and current customer projects; (iv) provide that Sellers' agree to rescind Sellers' previous notification to exercise their Election Right to receive the Equity Consideration in the amount of $3,000,000 in cash instead of Consideration Shares as set forth in the Purchase Agreement, provided that the Sellers' may re-exercise such Election Right prior to the Closing of the Acquisition; (v) waive Sellers' right to approve the terms of the financing of the transaction; and (vi) provide that if the Purchase Agreement were to be terminated upon the Company's failure to pay or the expiration of April 30, 2025, or for other reasons the Company withdraws from the Purchase Agreement pursuant to the early termination provisions of the Purchase Agreement or should the Purchase Agreement terminate before Closing, Seller's agree to set-off under certain circumstances any claims Sellers may have pursuant to such early termination provisions of the Purchase Agreement against the Initial Down Payment and any Additional Down Payment; however, the remainder of the Initial Down Payment and any Additional Down Payment will not be repayable to the Company by Sellers. On March 14, 2025, the Company paid an Additional Down Payment of $100,000 to be credited toward the Cash Consideration.

Yorkville Promissory Note

On November 11, 2024, the Company issued the Promissory Note in the aggregate original principal amount of approximately $1.7 million to Yorkville. The Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. The Company was required to make monthly cash payments beginning on December 15, 2024, which continued on the same day of each successive calendar month of principal in the amount of the sum of (i) $0.4 million of principal (or the outstanding principal amount if less than such amount), plus (ii) a payment premium in an amount equal to 5% of the principal amount being paid, if applicable, and (iii) any accrued and unpaid interest as of each Installment Date. The Company, at its own option, was to repay each Installment Amount either (i) in cash on or before each Installment Date, or (ii) by submitting one or more an advance notice(s) under the SEPA (as defined below), on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. If the Company repaid the Installment Amount in cash, the cash payment should have included the Payment Premium. If the Company elected an Advance Repayment for all or a portion of an Installment Amount, then no Payment Premium was applied. In addition, for so long as the Promissory Note was outstanding, with respect to any advance notice submitted by the Company under the SEPA, the Company would have selected an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by Yorkville. As of March 27, 2025, the Company owes the remaining balance of $0.4 million on the Promissory Note.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into the January Warrant Exercise Agreement with certain Purchasers. Pursuant to the August SPA (as defined below), the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the Contribution Warrant to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account as of March 27, 2025.

Under the January Warrant Exercise Agreement, the exercise price of the Committed Warrants was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on the Exercise Schedule. Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue the Reload Warrants. Upon a Purchaser's completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term. If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue the Optional Reload Warrants. In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

As of March 27, 2025, Purchasers have exercised 718,513 Committed Warrants to purchase 718,513 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.4 million, and such Purchasers shall be issued 718,513 shares of Common Stock, 718,513 Escrow Shares, and 1,437,000 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of March 27, 2025, one Purchaser has failed to make its required exercises for the January 31, 2025 exercise date under the January Warrant Exercise Agreement, in an aggregate amount of $0.2 million. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

AFG Subscription Agreement; Termination of Reseller Agreement

On August 19, 2023, the Company and AFG entered into the Reseller Agreement providing for, among other things, AFG to act as BEN's exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) the Reseller Warrant.

On September 7, 2023, the Company and AFG entered into the AFG Subscription Agreement providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG Investors as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the "AFG Installment Shares").

On January 17, 2025, the Company delivered the Notice to AFG terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG's obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit, the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Annual Report on Form 10-K assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

Cash Exercise of Warrants

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such Warrants. We believe the likelihood that warrantholders will exercise their respective Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a Warrant, we expect that a warrantholder would not exercise their Warrants. To the extent that any Warrants are exercised on a "cashless basis" under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

As of the date of this filing, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

To the extent such Warrants are exercised, additional Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.

Material Cash Requirements
Our material cash requirements include the following potential and expected obligations:

Bank Loans
As of December 31, 2024, we had four loans outstanding, all of which were assumed in the acquisition of DM Lab in May 2023, totaling approximately $0.9 million. The loans carry varying interest rates ranging from 4.667% to 6.69% and have varying maturity dates ranging from January to September 2024. The loans do not have optional or mandatory redemption or conversion features. In January 2025, we obtained a waiver to extend the due dates of the short-term debt to January 2026.

Research and Development Sponsorship

In December 2023, we entered into a research and development sponsorship agreement with Korea University for total consideration of up to 528.0 million Korean won (approximately $0.4 million) from January 2024 through December 2024. We can terminate the agreement upon 30 days written notice to Korea University. As of December 31, 2024, we paid

211.2 million Korean won (approximately $0.2 million). The sponsorship agreement with Korea University is no longer active. As of December 31, 2024, we owe Korea University approximately $0.2 million.
We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation typically consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

The Cataneo Purchase Agreement

At closing of the Acquisition, in addition to equity consideration, we have agreed to pay a cash purchase price of $9.0 million. We may also be required to make additional cash payments in exchange for shares of common stock paid as Equity Consideration. See “Recent Events -The Cataneo Purchase Agreement”.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Years Ended December 31,
	2024	2023
Cash used in operating activities	$(14,039,704)	$(5,054,749)
Cash used in investing activities	(281,390)	(1,139,035)
Cash provided by financing activities	12,785,354	7,876,787
Net (decrease) increase in cash and cash equivalents	$(1,535,740)	$1,683,003
Operating activities
Cash used in operating activities was approximately $14.0 million during the year ended December 31, 2024 primarily due to our net loss of approximately $33.7 million. The net loss included non-cash charges of approximately $17.2 million, which consisted of approximately $13.5 of impairment of our deferred customer acquisition costs, $2.7 million of depreciation and amortization expense, $1.8 million in equity-based compensation expense, including the issuance of restricted shares, $1.4 million of write offs of deferred financing fees, and $0.5 million of financing costs related to the SEPA, $0.1 million in non-cash interest charges from the debt discount on our Standby Equity Purchase Agreement, partially offset by $1.9 million in gains on debt extinguishment and $0.9 million in changes in fair value of the warrant liabilities. The net cash inflow of approximately $2.5 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of $6.0 million, partially offset by a decrease of accrued expenses of $2.6 million, an increase in prepaid expense and other current assets of $0.8 million.
Cash used in operating activities was approximately $5.1 million during the year ended December 31, 2023, primarily due to BEN’s net loss of approximately $11.7 million. The net loss included non-cash charges of approximately $5.5 million, which primarily consisted of approximately $4.9 million in equity-based compensation expense and approximately $0.6 million of depreciation and amortization expense. The net cash inflow of approximately $1.1 million from changes in BEN’s operating assets and liabilities was primarily due to an increase in accrued expenses of approximately $1.3 million due to an increase in legal and professional fees and an increase in accounts payable of approximately $0.1 million, partially offset by an increase in prepaid expenses and other current assets of approximately $0.2 million.

Investing activities

Cash used in investing activities during the year ended December 31, 2024 was approximately $0.3 million, which consisted primarily of capitalized internal-use software costs.

Cash used in investing activities during the year ended December 31, 2023 was approximately $1.1 million, which consisted primarily of capitalized internal-use software costs, purchase of patents, and net assets acquired from DM Lab. There were no such activities during the year ended December 31, 2022.

Financing activities

Cash provided by financing activities during the year ended December 31, 2024 was approximately $12.8 million, which consisted primarily of proceeds received from the sale of Common Stock, exercise of options and warrants, partially offset by payment of a related party note.
Cash provided financing activities during the year ended December 31, 2023 was approximately $7.9 million which consisted of proceeds received from the issuance of convertible notes, the sale of common stock, related party note, proceeds received from related party advance repayments and exercise of options and warrants, partially offset by payment of deferred financing costs and advances to related parties.
Critical Accounting Estimates
The Company’s consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of the Company’s consolidated financial statements requires it to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. The Company bases its estimates on historical experience, known trends and events and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on an ongoing basis. The Company’s actual results may differ from these estimates under different assumptions and conditions.

Revenues

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach; (1) identification of the contract, or contracts, with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, (5) recognition of revenue when, or as, performance obligations are satisfied.

Research and development expenses

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Stock-based compensation

Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of the Company’s common stock prior to the Merger, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The fair value of BEN’s restricted stock awards is estimated on the date of grant based on the fair value of the Company’s common stock.

Impairment of Definite Lived Intangible Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC 350 Intangibles—Goodwill and Other, is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350.

Indefinite-lived IPR&D is not subject to amortization but is tested annually for impairment or more frequently if there are indicators of impairment. The Company also evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset shall be tested for impairment in accordance with paragraphs 350-30-35-18 through 35-19. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization.

The Company tests its indefinite-lived IPR&D annually for impairment during the fourth quarter. In testing indefinite-lived IPR&D for impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances would indicate that it is more likely than not that its fair value is less than its carrying amount, or the Company can perform a quantitative impairment analysis to determine the fair value of the indefinite-lived IPR&D without performing a qualitative assessment. Qualitative factors that the Company considers include significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If the Company chooses to first assess qualitative factors and the Company determines that it is more likely than not that the fair value of the indefinite-lived IPR&D is less than its carrying amount, the Company would then determine the fair value of the indefinite-lived IPR&D. Under either approach, if the fair value of the indefinite-lived IPR&D is less than its carrying amount, an impairment charge is recognized in the consolidated statements of operations.
Recent Accounting Pronouncements
See Note B to our consolidated financial statements found elsewhere in this Annual Report on Form 10-K for a description of recent accounting pronouncements applicable to our consolidated financial statements.
Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of December 31, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.
We expect to elect to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.

Item 8. Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Brand Engagement Network Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brand Engagement Network Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has an accumulated deficit of approximately $47.0 million, a net loss for the year ended December 31, 2024 of approximately $33.7 million, and net cash used in operating activities of approximately $14.0 million, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
March 31, 2025

We have served as the Company’s auditor since 2023
PCAOB Audit ID: 318

BRAND ENGAGEMENT NETWORK INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$149,273	$1,685,013
Accounts receivable, net of allowance	30,888	10,000
Due from Sponsor	3,000	—
Prepaid expenses and other current assets	1,042,398	201,293
Total current assets	1,225,559	1,896,306
Property and equipment, net	292,757	802,557
Intangible assets, net	16,124,370	17,882,147
Right of use asset - operating lease	507,182	—
Other assets	—	1,427,729
TOTAL ASSETS	$18,149,868	$22,008,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,995,235	$1,282,974
Accrued expenses	4,593,712	1,637,048
Due to related parties	693,036	—
Deferred revenue	—	2,290
Convertible note	1,140,000	—
Short-term debt	1,655,080	223,300
Operating lease liability	173,497	—
Total current liabilities	14,250,560	3,145,612
Warrant liabilities	919,050	—
Operating lease liability	335,766	—
Note payable - related party	—	500,000
Long-term debt	—	668,674
Total liabilities	15,505,376	4,314,286
Commitments and Contingencies (Note N)
Stockholders’ equity:
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized, none designated. There are no shares issued or outstanding as of December 31, 2024 or December 31, 2023	—	—
Common stock par value of $0.0001 per share, 750,000,000 shares authorized. As of December 31, 2024 and 2023, respectively, 39,573,988 and 23,270,404 shares issued and outstanding	3,957	2,327
Additional paid-in capital	49,657,684	30,993,846
Accumulated deficit	(47,017,149)	(13,301,720)
Total stockholders’ equity	2,644,492	17,694,453
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,149,868	$22,008,739
The accompanying notes are an integral part of these consolidated financial statements.

BRAND ENGAGEMENT NETWORK INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2024	2023
Revenues	$99,790	$35,210
Cost of revenues	—	—
Gross profit	99,790	35,210
Operating expenses:
General and administrative	19,242,571	10,841,024
Depreciation and amortization	2,728,411	637,990
Research and development	1,127,779	236,710
Impairment of deferred customer acquisition costs	13,475,000	—
Total operating expenses	36,573,761	11,715,724
Loss from operations	(36,473,971)	(11,680,514)
Other income (expenses):
Interest expense	(202,945)	(56,515)
Interest income	3,328	15,520
Gain on debt extinguishment	1,946,310	—
Change in fair value of warrant liabilities	994,687	—
Other	17,162	(9,757)
Other income (expenses), net	2,758,542	(50,752)
Loss before income taxes	(33,715,429)	(11,731,266)
Income taxes	—	—
Net loss	$(33,715,429)	$(11,731,266)
Net loss per common share- basic and diluted	$(1.02)	$(0.57)
Weighted-average common shares - basic and diluted	32,908,326	20,635,508

The accompanying notes are an integral part of these consolidated financial statements.

BRAND ENGAGEMENT NETWORK INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Par Value	Shares	Par Value
Balance at December 31, 2022	—	$—	17,057,085	$1,705	$1,528,642	$(1,570,454)	$(40,107)
Stock issued for DM Lab APA	—	—	4,325,043	433	16,012,317	—	16,012,750
Options and warrant exercises	—	—	202,575	20	60,918	—	60,938
Vesting of early exercised options	—	—	—	—	14,062	—	14,062
Stock issued in conversion of convertible notes	—	—	830,547	83	3,074,917	—	3,075,000
Stock issued in settlement of accounts payable and loans payable	—	—	238,488	24	432,939	—	432,963
Sale of common stock, net of issuance costs	—	—	616,666	62	4,929,938	—	4,930,000
Stock-based compensation	—	—	—	—	4,940,113	—	4,940,113
Net loss	—	—	—	—	—	(11,731,266)	(11,731,266)
Balance at December 31, 2023	—	$—	23,270,404	$2,327	$30,993,846	$(13,301,720)	$17,694,453
Stock issued to DHC shareholders in reverse recapitalization	—	—	7,885,220	789	(10,722,277)	—	(10,721,488)
Issuance of common stock pursuant to Reseller Agreement	—	—	1,750,000	175	13,474,825	—	13,475,000
Sale of common stock, net of issuance costs	—	—	2,525,917	394	11,099,936	—	11,100,330
Stock issued in settlement of liabilities	—	—	244,594	24	583,666	—	583,690
Stock issued in conversion of convertible notes	—	—	633,333	63	759,937	—	760,000
Stock issued for Standby Equity Purchase Agreement liability and commitment fee	—	—	1,242,922	124	1,317,394	—	1,317,518
Option and warrant exercises	—	—	152,354	15	100,009	—	100,024
Stock-based compensation, including vested restricted shares			464,244	46	2,050,348	—	2,050,394
Net loss	—	—	—	—	—	(33,715,429)	(33,715,429)
Balance at December 31, 2024	—	$—	38,168,988	$3,957	$49,657,684	$(47,017,149)	$2,644,492

The accompanying notes are an integral part of these consolidated financial statements.

BRAND ENGAGEMENT NETWORK INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(33,715,429)	$(11,731,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,728,411	637,990
Allowance for uncollected receivables	30,000	20,000
Write off of deferred financing fees	1,427,729	—
Impairment of deferred customer acquisition costs	13,475,000	—
Change in fair value of warrant liabilities	(994,687)	—
Gain on debt extinguishment	(1,946,310)	—
SEPA financing costs	525,000	—
Stock based compensation, including the issuance of restricted shares	1,814,048	4,878,655
Non-cash interest expense	90,624	—
Reduction in right of use asset	60,005	—
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(824,281)	(201,043)
Accounts receivable	(50,888)	(29,500)
Accounts payable	6,012,259	101,396
Accrued expenses	(2,610,971)	1,257,879
Other assets	—	8,850
Operating lease liability	(57,924)	—
Deferred revenue	(2,290)	2,290
Net cash used in operating activities	(14,039,704)	(5,054,749)
Cash flows from investing activities:
Purchase of property and equipment	(53,023)	(48,349)
Purchase of patents	—	(379,864)
Capitalized internal-use software costs	(228,367)	(453,709)
Asset acquisition (Note D)	—	(257,113)
Net cash used in investing activities	(281,390)	(1,139,035)
Cash flows from financing activities:
Cash and cash equivalents acquired in connection with the reverse recapitalization	858,292	—
Proceeds from the sale of common stock	11,300,330	5,000,000
Proceeds from Standby Equity Purchase Agreement liability	1,490,000	—
Proceeds from convertible notes	—	3,075,000
Proceeds from related party note	—	620,000
Proceeds received from option and warrant exercises	100,024	35,000
Payment of financing costs	(883,292)	(711,859)
Payment of related party note	(80,000)	(120,000)
Advances to related parties	—	(159,464)
Proceeds received from related party advance repayments	—	138,110
Net cash provided by financing activities	12,785,354	7,876,787
Net (decrease) increase in cash and cash equivalents	(1,535,740)	1,683,003
Cash and cash equivalents at the beginning of the period	1,685,013	2,010
Cash and cash equivalents at the end of the period	$149,273	$1,685,013
The accompanying notes are an integral part of these consolidated financial statements.

BRAND ENGAGEMENT NETWORK INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2024	2023
Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Supplemental Non-Cash Information
Capitalized internal-use software costs in accrued expenses	$—	$54,756
Issuance of common stock pursuant to Reseller Agreement	$13,475,000	$—
Issuance of common stock for Standby Equity Purchase Agreement liability and commitment fee	$1,317,518	$—
Stock-based compensation capitalized as part of capitalized software costs	$236,346	$61,458
Settlement of liabilities into common shares	$583,690	$432,963
Settlement of accounts payable into convertible note	$1,900,000	$—
Right of use asset obtained in exchange of operating new lease liabilities	$567,187	$—
Conversion of convertible notes into common shares	$760,000	$3,075,000
Warrants exercise through settlement of accounts payable	$—	$40,000
Property and equipment in accounts payable	$—	$2,326
Financing costs in accounts payable and accrued expenses	$200,000	$785,870
Issuance of common stock in connection with asset acquisition	$—	$16,012,750

The accompanying notes are an integral part of these consolidated financial statements.

BRAND ENGAGEMENT NETWORK INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — NATURE OF OPERATIONS AND GOING CONCERN
Nature of Operations

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The Company is a generative AI ("GenAI") company specializing in conversational AI solutions. Through its secure, human-like AI agents ("AI Agents"), available in different modalities, the Company seeks to transform consumer engagement and elevate customer experience, productivity, and business performance. The Company’s AI Agents are built on 16+ advanced AI modules spanning perception, understanding, and response, with advanced capabilities in natural language processing ("NLP"), multisensory awareness, sentiment and environmental analysis, and real-time individuation and personalization. The Company’s conversational AI solutions are tailored to meet the unique needs of its business customers - from AI Agent customization in look, sound, and feel, to conversation design, business system integration, and cross-platform execution.

Business Combination with DHC

On March 14, 2024, the Company consummated its previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated September 7, 2023 (as amended, the “Business Combination Agreement”), by and among DHC Acquisition Corp., a Cayman Islands exempted company (“DHC”), Brand Engagement Network Inc., a Wyoming corporation (“Prior BEN”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct, wholly owned subsidiary of DHC (“Merger Sub”) and DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination Agreement, including the Domestication and the Merger (each as defined below) are collectively referred to herein as the “Business Combination.”

Prior to the Closing, as contemplated by the Business Combination Agreement, DHC became a Delaware corporation named “Brand Engagement Network Inc.” (the “Domestication”), and (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of DHC (the “Class A Shares”) was automatically converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share (“Common Stock”), of BEN, (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of DHC was automatically converted, on a one-for-one basis, into a share of Common Stock of BEN, (iii) each then-issued and outstanding public warrant of DHC, each representing a right to acquire one Class A Share for $11.50 was automatically converted, on a one-for-one basis, into a public warrant of BEN (a “Public Warrant”), which represents a right to acquire one share of Common Stock for $11.50, pursuant to Section 4.5 of the Warrant Agreement, dated March 4, 2021, by and between DHC and Continental Stock Transfer and Trust Company (the “Warrant Agreement”), (iv) each then-issued and outstanding private placement warrant, each representing a right to acquire one Class A Share for $11.50 (a “Private Placement Warrant”), was automatically converted, on a one-for-one basis, into a private placement warrant of BEN, which represents a right to acquire one share of Common Stock for $11.50, pursuant to Section 4.5 of the Warrant Agreement, (v) each then-issued and outstanding unit of DHC, each representing a Class A Share and one-third of a DHC Public Warrant (a “Unit”), that had not been previously separated into the underlying Class A Share and one-third of one DHC Public Warrant upon the request of the holder thereof, were separated and automatically converted into one share of Common Stock and one-third of one Public Warrant.

Following the Domestication, on March 14, 2024, pursuant to the Business Combination Agreement, Merger Sub merged with and into Prior BEN (the “Merger”), with Prior BEN surviving the Merger as a direct, wholly owned subsidiary of BEN. In connection with the Merger, (i) all outstanding shares of Prior BEN’s common stock were exchanged for shares of Common Stock at an exchange ratio of 0.2701 (the “Exchange Ratio”) shares of Common Stock per one share of Prior BEN common stock, (ii) each then-issued and outstanding compensatory warrant of Prior BEN, each representing a right to acquire one share of Prior BEN common stock, were assumed by BEN and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements, into new compensatory warrants of BEN, and (iii) each then issued and outstanding option to purchase shares of Prior BEN common stock, each representing a right to acquire one share of Prior BEN common stock, were assumed by BEN and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements, into options to purchase Common Stock.

Except as otherwise indicated, references herein to “BEN,” the “Company,” or the “Combined Company,” refer to Brand Engagement Network Inc. Inc. on a post-Merger basis, and references to “Prior BEN” refer to the business of privately-held Brand Engagement Network Inc. prior to the completion of the Merger. References to “DHC” refer to DHC Acquisition Corp. prior to the completion of the Merger.

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants.

Nasdaq Compliance

On December 30, 2024, the Company received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the closing bid price for the Company’s Common Stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). The Notice has no effect at this time on the Common Stock, which continues to trade on The Nasdaq Capital Market under the symbol “BNAI”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until June 28, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement (unless the Staff exercises its discretion to extend the 10-day period).

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2024, the Company had an accumulated deficit of $47,017,149, a net loss of $33,715,429 and net cash used in operating activities of $14,039,704 during the year ended December 31, 2024. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of Common Stock, exercises of warrants, the issuance of promissory notes and convertible debt, and its transactions with AFG Companies Inc. (“AFG”). On August 26, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), whereby the Company has the right, but not the obligation, to sell up to $50,000,000 of its shares of Common Stock at the Company’s request any time during the 36 months following the execution of the SEPA, subject to certain conditions. However, the Company’s ability to access the proceeds from the SEPA is subject to market conditions, such as trading volume, the price of the Company’s Common Stock and other factors beyond the Company’s control. The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its existing cash and cash equivalents will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the consolidated financial statements are issued. The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA, however, the Company’s cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy the Company’s contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.
The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Consolidation
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
The accompanying consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the Company’s consolidated financial statements include, but are not limited to, assumptions used to measure stock-based compensation, valuation of the intangible assets acquired from DM Lab (see Note D), useful lives of intangible assets, warrant liabilities, derivative liabilities, and deferred customer acquisition costs.
These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.
Segment and geographic information
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM manages the Company’s operations on a consolidated basis for the purpose of allocating resources. The Company views its operations as, and manages its business in, one operating segment.

The accounting policies of its segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for its segment based on net loss, which is reported on the consolidated statements of operations. The measure of segment assets is reported on the balance sheet as total assets. The CODM uses cash forecast models in deciding how to invest into the segment. The CODM analyzes the Company’s net loss and monitors budget versus actual results to assess the performance of the Company. Significant expenses are not regularly available or reviewed by the CODM. Other segment expenses include other income (expenses), net, which were $2,758,542 and $(50,752) during the years ended December 31, 2024 and 2023.

The Company has an office in the Republic of Korea dedicated to research and development activities.
Significant Risks and Uncertainties
There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Revenue Recognition and Accounts Receivable
The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:
1)Identification of the Contract, or Contracts, with a Customer.
2)Identification of the Performance Obligations in the Contract.
3)Determination of the Transaction Price.
4)Allocation of the Transaction Price to the Performance Obligations in the Contract.
5)Recognition of Revenue when, or as, Performance Obligations are Satisfied.
Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of December 31, 2024 and 2023 are net of an allowance for expected credit losses amounting to $50,000 and $20,000, respectively.

The Company capitalizes the incremental costs of obtaining a contract with a customer. The Company’s incremental costs are related to the shares issued in connection with the Exclusive Reseller Agreement (“Reseller Agreement”) with AFG in August 2023 (Note J). The Company terminated the Reseller Agreement, resulting in impairment of deferred customer acquisition costs of $13,475,000, recorded in the consolidated statements of operations during the year ended December 31, 2024. The Company had no such costs as of December 31, 2023.
Impairment of Definite Lived Intangible Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in an estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded during the year ended December 31, 2023.
In-Process Research and Development
The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350. During the second quarter of 2024, the Company’s IPR&D was completed and reclassified as a definite-lived asset and began amortizing over its estimated useful life of 5 years.
During the years ended December 31, 2024 and 2023, the Company did not recognize an impairment charge related to its indefinite-lived IPR&D.

Research and Development Costs
Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, employee related costs, consulting fees for technical expertise, prototyping, and testing.

Stock-Based Compensation
The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC Topic 718, Compensation — Stock Compensation. Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The fair value of each restricted stock award is measured as the fair value per share of the Company’s Common Stock at the date of grant.
Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable. The Company accounts for forfeitures in the period in which they occur.
The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of its Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.
The Black-Scholes model assumptions are further described below:
•Common stock — the fair value of the Company’s Common Stock.
•Expected Term — The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the SEC’s Staff Accounting Bulletin No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.
•Expected Volatility — The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.
•Risk-Free Interest Rate — The Company bases the risk-free interest rate on the U.S. Treasury yield curve commensurate with the expected term of each option.
•Expected Dividend —The Company has never declared or paid any cash dividends on its Common Stock and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Cash and Cash Equivalents
The Company considers all highly-liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.
Capitalized Internal-Use Software Costs
Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.
The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. When the internal-use software is ready for its intended use, the Company reclassifies the internal-use software to developed software intangible assets and amortizes the asset over an estimated useful life ranging from 3 to 5 years. No impairment losses were recorded for the year ended December 31, 2024.

Leases
The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. Leases with a term greater than one year will be recognized on the balance sheet as right-of-use (“ROU”) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Payments for non-lease components or that are variable in nature that do not depend on a rate or index are not included in the lease liability and are typically expensed as incurred. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability using revised inputs as of the reassessment date, and adjust the ROU assets. Lease expense is recognized on a straight-line basis over the expected lease term for operating classified leases.

Foreign Currency Transactions

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses arising from foreign currency transactions and the effects of remeasurements are captured within the net loss within statement of operations. Foreign currency transaction gains and losses were not material for the years ended December 31, 2024 and 2023.

Warrant Liabilities

The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480, Distinguishing Liabilities from Equity, ASC Topic 505, Equity, and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Public Warrants and Private Placement Warrants as liabilities at their fair value and adjust the Public Warrants and Private Placement Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations.

Fair Value of Financial Instruments
The Company accounts for financial instruments under ASC 820, Fair Value Measurements (“ASC 820”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:
Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and
Level 3 — assets and liabilities whose significant value drivers are unobservable.

The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis:

	Fair value measurement at reporting date using
December 31, 2024	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$576,606	$—
Warrant liabilities - Private Placement Warrants	$—	$342,444	$—
Total Warrant liabilities	$—	$919,050	$—
The Public Warrants and Private Placement Warrants assumed in connection with the Business Combination were accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the accompanying consolidated balance sheets. The warrant liabilities are initially measured at fair value at the day of the Business Combination and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations.

The fair value of the Public Warrants and Private Placement Warrants is estimated based on the closing price of the Public Warrants, an observable market quote but is classified as a Level 2 fair value measurement due to the level of trading volume in an active market.

Net Loss per Share
Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase Common Stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the Common Stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of Common Stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.
The following potentially dilutive securities are excluded from the calculation of weighted average shares of Common Stock outstanding because their inclusion would have been anti-dilutive:

	December 31,
	2024	2023
Options	1,386,400	2,430,900
Warrants	24,559,962	1,039,885
Convertible note (as converted)	950,000	—
Total	26,896,362	3,470,785

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company incorporated the improved segment disclosures in the summary of significant accounting policies, herein.

Recently Issued but Not Yet Adopted Accounting Standards
In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires additional disclosure of certain amounts included in the expense captions presented on the Statement of Operations as well as disclosures about selling expenses. This ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued. The Company is currently evaluating the effect of this standard on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

NOTE C — MERGER WITH DHC
On March 14, 2024, Prior BEN completed the Merger with DHC as discussed in Note A. The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of DHC were cash and cash equivalents. For financial reporting purposes Prior BEN was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Prior BEN stockholders owned approximately 76% of the Combined Company and (ii) Prior BEN management held all key positions of management. Accordingly, the Merger was treated as the equivalent of Prior BEN issuing stock to assume the net liabilities of DHC. As a result of the Merger, the net liabilities of DHC were recorded at their historical cost in the consolidated financial statements and the reported operating results prior to the Merger are those of Prior BEN. The following table summarizes the assets acquired and liabilities assumed as part of the reverse recapitalization:

March 14, 2024
Cash and cash equivalents	$858,292
Due from Sponsor	3,000
Prepaid and other current assets	16,824
Accounts payable	(2,352,328)
Accrued expenses	(5,782,211)
Due to related parties	(693,036)
Warrant liability	(1,913,737)
Net liabilities assumed	$(9,863,196)
Total transaction costs were $4,121,000, of which $858,292 were charged directly to additional paid-in capital to the extent of cash received. The transaction costs in excess of cash acquired of $3,341,055 were charged to general and administrative expenses during the year ended December 31, 2024.
NOTE D — ACQUISITIONS

On May 3, 2023, in connection with the development the Company’s core technology, the Company entered into an Asset Purchase Agreement with DM Lab Co., LTD (“DM Lab”), to acquire certain assets and assume certain liabilities in exchange for 4,325,043 shares of Common Stock with a fair value of $16,012,750 and $257,112 in cash consideration including $107,112 in transaction-related costs.
The Company accounted for the transaction with DM Lab as an asset acquisition as the acquired set passed the screen test and as such did not meet the criteria to be considered a business according to ASC 805, Business Combinations. The total consideration paid including transaction-related costs was allocated to identifiable intangible and tangible assets acquired based on their acquisition date estimated fair values. The largest asset acquired was the in-process research and development intangible asset which the Company determined had alternative future uses and capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. The in-process research and development intangible asset was valued using the multi-period excess earnings method which requires several judgements and assumptions to determine the fair value of intangible assets, including growth rates, EBITDA margins, and discount rates, among others. This nonrecurring fair value measurement is a Level 3 measurement within the fair value hierarchy. The following table summarizes the fair value of consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition date fair values.

Assets Acquired	Amount Recognized
In-process research and development intangible asset	$17,000,000
Property and equipment	721,916
Liabilities assumed
Accounts payable	(57,700)
Accrued expenses	(249,779)
Short-term debt	(1,144,575)
Total assets acquired and liabilities assumed	16,269,862
Total consideration	$16,269,862
NOTE E — PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consisted of the following:

	December 31,
	2024	2023
Security deposits	$108,441	$71,300
Prepaid VAT	32,468	7,821
Prepaid professional fees	284,081	43,712
Prepaid insurance	567,977	—
Prepaid other	49,431	78,460
Prepaid expenses and other current assets	$1,042,398	$201,293
NOTE F — PROPERTY AND EQUIPMENT, NET
Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs are amortized straight-line over an estimated useful life ranging from 5 to 10 years.
Property and equipment consists of the following:

	December 31,
	2024	2023
Equipment	$337,856	$426,000
Furniture	348,754	346,591
Capitalized software	216,751	569,923
Total	903,361	1,342,514
Accumulated depreciation and amortization	(610,604)	(539,957)
Property and equipment, net of accumulated depreciation and amortization	$292,757	$802,557
For the years ended December 31, 2024 and 2023 depreciation and amortization of property and equipment totaled $215,286 and $539,957, respectively.
NOTE G — INTANGIBLE ASSETS
The following table summarizes intangible assets included on the consolidated balance sheet:

	December 31, 2024
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,864	$(517,960)	$741,904

Developed technology	17,755,347	(2,372,881)	15,382,466
Total	$19,015,211	$(2,890,841)	$16,124,370

	December 31, 2023
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(377,716)	$882,147
Indefinite-lived intangible assets:
In-process research and development	17,000,000	—	17,000,000
Total	$18,259,863	$(377,716)	$17,882,147
Total amortization expense was $2,513,125 and $98,033 for the years ended December 31, 2024 and 2023, respectively.
Future amortization of intangible assets are estimated to be as follows:

Years Ending December 31:
2025	$3,715,166
2026	3,715,166
2027	3,679,245
2028	3,661,285
2029	1,292,820
Thereafter	60,688
$16,124,370
NOTE H — ACCRUED EXPENSES
Accrued expenses consist of the following:

	December 31,
	2024	2023
Accrued professional fees	$2,747,211	$245,751
Accrued compensation and related expenses	1,730,043	1,146,435
Due to related party	—	178,723
Accrued other	116,458	66,139
Accrued expenses	$4,593,712	$1,637,048
NOTE I — DEBT

Promissory Note

On November 11, 2024, the Company issued a promissory note in the aggregate original principal amount of approximately $1,700,000 to Yorkville (the “Promissory Note”). The Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Company was required to make monthly cash payments beginning on December 15, 2024, and continuing on the same day of each successive calendar month of principal in the amount of the sum of (i) $0.4 million of principal (or the outstanding principal amount if less than such amount), plus (ii) a payment premium in an amount equal to 5% of the principal amount being paid, if applicable, and (iii) any accrued and unpaid interest as of each Installment Date. The Company shall, at its own option, repay each Installment Amount either (i) in cash on or before each Installment Date, or (ii) by submitting one or more an advance notice(s) under the SEPA (as defined below), on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. If the Company repays the Installment Amount in cash, the cash payment shall include the Payment Premium. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then no Payment Premium will apply. In addition, for so long as the Promissory

Note is outstanding, with respect to any advance notice submitted by the Company under the SEPA, the Company shall select an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by Yorkville. The Promissory Note matures on March 11, 2025, and was issued at an original issue discount of 10%. During the year ended December 31, 2024, 962,023 shares of Common Stock were issued to Yorkville resulting in the reduction of the Promissory Note of $817,518. During the year ended December 31, 2024, the Company recognized $90,625 in interest expense related to the Promissory Note. As of December 31, 2024, the remaining balance of $849,149 was included within short-term debt in the accompanying consolidated balance sheets.

Convertible Notes

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”) in the principal amount of $1,900,000 (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1,900,000 related to investment banking services rendered to the Company in connection with the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note is March 14, 2025. During the year ended December 31, 2024, the Company recognized $29,597 in interest expense related to the Cohen Convertible Note.

On December 14, 2024 (the “First Conversion Date”), $760,000 of the Cohen Convertible Note converted into 633,333 shares of Common Stock at $1.20 per share (the “Floor Price”). On the 14th day of each successive month commencing with January 14, 2025 (each such day, an “Additional Conversion Date” and together with the First Conversion Date, the “Conversion Dates”), CCM may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share (the “Conversion Purchase Price”) equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable Conversion Date (subject to the Floor Price). As of December 31, 2024, the remaining balance of $1,140,000 was included within the convertible note in the accompanying consolidated balance sheets.
Short-term Debt Related to Acquisition of DM Lab

As of December 31, 2024, the Company had four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the years ended December 31, 2024 and 2023 the Company incurred interest expense of $49,060 and $31,217, respectively, which is included in interest expense in the consolidated statement of operations. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, there have been no defaults on these loans. In January 2025, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2026.
NOTE J — STOCKHOLDERS’ EQUITY
In August 2023, the Company entered into the Reseller Agreement with AFG whereby AFG agreed to operate as the exclusive channel partner and reseller of the Company’s software as a service in the motor vehicle marketing and manufacturing industry for a term of five years. The Company issued to AFG 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger which is recorded within other assets on the consolidated balance sheet. Additionally, the Company issued a non-transferable warrant (“Reseller Warrant”) that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant. The 3,750,000 warrants were cancelled in January 2025, upon the termination of the Reseller Agreement.

On March 14, 2024 in connection with the Closing, the issuance of 7,885,220 shares of Common Stock to DHC stockholders as consideration for the Merger was reflected on the consolidated statements of stockholders’ equity. Further, upon completion of the Merger, the Company’s Certificate of Incorporation and Bylaws were adopted, authorizing the issuance of 750,000,000 shares of Common Stock, par value of $0.0001 per share and 10,000,000 shares of Preferred Stock, par value of $0.0001 per share.

In March 2024, concurrent with the Merger, the Company sold 550,000 shares of Common Stock to AFG for gross proceeds of $5,500,000.

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “May Purchasers”), pursuant to which the Company agreed to issue and sell to the May Purchasers an aggregate of 1,980,000 shares of Common Stock of the Company at a price per share of $2.50 and an aggregate of 3,960,000 warrants to purchase 3,960,000 shares of Common Stock, which was divided into two tranches consisting of (i) 1,980,000 warrants immediately exercisable for a term of one year from (the “May One-Year Warrants”) and (ii) 1,980,000 warrants immediately exercisable for a term of five years (the “May Five-Year Warrants,” together with the May One-Year Warrants, the “May Warrants”), each with an exercise price of $2.50 per share, subject to customary adjustments, for an aggregate purchase price of $4,950,000.

On May 30, 2024, the Company issued to the May Purchasers an aggregate of 200,000 Shares and 400,000 Warrants (consisting of 200,000 One-Year Warrants and 200,000 Five-Year Warrants) for aggregate gross proceeds of $500,000. Upon the issuances of such shares of Common Stock, an aggregate of 1,260,000 May One-Year Warrants and 1,260,000 May Five-Year Warrants were issued to the May Purchasers and were immediately exercisable. The remaining shares were issued to an escrow account and such shares along with the May Warrants remain in escrow until the conditions in the May SPA are satisfied. The May Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the May SPA ending on October 29, 2024. For every $2.50 paid to the Company, the Company will release one share of Common Stock and two May Warrants from escrow to the May Purchasers. If a May Purchaser fails to pay its required funding by the respective deadline, the May Purchaser’s entire commitment under the May SPA will become immediately due and payable. The Company has experienced delays in funding from certain of the investors under the May SPA. As of March 27, 2025, certain of such investors have failed to make their required fundings, giving effect to the tolling of all cure periods, in an aggregate amount of $963,750, and the Company is uncertain whether such amounts or future required fundings by such investors will be made. During the year ended December 31, 2024, the Company issued 1,670,000 shares of Common Stock to the May Purchasers for gross proceeds of $4,175,000. As of December 31, 2024, 1,574,500 May One-Year Warrants and 1,594,500 May Five-Year Warrants are outstanding.

On July 1, 2024, the Company entered into a separate Securities Purchase Agreement (the “July SPA”) with The Williams Family Trust for the issuance and sale of 120,000 shares of Common Stock at a price per share of $2.50 and an aggregate of 240,000 warrants, consisting of (i) 120,000 warrants with a term of one year and (ii) 120,000 warrants with a term of five years for an aggregate purchase price of $300,000. The warrants are immediately exercisable for Common Stock at a price of $2.50 per share. As of December 31, 2024, the 240,000 warrants remained outstanding.

On August 22, 2024, the Company entered into a Fee Conversion Agreement with Sponsor, pursuant to which the Company agreed to issue 151,261 shares of Common Stock at a value of $2.38 per share to Sponsor in exchange for the conversion of certain outstanding fees owed by the Company to the amount of $0.4 million. As a result, the Company recorded a gain on debt extinguishment of $98,318 during the year ended December 31, 2024.

On August 26, 2024, the Company entered into a Securities Purchase Agreement (the “August SPA”) with certain investors (the “August Purchasers”), pursuant to which the Company will issue and sell an aggregate of 1,185,000 shares of the Company’s Common Stock at a price per share of $5.00, for an aggregate purchase price of $5,925,000.

In connection with the August SPA, on August 26, 2024 (the “Assignment Effective Date”), the Company entered into that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of Sponsor and certain other existing stockholders and affiliates of the Company (collectively, the “Sponsor Members” and each a “Sponsor Member”) and the August Purchasers, pursuant to which, as an inducement to enter into the August SPA, the August Purchasers assumed, all of the Sponsor Members’ rights, title and interest in an aggregate of 1,185,000 shares of Common Stock (the “Sponsor Securities”) held by Sponsor on their behalf as of the Assignment Effective Date (the “Assignment”). In exchange for the Assignment by the Sponsor Members of the Sponsor Securities to the August Purchasers, the Company agreed to release 1,252,500 shares of Common Stock from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain of the Sponsor Members in connection with the consummation of the Company’s prior business combination. The Sponsor Members transferred an aggregate of 1,185,000 Sponsor Securities into an escrow account. The Sponsor Securities are released from the escrow account on a pro rata basis upon the making of the required findings on the terms and conditions described in the August SPA. In the event an August

Purchaser fails to make required funding contemplated by the August SPA, a pro rata portion of the Sponsor Securities shall be released from the escrow account to the Company and the Company will cancel such Sponsor Securities.

On August 26, 2024, in connection with the August SPA and the Assignment Agreement, the Company issued to the August Purchasers an aggregate of 100,000 shares for aggregate gross proceeds of $500,000. The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025.

For every $5.00 paid to the Company, the Company will release one share of Common Stock under the August SPA and one share of Common Stock under the Assignment Agreement to the August Purchasers. If an August Purchaser fails to pay its required funding by the respective deadline, the investor’s entire commitment under the August SPA will become immediately due and payable. The Company has experienced delays in funding from certain of the investors under the August SPA. As of March 27, 2025, certain of such investors have failed to make their required fundings, giving effect to the tolling of all cure periods, in an aggregate amount of $1,250,000, and the Company is uncertain whether such amounts or future required fundings by such investors will be made. During the year ended December 31, 2024, the Company issued 110,000 shares of Common Stock to the August Purchasers for gross proceeds of $550,000.

On August 26, 2024, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on August 26, 2024 (the “SEPA Effective Date”) and terminating on the 36-month anniversary of the SEPA Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an “Advance”) is subject to a maximum limit equal to an amount equal to 100% of the aggregate volume traded of the Company’s Common Stock on Nasdaq for the five trading days immediately preceding an Advance notice. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily VWAP of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30. As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee (the “Commitment Fee”) of $500,000 by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock (“Commitment Shares”). Through December 31, 2024, the Company issued an aggregate of 280,899 shares of Common Stock to Yorkville, including the Commitment Fee. Upon execution of the SEPA, the Company expensed the $25,000 restructuring fee and $500,000 commitment fee within general and administrative expenses in the consolidated statements of operations during the year ended December 31, 2024.

The Company accounts for the SEPA as a derivative that grants the Company the right, but not the obligation, to issue additional shares of Common Stock. Due to certain settlement provisions, the SEPA is precluded from equity classification. The SEPA derivative is recognized at inception and accounted for on a fair value basis. The Company determined the fair value of the SEPA derivative at inception and as of December 31, 2024 to be de minimis.

Common Stock Warrants

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants, which are all outstanding as of December 31, 2024. Each whole Public Warrant and Private Placement Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $11.50 per share. The Public Warrants and Private Placement Warrants were exercisable beginning on April 13, 2024 and expire on April 14, 2029.

The Private Placement Warrants are identical to the Public Warrants, except that (x) the Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable as described above so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In connection with the May SPA, the Company also entered into a Letter Agreement to Exercise Warrants (“May Warrant Exercise Agreement”) with certain of the May Purchasers (the “Required Warrant Parties”). Under the May Warrant Exercise Agreement, if the Company uses commercially reasonable efforts to raise an additional $3,250,000 in capital (excluding amounts raised under the May SPA) but is unable to do so by October 31, 2024, the Required Warrant Parties will be required to exercise for cash certain of their May Warrants on a monthly basis in the amounts and on the dates as determined in the May Warrant Exercise Agreement. For each May Warrant so exercised, the Company will issue one new May One-Year Warrant and one new May Five-Year Warrant (collectively, “May Reload Warrants”) each with an exercise price of $2.50 to the Required Warrant Party. A maximum of 2,600,000 May Reload Warrants may be issued pursuant to the May Warrant Exercise Agreement. Upon receipt of an aggregate of $3,250,000 of actual cash proceeds from the August SPA, the May Warrant Exercise Agreement will terminate automatically.

On August 26, 2024, in connection with the August SPA and the Assignment Agreement, the Company entered into a warrant purchase agreement (the “August Warrant Agreement”) with each of the warrantholders signatory thereto (the “Warrantholders”), pursuant to which the Company issued to the Warrantholders an aggregate of 960,000 warrants to purchase Common Stock (the “August Warrants”), with an exercise price of $5.00 per share with an expiration period of five years from the date of issuance.

Equity Compensation Plans

2021 Incentive Stock Option Plan
In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“2021 Option Plan”) that provides for the grant of the following types of stock awards: (i) incentive stock Options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, and (vi) other stock awards. The 2021 Option Plan was administered by the Company’s Board of Directors (the “Board of Directors”). In connection with the Closing, all outstanding awards were assumed by BEN pursuant to the terms of the Business Combination Agreement and the Board of Directors declared that there will be no further issuances under the 2021 Option Plan. Forfeitures under the 2021 Option Plan are automatically added to shares available for issuance under the 2023 Plan.

2023 Long-Term Incentive Plan

In connection with the Closing, the 2023 Long-Term Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) performance awards, (vii) dividend equivalent rights, (viii) performance awards, (ix) performance goals, (x) tandem awards, (xi) prior plan awards, and (xii) other awards. The 2023 Plan is administered by the Board of Directors. The 2023 Plan awards are available to employees, officers and contractors. The option grants authorized for issuance under the 2023 Plan may total up to 2,942,245 shares of Common Stock. As of December 31, 2024, 3,555,701 shares remained available for grant under the 2023 Plan.

NOTE K — EQUITY-BASED COMPENSATION
Option Awards
2024 Activity
Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month). As of December 31, 2024, 3,555,701 shares remained available for grant under the Company’s option plan.
The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the options granted:

	Years Ended December 31,
	2024	2023
Expected term	5.0 years	5.4 years
Risk-free interest rate	4.08%	3.81%
Dividend yield	0.00%	0.00%
Volatility	54.79%	50.42%
A summary of option activity for the years ended December 31, 2024 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2023	2,430,900	$4.19	$—	—
Granted	108,040	$8.10	$4.18	—
Forfeited	(1,104,710)	$3.75	$—	—
Exercised	(47,830)	$0.38	$—	—
Outstanding as of December 31, 2024	1,386,400	$4.90	$2.58	8.59
Vested and expected to vest as of December 31, 2024	1,386,400	$4.90	$2.58	8.59
Exercisable as of December 31, 2024	951,877	$4.40	$2.23	8.42
The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2024 was $91,919 and $69,357, respectively. The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2023 was $9,516,700. At December 31, 2024, future stock-based compensation for options granted and outstanding of $1,162,120 will be recognized over a remaining weighted-average requisite service period of 1.0 year.
The Company recorded stock-based compensation expense related to options of $1,126,124 and $3,004,884 during the years ended December 31, 2024 and 2023, respectively, to the accompanying consolidated statements of operations.
Common Stock Warrants

AFG Warrants

There were 3,750,000 warrants granted to AFG during the year ended December 31, 2024 at an exercise price of $10.00 and a fair value of $2.52 per warrant (Note J). The 3,750,000 warrants were cancelled in January 2025, upon the termination of the Reseller Agreement.

Compensatory Warrants

There were 84,525 warrants exercised in the years ended December 31, 2024 at a weighted average exercise price of $1.31 per share. As of December 31, 2024, there were 955,359 warrants outstanding at a weighted average exercise price of $3.20 per share, with expiration dates ranging from 2028 to 2033. The Company recorded $1,873,771 stock-based compensation expense related to warrants for the year ended December 31, 2023. There was no such expense during the year ended December 31, 2024.
The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the AFG and compensatory warrants granted:

	Years Ended December 31,
	2024	2023
Expected term	3 years	10 years
Risk-free interest rate	4.46%	3.53%
Dividend yield	0.00%	0.00%
Volatility	55.14%	47.44%
The Company has recorded stock-based compensation related to its options and warrants in the accompanying consolidated statements of operations as follows:

	Years Ended December 31,
	2024	2023
General and administrative	$862,614	$4,846,867
Research and development	263,510	31,788
	$1,126,124	$4,878,655
Stock-based compensation capitalized as part of capitalized software costs for the years ended December 31, 2024 and 2023 were $236,346 and $61,458, respectively, which is in addition to amounts included in the table above.

Restricted share awards

During the years ended December 31, 2024, the Company issued 464,244 restricted share awards to certain of its directors and officers. Of the restricted share awards granted, 381,915 shares vested immediately upon grant, while 82,329 shares vested in the second half of 2024. The fair value of a restricted share award is equal to the fair market value price of the Company's Common Stock on the date of grant. The Company recorded stock-based compensation expense of $687,924 for the year ended December 31, 2024 related to these restricted share awards.

The following table summarizes activity related to restricted share awards:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2024	—	$—
Granted	464,244	$1.44
Vested	(464,244)	$1.44
Nonvested at December 31, 2024	—	$—

NOTE L - INCOME TAX

The components of our deferred tax assets are as follows:

	December 31,
	2024	2023
Deferred Tax Assets:
Intangible assets	$1,020,000	$280,000
Section 174	70,000	70,000
Accrued expenses	860,000	300,000
Federal net operating losses	4,450,000	1,200,000
Research and development credit	40,000	50,000
Total deferred tax assets	6,440,000	1,900,000
Less: Valuation allowance	(6,320,000)	(1,880,000)
Net Deferred Tax Assets:	$120,000	$20,000
Deferred Tax Liabilities:
Fixed assets	$(120,000)	$(20,000)
Net Deferred Tax Liability	$—	$—

The benefit of income taxes for the years ended December 31, 2024 and 2023 consist of the following:

	For the years ended December 31,
	2024	2023
U.S. federal
Current	$—	$—
Deferred	—	(1,624,000)
State and local
Current	—	—
Deferred	—	—
Valuation allowance	—	1,624,000
Income Tax Provision (Benefit)	—	—

A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

	December 31,
	2024	2023
Federal rate	$(7,080,000)	$(2,460,000)
Stock compensation	289,000	1,020,000
Impairment loss	2,830,000	—
Change in fair value of warrant liability	(209,000)	—
Federal RTP	(25,000)	(30,000)
Deferred tax adjustment	(347,000)	(150,000)
Other	102,000	(4,000)
Change in valuation allowance	4,440,000	1,624,000
Income Tax Provision (Benefit)	—	—

As of the Company’s last filed Federal returns on December 31, 2023 and 2022, the Company has net operating losses of $4,974,489 and $1,104,955, respectively, available for carryforward to future years. These operating losses are indefinite lived, however their deductibility is limited under Internal Revenue Code 720.

As of December 31, 2024, the Company has a valuation allowance of $6,320,000 against all net domestic deferred tax assets, for which realization cannot be considered more likely than not at this time. The net change in the valuation allowance was $4,440,000 for the year ended December 31, 2024. Management assesses the need for the valuation allowance on an annual basis. In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance.

On May 3, 2023 the Company acquired DM Lab in an asset purchase agreement, which is deemed an asset acquisition for tax purposes. Per the acquisition accounting, no goodwill was created in this transaction. As an asset deal, the fair value of the intangibles and fixed assets from the DM acquisition have the same book and tax basis’s as of the opening balance sheet date. The majority of the assets acquired were intangible assets and the intangible asset deferred account represents the difference between net book and net tax value of the acquired assets as of December 31, 2024.

Wyoming has no corporate income tax.

The Company does not expect any material changes in the amount of unrecognized tax benefits within the next twelve months. The Company files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The statute of limitations period is generally three years. Due to the extent of the net operating loss carryforward, however, all tax years remain open to examination.
NOTE M — RELATED PARTY TRANSACTIONS
AFG Reseller Agreement

On August 19, 2023, the Company entered into Reseller Agreement, providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products on terms and conditions set forth therein and, as partial consideration to AFG for such services, the Company issued 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger. Additionally, the Company issued AFG a warrant to purchase up to 3,750,000 shares of Common Stock, with each warrant exercisable for one share of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant (Note J). The Company terminated the Reseller Agreement in January 2025, resulting in the forfeiture of the 3,750,000 warrants.

Advances to Officers and Directors

Certain officers and directors advanced funds to or were advanced from the Company on an undocumented, non-interested bearing, due on demand basis. As of December 31, 2024, $0 and $185,029 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet. During the years ended December 31, 2024 and 2023, the Company recorded professional and other fees and cost related to consulting services from related parties of $246,029 and $571,215, respectively, within general and administrative expenses in the accompanying consolidated statements of operations.
Promissory Note

On June 30, 2023, the Company entered into a promissory note agreement with a related party for $620,000. The note bears interest at 7% per annum and matures on June 25, 2025. In June 2024 the Company issued 93,333 shares of Common Stock to extinguish the outstanding balance of $420,000, resulting in a gain on debt extinguishment of $97,992 during the year ended December 31, 2024.

Related Party Advance

The Company received non-interest bearing and payable upon demand related party advances from DHC’s Sponsor in connection with the Merger. As of December 31, 2024, the Company had $693,036 in related party advances in the accompanying consolidated balance sheets.

NOTE N — COMMITMENTS AND CONTINGENCIES
The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Leases

In September 2024, the Company entered into an operating lease for its office space in South Korea which expires in 2027. The Company’s operating lease right-of-use (“ROU”) asset and related lease liability was initially measured at the present value of future lease payments over the lease term. The Company is responsible for payment of certain real estate taxes and other expenses on its lease. These amounts are generally considered to be variable and are not included in its measurement of the ROU asset and lease liability. The Company accounts for non-lease components, such as maintenance, separately from lease components.

During the year ended December 31, 2024, the Company’s operating lease costs were $70,734. As of December 31, 2024, the remaining term of the Company’s operating lease was 2.7 years and the discount rate was 8%.

Operating cash used in operating leases was $68,654 during the year ended December 31, 2024.

Future maturities of the operating lease liability was as follows as of December 31, 2024:

Years Ending December 31:
2025	$208,022
2026	214,263
2027	145,671
Total future minimum payments	567,956
Less imputed interest	(58,693)
Present value of lease liabilities	$509,263

Litigation

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.
Recoverables and liabilities for contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a recoverable or liability has been earned or incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Employment contracts

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements, along with any unpaid vested options, equity or earned bonuses. In addition, in the event of termination of employment following a change in control, as defined in each agreement the employee shall receive a prorated bonus payment and severance payments (as defined in each agreement).

Korea University

The Company entered into another sponsorship agreement in December 2023 for total consideration of up to 528.0 million Korean won (approximately $380,160) from January 2024 through December 2024. The Company can terminate the agreement upon written notice to Korea University for a period of at least one month. As of December 31, 2024, the Company had paid 211.2 million Korean won (approximately $152,064). The sponsorship agreement with Korea

University is no longer active. As of December 31, 2024, the Company owed $194,688 which is included in accrued expenses within the accompanying consolidated balance sheets.
NOTE O — SUBSEQUENT EVENTS

On October 29, 2024, Company entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (the “Purchase Agreement”) pursuant to which the Sellers have agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price of $19,500,000, consisting of (i) $9,000,000 in cash and (ii) 4,200,000 shares of Common Stock at an agreed upon value of $2.50 per share (“Equity Consideration”) (the transactions governed by the Purchase Agreement, the “Acquisition”), subject to customary adjustments. Prior to the closing of the Acquisition (the “Closing Date”), the Sellers may elect to convert a portion of the Equity Consideration to cash for up to $3,000,000 at a price per share of $2.50. Additionally, an aggregate of 400,000 shares of Common Stock issued as part of the Equity Consideration shall be subject to an escrow arrangement for a period of one year (the “Escrow Period”) following the Closing Date (the “Escrow Shares”). The Escrow Shares may be utilized to offset certain claims, fines, penalties, outstanding debts or other costs owed by the Sellers following the Closing Date. Thirty days prior to the end of the Escrow Period, certain of the Sellers shall have the right, but not the obligation, to cause the Company to repurchase their portion of the Escrow Shares at a price per share of $2.50.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. Among other things, the Sellers have agreed, subject to certain exceptions, to cause Cataneo to conduct its business in the ordinary course, consistent with past practice, from the date of the Purchase Agreement until the Closing Date and not to take certain actions prior to the Closing Date without the prior written consent of the Company. On February 6, 2025, the Company and the Sellers entered into that certain Addendum to Share Purchase and Transfer Agreement (the “Addendum”), pursuant to which the parties amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition.
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
[None.]
Item 9A. Controls and Procedures
Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2024, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure. Based upon the evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls were not effective as of December 31, 2024, based on the material weaknesses identified below.

Material Weakness in Internal Control over Financial Reporting

As discussed elsewhere in this Annual Report on Form 10-K, the Company completed the Merger on March 20, 2024. Prior to the Merger, DHC disclosed in the Risk Factors of its Form S-4/A filed on February 12, 2024, a material weakness in internal controls over financial reporting. Management has concluded this material weakness has not been remediated as an internal control deficiency was identified relating to the lack in investment of resources into accounting and reporting functions to properly account for and prepare U.S. GAAP compliant financial statements on a timely basis and to properly document risks affecting financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system, the accounting for the merger with DPL, the accounting for the extinguishment of certain liabilities through the issuance of common stock or through the exercise of warrants, the improper classification of the acquired developed technology from DM Lab as in in-process research and development asset, and the delay in obtaining valuation reports as it relates to valuing equity grants. Notwithstanding this material weakness, management has concluded that our financial statements included in this Annual Report on Form 10-K are fairly stated in all material respects in accordance with U.S. GAAP for each of the periods presented herein.

This material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that may not be detected.

Plan for Remediation of the Material Weakness in Internal Control over Financial Reporting

In response, the Company’s management has continued implementation of a plan to remediate this material weakness. These remediation measures are ongoing and include the following; hiring a Chief Financial Officer and adding additional review procedures by qualified personnel over complex accounting matters, which include engaging third-party professionals with whom to consult regarding complex accounting applications.

The material weaknesses will be considered remediated once management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time, and management has concluded, through testing, that these controls are effective. We believe we are making progress toward achieving the effectiveness of our internal controls and disclosure controls; however, we cannot provide any assurance that these remediation efforts will be successful or that our internal control over financial reporting will be effective as a result of these efforts.

Changes in Internal Control over Financial Reporting

Other than the changes made to the material weakness described above, there were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the three months ended December 31, 2024, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

No Attestation Report of Registered Public Accounting Firm

This Annual Report on Form 10-K does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to the rules of the SEC that permit us to provide only management’s report in this Annual Report on Form 10-K.

Item 9B. Other Information

None of our directors or officers adopted or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement (as such terms are defined in Items 408(a) and 408(c) of Regulation S-K, respectively) during the quarterly period covered by this report.

Item 9C. Disclosures Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

Part III
Item 10. Directors, Executive Officers and Corporate Governance

The following table sets forth information about our directors and executive officers as of March 27, 2025:

Name	Age	Position
Executive Officers
Paul Chang	58	Chief Executive Officer
Walid Khiari	49	Chief Financial Officer and Chief Operating Officer
Ruy Carrasco	52	Chief Informatics Medical Officer
James D. Henderson, Jr.	56	Corporate Secretary and General Counsel
James Richard Howard	63	Chief Information and Data Officer
Tyler J. Luck	32	Chief Product Officer
Patrick O. Nunally	62	Chief Scientist and Co-Chief Technology Officer
Venkata Ramana Pinnam	56	Senior Vice President of Engineering

Directors
Paul Chang	58	Director
Tyler J. Luck	32	Director
Bernard Puckett	79	Director
Christopher Gaertner	61	Director
Thomas Morgan Jr.	62	Director
Jon Leibowitz	66	Director
Janine Grasso	48	Director
Dr. Richard Isaacs	62	Director

The biographies of the above-identified individuals are set forth below:

Paul Chang - Chief Executive Officer and Director

Mr. Chang joined BEN in May 2023 and currently serves as Chief Executive Officer of BEN. Prior to joining BEN, Mr. Chang spent 18 years at IBM where he led the GTM and product strategy as well as sales and marketing for various emerging software technologies such as AI, Blockchain, IOT/RFID, and Advanced Predictive Analytics. Mr. Chang has developed sales strategies and conducted enablement globally for IBM on emerging technologies and ensured scalability across the large company network, while working with numerous Fortune 100 companies in the pharmaceutical, industrial, automotive, financial services, and retail industries. Prior to IBM, Mr. Chang worked for several start-up companies including Corvis, an optical network company, which went public in 2000. Mr. Chang has worked closely with government agencies such as the FDA and State Board of Pharmacy to provide guidance on new technologies that can positively impact and be integrated into healthcare products and services. Mr. Chang earned his Bachelor of Science from Carnegie Mellon University.

Walid Khiari - Chief Financial Officer and Chief Operating Officer

Mr. Khiari joined BEN in November 2024 and currently serves as Chief Financial Officer and Chief Operating Officer of BEN. Mr. Khiari has over twenty years of experience in finance, including technology banking, during which time he worked with software companies of various sizes from startups to large, publicly-traded corporations. Prior to joining the Company, Mr. Khiari served as the Managing Director of Technology, Media and Telecommunications at Houlihan Lokey from 2021 to 2023, as the Managing Director of Technology Investment Banking at Rothschild & Co. from 2017 to 2020, and as the Director of Technology Investment Banking at Credit Suisse from 2012 to 2017. Mr. Khiari also served as the Vice President of Technology Investment Banking at Merrill Lynch from 2007 to 2012. Mr. Khiari’s appointment brings to the Company significant experience in capital raising, mergers and acquisitions and strategic planning. Mr. Khiari graduated from the University of Paris Pantheon-Sorbonne with honors and received his MBA from the Wharton School at the University of Pennsylvania.

Ruy Carrasco - Chief Informatics Medical Officer

Mr. Carrasco joined BEN in May 2021. Prior to joining BEN, Mr. Carrasco has served since August 2018 and currently serves as Managing Partner at Child Neurology Consultants Austin. In addition, Mr. Carrasco served as a Member of the American College of Rheumatology within the Registries and Health Information Technology division from November 2016 to November 2019. Mr. Carrasco has served as Chief Medical Information Officer for Presbyterian Healthcare Services from August 2018 to July 2019 and for Seton Family of Hospitals from August 2014 through August 2018. Mr. Carrasco earned his Doctor of Medicine (MD) degree from the University of New Mexico and Bachelor of Arts degree from Baylor University.

James D. Henderson, Jr. - Corporate Secretary, General Counsel and Director

Mr. Henderson joined BEN in April 2018 as its Corporate Secretary, General Counsel and Director. Prior to joining BEN, Mr. Henderson has served and presently serves as an attorney at the Law Offices of James J. Henderson, Jr. since 2002. Mr. Henderson earned his Juris Doctor degree from the Arizona State College of Law and his Bachelor of Arts in Political Science from Arizona State University. Mr. Henderson’s significant business, professional and legal expertise and experience make him well qualified to serve on our Board of Directors.

James Richard Howard - Chief Information and Data Officer

Mr. Howard joined BEN in July, 2021 as a consultant. Prior to joining BEN, Mr. Howard has served and presently serves as Chief Product and Data Officer at AXL Health since November 2011. Mr. Howard also has recently served as Chief Product Officer of Apervita, Inc. from April 2020 to October 2021 and as Chief Data Officer and Vice President of Infrastructure and Engineering at Ascension Technologies from February 2017 to June 2020. Mr. Howard earned his MBA from Letourneau University and his Bachelor of Science in Accounting degree from the University of Kentucky.

Tyler J. Luck - Chief Product Officer and Director

Mr. Luck is a co-founder of BEN and has served as President and Chief Product Officer since 2018. Mr. Luck’s familiarity with the day-to-day operations of the Company make him well qualified to serve on our Board of Directors.

Patrick O. Nunally - Chief Scientist and Co-Chief Technology Officer

Mr. Nunnally co-founded BEN in March 2018. Mr. Nunnally has also served as Chief Technology Officer at Raise a Hood, Inc. from 2021 to 2023 and has served and currently serves as Partner of LionCompass since 2019. Mr. Nunnally earned his Bachelor of Science in Electronics Engineering from California Polytechnic State University-San Luis Obispo.

Venkata Ramana Pinnam - Senior Vice President of Engineering

Mr. Pinnam joined BEN in February 2021 as an advisor. Prior to joining BEN, Mr. Pinnam recently served as Director of Engineering at Curantis Solutions from June 2021 to October 2022, Global Program Director of Engineering from October 2019 to January 2021 and as Senior Director of Product Management and Engineering Delivery at rfxcel Corp. from September 2016 to September 2019. Mr. Pinnam earned his MBA in Strategic Management from the University of Wisconsin and his Bachelor of Science in Mechanical Engineering from Andhra University.

Bernard Puckett - Director

Mr. Puckett joined BEN in April 2023. Prior to joining BEN, Mr. Puckett served and currently serves as Chairman of the Board at Frequentz. Previously, Mr. Puckett was Chairman of the Board of Openwave Systems Ltd. From 1994 to 1996, Mr. Puckett was Chief Executive Officer at Skyel Group. Prior to that, he was Executive Vice President at IBM. Mr. Puckett’s significant business and professional expertise and experience make him well qualified to serve on our Board of Directors.

Christopher Gaertner - Director

Mr. Gaertner is the Vice Chairman and Global Head of Technology Investment Banking at Rothschild & Co., a large investment bank, which he joined in May 2017. Previously, Mr. Gaertner was the Global Head of Corporate Finance Technology Investment Banking at Credit Suisse, a large investment bank, from 2012 to May 2017. Prior to that, he was the Global Head of Technology Investment Banking at Bank of America Merrill Lynch, a large investment bank, from 2005 to 2012. Mr. Gaertner received his B.S. from the United States Military Academy and his MBA from the Wharton School, University of Pennsylvania. He also received his MSEE from Columbia University, and he is a CFA charterholder. Mr. Gaertner’s significant investment and financial expertise make him well qualified to serve on our Board of Directors.

Thomas Morgan, Jr. - Director

Mr. Morgan is the founder and Chief Executive Officer of Corps Capital Advisors LLC, an investment advisory firm, which he founded in July 2019. Previously, Mr. Morgan, Jr. served as a Managing Director at Morgan Stanley, a large investment bank, from 2009 to July 2019. Mr. Morgan began his career in private wealth management at Goldman Sachs in 1993. Prior to his professional career, Mr. Morgan served as an infantry/aviation officer in the US Army with the 2nd Infantry Division, 1st Cavalry Division, 6th Cavalry Squadron. Mr. Morgan received his B.S. from the United States Military Academy and his MBA from Harvard University. Mr. Morgan, Jr.’s significant investment and financial expertise make him well qualified to serve as a member of our Board of Directors.

Jon Leibowitz - Director

Mr. Leibowitz serves as the Chairman the Board of the National Consumers League, America’s oldest consumer advocacy organization. Previously, Mr. Leibowitz was a senior partner at Davis Polk & Wardwell LLP from 2013 to 2021, where his practice focused on complex antitrust aspects of mergers and acquisitions, as well as government and private antitrust investigations and litigation. Prior to private practice, Mr. Leibowitz served in executive positions at the Federal Trade Commission (the “FTC”), both as Commissioner from 2004 to 2009, and as Chairman from 2009 to 2013. During his tenure at the FTC, Mr. Leibowitz focused on antitrust, consumer privacy and unfair competition matters, particularly in the pharmaceutical and technology industries, as well as privacy legislation and antitrust reform. From 1991 to 2000, Mr. Leibowitz served on various United States Senate subcommittees, including the Antitrust Subcommittee, the Subcommittee on Terrorism and Technology and the Subcommittee on Juvenile Justice. Mr. Leibowitz received his J.D. from New York University School of Law and holds a B.S. from the University of Wisconsin. Mr. Leibowitz’s experience provides him with significant insight regarding mergers and acquisitions, consumer privacy and technology issues, as well as complex antitrust matters and related legislation. We believe Mr. Leibowitz’s background and expertise in these matters make him well qualified to serve on our Board of Directors.

Janine Grasso - Director

Ms. Grasso serves as the Head of the Global Partner Ecosystem at DocuSign. Previously, Ms. Grasso was Vice President of Business Development at Verizon from 2019 to 2023, where she led a newly created business development organization. Prior to joining Verizon, Ms. Grasso spent 20 years at IBM, most recently as Vice President of Blockchain Ecosystem leading the IBM Blockchain Strategy and Ecosystem Organization. Ms. Grasso received her B.B.A from the Pace University Lubin School of Business. Ms. Grasso’s significant experience in acquisitions, divestitures, IP-related deals, and strategic partnerships well qualifies her to serve on our Board of Directors.

Dr. Richard Isaacs - Director

Dr. Isaacs has more than 34 years of experience in the medical field and currently serves as the Dean of the College of Medicine and Senior Vice President of Medical Affairs and Chief Academic Officer at California Northstate University College of Medicine. Prior to his current role, Dr. Issacs has served with the California Northstate University College of Medicine since June 2015, including as a professor of otolaryngology. From June 2017 to May 2023, Dr. Isaacs served as the Chief Executive Officer and a Director of The Permanente Medical Group, Inc., President and Chief Executive officer of The MidAtlantic Permanente Medical Group, P.C. and Co-Chief Executive Officer of The Permanente Federation, LLC. Dr. Isaacs served as Physician-in-Chief and Chief-of-Staff of Kaiser Permanente Medical Center from April 2005 to June 2017 and served as the Chair of the Head and Neck Surgery Chiefs Group from January 2001 to March 2005. Dr. Isaacs received his B.S. from the University of Michigan and his M.D. at Wayne State University School of Medicine. Dr. Isaacs’s significant background in the medical field and experience with healthcare and medical technology well qualifies him to serve on our Board.

Promoters

Although not an officer or director of the Company. Michael Lucas, our Co-Founder, who currently serves as a consultant to the Company, may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.

Michael Lucas co-founded the Company in April 2018 and has served as a consultant to the Company since June 2023, assisting in all facets of business development, corporate strategy, product development and marketing. Prior to co-founding the Company, Mr. Lucas founded PartProtection, LLC in October of 2011, a company focused on automotive programs for protection for OEM parts and labor. Additionally, Mr. Lucas has founded and operated a number of businesses since 2008, including i3Brands Inc (formerly known as Trademotion LLC) and Frequentz, LLC in 2010. In

April of 2021, Mr. Lucas plead guilty to failing to account for and pay over employment taxes in the United States District Court for the Southern District of California.

Family Relationships

There are not expected to be any family relationships between BEN’s Board of Directors and any of its executive officers.

Mr. Luck is married to Mr. Lucas, who may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.
Board of Directors

Our board of directors consists of nine (9) members, with one director seat remaining vacant. Our Board is divided into three classes, each serving staggered, three-year terms:

●	our Class I directors are Paul Chang and Thomas Morgan Jr., with one director seat remaining vacant;

●	our Class II directors are Jon Leibowitz, Janine Grasso and Richard Isaacs; and

●	our Class III directors are Tyler Luck, Bernard Puckett and Chris Gaertner.

At the first annual meeting of stockholders in 2025, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Richard Isaacs, Jon Leibowitz, Janine Grasso, Bernard Puckett, Thomas Morgan Jr. and Chris Gaertner are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with BEN and will have with BEN and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

The Audit Committee’s primary responsibilities include, among other things:

●	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

●	the effectiveness of our legal and regulatory compliance programs;

●	overseeing our financial reporting process, including the filing of financial reports; and

●	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.
Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Jon Leibowitz, Janine Grasso and Bernard Puckett, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Bernard Puckett serves as chairman of the Audit Committee. Our board of directors have determined that Jon Leibowitz qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●	ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

●	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

●	overseeing the implementation and administration of our compensation plans.

Our Compensation Committee consists of Janine Grasso and Bernard Puckett, each of whom is an independent director. Janine Grasso serves as chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee’s responsibilities include, among other things:

●	recommending director nominees for our board of directors and its committees;

●	recommending the size and composition of our board of directors and its committees;

●	reviewing our corporate governance guidelines and proposed amendments to our Charter and Bylaws; and

●	reviewing and making recommendations to address stockholder proposals.

Our Nominating and Corporate Governance Committee consists of Bernard Puckett and Jon Leibowitz, each of whom is an independent director under Nasdaq’s listing standards. Jon Leibowitz serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on BEN’s website https://beninc.ai/ under “Investors: Corporate Governance.” BEN will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to our Chief Executive Officer, Paul Chang at paul.chang@beninc.ai.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on BEN’s website at https://beninc.ai/. The information on this website is not part of this Annual Report on Form 10-K.

Insider Trading Policy

Our board of directors has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Whistleblower Policy

Our board of directors has adopted a whistleblower policy to provide employees with a confidential and anonymous method for reporting concerns about the conduct of the Company or employees free from retaliation. Our whistleblower policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Compensation Recovery Policy

Our board of directors has adopted a compensation recovery policy, which provides that in the event the Company is required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or the Company determines there has been a significant misconduct that causes financial or reputational harm, the Company shall recover a portion or all of any incentive compensation. Our compensation recovery policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Based solely on a review of copies of the reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were timely met, except that in the last fiscal year, (i) Paul Chang filed one late report relating to one transaction; (ii) Tyler Luck and October 3rd Holdings, LLC jointly filed one late report relating to one transaction; (iii) Michael Zacharski filed one late report relating to two transactions; (iv) Christopher Gaertner filed one late report relating to two transactions; and (v) DHC Sponsor, LLC filed one late report relating to two transactions.

Item 11. Executive Compensation

We are an "emerging growth company," as defined in the JOBS Act, and are also a "smaller reporting company" under SEC rules. As such, we have opted to comply with the scaled executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies, which provide certain exemptions from various reporting requirements that are applicable to other public companies. Unless stated otherwise or the context otherwise requires, in this section the terms the "Company," "we," "us," "our," and "Prior BEN" refer to the Company prior to the Business Combination and the Company and its predecessors following the Business Combination.

Prior to the consummation of the Business Combination, we were a private company. As a result, the compensation awarded to, earned by, or paid to our directors and named executive officers for the fiscal years ended December 31, 2023 and 2024 was largely provided by and determined in accordance with policies and practices developed by our board of directors (the "Board") prior to the Business Combination. Compensation matters with respect to the post-Closing combined company have been and will be reviewed and implemented by the Board and/or by the Compensation Committee, as applicable.

Introduction

To achieve our goals, we have designed our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving our goals. We believe our compensation program should promote our success and align executive incentives with the long-term interests of its stockholders. Our current compensation arrangements consist principally of a base salary, an annual cash incentive bonus and equity compensation, as described below.

The Board determines compensation of our executive officers. For the year ended December 31, 2024, our named executive officers ("Named Executive Officers" or "NEOs") were as follows:

●	Paul Chang, Chief Executive Officer
●	Michael Zacharski, former Chief Executive Officer
●	Bill Williams, former Chief Financial Officer
●	James Richard Howard, Chief Information and Data Officer
●	Tyler Luck, Chief Product Officer

This section provides an overview of our executive compensation arrangements with each named executive officer, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2023 and 2024.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Paul Chang, Chief Executive Officer (3)	2024	$420,000	$250,250	(4)	$750,000	(5)	-		-		$1,420,250
	2023	$275,817	-		-		-		-		$275,817
Michael Zacharski, former Chief Executive Officer (6)	2024	$437,532	$250,000	(7)	$250,000	(8)	-		$91,667	(9)	$1,029,199
	2023	$206,250	-		-		$2,376,322	(10)	$176,000	(11)	$2,758,572
Bill Williams, former Chief Financial Officer (12)	2024	$458,334	$150,000	(13)	-		-		-		$608,334
	2023	$125,000	$250,000	(14)	-		$1,217,169	(15)	-		$1,592,169
James Richard Howard, Chief Information and Data Officer	2024	$350,000	-		-		-		-		$350,000
	2023	-	-		-		-		-		$-
Tyler Luck, Chief Product Officer and former principal executive officer (16)	2024	$167,160	$100,000	(17)	$12,840	(18)	-		$24,786	(19)	$304,786
	2023	$117,774	-		-		-		-		$117,774

(1)	The amounts reported in this column do not reflect the actual economic value realized by our named executive officers. In accordance with SEC rules, this column represents the aggregate grant date fair value of shares underlying stock awards, calculated based on the closing price of our common stock on the date of grant in accordance with ASC 718, with the exception that the amounts shown assume no forfeitures.

(2)
The amounts reported under "Option Awards" are the estimated grant date fair value of stock options granted during the fiscal years ended December 31, 2023 and 2024, with such amount as determined under the ASC 718, Compensation - Stock Compensation ("ASC 718"), with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards. The assumptions made in computing the estimated fair value of such awards are disclosed in Note B of the Company's audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

(3)	Effective May 7, 2023, Mr. Chang was hired as Global President of the Company, and on May 28, 2024, Mr. Chang was appointed Co-Chief Executive Officer. On August 22, 2024, Mr. Chang was appointed as Chief Executive Officer of the Company.

(4)	Includes a $250,000 cash bonus earned in connection with the closing of the Business Combination.

(5)	Consists of shares of Common Stock granted to Mr. Chang pursuant to the conversion of a portion of his cash bonus earned in connection with the closing of the Business Combination to Common Stock on May 13, 2024 at a price per share of $1.41.

(6)	On August 16, 2023, Mr. Zacharski was hired as Chief Executive Officer of the Company, and on May 28, 2024, Mr. Zacharski became Co-Chief Executive Officer. Mr. Zacharski resigned from his role, effective August 16, 2024.

(7)	Consists of a $250,000 cash bonus earned in connection with the closing of the Business Combination.

(8)	Consists of shares of Common Stock granted to Mr. Zacharski pursuant to the conversion of his cash bonus earned in connection with the closing of the Business Combination to Common Stock on at a price per share of $1.83.

(9)	Consists of $91,667 paid to Mr. Zacharski pursuant to the Separation Agreement

(10)	Reflects fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan (as defined below) for the acquisition of 5,000,000 shares of Common Stock.

(11)	Consists of $176,000 in consulting payments paid to M2M5 Consulting LLC, of which Mr. Zacharski is the sole owner, for services performed to advise and design a strategy for the Company.

(12)	On October 1, 2023, Mr. Williams was hired as Chief Financial Officer of the Company. Mr. Williams resigned from his role, effective December 1, 2024.

(13)	Consists of a $150,000 cash bonus earned in connection with the closing of the Business Combination.

(14)	Consists of a $250,000 annual cash bonus.

(15)	Reflects stock options issued to Mr. Williams pursuant to the 2021 Equity Incentive Plan for the acquisition of 1,000,000 shares of Common Stock vesting in 36 equal monthly increments beginning on November 26, 2024 through October 26, 2027.

(16)	In August 2023, Mr. Luck's position as a principal executive officer of the Company ceased upon the hiring of Mr. Zacharski, as Chief Executive Officer. As a result, Mr. Luck is no longer a principal executive officer of the Company. On March 14, 2024, Mr. Luck was appointed as Chief Product Officer.

(17)	Consists of a $100,000 cash bonus earned in connection with the closing of the Business Combination.

(18)	Consists of shares of restricted stock granted to Mr. Luck in connection with his election to convert a portion of earned salary to shares of Common Stock.

(19)	Consists of $24,786 received as a housing allowance.

Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

We have entered into employment agreements with certain of our named executive officers that govern the terms of their continuing employment with us.

Agreements with Chief Executive Officer

On May 15, 2021, the Company entered into an advisory agreement with Mr. Paul Chang, its Global President, who became the President of the Company upon completion of the Business Combination. On May 28, 2024, Mr. Chang was appointed as Co-Chief Executive Officer of the Company and on August 22, 2024. Mr. Chang was appointed as Chief Executive Officer of the Company.

The Company entered into an employment agreement with Mr. Chang, effective May 7, 2023, and pursuant to its terms, Mr. Chang's base salary is $420,000. The term of Mr. Chang's employment agreement is three years, unless terminated earlier. Mr. Chang is eligible to receive an annual incentive bonus with a target equal to 50% of his year-end base salary for year one and the opportunity to earn a bonus equal to up to 100% of his then current base salary in each subsequent year, with the precise amount to be determined by the Board. Mr. Chang's employment agreement entitles Mr. Chang to participate in any bonus compensation plans that the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Chang is entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Chang is entitled to payment for all unused vacation time. If Mr. Chang's employment is terminated by the Company without good cause or by Mr. Chang with good reason, he is entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Chang is also entitled to awards of fully vested options to purchase 100,000 additional shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Chang entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Chang's employment following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with the Company, except that any stock options granted under this post-merger employment agreement are options to purchase shares of Common Stock rather than Prior BEN Common Stock and is subject to the terms of the 2023 LTIP. In addition, Mr. Chang was entitled to receive a cash bonus with a value of $1,000,000 in cash, stock or a combination of both cash and stock, in the Company's discretion, upon the closing of the Business Combination, provided the value of the Company at such time exceeded $100,000,000 (the "Chang Merger Bonus").

On April 22, 2024, Mr. Chang entered into an amendment to his post-merger employment agreement (the "Chang Amendment") that provided for the payment of the Chang Merger Bonus in the form of (i) a cash payment equal to $250,000.00, and (ii) a fully vested award of 531,915 shares of restricted stock granted on May 13, 2024, and subject to the terms and conditions of the 2023 LTIP and the Company's form of restricted stock grant agreement.

Agreements with Former Chief Executive Officer

The Company entered into an employment agreement with Mr. Zacharski effective August 16, 2023. Pursuant to its terms, Mr. Zacharski's base salary was $550,000, and he was eligible to receive a discretionary cash bonus based on annual performance metrics. The employment agreement entitled Mr. Zacharski to participate in any bonus compensation plans that the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. The employment agreement entitled Mr. Zacharski to participate in any bonus compensation plans that the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Zacharski was entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Zacharski was entitled to payment for all unused vacation time. If Mr. Zacharski's employment was terminated by the Company without good cause or by Mr. Zacharski with good reason, he was entitled to receive his base salary through the end of the term of the employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses.

Mr. Zacharski's employment agreement provided for a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governed the terms of Mr. Zacharski's employment with the Company following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with the Company, except that any stock options granted under the post-merger employment agreement were options to purchase shares of Common Stock rather Prior BEN Common Stock and were subject to the terms of the executive equity compensation plan adopted in connection with the Business Combination. In addition, Mr. Zacharski was entitled to receive a cash bonus equal to $500,000 upon the successful closing of the Business Combination (the "Zacharski Merger Bonus").

On April 22, 2024, Mr. Zacharski entered into an amendment to his post-merger employment agreement (the "First Zacharski Amendment") that extended the timing for the payment of the Zacharski Merger Bonus to provide that (i)

50% of the Zacharski Merger Bonus be payable by April 30, 2024; and (ii) 50% of the Zacharski Merger Bonus be payable by September 30, 2024, but in no event later than December 31, 2024.

Effective June 28, 2024, the Company entered into a Second Amendment to that Certain Employment Agreement, dated March 14, 2024 by and between the Company and Michael Zacharski (the "Second Zacharski Amendment"). The Second Zacharski Amendment amended the terms of the Zacharski Merger Bonus to provide that Mr. Zacharski was entitled to receive a vested bonus equal to $0.5 million with (i) 50% of the Zacharski Merger Bonus payable in the form of the number of fully-vested restricted shares of the Company's Common Stock, and (ii) the remaining 50% of the bonus payable in cash to Mr. Zacharski by September 30, 2024 or upon the completion of an acquisition by the Company, whichever is earlier, but in no event later than December 31, 2024. In addition, the Second Zacharski Amendment modified Mr. Zacharski's professional duties, effective June 24, 2024, such that Mr. Zacharski shall serve as the Company's Co-Chief Executive Officer with responsibilities, duties and authority limited solely to providing strategic advice to the Company related to potential acquisitions and related transactions, reporting directly to the Board of the Company. Effective June 28, 2024, the Company entered into an amendment to that certain Option Agreement, dated March 15, 2023, by and between the Company and Michael Zacharski, to extend Mr. Zacharski's option exercise period until the end of its maximum ten-year term, March 15, 2033 (the "Option Agreement Amendment").

On August 22, 2024 (the "Separation Date"), Mr. Zacharski resigned as Co-Chief Executive Officer of the Company and as a member of the Board. In connection with Mr. Zacharski's resignation, the Company and Mr. Zacharski entered into a Separation and Release Agreement (the "Separation Agreement"), pursuant to which Mr. Zacharski was entitled to receive (i) any unpaid base salary earned and accrued through the Separation Date; (ii) any accrued, unused vacation as of the Separation Date; (iii) a cash bonus equaling $250,000, which represents 50% of the Zacharski Merger Bonus; and (iv) any vested benefits under the Company's employee benefits plan(s), within the time-period required by applicable law or the parties' agreement. In addition, Mr. Zacharski was entitled to a cash separation payment equal to $91,666.67, less all applicable payroll withholdings and deductions, payable in substantially equal installments in accordance with the Company's normal payroll practices. Mr. Zacharski's resignation as a director was not the result of any disagreement with the Company or its management on any matter relating to the Company's operations, policies, or practices. Upon effectiveness of the Separation Agreement, the Company's obligations under Mr. Zacharski's existing employment agreements were automatically terminated. In addition, the Company and Mr. Zacharski entered into an amendment to his existing Option Agreement, dated March 15, 2023, as amended by that certain first amendment to Option Agreement, dated June 28, 2024, and the corresponding stock option grant notice (the "Second Option Agreement Amendment"), to (i) provide for the forfeiture of 1,012,875 of Mr. Zacharski's options to purchase shares of Common Stock of the Company; and (ii) reduce the exercise period of Mr. Zacharski's 337,625 remaining options to the date that is three (3) years immediately following the Separation Date.

Agreement with Former Chief Financial Officer

On September 7, 2023, the Company entered into an employment agreement with Mr. Williams, its Chief Financial Officer, effective October 1, 2023. Pursuant to its terms, Mr. Williams' base salary was $500,000, and he was eligible to receive a discretionary cash bonus based on annual performance metrics. In 2023, Mr. Williams' was entitled to receive a cash bonus not be less than $250,000, payable on or before February 15, 2024 (the "2023 CFO Bonus"), so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. Mr. Williams was entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Williams was entitled to payment for all unused vacation time. Mr. Williams' employment agreement entitled Mr. Williams to participate in any employee benefit plans available to employees of the Company.

Mr. Williams entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination and governed the terms of Mr. William's employment as Chief Financial Officer of the Company following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with the Company, except that any stock options granted under this post-merger employment agreement were options to purchase shares of Common Stock rather than Prior BEN Common Stock and were subject to the terms of the executive equity compensation plan adopted in connection with the Business Combination. In addition, Mr. Williams was entitled to receive a bonus upon the closing of the Business Combination in the amount of $150,000 (the "Williams Merger Bonus") so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date.

On March 14, 2024, Mr. Williams entered into an amendment to his post-merger employment agreement (the "Williams Amendment") that extended the timing for the payment of the 2023 CFO Bonus to be payable no later March 15, 2024. In addition, the Williams Amendment extended the timing for the payment of the Williams Merger Bonus to be payable no later than August 1, 2024.

On November 1, 2024, Mr. Williams, tendered his resignation as Chief Financial Officer of the Company, effective December 1, 2024. Following his resignation and pursuant to his employment agreement, Mr. Williams' shall be paid within the period of time required under applicable law all accrued but unpaid compensation owed to Mr. Williams by the Company as of the date of termination, as well as such other earned payments or vested benefits to which Mr. Williams is entitled pursuant to any of the Company's employee benefit plans pursuant to the terms thereof.

Agreements with Chief Product Officer

The Company entered into an employment agreement with Mr. Luck, effective May 31, 2023, and pursuant to its terms, Mr. Luck's base salary is $180,000. The term of Mr. Luck's employment agreement is three years, unless terminated upon the earlier of the closing of the Business Combination or June 1, 2026. Mr. Luck is eligible to receive a discretionary cash bonus in an amount to be determined by the Board or the Compensation Committee thereunder. Mr. Luck's employment agreement entitles Mr. Luck to participate in any bonus compensation plans that the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Luck is entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Luck is entitled to payment for all unused vacation time. If Mr. Luck's employment is terminated by the Company without good cause or by Mr. Luck with good reason, he is entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Luck is also entitled to awards of fully vested options to purchase 100,000 shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Luck entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Luck's employment as Chief Product Officer of the Company following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with the Company, except that any stock options granted under this post-merger employment agreement are options to purchase shares of Common Stock rather than Prior BEN Common Stock and is subject to the terms of the 2023 LTIP. In addition, Mr. Luck received a bonus of $100,000 upon the consummation of the Business Combination.

Agreements with Chief Information and Data Officer

In November 13, 2023, Mr. Howard was hired as the Company's Chief Information and Data Officer, and is paid a base salary is $350,000. Mr. Howard is eligible to receive a bonus of up to 50% of his base salary, with a potential bonus of 100% his base salary based on additional performance metrics to be established by the Compensation Committee. Mr. Howard is eligible to participate in the Company's 2023 LTIP. In addition, based on certain performance metrics to be determined by the Board, Mr. Howard is eligible receive an annual bonus of restricted stock in the aggregate value of up to $500,000, pursuant to the 2023 LTIP. Mr. Williams was entitled to 30 days of paid time off, in addition to sick leave and regular holidays. Each year, Mr. Howard is entitled to 20 days of paid time off, in addition to sick leave and regular holidays. If Mr. Howard's employment is terminated by the Company, unless for cause or if Mr. Howard resigns from his position, he is entitled to receive one-half of his annual base salary.

Outstanding Equity Awards At 2024 Fiscal Year End

The following table lists the outstanding equity awards held by the named executive officers as of December 31, 2024.

	OPTION AWARDS
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date
Michael Zacharski	337,625	(1)	337,625	$3.7	August 16, 2027
Bill Williams	7,502	(2)	7,502	$8.11	March 1, 2025	(3)

(1)	Consists of fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan.

(2)	Consists of options that vested on November 26, 2024.

(3)	Mr. Williams resigned from his role as Chief Financial Officer, effective December 1, 2024. Mr. Williams stock option award agreement provides that his options expire three months after the termination of his continuous service with the Company.

Equity Compensation Plan Information

2021 Equity Incentive Plan

In 2021, the Board adopted, and the Company's stockholders approved, the 2021 Equity Incentive Plan. The following describes the material terms of the 2021 Equity Incentive Plan. In connection with the Closing of the Business Combination, the 2021 Equity Incentive Plan and all outstanding awards under the 2021 Equity Incentive Plan were assumed by the Company, and the 2021 Equity Incentive Plan was terminated with respect to future awards. Forfeitures of awards under the 2021 Equity Incentive Plan are automatically added to the pool of shares available for issuance under the 2023 LTIP. Upon Closing, each Stock Award (as defined below) was adjusted in accordance with the Exchange Ratio (as defined herein).

Grants, Generally. The 2021 Equity Incentive Plan provides both for the direct award or sale of shares and the grant of incentive stock options ("ISOs"), non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards (together, the "Stock Awards"). Employees, directors and consultants of t are he Company eligible to receive Stock Awards.

The maximum number of shares of Common Stock that could have been issued over the term of the 2021 Equity Incentive Plan is 2,701,000 shares. As of December 31, 2024, stock options to purchase 1,386,400 shares of Common Stock with a weighted-average exercise price of $4.90 per share were outstanding under the 2021 Equity Incentive Plan. As of December 31, 2024, there were no outstanding awards under the 2021 Equity Incentive Plan, other than these options.

Administration. The Board, or a committee with authority delegated by the Board, administers the 2021 Equity Incentive Plan. Subject to the terms of the 2021 Equity Incentive Plan, the administrator has the power to determine: who will be granted Stock Awards; when and how each Stock Award will be granted; what type of Stock Award will be granted; the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; the number of shares of Common Stock subject to a Stock Award; and the fair market value applicable to a Stock Award. The administrator also has the authority to accelerate the time(s) at which an award may vest or be exercised, and to construe, interpret, and settle all controversies regarding the terms of the 2021 Equity Incentive Plan and awards granted thereunder.

Options. The Company's employees and service providers are eligible to receive stock options pursuant to the 2021 Equity Incentive Plan. See the "Outstanding Equity Awards at 2024 Fiscal Year End" table below for further information about the Company's named executive officer's outstanding options as of December 31, 2024.

The exercise price per share of options granted under the 2021 Equity Incentive Plan must be at least 100% of the fair market value per share of Common Stock on the grant date. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, and the option expiration date, among other determinations.

Changes to Capital Structure; Corporate Transactions. In the event of certain changes to the Company's capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration, appropriate adjustments will be made to (i) the class(es) and maximum number of securities subject to the 2021 Equity Incentive Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In the event the Company is party to a "Corporate Transaction" or "Change in Control" (as each is defined in the 2021 Equity Incentive Plan), the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the transaction in question:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the Board may require participants under the 2021 Equity Incentive Plan to complete and deliver to the Company a notice of exercise before the effective date of a transaction, which exercise is contingent upon the effectiveness of such transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the participant to the 2021 Equity Incentive Plan would have received upon the exercise of the Stock Award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

Plan Amendment or Termination. The Board may amend, modify, or terminate the 2021 Equity Incentive Plan at any time, although such change may not materially and adversely affect a participant's rights under an outstanding award without the participant's written consent.

2023 LTIP

Summary and Purpose. On the Closing Date, Brand Engagement Network Inc. 2023 Long-Term Incentive Plan (the "2023 LTIP") became effective (the "Effective Date"). The 2023 LTIP was approved by DHC's stockholders at the Special Meeting. The purpose of the 2023 LTIP is to attract and retain the services of key employees, key contractors, and non-employee directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, performance goals, tandem awards, prior plan awards, and other awards, whether granted singly, or in combination, or in tandem, that will (i) increase the interest of such persons in the Company's welfare, (ii) furnish an incentive to such persons to continue their services for the Company or its subsidiaries, and (iii) provide a means through which the Company may attract and retain able persons as employees, contractors, and non-employee directors. Employees, officers, contractors, any non-employee director of the Board are eligible to receive awards under the 2023 LTIP. The 2023 LTIP is administered by the Board or its designees, referred to herein as the "plan administrator". The plan administrator has the authority to take all actions and make all determinations under the 2023 LTIP, to interpret the 2023 LTIP and award agreements and to adopt, amend and repeal rules for the administration of the 2023 LTIP as it deems advisable. The plan administrator also has the authority to grant awards, to determine which eligible service providers receive awards, and to set the terms and conditions of all awards under the 2023 LTIP, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 LTIP.

Share Authorization. Subject to certain adjustments and any increase by any Prior Plan Awards (as defined below) eligible for reuse as described below, the aggregate number of shares of our Common Stock issuable under the 2023 LTIP in respect of awards is equal to 5% of the aggregate number of shares issued and outstanding determined as of the Effective Date, which as of such date was 2,942,245 shares of Common Stock, of which 100% of the available shares may be delivered pursuant to incentive stock options (the "ISO Limit"). Notwithstanding the foregoing, subject to approval by the Board, on the first trading date of each calendar year (the "Adjustment Date"), the number of shares of our Common Stock available under the 2023 LTIP may be increased by up to an additional 5% of the total number of shares issued and outstanding, as determined as of the Adjustment Date, provided, however, in no event shall the authorized shares available for awards under the 2023 Plan ever exceed 15% of the total number of shares of our Common Stock issued and outstanding, determined as of the Effective Date, provided, further, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments summarized below. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common

Stock purchased by the Company on the open market or otherwise. During the term of the 2023 LTIP, the Company will at all times reserve and keep enough Common Stock available to satisfy the requirements of the 2023 LTIP.

The term "Prior Plan Awards" means (a) any awards under the 2021 Equity Incentive Plan that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the 2021 Equity Incentive Plan that, on or after the Effective Date are settled in cash.

Reuse of Shares. To the extent that any award under the 2023 LTIP or any Prior Plan Award is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the 2023 LTIP. Awards that may be satisfied either by the issuance of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under the 2023 LTIP only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of Common Stock. Common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of available shares. Awards will not reduce the number of shares of Common Stock that may be issued, however, if the settlement of the award will not require the issuance of Common Stock. Only shares forfeited back to the Company, shares cancelled on account of termination, or expiration or lapse of an award, shall again be available for grant of incentive stock options under the 2023 LTIP, but shall not increase the maximum number of shares described above as the maximum number of shares of Common Stock that may be delivered pursuant to incentive stock options.

Administration. Subject to the terms of the 2023 LTIP, the 2023 LTIP shall be administered by the Board, or such committee of the Board as is designated by the Board to administer the Plan (the "Committee"). Membership on the Committee shall be limited to "non-employee directors" in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2023 LTIP. The Committee will determine the persons to whom awards are to be made in accordance with applicable law, determine the type, size and terms of awards in accordance with applicable law, interpret the 2023 LTIP, establish and revise rules and regulations relating to the 2023 LTIP, settle all controversies regarding the 2023 LTIP and awards, accelerate the vesting of awards, approve forms of award agreements, and make any other determinations that it believes necessary for the administration of the 2023 LTIP.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2023 LTIP. As of March 27, 2025, the Company (including its subsidiaries) had approximately 36 employees and 5 independent contractors. The Committee shall, in its sole discretion, select the employees, contractors, and non-employee directors who will participate in the 2023 LTIP in order to attract, reward and retain top performers and key management.

Financial Effect of Awards. The Company will receive no monetary consideration for the granting of awards under the 2023 LTIP, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the option price for Common Stock issued to participants upon the exercise of their stock options, and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code, as amended (the "Code") or non-qualified stock options, provided, that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of a common share on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a common share on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of Common Stock (or of any parent or subsidiary), five years.

Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft or money order payable to the order of the Company, (ii) by delivering to Common Stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, provided, that the participant has not acquired such stock within six months prior to the date of exercise, (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price, (iv) by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the stock option by the number of shares of Common Stock having an aggregate fair market value equal to the aggregate exercise price at the time of exercise (i.e., a cashless net exercise), and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights ("SARs") as a stand-alone award (or freestanding SARs), or in conjunction with stock options granted under the 2023 LTIP (or tandem SARs). A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a common share on the date of grant. The Committee, in its sole discretion, may place a ceiling on the amount payable on the exercise of a SAR, but any such limitation shall be specified at the time the SAR is granted. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which the value will be delivered to participants (whether made in Common Stock, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares that are transferred or sold by the Company to a participant but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Awards. The Committee may grant performance awards payable in cash, Common Stock, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2023 LTIP, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. With respect to a performance award, if the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award, provided, that dividend equivalent rights may not be granted as a component of SARs or stock options. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right shall be paid only as the applicable award vests or may be deemed to be reinvested in additional Common Stock. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or Common Stock.

Other Awards. The Committee may grant other forms of awards payable in cash or Common Stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2023 LTIP. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Goals. Awards (whether relating to cash or Common Stock) under the 2023 LTIP may be made subject to the attainment of performance goals relating to one or more business criteria, and may consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's Common Stock; return on assets, equity or stockholders' equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; or any other criteria determined by the Committee ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company's annual report.

Vesting of Awards; Forfeiture; Assignment. The Committee, in its sole discretion, may establish the vesting terms applicable to an award, subject in any case to the terms of the 2023 LTIP. The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant's termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise established by the Committee in the award agreement setting forth the terms, restricted stock will be forfeited upon a participant's termination of service during the applicable restriction period.

Assignability. Awards granted under the 2023 LTIP generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of awards to: (i) the spouse (or former spouse), children or grandchildren of the participant ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the participant and/or Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided, that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards, (iii) the option price of each outstanding award, (iv) the amount, if any, the Company pays for forfeited Common Stock in accordance with the terms of the 2023 LTIP, and (vi) the number of or exercise price of Common Stock then subject to outstanding SARs previously granted and unexercised under the 2023 LTIP to the end that the same proportion of the Company's issued and outstanding Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of Common Stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2023 LTIP or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the 2023 LTIP. The Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2023 LTIP in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2023 LTIP and any awards under the 2023 LTIP to continue to comply with Sections 421 and 422 of the Code (including any successors to such Sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company's stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the

Company's stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board regarding amendment or discontinuance of the 2023 LTIP may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2023 LTIP without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not, without the approval of the Company's stockholders, "reprice" any stock option or SAR. For purposes of the 2023 LTIP, "reprice" means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a common share in exchange for cash or a stock option, SAR, award of restricted stock or other equity award with an exercise price or base price less than the exercise price or base price of the original stock option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2023 LTIP.

Recoupment for Restatements. The Committee may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Board from time to time.

Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2023 LTIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of March 27, 2025, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant's incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Common Stock over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options. In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant's particular tax status.

The tax treatment of any Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the Common Stock were transferred to the participant (referred to as the "Holding Period"). If a participant disposes of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a "disqualifying disposition." If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the incentive stock options exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the "disqualifying disposition" occurs. The participant's basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such "disqualifying disposition." In addition, the amount received in such "disqualifying disposition" over the participant's increased basis in the Common Stock will be treated as capital gain. However, if the price received for Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of the Common Stock.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant's tax basis for Common Stock acquired under a non-qualified stock option will be equal to the option price paid for such Common Stock, plus any amounts included in the participant's income as compensation. When a participant disposes of Common Stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Stock. If a participant pays the option price of a non-qualified stock option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the Common Stock received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant's tax basis and holding period for the Common Stock received will be equal to the participant's tax basis and holding period for the Common Stock surrendered. The Common Stock received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant's tax basis in the Common Stock will be equal to their fair market value on the date of exercise, and the participant's holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such Common Stock. As discussed above, a disqualifying disposition of Common Stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously owned shares are as described above, except that the participant's tax basis in the Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock granted as restricted stock at such time as the Common Stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to recognize ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such Common Stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant's tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided, that the SAR is exempt from or complies with Section 409A of the Code. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided, that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2023 LTIP is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of Common Stock with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant's tax basis in the Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided, that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

While deductibility of executive compensation for federal income tax purposes is among the factors the Board and Committee considers when structuring executive compensation arrangements, it is not the sole or primary factor considered. The Company retains the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to "covered employees" (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company's principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company's principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a Prior Plan Award) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a prior plan award granted on or before November 2, 2017, and if the Company determines that Section 162(m) of the Code will apply to any such awards, the Company intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual's rights under the 2023 LTIP are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, then the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a corresponding compensation deduction.

Interest of Directors and Executive Officers. All members of the Board and all executive officers of the Company are eligible for awards under the 2023 LTIP and thus, have a personal interest in the approval of the 2023 LTIP.

Termination and Change of Control

For a discussion of agreements that provide for payments to a named executive officer in connection with the resignation, retirement or other termination of a named executive officer or a change of control, please see "Executive Compensation - Executive Employment Arrangements" above.

Director Compensation

Prior to the Business Combination, the Company had not adopted a formal policy or plan to compensate BEN's directors. Messrs. Luck and Henderson served as members of the Board and received no additional compensation for their service as members of the Board. See the section titled "Executive Compensation - Summary Compensation Table" for more information about Mr. Luck's compensation for the fiscal year ended December 31, 2024.

Upon the Closing Date of the Business Combination, each director of the Company received a grant of 10,000 shares of Common Stock.

Following the consummation of the Business Combination, the Board adopted a nonemployee director compensation program (the "2024 Director Compensation Policy"). The 2024 Director Compensation Policy is designed to align compensation with BEN's business objectives and the creation of stockholder value, while enabling BEN to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of BEN.

On December 30, 2024, each non-employee director received an equity award of restricted stock units under the 2023 LTIP having an aggregate award value of $35,000, with the number of restricted stock units being determined by using the average of the closing prices for the Common Stock over the 20-day-trading period ending on the first trading day of August 2024.

For all periods after the effective date of the 2024 Director Compensation Policy, each non-employee director will receive an equity award of restricted stock, automatically granted quarterly in four equal installments, payable in arrears, on the first trading day of September, December, March, and June (each, a "Grant Date"), and having an aggregate annual award value of $45,000 as of the Grant Date, with the number of shares of restricted stock granted each quarter being determined by dividing one-fourth of the aggregate annual award value by the average of the closing prices for the Common Stock over the 20-day-trading period ending on the last trading day immediately preceding Grant Date.

On the date of each of the Company's Annual Stockholders Meetings following the closing of such meeting, each non-employee director automatically will be granted an annual equity award of restricted stock units having an aggregate award value of $75,000 on the date of such Annual Stockholders Meeting, with the number of restricted stock units being determined by dividing the aggregate award value by the average of the closing prices for the Common Stock over the 20-day-trading period ending on the last trading day immediately prior to such Annual Stockholders Meeting (the "Annual RSU Award"). The Annual RSU Award will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next Annual Stockholders Meeting, subject to the non-employee director's continued service on the Board through such vesting date.

Under the 2024 Director Compensation Policy, each of the Non-Executive Board Chair, the Audit Committee Chair, the Compensation Committee Chair, and the Nominating and Governance Committee Chair (each, a "Committee Chair") receive an additional equity award of restricted stock to be automatically granted in four equal installments, payable in arrears, on each Grant Date, having an aggregate annual award value as $50,000 for the Non-Executive Board Chair, $20,000 for the Audit Committee Chair, $15,000 for the Compensation Committee Chair, and $10,000 for the Nominating and Governance Committee Chair, with the number of restricted shares being determined by dividing one-fourth of the aggregate annual award value by the average of the closing prices for the Common Stock over the 20-day-trading period ending on the last trading day immediately preceding the Grant Date.

Each of the Special Committee members of the Board receive an additional equity award of restricted stock, to be automatically granted in four equal installments, payable in arrears, on each Grant Date, and having an aggregate annual award value of $20,000, with the number of shares of restricted stock being determined by dividing one-fourth of the aggregate annual award value by the average of the closing prices for the Common Stock over the 20-day-trading period ending on last trading day immediately preceding the Grant Date.

Non-Employee Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)(3)	Total ($)
Janine Grasso	-	$113,967	$113,967
Richard Isaacs	-	$92,269	$92,269
Jon Leibowitz	-	$116,278	$116,278
Christopher Gaertner	-	$120,899	$120,899
Thomas Morgan, Jr.	-	$107,036	$107,036
Bernard Puckett	-	$97,794	$97,794

(1)	In accordance with SEC rules, this column represents the aggregate grant date fair value of shares underlying stock awards, calculated based on the closing price of our common stock on the date of grant in accordance with ASC 718, with the exception that the amounts shown assumes no forfeitures. The assumptions made in computing the estimated fair value of such awards are disclosed in Note B of the Company's audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

(2)	Includes an initial grant of 10,000 shares of restricted stock in connection with the Closing of the Business Combination, based on a closing price of the Company's Common Stock of $7.70.

(3)	Includes restricted stock granted pursuant to the 2024 Director Compensation Policy on January 2, 2025, based on a closing price of the Company's Common Stock of $1.07, for service on the Board in fiscal year 2024.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

On March 7, 2025, the Board approved the issuance of options to Mr. Khiari in connection with his offer letter. We do not have a formal policy regarding the timing of awards of option awards in relation to our disclosure of material nonpublic information. However, our historic practice is to grant option awards three trading days following the release of material nonpublic information in order to prevent the release of such information from affecting the value of executive compensation If in the future we determine to grant new awards of options, stock appreciation rights, or similar option-like instruments, we will consider establishing a policy regarding the timing of such awards in relation to the disclosure of material non-public information, and the Board will evaluate the appropriate steps to take in relation to the foregoing.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of March 27, 2025:

●	each person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of our Common Stock as of March 27, 2025;

●	each of the Company's named executive officers and directors; and

●	all of our current executive officers and directors as a group.

As of March 27, 2025, the Company had 42,274,461 shares of Common Stock issued and outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Common Stock owned beneficially by such person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by the individuals below:

	Number of shares beneficially owned	Beneficial ownership percentage
Five Percent Holders
October 3rd Holdings, LLC(1)	8,765,568	20.7%
DMLab Co. LTD(2)	4,325,043	10.2%
AFG Companies, Inc.(3)	2,423,336	5.7%
Directors & Named Executive Officers
Paul Chang	601,952	1.4%
Michael Zacharski(4)	384,311	* %
Bill Williams	7,502	* %
Walid Khiari(6)	600,000	1.4%
James Richard Howard	-	* %

Tyler J. Luck(1)	8,779,753	20.8%
Bernard Puckett	54,895	*	%
Christopher Gaertner	732,210	1.7%
Jon Leibowitz	76,708	*	%
Janine Grasso	34,549	*	%
Thomas Morgan Jr.	28,071	*	%
Dr. Richard Isaacs(5)	135,815	*	%
All Directors and Executive Officers as a Group (16 persons)	10,835,766	25.6%

*Less than 1%.

(1)
Tyler Luck is the managing member of October 3rd Holdings, LLC and has sole voting and dispositive power over the securities held thereby. The business address of October 3rd Holdings, LLC is 1821 Logan Avenue C/O CSC Cheyenne, WY 83001.

(2)	DMLab Co. LTD is governed by a board of directors consisting of five directors, Messrs. Yanghyung Lee, Seokho Lee, Youngkyu Huh, Junhyuk Lee, Snugsu Kim and Kibong Lee. The five members of the board of directors will have limited voting and dispositive power over the securities held of record by DMLab Co. LTD. Each director of DMLab Co. LTD has one vote, and the approval of a majority of the directors is required to approve any action of DMLab Co. LTD. However, under the so-called "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. Therefore, none of the individual members of the board of directors of DMLab Co. LTD exercises voting or dispositive control over any of the securities held directly by DMLab Co. LTD, even those in which he directly holds a pecuniary interest. Oriental DMLab Co. LTD is approximately 62% held by Junhyuk Lee. The business address of DMLab Co. LTD is 45, Anam-ro, Seongbuk-gu, Korea University, Science & Business Building RM 301, Seoul, Republic of Korea 02841.

(3)	Mr. Wright Brewer has sole and voting dispositive power over the securities held by AFG Companies, Inc. The business address of AFG Companies Inc. is 1900 Champagne Blvd, Grapevine, TX 76051. Excludes 3,750,000 shares of Common Stock issuable upon exercise of the Reseller Warrant, which contains certain conditions to the vesting of shares of Common Stock underlying the Reseller Warrant that are outside of the exclusive control of the holder.

(4)	Consists of 337,625 options to purchase shares of Common Stock and 46,686 shares of Common Stock received in connection with Mr. Zacharski's resignation from the Company.

(5)	Consists of 121,545 options to purchase shares of Common Stock.

(6)	Consists of 600,000 options to purchase shares of Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of March 31, 2024 about compensation plans under which shares of Common Stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column

Equity compensation plans approved by security holders	464,244		—	3,555,701	(1)
Equity compensation plans not approved by security holders	2,341,759	(2)	2.09	—	(3)
Total	2,806,003		2.09	3,555,701

(1)	Represents shares of Common Stock available for issuance under the 2023 LTIP, which permits the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, performance awards, performance goals, tandem awards, prior plan awards, and other awards. As described below, no additional awards may be issued under the 2023 LTIP. See the description of the 2021 LTIP below for a description of the formula for calculating the number of securities available for issuance under the 2023 LTIP
(2)	Represents shares of Common Stock issuable upon settlement of outstanding restricted equity units awarded under the 2021 Equity Incentive Plan.
(3)
As described below, no additional awards may be issued under the 2021 Equity Incentive Plan. The 2021 Equity Incentive Plan and all outstanding awards under the 2021 Equity Incentive Plan were assumed by the Company, and the 2021 Equity Incentive Plan was terminated with respect to future awards. Forfeitures of awards under the 2021 Equity Incentive Plan are automatically added to the pool of shares available for issuance under the 2023 LTIP.

Plans Not Approved by Security Holders

2021 Equity Incentive Plan

In May 2021, the Board adopted, and the Company’s stockholders approved, the 2021 Equity Incentive Plan that provides for the grant of the following types of stock awards: (i) incentive stock Options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, and (vi) other stock awards. The 2021 Option Plan was administered by the Company’s Board of Directors (the “Board of Directors”). In connection with the Closing of the Business Combination, the 2021 Equity Incentive Plan and all outstanding awards under the 2021 Equity Incentive Plan were assumed by the Company, and the 2021 Equity Incentive Plan was terminated with respect to future awards. Forfeitures of awards under the 2021 Equity Incentive Plan are automatically added to the pool of shares available for issuance under the 2023 LTIP. Upon Closing, each stock award was adjusted in accordance with the Exchange Ratio (as defined herein).

Plans Approved by Security Holders

2023 LTIP

On the Closing Date, the 2023 LTIP became effective. The 2023 LTIP was approved by DHC’s stockholders at the Special Meeting. The 2023 LTIP provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) performance awards, (vii) dividend equivalent rights, (viii) performance awards, (ix) performance goals, (x) tandem awards, (xi) prior plan awards, and (xii) other awards. The 2023 LTIP is administered by the Board of Directors. The 2023 LTIP awards are available to employees, officers and contractors. Subject to certain adjustments and any increase by any Prior Plan Awards eligible for reuse as described below, the aggregate number of shares of our Common Stock issuable under the 2023 LTIP in respect of awards is equal to 5% of the aggregate number of shares issued and outstanding determined as of the Effective Date, which as of such date was 2,942,245 shares of Common Stock, of which 100% of the available shares may be delivered pursuant to incentive stock options. Notwithstanding the foregoing, subject to approval by the Board, on the Adjustment Date, the number of shares of our Common Stock available under the 2023 LTIP may be increased by up to an additional 5% of the total number of shares issued and outstanding, as determined as of the Adjustment Date, provided, however, in no event shall the authorized shares available for awards under the 2023 Plan ever exceed 15% of the total number of shares of our Common Stock issued and outstanding, determined as of the Effective Date, provided, further, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments summarized below. As of December 31, 2024, 3,555,701 shares remained available for grant under the 2023 LTIP.

Item 13. Certain Relationships and Related Transactions, and Director Independence

In addition to the various agreements and arrangements discussed in the sections titled “Directors, Executive Officers and Corporate Governance“ and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	The Company has been or is to be a participant;

●	the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of the Company's total assets at year-end for the fiscal years ended December 31, 2024, December 31, 2023 and 2022; and

●	any of the Company's directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Since January 1, 2022, the Company has entered into the following agreements with investors that satisfy the above criteria:

Howard Consulting Services Agreement

On October 1, 2021, prior to the start of Mr. James Richard Howard's service as Chief Information and Data Officer, the Company entered into a Consulting Services Agreement, as amended effective July 1, 2023, with RG Data Insights, LLC, a consulting firm that employed Mr. Howard, pursuant to which Mr. Howard acted as a consultant to the Company. The Consulting Services Agreement expired on September 30, 2023. In connection with the Consulting Services Agreement, as amended, in recognition of the ongoing services provided, the Company agreed to pay Mr. Howard a $0.15 million success fee upon the completion of a successful capital raise in excess of $5.0 million. Additionally, the Company agreed to issue Mr. Howard a Compensatory Warrant to purchase up to 300,000 shares of Prior BEN's Class B common stock (“Prior BEN Common Stock”) at an exercise price of $1.00 per share, provided, that Mr. Howard continues to be an advisory board member to the Company through September 30, 2024.

Transactions with October 3rd Holdings, LLC

October 3rd Holdings, LLC owns a 58.225% interest in Genuine Lifetime, LLC, of which Mr. Michael Lucas and Mr. James D. Henderson, Jr. own respective 13.025% and 10% interests. October 3rd Holdings, LLC is co-owned in equal 50% shares by Mr. Tyler Luck and Mr. Lucas. Mr. Luck served as Managing Member of Genuine Lifetime, LLC until June 1, 2023. In connection with the Company's entry into the Reseller Agreement with AFG, Genuine Lifetime, LLC issued 500,000 shares of Prior BEN Common Stock to AFG in connection with the Reseller Agreement pursuant to a separate agreement between Genuine Lifetime, LLC and AFG. In connection with the GL Interim Financing, Genuine Lifetime, LLC entered into a promissory note with AFG pursuant to which AFG agreed to lend, and Genuine Lifetime, LLC agreed to borrow, $4.0 million in order to fund the GL Interim Financing (the “GL Loan”). In connection with the GL Loan, Mr. Luck entered into a personal guaranty with respect to Genuine Lifetime, LLC's obligations under the GL Loan. Additionally, Mr. Luck, agreed not to sell, transfer or assign his shares of Common Stock, or permit October 3rd Holdings, LLC, as its managing member to sell, transfer or assign its shares of Common Stock, prior to the repayment of the GL Loan, subject to certain customary exceptions including a sale of such shares of Common Stock by Mr. Luck and October 3rd Holdings, LLC in connection with the consummation of the Business Combination.

In addition, effective June 30, 2024, Prior BEN and the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of Common Stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by a subsidiary of the Company to October 3rd Holdings, LLC in the amount of $0.4 million.

AFG Interim Financing

On September 29, 2023, AFG purchased 456,621 shares of Prior BEN Common Stock for $2.19 per share for an aggregate purchase price of approximately $1.0 million under the AFG Interim Financing. Pursuant to the terms of the AFG Interim Financing, AFG's obligation to purchase shares of Prior BEN Common Stock immediately prior to the Effective Time (as defined in the Subscription Agreement) under the Subscription Agreement was reduced by $1.0 million. On October 15, 2023, Genuine Lifetime LLC purchased 1,826,484 shares of Prior BEN Common Stock $2.19 per share for an aggregate purchase price of approximately $4.0 million.

Transactions with Genuine Lifetime, LLC

The Company entered into a Marketing & Interface Agreement with Genuine Lifetime, LLC on May 1, 2021, including three addendums to such agreement dated July 1, 2021, November 1, 2021 and January 31, 2022 (the “M&I Agreement”). The M&I Agreement provided for the payment by the Company of a monthly fee of $15,000, including an option to convert unpaid balances on or before September 30, 2021 into shares of Prior BEN Common Stock for services provided by Genuine Lifetime, LLC in connection with the development and implementation of a marketing plan to promote the Company advertising interface to customers of Genuine Lifetime, LLC within the United States and the development of an interface between the Company's data repository and automotive data aggregators and Genuine Lifetime, LLC's warranty programs. Pursuant to the M&I Agreement, Genuine Lifetime, LLC assigned its employee, Gregor Evans, to provide certain marketing and communications services and expertise to the Company. Pursuant to the M&I Agreement, Genuine Lifetime, LLC also committed $50,000 in exchange for the Company's recognition of 50,000 prepaid blockchain activations. The Company and Genuine Lifetime, LLC terminated the M&I Agreement with a mutual release on May 30, 2022. Pursuant to the M&I Agreement, upon termination of the M&I Agreement, the Company granted Genuine Lifetime, LLC the option to convert prepaid activations up to a total sum of $50,000 into shares of Prior BEN Common Stock at a price of $0.10 per share, up to a maximum number of shares equal to 500,000, which option was fully exercised by Genuine Lifetime, LLC on March 15, 2023. Genuine Lifetime, LLC has since assigned its entire equity interest in the Company to a third party.

In May 2022, the parties terminated the M&I Agreement and the Company approved the entry into a Debt Conversion Agreement with Genuine Lifetime, LLC, allowing them to convert up to $0.2 million of the Company's indebtedness from accrued compensation related to services performed on behalf of the Company into 2,000,000 Prior BEN Common Stock.

Lucas Consulting Agreement

Pursuant to a consulting agreement dated June 1, 2023 and in exchange for certain consulting, strategic and advisory services previously provided through May 31, 2023, Mr. Lucas received a warrant to purchase 1,500,000 shares of Prior BEN Common Stock with an exercise price of $1.00 per share. In addition, any future compensation under this consulting agreement will be based on the value of any future transaction approved by the Company and said compensation shall be in the sole discretion of our board of directors.

Registration and Shareholder Rights

Pursuant to a registration rights and shareholder rights agreement signed March 4, 2021, the Sponsor is entitled to certain registration rights with respect to the Private Placement Warrants, the warrants issuable upon conversion of working capital loans (if any) and Common Stock issuable upon exercise of the foregoing and upon conversion of the DHC Class B Shares, par value $0.0001 per share, of DHC and, as a result of the Business Combination had the right to nominate two (2) individuals for election to our board of directors, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement.

In connection with the Business Combination, the Registration Rights Agreement dated March 4, 2021, by and between DHC, Sponsor and certain other equity holders named therein was amended and restated. Pursuant to the Amended and Restated Registration Rights Agreement, dated March 14, 2024 by and among the Company and the holders party thereto (the “A&R Registration Rights Agreement”), the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

Advances from Officers and Directors

During the fiscal years 2023 and 2024, certain officers and directors have advanced funds to, or were advanced from, the Company on an undocumented, non-interested bearing, due on demand basis.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful.

Policies and Procedures for Related Party Transactions

On March 14, 2024, the Company adopted a new written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company's officers or one of the Company's directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Under the Company's related party transaction policy, if a transaction has been identified as a Related Person Transaction, including any transaction that was not a Related Person Transaction when originally consummated or any transaction that was not initially identified as a Related Person Transaction prior to consummation, the Company's management must present information regarding the Related Person Transaction to the Company's audit committee, or, if audit committee approval would be inappropriate, to another independent body of the board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the Related Persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company's Code of Business Conduct and Ethics, the Company's employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering Related Person Transactions, the Company's audit committee, or other independent body of the board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Company;

●	the impact on a director's independence in the event that the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a Related Person Transaction, the Company's audit committee, or other independent body of the Company's board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company's best interests and those of the Company's stockholders, as the Company's audit committee, or other independent body of the Company's board of directors, determines in the good faith exercise of its discretion.

All of the transactions described in this section were entered into prior to the adoption of this policy.

Item 14. Principal Accounting Fees and Services

Approval of Independent Registered Public Accounting Firm Services and Fees

The following table presents aggregate fees billed to the Company for professional services rendered by L J Soldinger Associates, LLC for the year ended December 31, 2024 and 2023:

	2024 Fees	2023 Fees
Audit Fees	$405,000	$276,000
Audit-Related Fees	-	-
Tax Fees	16,000	-
Total Fees	$421,000	$276,000

Audit Fees were for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

Tax Fees were for professional services rendered for federal, state and international tax compliance, tax advice and tax planning.

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our Audit Committee or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Our Audit Committee is responsible for pre-approving all services provided by our independent registered public accounting firm. All of the above services and fees for 2023 and 2024 were pre-approved by the audit committee DHC, for services provided prior to the Business Combination, and by the Audit Committee of the Company for services provided after the Business Combination.
Part IV
Item 15. Exhibits and Financial Statement Schedules

The exhibits listed below are filed as part of this Report or incorporated herein by reference.

Exhibit	Description
2.1#
Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023, by and among Brand Engagement Network Inc., BEN Merger Subsidiary Corp., DHC Acquisition Corp and, solely with respect to Section 7.21 and 9.03 thereto, DHC Sponsor, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2023).

2.2.1#
Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on October 30, 2024).

2.2.2
Addendum to Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on February 12, 2025).

3.1
Certificate of Incorporation of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024)

3.2
Bylaws of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.1
Warrant Agreement between Continental Stock Transfer & Trust Company and DHC Acquisition Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).

4.2
Registration and Shareholder Rights Agreement, dated March 4, 2021, by and between DHC Acquisition Corp, DHC Sponsor, LLC and certain other equityholders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).

4.2.1
Amended and Restated Registration Rights Agreement, dated March 14, 2024 by and among Brand Engagement Network Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.1
Form of Brand Engagement Network Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.2
Form of Shareholder Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.3.1†
Brand Engagement Network 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.3.2†
Brand Engagement Network 2023 Long-Term Incentive Plan – Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.3.3†
Brand Engagement Network 2023 Long-Term Incentive Plan – Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.3.4†
Brand Engagement Network 2023 Long-Term Incentive Plan – Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.3.5†
Brand Engagement Network 2023 Long-Term Incentive Plan – Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.4.1†
Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 22, 2024).

10.4.2†
Form of Stock Option Agreement Under the Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 12, 2024).

10.4.3†
Form of Compensatory Warrant (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 12, 2024).

10.5.1†
Employment Agreement by and between Brand Engagement Network Inc. and Michael Zacharski (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.5.2†
First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Michael Zacharski, dated April 22, 2024 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 22, 2024).

10.5.3†
Second Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Michael Zacharski, dated June 28, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on July 11, 2024).

10.6†
First Amendment to Option Agreement, by and between Brand Engagement Network Inc. and Michael Zacharski, dated June 28, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on July 5, 2024).

10.7†
Separation and Release Agreement, dated August 22, 2024, by and between Brand Engagement Network Inc. and Michael Zacharski (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 22, 2024).

10.8.1†
Employment Agreement by and between Brand Engagement Network Inc. and Bill Williams (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.8.2†
First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Bill Williams, dated March 14, 2024 (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 22, 2024).

10.9.1†
Employment Agreement by and between Brand Engagement Network Inc. and Paul Chang (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.9.2†
First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Paul Chang, dated April 22, 2024 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-278673) filed with the Securities and Exchange Commission on April 22, 2024).

10.10†
Employment Agreement by and between Brand Engagement Network Inc. and Tyler J. Luck (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.11
Letter Agreement, dated March 4, 2021, by and among DHC Sponsor, LLC, DHC Acquisition Corp and its officers and directors (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).

10.12.1
Reseller Agreement, dated August 19, 2023, by Brand Engagement Network Inc. and AFG Companies, Inc (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.12.2
First Amendment to the Exclusive Reseller Agreement, dated February 9, 2024, by Brand Engagement Network Inc. and AFG Companies, Inc (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A (File No. 001-40130) filed with the Securities Exchange Commission on April 22, 2024).

10.13
Form of Reseller Warrant (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 001-40130) filed with the Securities and Exchange Commission on April 12, 2024).

10.14
Subscription Agreement, dated September 29, 2023, by and between Brand Engagement Network Inc. and the subscribers listed therein (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.15
Subscription Agreement, dated September 7, 2023, by and between Brand Engagement Network Inc. and the subscribers listed therein (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.16
Brand Engagement Network Inc. Convertible Promissory Note, dated April 12, 2024, by and between Brand Engagement Network Inc. and J.V.B. Financial Group, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 001-40130) filed with the Securities and Exchange Commission on April 12, 2024).

10.17^
Securities Purchase Agreement, dated May 28, 2024, by and between the Company and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on May 29, 2024).

10.18
Letter Agreement to Exercise Warrants, dated May 28, 2024, by and between the Company and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on May 29, 2024).

10.19^
Securities Purchase Agreement, dated July 1, 2024, by and between the Company and that certain purchaser identified on the signature page thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on July 5, 2024).

10.20^
Securities Purchase Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 26, 2024).

10.21
Amendment No. 1 to Securities Purchase Agreement, dated October 5, 2024, by and among Brand Engagement Network Inc. and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on October 7, 2024).

10.22^
Share Assignment and Lockup Release Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc., certain members of DHC Sponsor, LLC, certain other existing stockholders and affiliates of the Company signatory thereto and certain purchasers identified on the exhibits thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 26, 2024).

10.23^
Warrant Purchase Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and each of the warrantholders signatory thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 26, 2024).

10.24
Form of Letter Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and certain members of DHC Sponsor, LLC and certain other existing stockholders and affiliates of the Company signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 26, 2024).

10.25^
Standby Equity Purchase Agreement, dated August 26, 2024, by and between Brand Engagement Network Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on August 26, 2024).

10.26
Promissory Note, dated November 11, 2024, by and between Brand Engagement Network Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40130) filed with the Securities and Exchange Commission on November 14, 2024).

10.27^
Warrant Exercise and Release Agreement, dated January 13, 2025, by and among Brand Engagement Network Inc. and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on January 14, 2025).

19.1*	Insider Trading Policy.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
23.1*	Consent of L.J. Soldinger and Associates, independent registered accounting firm for the Company.
31.1*	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.
97.1*	Compensation Recovery Policy.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

________________
*    Filed herewith
**     The certifications as Exhibit 32.1 and Exhibit 32.2 are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by the reference into any filing of Brand Engagement Network Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Annual Report on Form 10-K, irrespective of any general incorporation language contained in such filing.
#     Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
^ Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. The registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.
†    Indicates management contract or compensatory plan or arrangement.

Item 16. Form 10-K Summary
None.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brand Engagement Network Inc.

Date: March 31, 2025	By:	/s/ Paul Chang
	Name:	Paul Chang
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Chang	Chief Executive Officer and Director	March 31, 2025
Paul Chang	(Principal Executive Officer)

/s/ Walid Khiari	Chief Financial Officer	March 31, 2025
Walid Khiari	(Principal Financial and Accounting Officer)

/s/ Jon Leibowitz	Director	March 31, 2025
Jon Leibowitz

/s/ Janine Grasso	Director	March 31, 2025
Janine Grasso

/s/ Tyler J. Luck	Director	March 31, 2025
Tyler J. Luck

/s/ Christopher Gaertner	Director	March 31, 2025
Christopher Gaertner

/s/ Bernard Puckett	Director	March 31, 2025
Bernard Puckett

/s/ Thomas Morgan Jr.	Director	March 31, 2025
Thomas Morgan Jr.

/s/ Dr. Richard Isaacs	Director	March 31, 2025
Dr. Richard Isaacs

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025
_____________________
Brand Engagement Network Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 714-2747
Not Applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing

As previously disclosed in a Form 12b-25 Notification of Late Filing filed by Brand Engagement Network Inc. (the “Company”) on May 15, 2025, the Company is delayed in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Quarterly Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The Company received a notice from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) dated May 21, 2025 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file the Quarterly Report. The Company has 60 calendar days from May 21, 2025, or until July 20, 2025, to regain compliance by filing the Quarterly Report or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules.

The Company intends to file the Quarterly Report as soon as possible. If the Company is unable to file the Quarterly Report by July 20, 2025, the Company intends to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may, in its discretion, grant the Company up to 180 days from the prescribed due date for filing the Quarterly Report, or until November 17, 2025, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Item 7.01.     Regulation FD Disclosure

On May 23, 2025, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1. The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, assumptions, plans, strategies, and anticipated results. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.
.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: May 23, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

BEN Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

Wilmington, Delaware – May 23, 2025 – Brand Engagement Network Inc. (“BEN” or the “Company”) (NASDAQ: BNAI), an innovator in AI-powered customer engagement solutions, today announced that on May 21, 2025, it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying BEN that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (“Quarterly Report”), with the Securities and Exchange Commission (“SEC”). On May 15, 2025, BEN filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report.

Under the Nasdaq rules, BEN has 60 calendar days from May 21, 2025, or until July 20, 2025, to regain compliance by filing the Quarterly Report or to submit to Nasdaq a plan to regain compliance with the Listing Rule. BEN intends to file the Quarterly Report as soon as possible. If BEN is unable to file the Quarterly Report by July 20, 2025, it intends to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts BEN’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Quarterly Report to regain compliance. If Nasdaq does not accept BEN’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.
BEN is working diligently to file its Quarterly Report as soon as possible. However, there can be no assurance that it will be able to make such filings within the 60-day period, in which case BEN intends to submit a plan with Nasdaq to regain compliance with the Listing Rule.

About Brand Engagement Network Inc. (BEN)

Brand Engagement Network Inc. (BEN) (Nasdaq: BNAI) innovates in AI-powered customer engagement by delivering safe, intelligent, scalable solutions. Its proprietary Enterprise Language Model (ELM™) and Retrieval-Augmented Generation (RAG™) architecture enable highly personalized interactions supported by customers’ curated data in closed-loop environments. BEN develops AI-driven engagement solutions for the life sciences, automotive, and retail industries, featuring AI-powered avatars for outbound campaigns, inbound customer service, and real-time recommendations. With a global AI research and development team, BEN provides secure cloud-based and on-premises deployments, granting complete control of the technology stack and ensuring compliance with GDPR, CCPA, HIPAA, and SOC 2 Type 1 standards. The company holds 21 patents, with 28 pending, demonstrating its commitment to advancing AI-driven consumer engagement. Learn more at www.beninc.ai.

Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the BEN’s other filings with the Securities and Exchange Commission (the "SEC"). Filings with the SEC are available on the SEC's website at http://www.sec.gov.

Many of these circumstances are beyond BEN’s ability to control or predict. These forward-looking statements necessarily involve assumptions on BEN’s part. These forward-looking statements may include words such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "project," "should," "may," "will," "might," "could," "would," or similar expressions. All forward-looking statements attributable to the Company or persons acting on BEN’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. BEN disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Media Contact

Amy Rouyer
P: 503-367-7596
E: amy@beninc.ai

Investor Relations

Susan Xu
P: 778-323-0959
E: sxu@allianceadvisors.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on October 29, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”), entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Mr. Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Mr. Unterseer and CUTV, “Sellers”) (the “Purchase Agreement”) pursuant to which the Sellers have agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price of $19.5 million, consisting of (i) $9 million in cash (“Cash Consideration”) and (ii) 4.2 million shares of the Company’s common stock, par value $0.0001 per share at an agreed upon value of $2.50 per share (the transactions governed by the Purchase Agreement, the “Acquisition”), subject to customary adjustments and offsets as further described therein. Also as previously disclosed, on February 6, 2025, the Company and the Sellers entered into that certain Addendum to Share Purchase and Transfer Agreement, pursuant to which the parties amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition (the “Addendum I,” together with the Purchase Agreement, the “Agreement”).

On May 26, 2025, the Company and the Sellers entered into that certain Addendum II to Share Purchase and Transfer Agreement (the “Addendum II”), pursuant to which the parties further amended certain provisions of the Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum II amends the Agreement to, among other things, provide for additional temporary suspensions of Sellers’ right to withdraw until June 30, 2025. As of May 30, 2025, the Company has paid an aggregate of $550,000 towards the Cash Consideration to be owed by the Company.

The foregoing description of the Addendum II and the transactions contemplated thereby is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum II, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, assumptions, plans, strategies, and anticipated results. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, (i) uncertainties as to the timing of the Acquisition; (ii) the risk that the Acquisition may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Acquisition, including the ability to obtain financing to fund the Acquisition; (iv) the possibility that any or all of the various conditions to the consummation of the Acquisition may not be satisfied or waived, including the failure to receive major shareholder guarantees, or that any required regulatory approvals from any applicable governmental entities may not be obtained (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; (vi) the effect of the pendency of the transactions contemplated by the Agreement or the Addendum II on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) uncertainty as to the timing of completion of the Acquisition; and (ix) risks that the benefits of the Acquisition are not realized when and as expected. Additional information concerning these and other factors can be found under the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Addendum II to Share Purchase and Transfer Agreement, dated May 26, 2025, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: May 30, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer

Exhibit 2.1

ADDENDUM II to

Share Purchase and Transfer Agreement

Between

CHRISTIAN UNTERSEER (Seller 1)

CUTV GmbH (Seller 2)

CUNEO AG (Seller 3)

And

BRAND ENGAGEMENT NETWORK, INC. (Buyer)

Whereas, the Parties have entered into a Share Purchase and Transfer Agreement dated 29 October 2024 (“SPA”) which provides in Section 12.4.2 for the Parties’ right to withdraw from the SPA if certain conditions have not been met or certain actions have not been taken.

Whereas, according to Section 10 SPA, in the period until the Scheduled Closing Date, Sellers shall take all actions reasonably required to achieve that on the Scheduled Closing Date Cataneo and its Affiliates will have available, as owners, if applicable, or based on valid and enforceable lease, license or similar agreements, all assets, rights, employees, systems, contracts and services required by them in order to continue after the Closing to conduct their business in the ordinary course as currently conducted. As set forth in Exhibit 10.1 lit. a) SPA the Sellers agree that, between the date of the SPA and the Effective Date or the earlier termination of the SPA (“Interim Period”) (i) the Seller shall conduct their respective businesses in the ordinary course of business and (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization. The Sellers shall not and shall not cause Cataneo during the Interim Period to do various actions as set forth in Exhibit 10.1 lit. b) SPA without the prior written consent of Buyer.

Whereas, the Parties have entered into an Addendum to the SPA dated 06. February 2025 (“Addendum”) in which the Parties have agreed on a temporary suspension of Sellers’ Right to withdraw for a certain period of time in case Buyer pays to Sellers a Down Payment 1 and Additional Down Payments. The first of such Additional Down Payment had to be made by 28. February 2025, covering the period until 31. March 2025. The second of such Additional Down Payment had to be made by 31. March 2025, covering the period until 30. April 2025. Sellers’ right to withdraw should re-enter into force upon either (a) failure of Buyer to pay Down Payment 1 or any Additional Down Payment when due, or (b) on 30. April 2025. Buyer paid the Down Payment 1 and the first Additional Down Payment in full when due. As Buyer did not pay the second Additional Down Payment (covering the period between 01. April 2025 until 30. April 2025) in full when due, the period for the temporary suspension of the Sellers’ right to withdraw has lapsed. In any case, the temporary suspension of the Sellers’ right to withdraw has lapsed on 30. April 2025. Therefore, Sellers’ right to withdraw from the SPA pursuant to Section 12.4.2 SPA has re-entered into force.

1

Now therefore, the Parties agree to the following Addendum II to the SPA (“Addendum II”):

1.	Waiver of Buyer’s Right to consent in business of Cataneo and its Affiliates

Buyer hereby waives its right to prior consent to the actions as set forth in Exhibit 10.1 lit. b) i) through xi) SPA. Therefore, Sellers may and may cause Cataneo during the Interim Period to do those various actions as set forth in Exhibit 10.1 lit. b) i) through xi) SPA without the prior written consent of Buyer.

2.	Temporary Suspension of Sellers’ Right to Withdraw

Sellers hereby temporarily suspend their right to withdraw from the SPA pursuant to Section 12.4.2 SPA until 30 June 2025. Sellers’ right to withdraw from the SPA pursuant to Section 12.4.2 SPA shall re-enter into force on 30 June 2025.

3.	Governing Law

This Addendum II shall be construed in accordance with, and governed by, German Law, excluding the German conflict of Law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

4.	Continued Validity of the SPA

Unless expressly otherwise provided in this Addendum II, (a) all provisions of the SPA and its Exhibits shall continue in full force and effect, (b) any reference to a Section is a reference to a Section in the SPA, (c) all definitions set forth in the SPA, and (d) all provisions of the Addendum shall also apply to this Addendum II.

[Signature Page Follows]

2

Signatures

Munich, 26/5/25	Munich, 26/5/25
(Place, date)	(Place, date)

/s/ Christian Unterseer	/s/ Christian Unterseer
Christian Unterseer	CUTV GmbH

Christian Unterseer, MD
(Name in block capitals, function)

Munich, 26/5/25	Santa Monica, CA 25/5/25
(Place, date)	(Place, date)

/s/ Michael Wolfle	/s/ James D. Henderson, Jr.
CUNEO AG	Brand Engagement Network, Inc.

Michael Wolfle, CEO	JAMES D, HENDERSON, JR., CORPORATE COUNSEL

(Name in block capitals, function)	(Name in block capitals, function)

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 10-Q
_________________________
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2025
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________
Commission file number 001-40130
_________________________
Brand Engagement Network Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	98-1574798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)
(650) 714-2747
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒   No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).
Yes ☒   No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).
Yes ☐   No ☒
Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.

As of April 30, 2025, 42,989,398 shares of the Issuer’s common stock, $0.0001 par value per share, and 10,314,952 public warrants representing the right to acquire one share of the Issuer’s common stock for $11.50, were outstanding.

Brand Engagement Network, BEN, our logo and our other trademarks or service marks appearing in this report are the property of Brand Engagement Network Inc. Trade names, trademarks and service marks of other companies appearing in this report are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this report are without the ®, ™ or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Unless otherwise indicated, “Brand Engagement Network,” “BEN,” “the Company,” “our,” “us,” or “we,” refer to Brand Engagement Network Inc. and its consolidated subsidiaries.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “target,” “will” or “would” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that may be outside of our control could cause actual results to differ materially from those anticipated in such statements, including those identified below, under “Part II, Item 1A. Risk Factors,” and elsewhere herein:

•our ability to develop and attain market acceptance for our products and services;

•our ability to maintain the listing of our securities on the Nasdaq Stock Market (“Nasdaq”);

•cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence (such as, but not limited to, ransomware, data security breaches, “denial of service” attacks, “hacking” and identity theft) affecting us, our clients, and our third-party vendors and service providers;

•the attraction and retention of qualified directors, officers, employees and key personnel;

•our need for additional capital and whether additional financing will be available on favorable terms, or at all;

•the lack of a market for our Common Stock and Public Warrants and the volatility of the market price and trading price for our Common Stock and Public Warrants;

•our ability to meet the conditions to close, including the raising of sufficient financing to fund our pending acquisition (the “Cataneo Acquisition”) of Cataneo Gmbh (“Cataneo”), our ability to pay down payments in accordance with the purchase agreement and our ability to integrate and realize the anticipated benefits of the Cataneo Acquisition;

•the impact of lawsuits and other litigation matters on our business;

•our limited operating history;

•the length of our sales cycle and the time and expense associated with it;

•our ability to grow our customer base;

•our dependence upon third-party service providers for certain technologies;

•competition from other companies offering artificial intelligence products that have greater resources, technology, relationships and/or expertise;

•our ability to compete effectively in a highly competitive market;

•our ability to protect and enhance our corporate reputation and brand;

•our ability to hire, retain, train and motivate qualified personnel and senior management and our ability to deploy our personnel and resources to meet customer demand;

•our ability to grow through acquisitions and successfully integrate any such acquisitions;

•the impact from future regulatory, judicial, and legislative changes in our industry;

•increases in costs, disruption of supply or shortage of materials, which could harm our business;

•our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

•our future financial performance, including the ability of future revenues to meet projected annual bookings;
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•our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•our ability to generate sufficient revenue from each of our revenue streams; and

•our success in managing the risks involved in the foregoing factors.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this in this Report, which is incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
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Part I. Financial Information
Item 1. Financial Statements
BRAND ENGAGEMENT NETWORK INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024*
ASSETS
Current assets:
Cash and cash equivalents	$236,229	$149,273
Accounts receivable, net of allowance	40,888	30,888
Due from Sponsor	3,000	3,000
Prepaid expenses and other current assets	1,600,800	1,042,398
Total current assets	1,880,917	1,225,559
Property and equipment, net	295,215	292,757
Right of use asset - operating lease	464,041	507,182
Intangible assets, net	15,298,305	16,124,370
TOTAL ASSETS	$17,938,478	$18,149,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,899,196	$5,995,235
Accrued expenses	4,239,290	4,593,712
Due to related parties	693,036	693,036
Short-term debt	1,308,641	1,655,080
Convertible note	760,000	1,140,000
Operating lease liability	189,053	173,497
Total current liabilities	14,089,216	14,250,560
Operating lease liability	232,848	335,766
Warrant liabilities	304,158	919,050
Total liabilities	14,626,222	15,505,376
Commitments and contingencies (Note L)
Stockholders’ equity:
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized, none designated. There are no shares issued or outstanding as of March 31, 2025 or December 31, 2024	—	—
Common stock par value of $0.0001 per share, 750,000,000 shares authorized. As of March 31, 2025 and December 31, 2024, respectively, 42,989,398 and 39,573,988 shares issued and outstanding	4,299	3,957
Additional paid-in capital	53,935,336	49,657,684
Accumulated deficit	(50,627,379)	(47,017,149)
Total stockholders’ equity	3,312,256	2,644,492
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,938,478	$18,149,868

* Derived from audited information
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
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BRAND ENGAGEMENT NETWORK INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2025	2024
Revenues	$10,000	$49,790
Cost of revenues	—	—
Gross profit	10,000	49,790
Operating expenses:
General and administrative	3,214,189	6,480,535
Depreciation and amortization	939,206	117,347
Research and development	10,697	250,671
Total operating expenses	4,164,092	6,848,553
Loss from operations	(4,154,092)	(6,798,763)
Other income (expenses):
Interest expense	(125,044)	(25,050)
Interest income	2	3,118
Change in fair value of warrant liabilities	614,892	(60,823)
Other	54,012	(2,891)
Other income (expenses), net	543,862	(85,646)
Loss before income taxes	(3,610,230)	(6,884,409)
Income taxes	—	—
Net loss	$(3,610,230)	$(6,884,409)
Net loss per common share- basic and diluted	$(0.09)	$(0.27)
Weighted-average common shares - basic and diluted	40,140,364	25,233,890
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
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BRAND ENGAGEMENT NETWORK INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Par Value	Shares	Par Value
Balance at December 31, 2024	—	$—	38,168,988	$3,957	$49,657,684	$(47,017,149)	$2,644,492
Sale of common stock	—	—	1,186,426	86	1,325,456	—	1,325,542
Stock issued in conversion of convertible notes	—	—	316,666	32	379,968	—	380,000
Stock issued for Standby Equity Purchase Agreement liability	—	—	643,574	64	432,418	—	432,482
Warrant exercises	—	—	787,132	79	1,499,471	—	1,499,550
Stock-based compensation, including vested restricted shares	—	—	223,586	22	374,904	—	374,926
Stock issued in settlement of liabilities	—	—	588,026	59	265,435	—	265,494
Net loss	—	—	—	—	—	(3,610,230)	(3,610,230)
Balance at March 31, 2025	—	$—	41,914,398	$4,299	$53,935,336	$(50,627,379)	$3,312,256

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Par Value	Shares	Par Value
Balance at December 31, 2023	—	$—	23,270,404	$2,327	$30,993,846	$(13,301,720)	$17,694,453
Stock issued to DHC shareholders in reverse recapitalization	—	—	7,885,220	789	(10,722,277)	—	(10,721,488)
Issuance of common stock pursuant to Reseller Agreement	—	—	1,750,000	175	13,474,825	—	13,475,000
Sale of common stock	—	—	645,917	65	6,324,935	—	6,325,000
Warrant exercises	—	—	40,514	4	15,260	—	15,264
Stock-based compensation	—	—	—	—	698,705	—	698,705
Net loss	—	—	—	—	—	(6,884,409)	(6,884,409)
Balance at March 31, 2024	—	$—	33,592,055	$3,360	$40,785,294	$(20,186,129)	$20,602,525
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
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BRAND ENGAGEMENT NETWORK INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,610,230)	$(6,884,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	939,206	117,347
Allowance for uncollected receivables	—	30,000
Write off of deferred financing fees	—	1,427,729
Change in fair value of warrant liabilities	(614,892)	60,823
Stock based compensation, including the issuance of restricted shares	369,601	406,980
Non-cash interest expense	86,042	—
Reduction in right of use asset	43,141	—
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(558,402)	(820,876)
Accounts receivable	(10,000)	(27,500)
Accounts payable	903,961	783,637
Accrued expenses	(88,927)	358,630
Deferred revenue	—	(2,290)
Operating lease liability	(87,362)	—
Net cash used in operating activities	(2,627,862)	(4,549,929)
Cash flows from investing activities:
Purchase of property and equipment	—	(13,037)
Capitalized internal-use software costs	(110,274)	(158,028)
Net cash used in investing activities	(110,274)	(171,065)
Cash flows from financing activities:
Cash and cash equivalents acquired in connection with the reverse recapitalization	—	858,292
Proceeds from the sale of common stock	1,325,542	6,325,000
Proceeds received from option and warrant exercises	1,499,550	15,264
Payment of financing costs	—	(858,292)
Net cash provided by financing activities	2,825,092	6,340,264
Net (decrease) increase in cash and cash equivalents	86,956	1,619,270
Cash and cash equivalents at the beginning of the period	149,273	1,685,013
Cash and cash equivalents at the end of the period	$236,229	$3,304,283
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRAND ENGAGEMENT NETWORK INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2025	2024
Supplemental Non-Cash Information
Capitalized internal-use software costs in accrued expenses	$—	$50,075
Issuance of common stock pursuant to Reseller Agreement	$—	$13,475,000
Issuance of common stock for Standby Equity Purchase Agreement liability	$432,482	$—
Stock-based compensation capitalized as part of capitalized software costs	$5,325	$291,725
Settlement of liabilities into common shares	$265,494	$—
Conversion of convertible notes into common shares	$380,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
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BRAND ENGAGEMENT NETWORK INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — NATURE OF OPERATIONS AND GOING CONCERN
Nature of Operations

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly-owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The Company is an innovative artificial intelligence (“AI”) platform provider, designed to interface with emerging technologies, including blockchain, internet of things, and cloud computing, that drives digital transformation across various industries and provides businesses with unparalleled competitive edge. BEN offers a suite of configured and customizable applications, including natural language processing, anomaly detection, encryption, recommendation engines, sentiment analysis, image recognition, personalization, and real-time decision-making. These applications help companies improve customer experiences, optimize cost drivers, mitigate risks, and enhance operational efficiency.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2025, the Company had an accumulated deficit of $50,627,379, a net loss of $3,610,230 and net cash used in operating activities of $2,627,862 during the three months ended March 31, 2025. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of Common Stock, exercises of warrants, the issuance of promissory notes and convertible debt, and its transactions with AFG Companies Inc. (“AFG”). On August 26, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), whereby the Company has the right, but not the obligation, to sell up to $50,000,000 of its shares of Common Stock at the Company’s request any time during the 36 months following the execution of the SEPA, subject to certain conditions. However, the Company’s ability to access the proceeds from the SEPA is subject to market conditions, such as trading volume, the price of the Company’s Common Stock and other factors beyond the Company’s control. The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its existing cash and cash equivalents and proceeds from the May SPA, August SPA, SEPA (Note I), and Yorkville Promissory Note (Note H) will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the unaudited condensed consolidated financial statements are issued. The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA, however, the Company’s cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy the Company’s contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.
The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Consolidation
The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s unaudited condensed consolidated
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financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for unaudited condensed consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC.
Unaudited interim results
These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s annual audited financial statements and the notes thereto as of and for the year ended December 31, 2024 found in the Annual Report on Form 10-K. The accompanying unaudited condensed consolidated financial statements as of March 31, 2025 and for the three months ended March 31, 2025 and 2024 are unaudited but have been prepared on the same basis as the annual audited financial statements and include all normal, recurring adjustments that management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. Balance sheet amounts as of December 31, 2024 are found in the Annual Report on Form 10-K.

Use of Estimates

The preparation of the accompanying unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the Company’s consolidated financial statements include, but are not limited to, assumptions used to measure stock-based compensation, useful lives of intangible assets, warrant liabilities, and derivative liabilities.
These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.
Segment and geographic information
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM manages the Company’s operations on a consolidated basis for the purpose of allocating resources. The Company views its operations as, and manages its business in, one operating segment.

The accounting policies of its segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for its segment based on net loss, which is reported on the consolidated statements of operations. The measure of segment assets is reported on the balance sheet as total assets. The CODM uses cash forecast models in deciding how to invest into the segment. The CODM analyzes the Company’s net loss and monitors budget versus actual results to assess the performance of the Company. Significant expenses are not regularly available or reviewed by the CODM. Other segment expenses include other income (expenses), net, which were $543,862 and $(85,646) during the three months ended March 31, 2025 and 2024.
The Company has an office in the Republic of Korea dedicated to research and development activities.
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Significant Risks and Uncertainties
There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.
Revenue Recognition and Accounts Receivable
The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:
1)Identification of the Contract, or Contracts, with a Customer.
2)Identification of the Performance Obligations in the Contract.
3)Determination of the Transaction Price.
4)Allocation of the Transaction Price to the Performance Obligations in the Contract.
5)Recognition of Revenue when, or as, Performance Obligations are Satisfied.
Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of March 31, 2025 and December 31, 2024 are net of an allowance for expected credit losses amounting to $50,000 and $20,000, respectively.

Impairment of Definite Lived Intangible Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in an estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded for the three months ended March 31, 2025 or 2024.
In-Process Research and Development
The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350. During the second quarter of 2024, the Company’s IPR&D was completed and reclassified as a definite-lived asset and began amortizing over its estimated useful life of 5 years.
During the three months ended March 31, 2025 and 2024, the Company did not recognize an impairment charge related to its indefinite-lived IPR&D.
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Research and Development Costs
Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, employee related costs, consulting fees for technical expertise, prototyping, and testing.

Stock-Based Compensation
The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC Topic 718, Compensation — Stock Compensation. Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The fair value of each restricted stock award is measured as the fair value per share of the Company’s Common Stock at the date of grant.
Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.
The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of its Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.
The Black-Scholes model assumptions are further described below:
•Common stock — the fair value of the Company’s Common Stock.
•Expected Term — The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the SEC’s Staff Accounting Bulletin No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.
•Expected Volatility — The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.
•Risk-Free Interest Rate — The Company bases the risk-free interest rate on the U.S. Treasury yield curve commensurate with the expected term of each option.
•Expected Dividend —The Company has never declared or paid any cash dividends on its Common Stock and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Cash and Cash Equivalents
The Company considers all highly-liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.
Capitalized Internal-Use Software Costs
Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of
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capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.
The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. When the internal-use software is ready for its intended use, the Company reclassifies the internal-use software to developed software intangible assets and amortizes the asset over an estimated useful life ranging from 3 to 5 years. No impairment losses were recorded for the three months ended March 31, 2025.

Leases
The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. Leases with a term greater than one year will be recognized on the balance sheet as right-of-use (“ROU”) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Payments for non-lease components or that are variable in nature that do not depend on a rate or index are not included in the lease liability and are typically expensed as incurred. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability using revised inputs as of the reassessment date, and adjust the ROU assets. Lease expense is recognized on a straight-line basis over the expected lease term for operating classified leases.

Foreign Currency Transactions

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses arising from foreign currency transactions and the effects of remeasurements are captured within the net loss within statement of operations. Foreign currency transaction gains and losses were not material for the three months ended March 31, 2025 and 2024.

Warrant Liabilities

The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480, Distinguishing Liabilities from Equity, ASC Topic 505, Equity, and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The Company accounts for the public warrants, each representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”) and the private placement warrants, each representing the right to acquire one share of Common Stock for $11.50 (the “Private Placement Warrants”), in accordance with the guidance contained in ASC 815 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Public Warrants and Private Placement Warrants as liabilities at their fair value and adjust the Public Warrants and Private Placement Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations.

Fair Value of Financial Instruments
The Company accounts for financial instruments under ASC 820, Fair Value Measurements (“ASC 820”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:
Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and
Level 3 — assets and liabilities whose significant value drivers are unobservable.
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The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis:

	Fair value measurement at reporting date using
March 31, 2025	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$113,331	$—
Warrant liabilities - Private Placement Warrants	$—	$190,827	$—
Total Warrant Liabilities	$—	$304,158	$—

	Fair value measurement at reporting date using
December 31, 2024	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$576,606	$—
Warrant liabilities - Private Placement Warrants	$—	$342,444	$—
Total Warrant Liabilities	$—	$919,050	$—
The Public Warrants and Private Placement Warrants assumed in connection with the Business Combination were accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the accompanying unaudited condensed consolidated balance sheets. The warrant liabilities are initially measured at fair value at the day of the Business Combination and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations.

The fair value of the Public Warrants and Private Placement Warrants is estimated based on the closing price of the Public Warrants, an observable market quote but is classified as a Level 2 fair value measurement due to the lack of an active market.

Net Loss per Share
Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase Common Stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the Common Stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of Common Stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.
The following potentially dilutive securities are excluded from the calculation of weighted average shares of Common Stock outstanding because their inclusion would have been anti-dilutive:

	March 31,
	2025	2024
Options	1,386,400	2,538,940
Warrants	21,749,189	21,190,332
Convertible note (as converted)	633,334	—
Total	23,768,923	23,729,272

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Recently Issued but Not Yet Adopted Accounting Standards
In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires additional disclosure of certain amounts included in the expense captions presented on the Statement of Operations as well as disclosures about selling expenses. This ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

NOTE C — MERGER WITH DHC
On March 14, 2024, the Company consummated its previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated September 7, 2023 (as amended, the “Business Combination Agreement”), by and among DHC Acquisition Corp., a Cayman Islands exempted company (“DHC”), Brand Engagement Network Inc., a Wyoming corporation (“Prior BEN”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct, wholly-owned subsidiary of DHC (“Merger Sub”) and DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination Agreement, including the Domestication and the Merger (each as defined below) are collectively referred to herein as the “Business Combination.”

Prior to the Closing, as contemplated by the Business Combination Agreement, DHC became a Delaware corporation named “Brand Engagement Network Inc.” (the “Domestication”). Following the Domestication, on March 14, 2024, pursuant to the Business Combination Agreement, Merger Sub merged with and into Prior BEN (the “Merger”).

Except as otherwise indicated, references herein to “BEN,” the “Company,” or the “Combined Company,” refer to Brand Engagement Network Inc. Inc. on a post-Merger basis, and references to “Prior BEN” refer to the business of privately-held Brand Engagement Network Inc. prior to the completion of the Merger. References to “DHC” refer to DHC Acquisition Corp. prior to the completion of the Merger.

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of DHC were cash and cash equivalents. For financial reporting purposes Prior BEN was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Prior BEN stockholders owned approximately 76% of the Combined Company and (ii) Prior BEN management held all key positions of management. Accordingly, the Merger was treated as the equivalent of Prior BEN issuing stock to assume the net liabilities of DHC. As a result of the Merger, the net liabilities of DHC were recorded at their historical cost in the unaudited condensed consolidated financial statements and the reported operating results prior to the Merger are those of Prior BEN. The following table summarizes the assets acquired and liabilities assumed as part of the reverse recapitalization:

March 14, 2024
Cash and cash equivalents	$858,292
Due from Sponsor	3,000
Prepaid and other current assets	16,824
Accounts payable	(2,352,328)
Accrued expenses	(5,782,211)
Due to related parties	(693,036)
Warrant liability	(1,913,737)
Net liabilities assumed	$(9,863,196)
Total transaction costs were $4,121,000, of which $858,292 were charged directly to additional paid-in capital to the extent of cash received.
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NOTE D — PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consisted of the following:

	March 31, 2025	December 31, 2024
Security deposits	$109,054	$108,441
Cataneo GmbH deposit	450,000	—
Prepaid VAT	10,698	32,468
Prepaid professional fees	431,446	284,081
Prepaid insurance	564,080	567,977
Prepaid other	35,522	49,431
Prepaid expenses and other current assets	$1,600,800	$1,042,398
NOTE E — PROPERTY AND EQUIPMENT, NET
Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs are amortized straight-line over an estimated useful life ranging from 5 to 10 years.
Property and equipment consists of the following:

	March 31, 2025	December 31, 2024
Equipment	$337,836	$337,856
Furniture	348,774	348,754
Capitalized software	227,504	216,751
Total	914,114	903,361
Accumulated depreciation and amortization	(618,899)	(610,604)
Property and equipment, net of accumulated depreciation and amortization	$295,215	$292,757
For the three months ended March 31, 2025 and 2024 depreciation and amortization of property and equipment totaled $8,295 and $82,286, respectively.
NOTE F — INTANGIBLE ASSETS
The following table summarizes intangible assets included on the consolidated balance sheet:

	March 31, 2025
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(553,021)	$706,842
Developed technology	17,860,194	(3,268,731)	14,591,463
Total	$19,120,057	$(3,821,752)	$15,298,305
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	December 31, 2024
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,864	$(517,960)	$741,904
In-process research and development	17,755,347	(2,372,881)	15,382,466
Total	$19,015,211	$(2,890,841)	$16,124,370
Total amortization expense including amortization related to developed software was $930,911 and $35,061 for the three months ended March 31, 2025 and 2024, respectively.
Future amortization of intangible assets are estimated to be as follows:

Years Ending December 31:
2025 (remaining 9 months)	$2,801,784
2026	3,735,711
2027	3,699,790
2028	3,681,830
2029	1,313,365
Thereafter	65,825
$15,298,305
NOTE G — ACCRUED EXPENSES
Accrued expenses consist of the following:

	March 31, 2025	December 31, 2024
Accrued professional fees	$2,943,337	$2,747,211
Accrued compensation and related expenses	1,143,005	1,730,043
Due to related party	—	—
Accrued other	102,358	116,458
Accrued interest	50,590	—
Accrued expenses	$4,239,290	$4,593,712
NOTE H — DEBT

Promissory Note

On November 11, 2024, the Company issued a promissory note in the aggregate original principal amount of approximately $1,700,000 to Yorkville (the “Promissory Note”). The Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Company was required to make monthly cash payments beginning on December 15, 2024, and continuing on the same day of each successive calendar month of principal in the amount of the sum of (i) $0.4 million of principal (or the outstanding principal amount if less than such amount), plus (ii) a payment premium in an amount equal to 5% of the principal amount being paid, if applicable, and (iii) any accrued and unpaid interest as of each Installment Date. The Company shall, at its own option, repay each Installment Amount either (i) in cash on or before each Installment Date, or (ii) by submitting one or more advance notice(s) under the SEPA (as defined below), on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. If the Company repays the Installment Amount in cash, the cash payment shall include the Payment Premium. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then no Payment Premium will apply. In addition, for so long as the Promissory Note is outstanding, with respect to any advance notice submitted by the Company under the SEPA, the Company shall select an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by Yorkville. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of March 31, 2025, the Company is in default with the Promissory Note and recognized incremental default interest during the period ended March 31, 2025.
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During the three months ended March 31, 2025, 643,574 shares of Common Stock were issued to Yorkville resulting in the reduction of the Promissory Note of $432,482. During the three months ended March 31, 2025, the Company recognized $90,152 in interest expense related to the Promissory Note. As of March 31, 2025, the remaining balance of $416,667 was included within short-term debt in the accompanying consolidated balance sheets. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Convertible Notes

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”) in the principal amount of $1,900,000 (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1,900,000 related to investment banking services rendered to the Company in connection with the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note was March 14, 2025. During the three months ended March 31, 2025, the Company recognized $16,882 in interest expense related to the Cohen Convertible Note. As of March 31, 2025, the Company was in default of the Cohen Convertible Note. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

On December 14, 2024 (the “First Conversion Date”), $760,000 of the Cohen Convertible Note converted into 633,333 shares of Common Stock at $1.20 per share (the “Floor Price”). On the 14th day of each successive month commencing with January 14, 2025 (each such day, an “Additional Conversion Date” and together with the First Conversion Date, the “Conversion Dates”), CCM may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share (the “Conversion Purchase Price”) equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable Conversion Date (subject to the Floor Price). During the three months ended March 31, 2025, $380,000 of the Cohen Convertible Note converted into 316,666 shares of Common Stock at $1.20 per share. As of March 31, 2025, the remaining balance of $760,000 was included within the convertible note in the accompanying consolidated balance sheets.

Short-term Debt Related to Acquisition of DM Lab

As of March 31, 2025, the Company had four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the three months ended March 31, 2025 and 2024 the Company incurred interest expense of $14,592 and $15,616, respectively, which is included in interest expense in the unaudited condensed consolidated statement of operations. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, there have been no defaults on these loans. In January 2025, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2026.

NOTE I — STOCKHOLDERS’ EQUITY
In August 2023, the Company entered into the Reseller Agreement with AFG whereby AFG agreed to operate as the exclusive channel partner and reseller of the Company’s software as a service in the motor vehicle marketing and manufacturing industry for a term of five years. The Company issued a non-transferable warrant (“Reseller Warrant”) that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant. The 3,750,000 warrants were cancelled in January 2025, upon the termination of the Reseller Agreement.

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “May Purchasers”), pursuant to which the Company agreed to issue and sell to the May Purchasers an aggregate of
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1,980,000 shares of Common Stock of the Company at a price per share of $2.50 and an aggregate of 3,960,000 warrants to purchase 3,960,000 shares of Common Stock, which was divided into two tranches consisting of (i) 1,980,000 warrants immediately exercisable for a term of one year from (the “May One-Year Warrants”) and (ii) 1,980,000 warrants immediately exercisable for a term of five years (the “May Five-Year Warrants,” together with the May One-Year Warrants, the “May Warrants”), each with an exercise price of $2.50 per share, subject to customary adjustments, for an aggregate purchase price of $4,950,000.

On May 30, 2024, the Company issued to the May Purchasers an aggregate of 200,000 Shares and 400,000 Warrants (consisting of 200,000 One-Year Warrants and 200,000 Five-Year Warrants) for an aggregate gross proceeds of $500,000. Upon the issuances of such shares of Common Stock, an aggregate of 1,260,000 May One-Year Warrants and 1,260,000 May Five-Year Warrants were issued to the May Purchasers and were immediately exercisable. The remaining shares were issued to an escrow account and such shares along with the May Warrants remain in escrow until the conditions in the May SPA are satisfied. The May Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the May SPA ending on October 29, 2024. For every $2.50 paid to the Company, the Company will release one share of Common Stock and two May Warrants from escrow to the May Purchasers. If a May Purchaser fails to pay its required funding by the respective deadline, the May Purchaser’s entire commitment under the May SPA will become immediately due and payable. During the three months ended March 31, 2025, the Company issued 330,000 shares of Common Stock to the May Purchasers for proceeds of approximately $750,000. As of March 31, 2025, 1,901,281 May One-Year Warrants and 1,251,587 May Five-Year Warrants are outstanding.

On July 1, 2024, the Company entered into a separate Securities Purchase Agreement (the “July SPA”) with The Williams Family Trust for the issuance and sale of 120,000 shares of Common Stock at a price per share of $2.50 and an aggregate of 240,000 warrants, consisting of (i) 120,000 warrants with a term of one year and (ii) 120,000 warrants with a term of five years for an aggregate purchase price of $300,000. The warrants are immediately exercisable for Common Stock at a price of $2.50 per share. As of March 31, 2025, all 240,000 warrants remain outstanding.

On August 26, 2024, the Company entered into a Securities Purchase Agreement (the “August SPA”) with certain investors (the “August Purchasers”), pursuant to which the Company will issue and sell an aggregate of 1,185,000 shares of the Company’s Common Stock at a price per share of $5.00, for an aggregate purchase price of $5,925,000.

In connection with the August SPA, on August 26, 2024 (the “Assignment Effective Date”), the Company entered into that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of Sponsor and certain other existing stockholders and affiliates of the Company (collectively, the “Sponsor Members” and each a “Sponsor Member”) and the August Purchasers, pursuant to which, as an inducement to enter into the August SPA, the August Purchasers assumed, all of the Sponsor Members’ rights, title and interest in an aggregate of 1,185,000 shares of Common Stock (the “Sponsor Securities”) held by Sponsor on their behalf as of the Assignment Effective Date (the “Assignment”). In exchange for the Assignment by the Sponsor Members of the Sponsor Securities to the August Purchasers, the Company agreed to release 1,252,500 shares of Common Stock from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain of the Sponsor Members in connection with the consummation of the Company’s prior business combination. The Sponsor Members transferred an aggregate of 1,185,000 Sponsor Securities into an escrow account. The Sponsor Securities are released from the escrow account on a pro rata basis upon the making of the required fundings on the terms and conditions described in the August SPA. In the event an August Purchaser fails to make required funding contemplated by the August SPA, a pro rata portion of the Sponsor Securities shall be released from the escrow account to the Company and the Company will cancel such Sponsor Securities.

On August 30, 2024, in connection with the August SPA and the Assignment Agreement, the Company issued to the August Purchasers an aggregate of 100,000 shares for an aggregate gross proceeds of $500,000. The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025.

For every $5.00 paid to the Company, the Company will release one share of Common Stock under the August SPA and one share of Common Stock under the Assignment Agreement to the August Purchasers. If an August Purchaser fails to pay its required funding by the respective deadline, the investor’s entire commitment under the August SPA will become immediately due and payable. As of March 31 2025, the Company has experienced delays in funding, from one of the investors under the August SPA. in the aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such amounts or any future required fundings by investors will be made.

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On August 26, 2024, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on August 26, 2024 (the “SEPA Effective Date”) and terminating on the 36-month anniversary of the SEPA Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an “Advance”) is subject to a maximum limit equal to an amount equal to 100% of the aggregate volume traded of the Company’s Common Stock on Nasdaq for the five trading days immediately preceding an Advance notice. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily VWAP of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30. As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee (the “Commitment Fee”) of $500,000 by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock (“Commitment Shares”). During the three months ended March 31, 2025, the Company issued an aggregate of 1,500,000 shares of Common Stock to Yorkville.

The Company accounts for the SEPA as a derivative that grants the Company the right, but not the obligation, to issue additional shares of Common Stock. Due to certain settlement provisions, the SEPA is precluded from equity classification. The SEPA derivative is recognized at inception and accounted for on a fair value basis. The Company determined the fair value of the SEPA derivative at inception and as of March 31, 2025 to be de minimis.

On January 13, 2025, the Company entered into the January Warrant Exercise Agreement with certain Purchasers. Pursuant to the August SPA, the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the Contribution Warrant to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account as of March 31, 2025.

Under the January Warrant Exercise Agreement, the exercise price of the Committed Warrants was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on the Exercise Schedule. Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue the Reload Warrants. Upon a Purchaser's completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term. If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue the Optional Reload Warrants. In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

During the quarter ending March 31, 2025, Purchasers exercised 787,132 Committed Warrants to purchase 787,132 shares
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of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 787,132 shares of Common Stock, 787,132 Escrow Shares, and 1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of March 31 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

Common Stock Warrants

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants, which are all outstanding as of March 31, 2025. Each whole Public Warrant and Private Placement Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $11.50 per share. The Public Warrants and Private Placement Warrants were exercisable beginning on April 13, 2024 and expire on April 14, 2029.

The Private Placement Warrants are identical to the Public Warrants, except that (x) the Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable as described above so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In connection with the May SPA, the Company also entered into a Letter Agreement to Exercise Warrants (“May Warrant Exercise Agreement”) with certain of the May Purchasers (the “Required Warrant Parties”). Under the May Warrant Exercise Agreement, if the Company uses commercially reasonable efforts to raise an additional $3,250,000 in capital (excluding amounts raised under the May SPA) but is unable to do so by October 31, 2024, the Required Warrant Parties will be required to exercise for cash certain of their May Warrants on a monthly basis in the amounts and on the dates as determined in the May Warrant Exercise Agreement. For each May Warrant so exercised, the Company will issue one new May one-Year Warrant and one new May five-Year Warrant (collectively, “May Reload Warrants”) each with an exercise price of $2.50 to the Required Warrant Party. A maximum of 2,600,000 May Reload Warrants may be issued pursuant to the May Warrant Exercise Agreement. Upon receipt of an aggregate of $3,250,000 of actual cash proceeds from the August SPA, the May Warrant Exercise Agreement will terminate automatically.

On August 26, 2024, in connection with the August SPA and the Assignment Agreement, the Company entered into a warrant purchase agreement (the “August Warrant Agreement”) with each of the warrantholders signatory thereto (the “Warrantholders”), pursuant to which the Company issued to the Warrantholders an aggregate of 960,000 warrants to purchase Common Stock (the “August Warrants”), with an exercise price of $5.00 per share with an expiration period of five years from the date of issuance.

Equity Compensation Plans

2021 Incentive Stock Option Plan
In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“2021 Option Plan”) that provides for the grant of the following types of stock awards: (i) incentive stock Options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, and (vi) other stock awards. The 2021 Option Plan was administered by the Company’s Board of Directors (the “Board of Directors”). In connection with the Closing, all outstanding awards were assumed by BEN pursuant to the terms of the Business Combination Agreement and the Board of Directors declared that there will be no further issuances under the 2021 Option Plan. Forfeitures under the 2021 Option Plan are automatically added to shares available for issuance under the 2023 Plan.

2023 Long-Term Incentive Plan

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In connection with the Closing, the 2023 Long-Term Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) performance awards, (vii) dividend equivalent rights, (viii) performance awards, (ix) performance goals, (x) tandem awards, (xi) prior plan awards, and (xii) other awards. The 2023 Plan is administered by the Board of Directors. The 2023 Plan awards are available to employees, officers and contractors. The option grants authorized for issuance under the 2023 Plan may total up to 2,942,245 shares of Common Stock. As of March 31, 2025, 3,332,115 shares remained available for grant under the 2023 Plan.
NOTE J — EQUITY-BASED COMPENSATION
Option Awards
2025 Activity
Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month).
The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the options granted:

Three Months Ended March 31,
2024
Expected term	5.0 years
Risk-free interest rate	4.13%
Dividend yield	0.00%
Volatility	54.79%
There were no stock options granted for the period ended March 31, 2025.
A summary of option activity for the three months ended March 31, 2025 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2024	1,386,400	$4.90	$2.58	8.59
Outstanding as of March 31, 2025	1,386,400	$4.90	$2.58	8.09
Vested and expected to vest as of March 31, 2025	1,386,400	$4.90	$2.58	8.09
Exercisable as of March 31, 2025	1,019,121	$4.42	$2.27	8.01
The aggregate intrinsic value of options outstanding and options exercisable as of March 31, 2025 was $91,919 and $76,877, respectively. At March 31, 2025, future stock-based compensation for options granted and outstanding of $1,016,182 will be recognized over a remaining weighted-average requisite service period of 0.86.
The Company recorded stock-based compensation expense related to options of $116,525 and $406,980 in the three months ended March 31, 2025 and 2024, respectively, to the accompanying unaudited condensed consolidated statements of operations.
Common Stock Warrants

Compensatory Warrants

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As of March 31, 2025, there were 955,359 warrants outstanding at a weighted average exercise price of $3.20 per share, with expiration dates ranging from 2028 to 2033. No compensatory warrants were issued during the period ended March 31, 2025.
The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the AFG and compensatory warrants granted:

Three Months Ended March 31,
2024
Expected term	3 years
Risk-free interest rate	4.46%
Dividend yield	0.00%
Volatility	55.14%
The Company has recorded stock-based compensation related to its options, restricted share awards, and warrants in the accompanying unaudited condensed consolidated statements of operations as follows:

	Three Months Ended March 31,
	2025	2024
General and administrative	$335,402	$334,049
Research and development	10,110	72,931
	$345,512	$406,980
Stock-based compensation capitalized as part of capitalized software costs for the three months ended March 31, 2025 and 2024 was $5,731 and $291,725, respectively, which is in addition to amounts included in the table above.

Restricted share awards

During the three months ended March 31, 2025, the Company issued 223,586 restricted share awards to certain of its directors and officers. All of the restricted share awards granted vested immediately upon grant. The fair value of a restricted share award is equal to the fair market value price of the Company's Common Stock on the date of grant. The Company recorded stock-based compensation expense of $228,987 for the three months ended March 31, 2025 related to these restricted share awards.

The following table summarizes activity related to restricted share awards:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2025	—	$—
Granted	223,586	$1.02
Vested	(223,586)	$1.02
Nonvested at March 31, 2025	—	$—
NOTE K — RELATED PARTY TRANSACTIONS
AFG Reseller Agreement

On August 19, 2023, the Company entered into the Reseller Agreement, providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products on terms and conditions set forth therein and, as partial consideration to AFG for such services, the Company issued 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger. Additionally, the Company issued AFG a warrant to purchase up to 3,750,000 shares of Common Stock, with each warrant exercisable for one share of Common Stock at an
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exercise price of $10.00 and a fair value of $2.52 per warrant (Note H). The Company terminated the Reseller Agreement in January 2025, resulting in the forfeiture of the 3,750,000 warrants.

Advances to Officers and Directors

Certain officers and directors advanced funds to or were advanced from the Company on an undocumented, non-interested bearing, due on demand basis. As of March 31, 2025, $0 and $176,060 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying unaudited condensed consolidated balance sheet. As of December 31, 2024, $0 and $185,029 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet. During the three months ended March 31, 2025 and 2024, the Company recorded professional and other fees and cost related to consulting services from related parties of $77,299 and $58,785, respectively, within general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.
Related Party Advance

The Company received non-interest bearing and payable upon demand related party advances from DHC’s Sponsor in connection with the Merger. As of March 31, 2025, the Company had $693,036 in related party advances in the accompanying unaudited consolidated balance sheets.
AFG Claims Assignment

In January 2025, the Company entered into a Claims Assignment Agreement with a related party that is also party to the May SPA. Pursuant to the Claims Assignment Agreement, the Company purchased the related party’s rights to damages related to the AFG litigation (Note L) for $525,000 which satisfied the related party’s obligations under the May SPA. The Company expensed the $525,000 within general and administrative expenses during the three months ended March 31, 2025.
NOTE L — COMMITMENTS AND CONTINGENCIES
The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Leases

In September 2024, the Company entered into an operating lease for its office space in South Korea which expires in 2027. The Company’s operating lease right-of-use (“ROU”) asset and related lease liability was initially measured at the present value of future lease payments over the lease term. The Company is responsible for payment of certain real estate taxes and other expenses on its lease. These amounts are generally considered to be variable and are not included in its measurement of the ROU asset and lease liability. The Company accounts for non-lease components, such as maintenance, separately from lease components.

During the three months ended March 31, 2025, the Company’s operating lease costs were $53,051. As of March 31, 2025, the remaining term of the Company’s operating lease was 2.4 years and the discount rate was 8%.

Operating cash used in operating leases was $51,491 during the three months ended March 31, 2025.

Future maturities of the operating lease liability was as follows as of March 31, 2025:
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Years Ending December 31:
2025 (remaining nine months)	$141,209
2026	193,289
2027	131,411
Total future minimum payments	465,909
Less imputed interest	(44,008)
Present value of lease liabilities	$421,901

Litigation
On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.
Recoverables and liabilities for contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a recoverable or liability has been earned or incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Employment contracts

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements, along with any unpaid vested options, equity or earned bonuses. In addition, in the event of termination of employment following a change in control, as defined in each agreement the employee shall receive a prorated bonus payment and severance payments (as defined in each agreement).

NOTE M — SUBSEQUENT EVENTS

Financing Registration Statements

The Company has primarily financed its operations through a series of securities purchase agreements, promissory notes, and other equity and debt financings with affiliates and non-affiliates (“Financing Arrangements”). Pursuant to the respective transaction documents, the Company filed multiple resale registration statements on Form S-1 (“Financing Registration Statements”) with respect to the Common Stock, warrants, and Common Stock underlying warrants sold or to be sold under certain of these Financing Arrangements. However, these Financing Registration Statements became stale on March 31, 2025, the date of the filing of our 2024 Annual Report, because the financial statements included in the Financing Registration Statements did not meet the SEC’s currency requirements as of March 31, 2025. Subsequent to March 31, 2025, and until we file post-effective amendments to the Financing Registration Statements with the SEC, in the event (i) the Company issues any warrants or Common Stock and (ii) any of the Company’s outstanding warrants are exercised, each under the applicable Financing Arrangement, the issuance and resale, respectively, of these securities would not be considered registered under the Securities Act of 1933, as amended, and instead any resale would be saleable under the provisions of Rule 144 of the Securities Act of 1933, as amended.

The Cataneo Purchase Agreement

On May 26, 2025, the Company entered into that certain Addendum II to the Share Purchase and Transfer Agreement (the “Addendum II”) with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (as amended by the Addendum, the "Purchase Agreement"), pursuant to which the parties further amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum II amends the Purchase Agreement to, among other things, provide for additional temporary suspensions of Sellers’ right to withdraw until June 30, 2025.
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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this Quarterly Report on Form 10-Q (this “Report”). Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “BEN” refer to Brand Engagement Network Inc., a Delaware corporation. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”) and with the unaudited consolidated financial statements and related notes thereto presented in this Report.

Overview

We are an emerging provider of conversational artificial intelligence (“AI”) assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like AI assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

We still hold significant intellectual property in the form of a patent portfolio that we believe will be a cornerstone of our artificial intelligence solutions for certain industries that we expect to target, including the automotive, healthcare, and financial services industries.
Recent Events

The Cataneo Purchase Agreement

On October 29, 2024, Company entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (as amended by the Addendum, the "Purchase Agreement") pursuant to which the Sellers have agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price of $19.5 million, consisting of (i) $9.0 million in cash (the "Cash Consideration") and (ii) 4,200,000 shares of the Company's Common Stock at an agreed upon value of $2.50 per share (“Equity Consideration,” collectively with the Cash Consideration, the “Consideration Shares”) (the transactions governed by the Purchase Agreement, the “Acquisition”), subject to customary adjustments. Prior to the closing of the Acquisition (the “Cataneo Closing Date”), the Sellers may elect to convert a portion of the Equity Consideration to cash for up to $3.0 million at a price per share of $2.50 (the “Cash Election”). Additionally, an aggregate of 400,000 shares of Common Stock issued as part of the Equity Consideration shall be subject to an escrow arrangement for a period of one year (the "Escrow Period") following Cataneo Closing Date (the “Escrow Shares”). The Escrow Shares may be utilized to offset certain claims, fines, penalties, outstanding debts or other costs owed by the Sellers following the Cataneo Closing Date. Thirty days prior to the end of the Escrow Period, certain of the Sellers shall have the right, but not the obligation, to cause the Company to repurchase their portion of the Escrow Shares at a price per share of $2.50.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. Among other things, the Sellers have agreed, subject to certain exceptions, to cause Cataneo to conduct its business in the ordinary course, consistent with past practice, from the date of the Purchase Agreement until the Cataneo Closing Date and not to take certain actions prior to the Cataneo Closing Date without the prior written consent of the Company.

The transaction is expected to close in the first half of 2025 and is subject to conditions, including, (i) the making of the Cash Election, (ii) the initiation of the process to register for resale the Equity Consideration, (iii) written confirmation that the Company has not received any delisting notice or similar notification affecting its listing status with the Nasdaq Stock Market LLC (“Nasdaq”), (iv) the execution by one or several of the Company's major stockholders of a
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personal guarantee of the Agreed Share Value (as defined therein) for a period of one year following the Cataneo Closing Date (the “Personal Guarantee”), (v) the obtaining of joint approval of the terms of the financing of the cash purchase price of the Acquisition by the Company and the Sellers, (vi) the receipt of customary third-party approvals and the release of the Sellers from customary bank guarantees, securities and indemnities, and (vii) the Company's board of directors' approval of the Company's due diligence investigation (collectively, the “Closing Conditions”). The Company intends to finance the transaction through third-party financing, which may take the form of debt or equity.

The Purchase Agreement contains certain customary termination rights, as amended and described below, for the Company and the Sellers, including the right to terminate the Purchase Agreement if (i) not all of the Closing Conditions have been satisfied by January 29, 2025 (which has been extended as described below), (ii) a party has not performed all of its Closing Actions (as defined therein) within ten business days of the Cataneo Closing Date, or (iii) the registration process of the Equity Consideration has not been initiated prior to the Cataneo Closing Date to the satisfaction of the Sellers. Notwithstanding any termination right, any party may seek specific performance of the other parties to the Purchase Agreement. In the event the Purchase Agreement is terminated by the Sellers by virtue of the failure of the Company to deliver the Personal Guarantee, the Sellers shall be entitled to a termination fee of approximately $0.4 million.

On February 6, 2025, the Company and the Sellers entered into that certain Addendum to Share Purchase and Transfer Agreement (the “Addendum I”), pursuant to which the parties amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum I amends the Purchase Agreement to, among other things: (i) provide that the Company pay to Mr. Unterseer, as authorized recipient of the Sellers $0.35 million as a partial down payment ("Initial Down Payment") on the Cash Consideration by February 13, 2025, which amount was paid in full on February 12, 2025 and temporarily suspend Sellers' right to withdraw from the Purchase Agreement until February 28, 2025, unless the Company fails to pay the Initial Down Payment; (ii) provide for additional temporary suspensions of Sellers' right to withdraw for two successive one-month periods through April 30, 2025, dependent upon the Company's payment each month of a down payment of $0.10 million to Mr. Unterseer, as authorized recipient of the Sellers (each an “Additional Down Payment”), with each Additional Down Payment to be credited toward the Cash Consideration to be owed by the Company, which amounts were paid in full as of May 30, 2025; (iii) add a requirement of Sellers to use their best efforts to coordinate and to cause Cataneo to work with the Company and the Company's financial advisors towards the implementation of the percentage of completion method of accounting for past and current customer projects; (iv) provide that Sellers' agree to rescind Sellers' previous notification to exercise their right (the “Election Right”) to receive the Equity Consideration in the amount of $3.0 million in cash instead of Consideration Shares as set forth in the Purchase Agreement, provided that the Sellers' may re-exercise such Election Right prior to the Closing of the Acquisition; (v) waive Sellers' right to approve the terms of the financing of the transaction; and (vi) provide that if the Purchase Agreement were to be terminated upon the Company's failure to pay or the expiration of April 30, 2025, or for other reasons the Company withdraws from the Purchase Agreement pursuant to the early termination provisions of the Purchase Agreement or should the Purchase Agreement terminate before Closing, Seller's agree to set-off under certain circumstances any claims Sellers may have pursuant to such early termination provisions of the Purchase Agreement against the Initial Down Payment and any Additional Down Payment; however, the remainder of the Initial Down Payment and any Additional Down Payment will not be repayable to the Company by Sellers. As of May 30, 2025, the Company has paid an aggregate of $550,000 towards the Cash Consideration to be owed by the Company.

On May 26, 2025, the Company and the Sellers entered into that certain Addendum II to Share Purchase and Transfer Agreement (the “Addendum II”), pursuant to which the parties further amended certain provisions of the Purchase Agreement to provide the parties additional time to prepare for and close the Acquisition. More specifically, the Addendum II amends the Purchase Agreement to, among other things, provide for additional temporary suspensions of Sellers’ right to withdraw until June 30, 2025.

Financing Registration Statements

The Company has primarily financed its operations through a series of securities purchase agreements, promissory notes, and other equity and debt financings with affiliates and non-affiliates (“Financing Arrangements”). Pursuant to the respective transaction documents, the Company filed multiple resale registration statements on Form S-1 (“Financing Registration Statements”) with respect to the Common Stock, warrants, and Common Stock underlying warrants sold or to be sold under certain of these Financing Arrangements. However, these Financing Registration Statements became stale on March 31, 2025, the date of the filing of our 2024 Annual Report, because the financial statements included in the Financing Registration Statements did not meet the SEC’s currency requirements as of March 31, 2025. Subsequent to March 31, 2025, and until we file post-effective amendments to the Financing Registration Statements with the SEC, in the event (i) the Company issues any warrants or Common Stock and (ii) any of the Company’s outstanding warrants are exercised, each under the applicable Financing Arrangement, the issuance and resale, respectively, of these securities would not be considered registered under the Securities Act of 1933, as amended, and instead any resale would be saleable under the provisions of Rule 144 of the Securities Act of 1933, as amended. See “Liquidity and Capital Resources—Capital Resources and Available Liquidity” for additional details on our Financing Arrangements.
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Yorkville Promissory Note

On November 11, 2024, the Company issued a non-convertible unsecured promissory note (the “Yorkville Promissory Note”) in the aggregate original principal amount of approximately $1.7 million to YA II PN, Ltd. (“Yorkville”). The Yorkville Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of March 31, 2025, the Company is in default on the Yorkville Promissory Note and there remains an unpaid and outstanding balance of $416,667. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Cohen Convertible Note

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division in the principal amount of $1.9 million (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection with its merger with Prior BEN and DHC (as defined in Note C to our Notes to Unaudited Condensed Consolidated Financial Statements) (the merger, the “Business Combination”). Beginning on October 14, 2024, interest began accruing at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. During the three months ended March 31, 2025, $380,000 of the Cohen Convertible Note converted into, and the Company issued, 316,666 shares of Common Stock at $1.20 per share. The Cohen Convertible Note matured on March 14, 2025. As of March 31, 2025, the Company is in default on the Cohen Convertible Note and there remains an unpaid and outstanding balance of $760,000. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into that certain Warrant Exercise and Reload Agreement (the “January Warrant Exercise Agreement”) with certain investors (the “Purchasers”). Pursuant to the August SPA (as defined below), the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the contribution warrant (the “Contribution Warrant”) to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account (the “Escrow Shares”).

Under the January Warrant Exercise Agreement, the exercise price of 1,074,999 May Warrants (as defined below) (the “Committed Warrants”) was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on a schedule set forth in the January Warrant Exercise Agreement (the “Exercise Schedule”). Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue (i) one new warrant to purchase one share of Common Stock exercisable for a term of two years and (ii) one new warrant to purchase one share of Common Stock exercisable for a term of five years, each with an exercise price of $1.71 per share (together, the “Reload Warrants”). Upon a Purchaser's completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term (the “Optional Warrants”). If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue to such Purchaser (i) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 per share with a term of two years and (ii) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 with a term of five years (the “Optional Reload Warrants”). In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

During the quarter ending March 31, 2025, Purchasers exercised 787,132 Committed Warrants to purchase 787,132 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 787,132 shares of Common Stock, 787,132 Escrow Shares, and
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1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of March 31 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

AFG Subscription Agreement; Termination of Reseller Agreement

On August 19, 2023, the Company and AFG Companies Inc. (“AFG”) entered into a Reseller Agreement (the “Reseller Agreement”) providing for, among other things, AFG to act as BEN's exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) a non-transferable warrant to purchase up to 3,750,000 shares of Common Stock at a price of $10.00 per share, with AFG's right to exercise such warrant vesting based upon revenues earned from the sales of BEN products paid by AFG to BEN pursuant to the Reseller Agreement (the “Reseller Warrant”).

On September 7, 2023, the Company and AFG entered into a Subscription Agreement (the “AFG Subscription Agreement”) providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG and certain of its affiliates (the “AFG Investors”) as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the “AFG Installment Shares”).

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed (the “AFG Lawsuit”).

On January 17, 2025, the Company delivered a notice of termination (“Notice”) to AFG Companies, Inc. (“AFG”) terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG's obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit, the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Report assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

The Company remains committed to, and intends to continue developing, its automotive vertical. The Company intends to utilize additional channel partners and grow its sales team to further expand its customer base and drive revenues. The Company is finalizing preparations to launch its Automotive AI Agent, a solution that integrates with major automotive data and service platform providers and supports over 13,000 dealerships nationwide. Additionally, the Company plans to expand its efforts through pilot programs in the Midwest, stronger reseller partnerships in Mexico, and collaborations with Canadian dealership groups. Recently, the Company has secured automotive pilots using its AI agent, which the Company believes will improve lead conversions, automates scheduling tools, enhances service efficiency, and enables advanced analytics to streamline operations.
Key Factors and Trends Affecting our Business
Productions and Operations
We expect to continue to incur significant operating costs that will impact our future profitability, including research and development expenses as we introduce new products and improves existing offerings; capital expenditures for the expansion of our development and sales capacities and driving brand awareness; additional operating costs and expenses for production ramp-up; general and administrative expenses as we scale our operations; interest expense from debt financing activities; and selling and distribution expenses as we build our brand and market our products. To date, we have not yet sold any of our products beyond their pilot stage. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future.
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Revenues
We are a development stage company and have not generated any significant revenue to date.
Public Company Costs
We expect to hire additional staff and implement new processes and procedures to address public company requirements, particularly with respect to internal controls compliance and public company reporting obligations. We also expect to incur substantial additional expenses for, among other things, directors' and officers' liability insurance, director compensation and fees, listing fees, SEC registration fees, and additional costs for investor relations, accounting, audit, legal and other functions.

If we cease to become an emerging growth company, we will become subject to the provisions and requirements under Section 404(b) of the Sarbanes-Oxley Act of 2002, which will require us to undergo audits of our internal controls over financial reporting as part of our yearly financial statement audits, resulting in a significant increase in consultant and audit costs over previous levels going forward.
Components of Results of Operations
Operating expenses
General and administrative expenses
General and administrative expenses consist of employee-related expenses including salaries, benefits, and stock-based compensation as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expense. We have and expect to further incur significant expenses as a result of becoming a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.
Depreciation and amortization
Depreciation expense relates to property and equipment which consists of equipment, furniture and capitalized software. Amortization expense relates to intangible assets.
Research and development cost
Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Interest expense
Interest expense consists of interest on our related party note payable and short-term debt.

Interest income
Interest income consists of interest earned on our excess cash.

Change in fair value of warrant liabilities
Change in fair value of warrant liabilities reflected the non-cash charge for changes in the fair value of the warrant liability that is subject to re-measurement at each balance sheet date.

Other expenses
Other expenses primarily consists of foreign currency gains or losses as a result of exchange rate fluctuations on transactions denominated in Korean won.
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Results of Operations
Comparison of the Three Months Ended March 31, 2025 and 2024

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024
Revenues	$10,000	$49,790	$(39,790)
Operating expenses:
General and administrative	3,214,189	6,480,535	(3,266,346)
Depreciation and amortization	939,206	117,347	821,859
Research and development	10,697	250,671	(239,974)
Total operating expenses	4,164,092	6,848,553	(2,684,461)
Loss from operations	(4,154,092)	(6,798,763)	2,644,671
Other income (expenses):
Interest expense	(125,044)	(25,050)	(99,994)
Interest income	2	3,118	(3,116)
Change in fair value of warrant liabilities	614,892	(60,823)	675,715
Other	54,012	(2,891)	56,903
Other income (expenses), net	543,862	(85,646)	629,508
Net loss	$(3,610,230)	$(6,884,409)	$3,274,179
Revenues
During the three months ended March 31, 2025 and 2024, revenue was immaterial.
General and administrative expenses
General and administrative expenses for the three months ended March 31, 2025 were approximately $3.2 million, decrease of approximately $3.3 million, compared to the three months ended March 31, 2024. The decrease was primarily due transaction costs of $3.1 million incurred in connection with the Business Combination in the prior period, decreases in employee related costs of $0.8 million, partially offset by a increase in insurance of $0.2 million and $0.5 million associated with the AFG claims assignment. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.
Depreciation and amortization expenses
Depreciation and amortization expenses for the three months ended March 31, 2025 were approximately $0.9 million, an increase of approximately $0.8 million, compared to the three months ended March 31, 2024. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.
Research and development expenses
Research and development expenses for the three months ended March 31, 2025 were approximately $11,000, a decrease of approximately $0.2 million, compared to the three months ended March 31, 2024. The decrease in research and development expenses was primarily due to the sponsorship agreement with Korea University no longer being active and a decrease in stock compensation expense.

Change in fair value of warrant liabilities
Change in fair value of the warrant liabilities for the three months ended March 31, 2025 was approximately $0.6 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. The change in the fair value of the warrant liabilities was minimal during the three months ended March 31, 2024.
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Liquidity and Capital Resources
Capital Resources and Available Liquidity
As of March 31, 2025, our principal source of liquidity was cash of approximately $0.2 million. We have financed operations to date with proceeds from the Yorkville Promissory Note, transactions with AFG, sales of our Common Stock, the SEPA (as defined below), warrant exercises and debt issuances to related and non-related parties. As described in Note A of our unaudited condensed consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit of approximately $50.6 million at March 31, 2025. We expect losses and negative cash flows to continue for the foreseeable future, primarily as a result of increased general and administrative expenses, continued product research and development and marketing efforts. Management anticipates that significant additional expenditures will be necessary to develop and expand our business, including through stock and asset acquisitions, before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. Current available funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing. Our history of losses, our negative cash flow from operations, our limited cash resources on hand and our dependence on our ability to obtain additional financing to fund our operations after the current cash resources are exhausted raises substantial doubt about our ability to continue as a going concern. Our management concluded that our recurring losses from operations, and the fact that we have not generated significant revenue or positive cash flows from operations, raised substantial doubt about our ability to continue as a going concern for the next 12 months after issuance of our financial statements. Our auditors also included an explanatory paragraph in their report to our consolidated financial statements as of and for the year ended December 31, 2024 with respect to this uncertainty.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA or other public offerings or private placements. However, the Company's cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy our contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

Cohen Convertible Note

On April 12, 2024, we issued the Cohen Convertible Note, to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection the Business Combination. Beginning on October 14, 2024, interest began accruing at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. On the 14th day of each successive month commencing with January 14, 2025, the holder may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable conversion date (subject to the Floor Price, as defined therein). The Cohen Convertible Note matured on March 14, 2025. As of March 31, 2025, the Company is in default on the Cohen Convertible Note and there remains an unpaid and outstanding balance of $0.8 million. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

May Private Placement

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “May Purchasers”), pursuant to which the Company sold to the May Purchasers an aggregate of 1,980,000 shares of Common Stock and 3,960,000 warrants, consisting of 1,980,000 warrants with a term of one year (the “May One-Year Warrants”) and 1,980,000 warrants with a term of five years (the “May Five-Year Warrants” together with the May One-Year Warrants, the “May Warrants”), for aggregate proceeds consisting of $4.4 million in cash and $0.5 million through the offset of an obligation of the Company to the May Purchasers. All May Warrants were originally exercisable
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for shares of Common Stock at an exercise price of $2.50 per share, which was later amended under the January Warrant Exercise Agreement (described below.) Pursuant to the May SPA, 1,780,000 shares of Common Stock and May Warrants to purchase 3,560,000 shares of Common Stock were put in escrow until each May Purchaser deposited certain amounts on a monthly basis with the Company. Upon payment of each required funding, a pro rata portion of the shares of Common Stock and May Warrants in escrow are to be issued and released to the May Purchasers. During the quarter ending March 31, 2025, a total of 330,000 shares of Common Stock were issued to the May Purchasers for an aggregate gross proceeds of $750,000, As of March 31, 2025, 1,901,281 May One-Year Warrants and 1,251,587 May Five-Year Warrants are outstanding.

July Private Placement

On July 1, 2024, the Company entered into a July Securities Purchase Agreement with The Williams Family Trust (the “July SPA”) for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants, consisting of 120,000 warrants with a term of one year (the "July One-Year Warrants") and 120,000 warrants with a term of five years (the ‘July Five-Year Warrants,” together with the July One-Year Warrants, the “July Warrants”) to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024. As of March 31, 2025, all 240,000 warrants remain outstanding.

August Private Placement

On August 26, 2024, we consummated a series of transactions (the “August Financing”) whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to that certain Securities Purchase Agreement, dated August 26, 2024 (the “August SPA”) by and among the Company and certain investors signatory thereto (the “August Purchasers”), (ii) issued 960,000 warrants to purchase our Common Stock at an exercise price of $5.00 (the “August Warrants”) pursuant to that certain Warrant Purchase Agreement, dated August 26, 2024 (the “Warrant Purchase Agreement”) by and among the Company and certain purchasers signatory thereto, and (iii) facilitated the transfer of 1,185,000 shares held by DHC Sponsor, LLC (“Sponsor”) issued in connection with the Company's predecessor, DHC Acquisition Corp.'s (“DHC”) initial public offering to the August Purchasers, pursuant to that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of Sponsor and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.5 million in connection with the closing of the August Financing.

The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025. Upon payment of each required funding, a pro rata portion of the shares of Common Stock and August Warrants in escrow are to be issued and released to the August Purchasers. If an investor fails to pay its required funding by the respective deadline, the investor's entire commitment under the August SPA will become immediately due and payable. As of March 31, 2025, the August SPA has been terminated with respect to certain August Purchasers who have exercised their portion of the Committed Warrants under the January Warrant Exercise Agreement. As of March 31, 2025, the Company has experienced delays in the exercise of warrants of one August Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent an August Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such August Purchaser under the August SPA and such obligations of any investor under the August SPA who is not an August Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the August Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement. For additional information, please see "Warrant Exercise and Reload Agreement" below.

Standby Equity Purchase Agreement

On August 26, 2024 (the “SEPA Effective Date”), the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50.0 million of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on the SEPA Effective Date and terminating on the 36-month anniversary of the SEPA Effective Date. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant notice: (i) 96% of the Market Price (as defined therein) for any period commencing on the
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receipt of the notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable notice date, and (ii) 97% of the Market Price for any three consecutive trading days commencing on the notice date. Issuances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an issuance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date. Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable period is less than the Volume Threshold (as defined therein), then the number of shares of Common Stock issued and sold pursuant to such notice will be reduced as prescribed in the SEPA. As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee of $0.5 million by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock. During the quarter ending March 31, 2025, the Company issued an aggregate of 1,500,000 shares of Common Stock to Yorkville pursuant to the SEPA.

Yorkville Promissory Note

On November 11, 2024, the Company issued the Yorkville Promissory Note in the aggregate original principal amount of approximately $1.7 million to Yorkville. The Yorkville Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Yorkville Promissory Note. The Yorkville Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of March 31, 2025, the Company is in default on the Yorkville Promissory Note and there remains an unpaid and outstanding balance of $0.4 million. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into the January Warrant Exercise Agreement with certain Purchasers. Pursuant to the August SPA, the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the Contribution Warrant to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account as of March 31, 2025.

Under the January Warrant Exercise Agreement, the exercise price of the Committed Warrants was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on the Exercise Schedule. Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue the Reload Warrants. Upon a Purchaser's completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term. If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue the Optional Reload Warrants. In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

During the quarter ending March 31, 2025, Purchasers exercised 787,132 Committed Warrants to purchase 787,132 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 787,132 shares of Common Stock, 787,132 Escrow Shares, and 1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of March 31 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

AFG Subscription Agreement; Termination of Reseller Agreement

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On August 19, 2023, the Company and AFG entered into the Reseller Agreement providing for, among other things, AFG to act as BEN's exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) the Reseller Warrant.

On September 7, 2023, the Company and AFG entered into the AFG Subscription Agreement providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG Investors as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the “AFG Installment Shares”).

On January 17, 2025, the Company delivered the Notice to AFG terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG's obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit, the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Report assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

Cash Exercise of Warrants

There is no assurance that the holders of our warrants described under this section will elect to exercise for cash any or all of such warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such warrants. We believe the likelihood that warrantholders will exercise their respective warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a warrant, we expect that a warrantholder would not exercise their warrants. To the extent that any warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such warrants.

As of the date of this filing, we have neither included nor intend to include any potential cash proceeds from the exercise of our warrants in our short-term or long-term liquidity sources or capital resource planning. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of warrant exercise over the life of our warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

To the extent such warrants are exercised, additional Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.

Material Cash Requirements
Our material cash requirements include the following potential and expected obligations:

Bank Loans
As of March 31, 2025, we had four loans outstanding, all of which were assumed in the acquisition of DM Lab in May 2023, totaling approximately $0.9 million. The loans carry varying interest rates ranging from 4.667% to 6.69% and have varying maturity dates ranging from January to March 2025. The loans do not have optional or mandatory redemption or conversion features. In January 2025, we obtained a waiver to extend the due dates of the short-term debt to January 2026.

Research and Development Sponsorship

In December 2023, we entered into a research and development sponsorship agreement with Korea University for total consideration of up to 528.0 million Korean won (approximately $0.4 million) from January 2024 through December
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2024. We can terminate the agreement upon 30 days written notice to Korea University. The sponsorship agreement with Korea University is no longer active.
We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation typically consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

The Cataneo Purchase Agreement

At closing of the Acquisition of Cantaneo, in addition to equity consideration, we have agreed to pay a cash purchase price of $9.0 million. We may also be required to make additional cash payments in exchange for shares of common stock paid as Equity Consideration. See “Recent Events—The Cataneo Purchase Agreement”.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31,
	2025	2024
Cash used in operating activities	$(2,627,862)	$(4,549,929)
Cash used in investing activities	(110,274)	(171,065)
Cash provided by financing activities	2,825,092	6,340,264
Net increase in cash and cash equivalents	$86,956	$1,619,270
Operating activities
Cash used in operating activities was approximately $2.6 million during the three months ended March 31, 2025 primarily due to our net loss of approximately $3.6 million. The net loss included non-cash charges of approximately $0.8 million, which consisted of approximately $0.9 million of depreciation and amortization expense, $0.4 million in equity-based compensation expense, including the issuance of restricted shares, and non-cash interest expense, partially offset by $0.6 million gain due to the change in fair value of warrant liabilities. The net cash inflow of approximately $0.2 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of $0.9 million, offset by an increase in prepaid expense and other current assets of $0.6 million and a decrease in operating lease liability of $0.1 million.
Cash used in operating activities was approximately $4.5 million during the three months ended March 31, 2024 primarily due to our net loss of approximately $6.9 million. The net loss included non-cash charges of approximately $2.0 million, which consisted of approximately $1.4 million of write offs of deferred financing fees, $0.4 million in equity-based compensation expense, $0.1 million of depreciation and amortization expense, and $0.1 million in changes in fair value of the warrant liabilities. The net cash outflow of approximately $0.3 million from changes in our operating assets and liabilities was primarily due to an increase in prepaid expenses and other current assets of approximately $0.8 million offset by an increase in accounts payable of approximately $0.7 million and an increase in accrued expenses of approximately $0.4 million .

Investing activities

Cash used in investing activities during the three months ended March 31, 2025 was approximately $0.1 million, which consisted primarily of capitalized internal-use software costs.

Cash used in investing activities during the three months ended March 31, 2024 was approximately $0.2 million, which consisted primarily of capitalized internal-use software costs.
Financing activities
Cash provided financing activities during the three months ended March 31, 2025 was approximately $2.8 million, which consisted of proceeds received from the sale of Common Stock and proceeds from warrant exercises.
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Cash provided financing activities during the three months ended March 31, 2024 was approximately $6.3 million, which consisted of proceeds received from the sale of Common Stock.
Critical Accounting Policies
Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

During the three months ended March 31, 2025, there were no material changes to our critical accounting policies and estimates from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BEN”, found in our 2024 Annual Report.
Recent Accounting Pronouncements
See Note B to our consolidated financial statements, found in our 2024 Annual Report for a description of recent accounting pronouncements applicable to our unaudited condensed consolidated financial statements.
Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of March 31, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.
We expect to elect to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.
Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2025, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

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Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure. Based upon the evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls were not effective as of March 31, 2025, based on the material weaknesses identified below.

Material Weakness in Internal Control over Financial Reporting

As discussed elsewhere in this Report, the Company completed the Merger on March 20, 2024. Prior to the Merger, DHC disclosed in the Risk Factors of its Form S-4/A filed on February 12, 2024, a material weakness in internal controls over financial reporting. Management has concluded this material weakness has not been remediated as an internal control deficiency was identified relating to the lack in investment of resources into accounting and reporting functions to properly account for and prepare U.S. GAAP compliant financial statements on a timely basis and to properly document risks affecting financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system, the accounting for the merger with DPL, the accounting for the extinguishment of certain liabilities through the issuance of common stock or through the exercise of warrants, the improper classification of the acquired developed technology from DM Lab as an in-process research and development asset, and the delay in obtaining valuation reports as it relates to valuing equity grants. Notwithstanding this material weakness, management has concluded that our unaudited condensed consolidated financial statements included in this Report are fairly stated in all material respects in accordance with U.S. GAAP for each of the periods presented herein.

This material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that may not be detected.

Plan for Remediation of the Material Weakness in Internal Control over Financial Reporting

In response, the Company’s management has continued implementation of a plan to remediate this material weakness. These remediation measures are ongoing and include the following; hiring a Chief Financial Officer, which was completed in the fourth quarter of 2024, and adding additional review procedures by qualified personnel over complex accounting matters, which include engaging third-party professionals with whom to consult regarding complex accounting applications.

The material weaknesses will be considered remediated once management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time, and management has concluded, through testing, that these controls are effective. We believe we are making progress toward achieving the effectiveness of our internal controls and disclosure controls; however, we cannot provide any assurance that these remediation efforts will be successful or that our internal control over financial reporting will be effective as a result of these efforts.

Changes in Internal Control over Financial Reporting

Other than the changes made to the material weakness described above, there were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the three months ended March 31, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty and that
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breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

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Part II. Other Information
Item 1. Legal Proceedings

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

On March 26, 2025, the Company filed a First Amended Complaint against AFG in the Southern District of New York alleging breach of contract against AFG with respect to the AFG Subscription Agreement. Specifically, the Company alleges that AFG failed to fund its required March 13, 2025 payment in the amount of $6,500,000. In the lawsuit, the Company seeks actual damages in the amount of the missed payment, pre- and post-judgment interest, consequential damages and attorneys’ fees and costs. It also seeks a declaration from the court that AFG was and is obligated to purchase an aggregate of $6.5 million of additional shares of the Company’s Common Stock on each of the first four anniversaries of the Initial Offering Closing Date and Business Combination Closing (as defined in the AFG Subscription Agreement) pursuant to the AFG Subscription Agreement. On May 12, 2025, AFG filed an Answer and Counterclaims in which it denies the allegations of the lawsuit and asserts counterclaims for an unspecified amount of damages against the Company. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Apart from the foregoing, we are not presently a party to any other legal proceedings that we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.
Item 1A. Risk Factors

As of the date of this Report, there have been no material changes from the risk factors disclosed in our 2024 Annual Report. Any of these factors could result in a significant or material adverse effect on our result of operations or financial conditions. Additional risk factors not presently known to us may also impair our business or results of operations. We may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

2025 Annual Meeting of Shareholders

The Company’s Board of Directors has not yet established the date of the Company’s 2025 annual meeting of shareholders. When the date is established, the Company will announce it in its filings made with the SEC.

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Director and Officer Trading Arrangements

None of our directors or officers adopted or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement (as such terms are defined in Items 408(a) and 408(c) of Regulation S-K, respectively) during the quarterly period covered by this Report.

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Item 6. Exhibits

The exhibits listed below are filed as part of this Report or incorporated herein by reference.

Exhibit	Description
2.1#^
Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023, by and among Brand Engagement Network Inc., BEN Merger Subsidiary Corp., DHC Acquisition Corp and, solely with respect to Section 7.21 and 9.03 thereto, DHC Sponsor, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2023).

2.2#
Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on October 30, 2024).

2.3
Addendum to Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on February 12, 2025).

2.4
Addendum II to Share Purchase and Transfer Agreement, dated May 26, 2025, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on May 30, 2025).

3.1
Certificate of Incorporation of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

3.2
Bylaws of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.1^
Warrant Exercise and Release Agreement, dated January 13, 2025, by and among Brand Engagement Network Inc. and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on January 14, 2025).

31.1*	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.

101*	The following financial information from Brand Engagement Network Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 formatted in Inline XBRL (Extensible Business Reporting Language) includes: (i) the Condensed Consolidated Balance Sheets, (ii) the Condensed Consolidated Statements of Operations, (iii) the Condensed Consolidated Statements of Changes in Stockholders' Equity, (iv) the Condensed Consolidated Statements of Cash Flows, and (v) Notes to the Condensed Consolidated Financial Statements.

101.INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
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101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
________________
*    Filed herewith
**     The certifications as Exhibit 32.1 and Exhibit 32.2 are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by the reference into any filing of Brand Engagement Network Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.
#     Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
^ Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. The registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

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SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brand Engagement Network Inc. (Registrant)

Date: June 4, 2025	By:	/s/ Paul Chang
	Name:	Paul Chang
	Title:	Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)

Date: June 4, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer
(Principal Financial Officer)
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Condition

On June 9, 2025, Brand Engagement Network Inc., a Delaware corporation (the “Company”) issued a press release announcing its results and key business highlights for the quarter ended March 31, 2025. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibits 99.1 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 5, 2025, the Company entered into a Line Of Credit Agreement (“Line of Credit”) with Corps Capital Advisors, LLC, a Texas Limited Liability Company (the “Lender”) whereby the Lender is extending to the Company a line of credit facility of up to $3,500,000, representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding and any time under the Line of Credit. Advances may be requested and repaid from time to time until maturity on December 5, 2025 (the “Maturity Date”), but may not exceed a total of $3,500,000. All Advances outstanding under the Line of Credit accrue interest at a fixed rate per annum equal to 10.0%. The outstanding Advances and accrued and unpaid interest under the Line of Credit are due and payable on the Maturity Date. The outstanding Advances may be prepaid at any time without penalty. Events of default under the Line of Credit include the following: a payment default, dissolution or insolvency of the Company and other monetary and nonmonetary defaults. Upon the occurrence of an event of default, the Lender may accelerate the repayment of the Advances and any interest accrued and unpaid thereon, refuse additional advances and pursue any other remedies available to the Lender. As of the date of this filing, the Company has not drawn down on the Line of Credit.

The above is a summary of the material terms of the Line of Credit and is qualified in its entirety by reference to the full text of the Line of Credit, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Line of Credit Agreement, dated June 5, 2025, by and between Brand Engagement Network Inc. and Corps Capital Advisors, LLC

99.1	Press Release of Brand Engagement Network Inc. issued June 9, 2025 (furnished pursuant to Item 2.02).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: June 10, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer

Exhibit 10.1

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 5th day of June, 2025 (the “Effective Date”) by and among Corps Capital Advisors, LLC, a Texas Limited Liability Company (the “Lender”) and Brand Engagement Network, Inc., a Delaware Corporation. (“Borrower”). Lender and Borrower may be referred to herein as a Party, or, collectively, as the Parties.

A.	The Borrower wishes to obtain from the Lender, a line of credit facility of up to $3,500,000.00 (the “Line of Credit”); and
B.	In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents, Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I

DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the United States of America.

“Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of $3,500,000.00.

“Line of Credit Documents” shall refer to this Agreement and any other documents necessary ot fulfill the terms of this Agreement. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean six months from the Effective Date, being the date that all sums advanced to Borrower shall be due and payable;

“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

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ARTICLE II

AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower with a Line of Credit up to the maximum amount of $3,5000,000.00, representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding and any time under the Line of Credit (the “Principal Indebtedness”), from which Borrower may draw down, at any time and from time to time during the period from and including the date of this Line of Credit through the day immediately preceding the Maturity Date, a principal amount not to exceed at any one time outstanding, as to all such Advances in the aggregate, the Principal Indebtedness. The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earlier to occur of (a) the occurrence and continuation of a Default hereunder, or (b) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest and Structuring Fee. Interest shall be payable on any outstanding Advances at the rate of ten percent (10%) per annum (the “Interest Rate”), payable on the Maturity Date. Interest at the Interest Rate on all outstanding Advances, as well as a $10,000.00 Structuring Fee related to Agreement, shall be payable on the Maturity Date.

2.3 Approval by Special Line of Credit Committee. All Advances made by Lender shall be contingent upon unanimous approval by Borrower’s Special Line of Credit Committee, which Committee is specifically authorized by Borrower’s Board of Directors and which Committee is comprised of Borrower’s Board Member, Thomas Morgan, and Borrower’s CFO, Walid Khiari.

2.4 Borrowing Notice. All Advances shall be made by Lender on a date which shall be not later than five (5) days following written request, and notice of approval by the Special Line Credit Committee, from Borrower.

2.5 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all Interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty.

2.6 Extension of Maturity Date. At any time prior to the Maturity Date upon mutual written consent of the Borrower and the Lender, the Maturity Date may be extended for up to an additional six month period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties.

ARTICLE III

ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Line of Credit Documents. On the Effective Date, the Borrower shall execute and deliver to the Lender, a counterpart of all Line of Credit Documents in favor of the Lender.

(b) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

2

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the disclosure schedules of Borrower):

a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

b) No Breach. The Borrower’s execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s Memorandum and Articles of Association; (b) any Contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial Order against, or binding upon or applicable to Borrower or their assets.

c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which have not been disclosed to Lender, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement.

ARTICLE V

COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.2 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute a Default under this Agreement or a default under any of the Line of Credit Documents; and,

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower filed with the Securities and Exchange Commission prior to the date of this Agreement, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower.

5.3 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

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5.4 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, (i) liquidate, dissolve or wind-up the Business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction (other than those previously disclosed to Lender); (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

ARTICLE VI

DEFAULT; REMEDIES

6.1 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of the Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; provided, that Borrower shall have a thirty (30) business day period after which such payment is due in order to cure such breach.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to either Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction, and any such petition is not dismissed within 60 days after the filing thereof.

6.2 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, or the Line of Credit Documents, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower as follows:

(a) Monetary Default. In the event of a monetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period.

(b) Nonmonetary Default. In the event of a nonmonetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period. However, if the nonmonetary default cannot reasonably be corrected within the applicable cure period, Borrower shall have an additional thirty (30) days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the initial specified cure period and is diligently pursued thereafter. In the event that correction of the default requires action by a Governmental Authority which cannot reasonably be obtained within an additional twenty (20) days, and Borrower has complied with the conditions of the previous sentence, such twenty (20) day cure period shall be extended to some other reasonable amount of time, so long as the Borrower’ Business is not impaired and continues in the ordinary course until the default is cured.

6.3 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement and under the Line of Credit Documents shall cease and terminate, and at the election of Lender, the Lender may: (i) declare the outstanding Principal Indebtedness immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; or (iii) (iv) exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

4

6.4 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.5 Expenses during Default. Borrower shall pay all of Lender’s reasonable fees and costs incurred in the preparation of this Agreement and any related documents. If this Agreement is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

ARTICLE VII

MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower are unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower shall have been fully discharged.

7.6 Assignment and Notices.

(a) Neither Borrower nor Lender may assign, in whole or in part, any of their rights or obligations under this Agreement, the Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by email, addressed in the same manner as provided in this Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by email (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

5

7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.9 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.10 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws.

7.11 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.13 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.14 Jury Waiver. EACH BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.15 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.16 Digital Signatures. This Agreement and all Line of Credit Documents may be executed by digital signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[SIGNATURE PAGE TO FOLLOW]

6

Brand Engagement Network, Inc.	Corps Capital Advisors, LLC

Name:	Name:

Title:	Title:

Date:	Date:

Name:

Title:

Date:

7

Exhibit 99.1

BEN Reports First Quarter 2025 Results and Business Highlights

WILMINGTON, Del., June 9, 2025 – Brand Engagement Network Inc. (BEN) (NASDAQ: BNAI), an innovator in AI-driven customer engagement solutions, today announced its results and key business highlights for the first quarter ended March 31, 2025.

“Q1 marked a strong start to 2025, as we launched our iSKYE platform and deepened strategic partnerships that demonstrate the growing demand for secure, scalable AI solutions,” said Paul Chang, CEO of Brand Engagement Network. “We’ve enhanced our platform with features that deliver greater accuracy and relevance for users, while providing the control and engagement enterprise clients want. Looking ahead, iSKYE’s modular architecture positions us to easily support new industries and applications. This flexibility opens doors to larger opportunities and broader AI-powered engagement across diverse sectors.”

Q1 2025 Key Business Highlights:

●	iSKYE AI Platform Launch: BEN has officially launched the iSKYE platform, offering businesses a customizable, scalable solution to integrate AI with existing business processes, inject a rules engine to manage the interactions, and provide full control of the user experience. Key capabilities include customizable 3D avatars, low-cost deployment, enterprise-grade security, and the ability to mitigate AI hallucinations while integrating seamlessly into existing systems.

●	Global AI Insurance Partnership with Swiss Life: BEN partnered with Swiss Life Global Solutions to deliver secure, scalable generative AI solutions that enhance digital health, mental health, and financial wellbeing services. The collaboration aims to streamline insurance sales, reduce call center volume, and improve member services with AI-powered tools.

●	Expanded Partnership with Vybroo and Grupo Siete: BEN expanded its partnership with Vybroo and Grupo Siete to deploy AI-powered brand ambassadors and voice agents across Latin America and Southern Europe, enhancing its digital media presence and unlocking new revenue opportunities in high-growth markets.

●	Advocating for Responsible AI Privacy Standards: BEN supported and advised on California Assembly Member Carl DeMaio’s proposed AI data privacy legislation bill, which aims to prevent the offshore storage of sensitive user data and underscores the Company’s commitment to secure, closed-loop AI systems focused on trust and compliance.

Conference Call and Webcast Information

The Company will host a conference call and webcast tomorrow, Tuesday, June 10, 2025, at 6:00 p.m. ET. CEO Paul Chang and CFO and COO Walid Khiari will lead the call and provide an overview of the company’s financial performance, key business highlights, and strategic outlook.

Participants can register here to access the live webcast of the conference call. Those who prefer to join the call via phone can register using this link to receive a dial-in number and unique PIN.

The webcast will be archived for one year following the conference call and can be accessed on BEN’s investor relations website at https://investors.beninc.ai/.

About Brand Engagement Network (BEN)

Brand Engagement Network Inc. (NASDAQ: BNAI) innovates in AI-powered customer engagement, delivering safe, intelligent, and scalable solutions. Its proprietary Engagement Language Model (ELM™) and Retrieval-Augmented Generation (RAG) architecture enable highly personalized interactions supported by customers’ curated data in closed-loop environments. BEN develops AI-driven engagement solutions for the life sciences, automotive, and retail industries, featuring AI-powered avatars for outbound campaigns, inbound customer service, and real-time recommendations. With a global AI research and development team, BEN provides secure cloud-based or on-premises deployments, granting complete control of the technology stack and ensuring compliance with GDPR, CCPA, HIPAA, and SOC 2 Type 1 standards. The company holds 21 patents, with 28 pending, demonstrating its commitment to advancing AI-driven consumer engagement. For more information, visit www.beninc.ai.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: uncertainties as to the timing of the acquisition with Cataneo Gmbh (the “Acquisition”); the risk that the Acquisition may not be completed on the anticipated terms in a timely manner or at all; (the failure to satisfy any of the conditions to the consummation of the Acquisition, including the ability to obtain financing to fund the Acquisition on terms that are acceptable or at all; the possibility that any or all of the various conditions to the consummation of the Acquisition may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effect of the announcement or pendency of the transactions contemplated by the purchase agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; uncertainty as to the timing of completion of the Acquisition; risks that the benefits of the Acquisition are not realized when and as expected; risks relating to the uncertainty of the projected financial information with respect to BEN; uncertainty regarding and the failure to realize the anticipated benefits from future production-ready deployments; the attraction and retention of qualified directors, officers, employees and key personnel; our ability to grow our customer base; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; and the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

Media Contact

Amy Rouyer

P: 503-367-7596

E: amy@beninc.ai

Investor Relations

Susan Xu

P: 778-323-0959

E: sxu@allianceadvisors.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Brand Engagement Network, Inc. (the “Company”) has scheduled its Annual Meeting of Shareholders (the “2025 Annual Meeting”) on July 22, 2025, with a June 24, 2025, record date for the determination of shareholders entitled to receive notice and vote at such meeting.

The 2025 Annual Meeting will be held virtually via Zoom Webinar. Shareholders wishing to attend must register in advance at https://us06web.zoom.us/webinar/register/WN_pAj4LS-5RKShUakoP5jCbA#/registration. Upon registering, shareholders will receive a confirmation email containing a unique link and instructions to access the meeting.

The 2025 Annual Meeting will include consideration of the election of directors, ratification of the appointment of the Company’s independent registered public accounting firm, and such other business as may properly come before the meeting.

This Current Report on Form 8-K is being filed solely to announce the date, time, and virtual location of the 2025 Annual Meeting of Stockholders and related registration details. This report shall not be deemed to constitute a solicitation of proxies or an offer to sell or buy securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

BRAND ENGAGEMENT NETWORK INC.

	By:	/s/ Paul Chang
Name: Paul Chang
Title: Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 30, 2024, Brand Engagement Network Inc. (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for its common stock had been below $1.00 per share (the “Minimum Bid Price Requirement”) for 30 consecutive business days, it was no longer in compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 days, or until June 30, 2025, to regain compliance with the Minimum Bid Price Requirement.

On July 1, 2025, the Company received a letter (the “Extension Notice”) from Nasdaq notifying the Company that it has been granted an extension of 180 calendar days (the “Extension”), or until December 29, 2025, to regain compliance with the Minimum Bid Price Requirement under Nasdaq Listing Rule 5550(a). If, at any time before December 29, 2025, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification to the Company that it has regained compliance with the Minimum Bid Price Requirement (unless Nasdaq exercises its discretion to extend the 10-day period).

As outlined by Nasdaq, and as part of its terms for granting the Extension, if the Company fails to maintain a stockholders’ equity value above $5,000,000 in its financials included in its Quarterly Report on Form 10-Q for the period ending June 30, 2025, Nasdaq will withdraw the Extension and issue a delisting determination. In that event, the Company would have the right to request a hearing before an independent Nasdaq Hearings Panel.

The Company will continue to monitor the closing bid price of its common stock and consider implementing available options to regain compliance with the Minimum Bid Price Requirement. Specifically, the Company has confirmed to Nasdaq that, if necessary, it intends to implement a reverse stock split of its outstanding common stock (if approved by the Company’s stockholders) to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement during this 180-day Extension. If the Company does not regain compliance within the allotted extension period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq Hearings Panel, although it would not be entitled to a stay of the suspension of trading of its common stock. The Company is committed to maintaining its listing on The Nasdaq Capital Market.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s intent or ability to regain compliance with Nasdaq’s Minimum Bid Price Requirement, the Company’s ability to remain listed on The Nasdaq Capital Market during the pendency of the compliance period and other statements that are not statements of historical fact. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors, including those listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC and in the Company’s Quarterly Reports on Form 10-Q. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: July 2, 2025	By:	/s/ Paul Chang
	Name:	Paul Chang
	Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, the Board of Directors of Brand Engagement Network Inc. (the “Company”) appointed Janine Grasso as Interim Chief Executive Officer of the Company, replacing Paul Chang in this role effective immediately. Ms. Grasso will continue to serve on the Board of Directors, where she has served since February 2024 and most recently chaired the Compensation Committee.

Ms. Grasso brings over two decades of experience leading high-growth, technology-driven organizations. Ms. Grasso has served as the Head of the Global Partner Ecosystem at DocuSign since 2023. Previously, Ms. Grasso was Vice President of Business Development at Verizon from 2019 to 2023, where she led a newly created business development organization. Prior to joining Verizon, Ms. Grasso spent 20 years at IBM, most recently as Vice President of Blockchain Ecosystem leading the IBM Blockchain Strategy and Ecosystem Organization. Ms. Grasso received her B.B.A from the Pace University Lubin School of Business. She has deep expertise in mergers and acquisitions, business development, and operations, with a strong track record of scaling emerging technologies and go-to-market platforms. Ms. Grasso is also accomplished in building high-performing teams and fostering a culture of innovation and accountability. Her leadership in enterprise AI strategy and digital transformation makes her uniquely positioned to guide the Company’s next phase of growth.

There are no arrangements or understandings between Ms. Grasso and any other persons pursuant to which she was selected as Interim Chief Executive Officer. There are no family relationships between Ms. Grasso and any director or executive officer of the Company. There are no related party transactions involving Ms. Grasso that are reportable under Item 404(a) of Regulation S-K.

Ms. Grasso has agreed to compensation terms in connection with her appointment as Interim Chief Executive Officer, and the Company expects to file an amendment to this Current Report on Form 8-K disclosing the material terms of that agreement once it is fully executed.

Item 8.01. Other Events.

The Company has reduced its total liabilities by $4.25 million in the second quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: July 15, 2025	By:	/s/ Janine Grasso
	Name:	Janine Grasso
	Title:	Interim Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The Company has determined to postpone the 2025 Annual Meeting of Shareholders, previously scheduled for July 22, 2025. The Board of Directors intends to reschedule the meeting to a later date in order to ensure alignment with current strategic priorities. Shareholders will be notified in accordance with applicable requirements once a new meeting date has been determined.

The Board of Directors will set a new record date for determining shareholders entitled to receive notice of, and vote at, the 2025 Annual Meeting of Shareholders. This new record date will be disclosed at a later time. In addition, the Company will establish a due date for receipt of shareholder proposals in accordance with the Company’s bylaws and applicable regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: July 21, 2025	By:	/s/ Janine Grasso
	Name:	Janine Grasso
	Title:	Interim Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, the Board of Directors of Brand Engagement Network Inc. (the “Company”) appointed Bernard Puckett as Interim Chairman of the Board, effective immediately, replacing Chris Gaertner in that role. At the Board’s request, Mr. Gaertner will remain a member of the Company’s Board of Directors.

Mr. Puckett is an experienced executive with a strong background in corporate governance, operational leadership, and strategic growth. He has held senior leadership and advisory positions across various industries, helping organizations innovate and transform to create long-term value.

The appointment of Mr. Puckett was made in accordance with the Company’s Bylaws and corporate governance procedures. There are no arrangements or understandings between Mr. Puckett and any other person regarding his appointment as Interim Chairman, and there are no related-party transactions between Mr. Puckett and the Company that need to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: August 15, 2025	By:	/s/ Janine Grasso
	Name:	Janine Grasso
	Title:	Interim Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 714-2747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

Transfer of Listing

As previously disclosed in a Form 12b-25 Notification of Late Filing filed by Brand Engagement Network Inc. (the “Company”) on August 15, 2025, the Company is delayed in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Quarterly Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The Company received a notice from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) dated August 21, 2025 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to file the Quarterly Report timely. The Company has 60 calendar days from August 21, 2025, or until October 20, 2025, to regain compliance by filing the Quarterly Report or to submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rules.

The Company intends to file the Quarterly Report as soon as possible. If the Company is unable to file the Quarterly Report by October 20, 2025, it intends to submit a plan to Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may, in its discretion, grant the Company up to 180 days from the prescribed due date for filing the Quarterly Report, or until February 17, 2026, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Item 7.01. Regulation FD Disclosure

On August 27, 2025, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is being furnished herewith as Exhibit 99.1. The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, assumptions, plans, strategies, and anticipated results. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: August 27, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 714-2747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors; Appointment of Certain Officers

On September 10, 2025, the Board of Directors of Brand Engagement Network Inc. (the “Company”) appointed Tyler J. Luck, Co-Founder and Chief Product Officer, to serve as Acting Chief Executive Officer while the Company continues its search for a permanent Chief Executive Officer. Mr. Luck will continue to serve as a member of the Board of Directors. Mr. Luck commented, “I am honored to step into this role and continue building on the progress our team has made. I want to thank Janine for her leadership and steady hand during this important time. We remain focused on delivering for our customers, advancing our technology, and creating long-term value for our shareholders.”

Biographical Information and Compensation Arrangements

Tyler J. Luck is Co-Founder, Chief Product Officer, and Board Member at the Company. Since 2018, he has led the vision, development, and execution of the Company’s proprietary AI platform, powering conversational innovation across chat, voice, and avatars. He also oversees the Company’s engineering and R&D operations in South Korea. With expertise in product design, user experience, and scalable AI systems, Mr. Luck has been central to building the Company’s multimodal AI platform.

The Company previously entered into an employment agreement with Mr. Luck, which became effective upon the closing of the Company’s previous business combination, and provides for a three-year term of employment. Pursuant to its terms, Mr. Luck’s base salary is $180,000. Mr. Luck is eligible to receive a discretionary cash bonus in an amount to be determined by the Board or the Compensation Committee. His employment agreement entitles him to participate in any bonus compensation plans that the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly situated employees. Mr. Luck is also entitled to awards of fully vested options to purchase 100,000 shares of common stock on an annual basis during the three-year term of his employment agreement. There are no material changes to Mr. Luck’s employment upon his appointment as Acting Chief Executive Officer.

Related Party Transactions

Mr. Luck is married to Michael Lucas, who may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended. October 3rd Holdings, LLC owns approximately a 58.225% interest in Genuine Lifetime, LLC, of which Mr. Lucas and Mr. James D. Henderson, Jr. own respective 13.025% and 10% interests. October 3rd Holdings, LLC is co-owned in equal 50% shares by Mr. Luck and Mr. Lucas. Mr. Luck served as Managing Member of Genuine Lifetime, LLC until June 1, 2023.

In connection with the Company’s entry into a Reseller Agreement with AFG Companies, Inc. (“AFG”), Genuine Lifetime, LLC issued 500,000 shares of the Company’s predecessor’s common stock to AFG pursuant to a separate agreement between Genuine Lifetime, LLC and AFG. In connection with the GL Interim Financing, Genuine Lifetime, LLC entered into a promissory note with AFG pursuant to which AFG agreed to lend, and Genuine Lifetime, LLC agreed to borrow, $4.0 million in order to fund the GL Interim Financing (the “GL Loan”). In connection with the GL Loan, Mr. Luck entered into a personal guaranty with respect to Genuine Lifetime, LLC’s obligations under the GL Loan. Additionally, Mr. Luck agreed not to sell, transfer or assign his shares of common stock, or permit October 3rd Holdings, LLC, as its managing member, to sell, transfer or assign its shares of common stock, prior to the repayment of the GL Loan, subject to certain exceptions.

Effective June 30, 2024, the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of common stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by a subsidiary of the Company to October 3rd Holdings, LLC in the amount of $0.4 million.

On September 12, 2025, Janine Grasso concluded her service as Interim Chief Executive Officer and resigned from the Board of Directors, effective immediately. The Board thanks Ms. Grasso for her leadership during a period of transition and appreciates her many contributions to the Company.

On September 8, 2025, Christopher Gaertner resigned from the Board of Directors, effective immediately. At the time of his resignation, Mr. Gaertner was serving solely as a member of the Board. Mr. Gaertner provided the Company with an email dated September 8, 2025, which is filed as Exhibit 17.1 to this Current Report on Form 8-K. The Company believes Mr. Gaertner’s correspondence contains significant inaccuracies and mischaracterizations. The Company respectfully disagrees with his description of events and affirms that its governance, operations, and practices have been and remain appropriate and in compliance with applicable requirements.

Item 8.01 Other Events

The Company continues to work diligently toward completing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and intends to file the report as soon as practicable. The Company remains committed to transparency, timely reporting, and compliance with all applicable requirements.

Exhibit Index

Exhibit No.	Description
17.1	Email from Christopher Gaertner to the Board of Directors, dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network Inc.

Date: September 12, 2025	By:	/s/ Tyler J. Luck
	Name:	Tyler J. Luck
	Title:	Acting Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 714-2747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on October 29, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”) entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (the “Purchase Agreement”), pursuant to which, among other things, the Sellers agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price, in the form of cash and Company common stock, of $19.5 million, subject to certain adjustments. In addition, after signing, the parties executed amendments on February 6, 2025, May 26, 2025 and July 3, 2025 that, among other things, (i) provided for certain down-payments by BEN that would be non-refundable and applied as set-off against any Sellers’ claims in a pre-closing termination scenario (including reasonable professional fees/costs and a $350,000 penalty referenced in Section 12.4.2), and (ii) temporarily suspended and then re-instated the Sellers’ contractual withdrawal rights on the dates specified therein. On September 14, 2025, the parties terminated the Purchase Agreement. The termination was effected through a written notice from the Seller, which the Company acknowledged and accepted, in accordance with the terms of the Purchase Agreement.

Circumstances of termination. On September 14, 2025, the Company received a notice from the Sellers purporting to withdraw from the SPA pursuant to Section 12.4.2. The notice states that prior addenda temporarily suspending the Sellers’ withdrawal right expired on August 31, 2025, after which the Sellers exercised their withdrawal right with immediate effect.

Termination economics. In connection with the termination of the Purchase Agreement, the Company will make a final payment to the Seller of $100,000 (the “Final Payment”). The Final Payment and all previously paid down-payments, which, including the Final Payment, total to approximately $650,000, are not refundable and are applied as a set-off against any of Sellers’ claims permitted by Section 12.4.2. The Company otherwise bears its own expenses.

Surviving obligations. The parties’ confidentiality and similar obligations that expressly survive under the Purchase Agreement continue in effect. Any interim exclusivity, no-shop, or similar undertakings expired by their terms in connection with the withdrawal and are no longer in effect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2025, the Board of Directors of Brand Engagement Network, Inc. (the “Company”) appointed Ruy Carrasco, M.D. to the Board, effective immediately.

Biography. Dr. Carrasco has served as the Company’s Chief Medical Informatics Officer since May 2021. Since August 2018, he has been Managing Partner at Child Neurology Consultants Austin. He previously served as Chief Medical Information Officer at Presbyterian Healthcare Services (2018–2019) and Seton Family of Hospitals (2014–2018). He holds an M.D. from the University of New Mexico and a B.A. from Baylor University.

Compensation and other disclosures. Dr. Carrasco will not receive additional compensation for Board service while employed by the Company and has no committee assignments at this time. There are no arrangements or understandings with any person pursuant to which he was selected as a director, no family relationships with any director or executive officer, and no transactions requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Dr. Carrasco is not independent under Nasdaq listing standards due to his employment with the Company.

Item 7.01. Regulation FD Disclosure

The Company intends to issue a press release with a corporate update on or about September 19, 2025, relating to the termination of the Purchase Agreement.

The information furnished in this Item 7.01, including any press release to be issued, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Cataneo is a Munich-based provider of advertising-sales, traffic, rights-management and related media technology solutions. While the acquisition will not proceed, the Company believes the outcome streamlines focus and capital allocation on core growth programs and active customer deployments, and the Company continues to evaluate strategic partnerships, integrations and selective acquisitions aligned with its platform strategy. There can be no assurance that any such opportunities will be identified or consummated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s business strategy, liquidity and future initiatives. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Exhibit Index

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network Inc.

Date: September 18, 2025	By:	/s/ Tyler J. Luck
	Name:	Tyler J. Luck
	Title:	Acting Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

Amendment No. 1

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2025

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

Commission File Number: 001-40130

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1574798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

650-714-2747

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐ No ☒

As of September 30, 2025, 44,880,795 shares of the Issuer’s common stock, $0.0001 par value per share, and 10,315,024 public warrants representing the right to acquire one share of the Issuer’s common stock for $11.50, were outstanding.

EXPLANATORY NOTE

This Amendment No. 1 to the Quarterly Report on Form 10-Q/A (the “Amendment”) amends the Quarterly Report on Form 10-Q of Brand Engagement Network Inc., (the “Company”) for the quarter ended June 30, 2025 (the “Original Filing”), that was originally filed with the U.S. Securities and Exchange Commission on October 10, 2025. The Amendment is being filed to submit Exhibit 101. The Amendment corrects a minor typographical error, revises the exhibit index included in Part II, Item 6 of the Original Filing and includes Exhibit 101 (XBRL interactive data) as an exhibit.

In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), new certifications by the Company’s principal executive officer and principal financial officers are filed as exhibits hereto.

Except as described above, the Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Filing in any way. Those sections of the Original Filing that are unaffected by the Amendment are not included herein. The Amendment continues to speak as of the date of the Original Filing. Furthermore, the Amendment does not reflect events occurring after the filing of the Original Filing. Accordingly, the Amendment should be read in conjunction with the Original Filing, as well as the Company’s other filings made with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Original Filing.

Brand Engagement Network, BEN, our logo and our other trademarks or service marks appearing in this report are the property of Brand Engagement Network Inc. Trade names, trademarks and service marks of other companies appearing in this report are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this report are without the ®, ™ or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Unless otherwise indicated, “Brand Engagement Network,” “BEN,” “the Company,” “our,” “us,” or “we,” refer to Brand Engagement Network Inc. and its consolidated subsidiaries.

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Forward-Looking Statements

This Quarterly Report on Form 10-Q, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations, may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” variations of such words and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to supply chain constraints, our strategy, competition, future operations and production capacity, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand and acceptance for our technologies, growth opportunities and trends in the markets in which we operate, prospects and plans, objectives of management, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are subject to risks, uncertainties, and assumptions that are difficult to predict, including industry trends, inflation and interest rate trends and impacts and other macro-economic impacts on our business, results of operations and financial condition and governmental and our responses to such events, including those identified in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in Part II, Item 1A, “Risk Factors” of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and that are otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

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Part I. Financial Information

Item 1. Financial Statements

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024*
ASSETS
Current assets:
Cash and cash equivalents	$20,356	$149,273
Accounts receivable, net of allowance	9,000	30,888
Due from Sponsor	-	3,000
Prepaid expenses and other current assets	1,922,645	1,042,398
Total current assets	1,952,001	1,225,559
Property and equipment, net	280,152	292,757
Right of use asset - operating lease	420,062	507,182
Intangible assets, net	14,369,717	16,124,370
TOTAL ASSETS	$17,021,932	$18,149,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,611,776	$5,995,235
Accrued expenses	2,709,576	4,593,712
Due to related parties	-	693,036
Short-term debt	2,354,306	1,655,080
Convertible note	760,000	1,140,000
Operating lease liability	-	173,497
Total current liabilities	10,435,658	14,250,560
Operating lease liability	366,255	335,766
Warrant liabilities	494,873	919,050
Total liabilities	11,296,786	15,505,376

Commitments and contingencies (Note L)

Stockholders’ equity:
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized, none designated. There are no shares issued or outstanding as of June 30, 2025 or December 31, 2024	—	—
Common stock par value of $0.0001 per share, 750,000,000 shares authorized. As of June 30, 2025 and December 31, 2024, respectively, 43,801,488 and 39,573,988 shares issued and outstanding	4,381	3,957
Additional paid-in capital	55,443,064	49,657,684
Accumulated deficit	(49,722,299)	(47,017,149)
Total stockholders’ equity	5,725,146	2,644,492
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	17,021,932	$18,149,868

*	Derived from audited information

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$5,000	$—	$15,000	$49,790
Cost of revenues	—	—	—	—
Gross profit	5,000	—	15,000	49,790
Operating expenses:
General and administrative	1,848,021	5,255,136	5,062,210	11,765,671
Depreciation and amortization	974,889	682,244	1,914,095	799,591
Research and development	7,398	355,565	18,095	606,236
Total operating expenses	2,830,308	6,292,945	6,994,400	13,171,498
Loss from operations	(2,825,308)	(6,292,945)	(6,979,400)	(13,121,708)
Other income (expenses):
Interest expense	(21,609)	(19,403)	(146,651)	(44,453)
Interest income	—	114	—	3,232
Gain on debt extinguishment	3,959,054	1,847,992	3,959,054	1,847,992
Change in fair value of warrant liabilities	(190,715)	1,456,661	424,177	1,395,838
Other	(16,342)	(42,123)	37,670	(15,014)
Other income (expenses), net	3,730,388	3,243,241	4,274,250	3,187,595
Income (loss) before income taxes	905,080	(3,049,704)	(2,705,150)	(9,934,113)
Income taxes	—	—	—	—
Net income (loss)	$905,080	$(3,049,704)	$(2,705,150)	$(9,934,113)
Net income (loss) per common share- basic and diluted	$0.02	$(0.09)	$(0.07)	$(0.34)
Weighted-average common shares - basic and diluted	42,166,121	33,993,867	41,240,177	29,635,857

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity
Balance at December 31, 2024	—	$—	38,168,988	$3,957	$49,657,684	$(47,017,149)	$2,644,492
Sale of common stock	—	—	1,186,426	86	1,325,456	—	1,325,542
Stock issued in conversion of convertible notes	—	—	316,666	32	379,968	—	380,000
Stock issued for Standby Equity Purchase Agreement liability	—	—	643,574	64	432,418	—	432,482
Warrant exercises	—	—	787,132	79	1,499,471	—	1,499,550
Stock-based compensation, including vested restricted shares	—	—	223,586	22	374,904	—	374,926
Stock issued in settlement of liabilities	—	—	588,026	59	265,435	—	265,494
Net loss	—	—	—	—	—	(3,610,230)	(3,610,230)
Balance at March 31, 2025	—	—	41,914,398	4,299	53,935,336	(50,627,379)	3,312,256
Stock-based compensation, including vested restricted shares	—	—	—	—	128,839	—	128,839
Warrant exercises	—	—	25,510	3	49,997	—	50,000
Issuance of common shares	—	—	786,580	79	1,328,892	—	1,328,971
Net income	—	—	—	—	—	905,080	905,080
Balance at June 30, 2025	—	$—	42,726,488	$4,381	$55,443,064	$(49,722,299)	$5,725,146

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity
Balance at December 31, 2023	—	$—	23,270,404	$2,327	$30,993,846	$(13,301,720)	$17,694,453
Stock issued to DHC shareholders in reverse recapitalization	—	—	7,885,220	789	(10,722,277)	—	(10,721,488)
Issuance of common stock pursuant to Reseller Agreement	—	—	1,750,000	175	13,474,825	—	13,475,000
Sale of common stock	—	—	645,917	65	6,324,935	—	6,325,000
Warrant exercises	—	—	40,514	4	15,260	—	15,264
Stock-based compensation	—	—	—	—	698,705	—	698,705
Net loss	—	—	—	—	—	(6,884,409)	(6,884,409)
Balance at March 31, 2024	—	$—	33,592,055	$3,360	$40,785,294	$(20,186,129)	$20,602,525
Stock issued in settlement of accounts payable and loans payable	—	—	93,333	9	321,999	—	322,008
Sale of common stock	—	—	877,500	198	1,993,552	—	1,993,750
Warrant exercises	—	—	13,505	1	4,999	—	5,000
Stock-based compensation, including vested restricted shares	—	—	381,915	42	768,497	—	768,539
Net loss	—	—	—	—	—	(3,049,704)	(3,049,704)
Balance at June 30, 2024	—	—	34,958,308	3,610	43,874,341	(23,235,833)	20,642,118

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,705,150)	$(9,934,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,914,095	799,591
Allowance for uncollected receivables	30,000	30,000
Write off of deferred financing fees	—	1,427,729
Change in fair value of warrant liabilities	(424,177)	(1,395,838)
Gain on debt extinguishment	(3,959,054)	(1,847,992)
Stock based compensation, including the issuance of restricted shares	498,440	1,262,090
Non-cash interest expense	86,042	—
Reduction in right of use asset	87,120	—
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(877,247)	(793,008)
Accounts receivable	(8,112)	(20,000)
Accounts payable	600,842	3,591,279
Accrued expenses	(336,925)	(1,730,320)
Deferred revenue	—	(2,290)
Operating lease liability	(143,008)	—
Net cash used in operating activities	(5,237,134)	(8,612,872)
Cash flows from investing activities:
Purchase of property and equipment	—	(26,316)
Capitalized internal-use software costs	(141,512)	(73,414)
Net cash used in investing activities	(141,512)	(99,730)
Cash flows from financing activities:
Cash and cash equivalents acquired in connection with the reverse recapitalization	—	858,292
Proceeds from the sale of common stock	2,654,513	8,518,750
Proceeds received from option and warrant exercises	1,549,550	20,264
Payment of financing costs	—	(858,292)
Proceeds from short term loans	1,102,866	—
Repayment of short term loans	(57,200)	—
Payment of related party note	—	(80,000)
Net cash provided by financing activities	5,249,729	8,459,014
Net decrease in cash and cash equivalents	(128,917)	(253,588)
Cash and cash equivalents at the beginning of the period	149,273	1,685,013
Cash and cash equivalents at the end of the period	$20,356	$1,431,425

	Six Months Ended June 30,
	2025	2024
Supplemental Non-Cash Information
Settlement of accounts payable and debt into common shares	$—	$322,008
Issuance of common stock pursuant to Reseller Agreement	$—	$13,475,000
Settlement of accounts payable into convertible note	—	1,900,000
Financing costs in accrued expenses	—	200,000
Issuance of common stock for Standby Equity Purchase Agreement liability	$432,482	$—
Stock-based compensation capitalized as part of capitalized software costs	$5,325	$205,154
Settlement of liabilities into common shares	$265,494	$—
Conversion of convertible notes into common shares	$380,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRAND ENGAGEMENT NETWORK INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly-owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The Company is an innovative artificial intelligence (“AI”) platform provider, designed to interface with emerging technologies, including blockchain, internet of things, and cloud computing, that drives digital transformation across various industries and provides businesses with unparalleled competitive edge. BEN offers a suite of configured and customizable applications, including natural language processing, anomaly detection, encryption, recommendation engines, sentiment analysis, image recognition, personalization, and real-time decision-making. These applications help companies improve customer experiences, optimize cost drivers, mitigate risks, and enhance operational efficiency.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2025, the Company had an accumulated deficit of $49,722,299, a net income of $905,080 and a net loss of $2,705,150 for the three and six months ended June 30, 2025, respectively, and net cash used in operating activities of $5,237,134 during the six months ended June 30, 2025. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of Common Stock, exercises of warrants, the issuance of promissory notes and convertible debt, and its transactions with AFG Companies Inc. (“AFG”). On August 26, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), whereby the Company has the right, but not the obligation, to sell up to $50,000,000 of its shares of Common Stock at the Company’s request any time during the 36 months following the execution of the SEPA, subject to certain conditions. However, the Company’s ability to access the proceeds from the SEPA is subject to market conditions, such as trading volume, the price of the Company’s Common Stock and other factors beyond the Company’s control. The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its existing cash and cash equivalents and proceeds from the May SPA, August SPA, SEPA (Note I), and Yorkville Promissory Note (Note H) will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the unaudited condensed consolidated financial statements are issued. The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA, however, the Company’s cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy the Company’s contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.

The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s unaudited condensed consolidated

8

financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for unaudited condensed consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC.

Unaudited interim results

These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s annual audited financial statements and the notes thereto as of and for the year ended December 31, 2024 found in the Annual Report on Form 10-K. The accompanying unaudited condensed consolidated financial statements as of June 30, 2025 and for the three and six months ended June 30, 2025 and 2024 are unaudited but have been prepared on the same basis as the annual audited financial statements and include all normal, recurring adjustments that management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of the accompanying unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the Company’s consolidated financial statements include, but are not limited to, assumptions used to measure stock-based compensation, useful lives of intangible assets, warrant liabilities, and derivative liabilities.

These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.

Segment and geographic information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM manages the Company’s operations on a consolidated basis for the purpose of allocating resources. The Company views its operations as, and manages its business in, one operating segment.

The accounting policies of its segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for its segment based on net loss, which is reported on the consolidated statements of operations. The measure of segment assets is reported on the balance sheet as total assets. The CODM uses cash forecast models in deciding how to invest into the segment. The CODM analyzes the Company’s net loss and monitors budget versus actual results to assess the performance of the Company. Significant expenses are not regularly available or reviewed by the CODM. Other segment expenses include other income (expenses), net, which were $3,730,388 and $3,243,241 during the three months ended June 30, 2025 and 2024 and $4,274,250 and $3,187,959 during the six months ended June 30, 2025 and 2024.

The Company has an office in the Republic of Korea dedicated to research and development activities.

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Significant Risks and Uncertainties

There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Revenue Recognition and Accounts Receivable

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:

1)Identification of the Contract, or Contracts, with a Customer.

2)Identification of the Performance Obligations in the Contract.

3)Determination of the Transaction Price.

4)Allocation of the Transaction Price to the Performance Obligations in the Contract.

5)Recognition of Revenue when, or as, Performance Obligations are Satisfied.

Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of June 30, 2025 and December 31, 2024 are net of an allowance for expected credit losses amounting to $0 and $20,000, respectively.

Impairment of Definite Lived Intangible Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in an estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded for the three and six months ended June 30, 2025 or 2024.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350. During the second quarter of 2024, the Company’s IPR&D was completed and reclassified as a definite-lived asset and began amortizing over its estimated useful life of 5 years.

During the three and six months ended June 30, 2025 and 2024, the Company did not recognize an impairment charge related to its indefinite-lived IPR&D.

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Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, employee related costs, consulting fees for technical expertise, prototyping, and testing.

Stock-Based Compensation

The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC Topic 718, Compensation — Stock Compensation. Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The fair value of each restricted stock award is measured as the fair value per share of the Company’s Common Stock at the date of grant.

Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of its Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The Black-Scholes model assumptions are further described below:

●	Common stock — the fair value of the Company’s Common Stock.

●	Expected Term — The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the SEC’s Staff Accounting Bulletin No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.

●	Expected Volatility — The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.

●	Risk-Free Interest Rate — The Company bases the risk-free interest rate on the U.S. Treasury yield curve commensurate with the expected term of each option.
●	Expected Dividend —The Company has never declared or paid any cash dividends on its Common Stock and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Cash and Cash Equivalents

The Company considers all highly-liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.

Capitalized Internal-Use Software Costs

Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.

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The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. When the internal-use software is ready for its intended use, the Company reclassifies the internal-use software to developed software intangible assets and amortizes the asset over an estimated useful life ranging from 3 to 5 years. No impairment losses were recorded for the three and six months ended June 30, 2025.

Leases

The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. Leases with a term greater than one year will be recognized on the balance sheet as right-of-use (“ROU”) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Payments for non-lease components or that are variable in nature that do not depend on a rate or index are not included in the lease liability and are typically expensed as incurred. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability using revised inputs as of the reassessment date, and adjust the ROU assets. Lease expense is recognized on a straight-line basis over the expected lease term for operating classified leases.

Foreign Currency Transactions

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses arising from foreign currency transactions and the effects of remeasurements are captured within the net loss within statement of operations. Foreign currency transaction gains and losses were not material for the three and six months ended June 30, 2025 and 2024.

Warrant Liabilities

The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480, Distinguishing Liabilities from Equity, ASC Topic 505, Equity, and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The Company accounts for the public warrants, each representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”) and the private placement warrants, each representing the right to acquire one share of Common Stock for $11.50 (the “Private Placement Warrants”), in accordance with the guidance contained in ASC 815 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Public Warrants and Private Placement Warrants as liabilities at their fair value and adjust the Public Warrants and Private Placement Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations.

Fair Value of Financial Instruments

The Company accounts for financial instruments under ASC 820, Fair Value Measurements (“ASC 820”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

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The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis:

	Fair value measurement at reporting date using
June 30, 2025	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$310,480	$—
Warrant liabilities - Private Placement Warrants	$—	$184,393	$—
Total Warrant Liabilities	$—	$494,873	$—

	Fair value measurement at reporting date using
December 31, 2024	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$576,606	$—
Warrant liabilities - Private Placement Warrants	$—	$342,444	$—
Total Warrant Liabilities	$—	$919,050	$—

The Public Warrants and Private Placement Warrants assumed in connection with the Business Combination were accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the accompanying unaudited condensed consolidated balance sheets. The warrant liabilities are initially measured at fair value at the day of the Business Combination and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations.

The fair value of the Public Warrants and Private Placement Warrants is estimated based on the closing price of the Public Warrants, an observable market quote but is classified as a Level 2 fair value measurement due to the lack of an active market.

Gain on debt extinguishment

Gain on extinguishment of debt for the six months ended June 30, 2025 was approximately $4.0 million, related to settlement of due to related parties (see note K), accounts payable and accrued expenses. through negotiated cash settlement. Gain on extinguishment of debt for the three and six months ended June 30, 2024 was approximately $1.8 million, related to settlement of accounts payable through the issuance of 93,333 shares of Common Stock and negotiated cash settlement.

Net Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase Common Stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the Common Stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of Common Stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.

The following potentially dilutive securities are excluded from the calculation of weighted average shares of Common Stock outstanding because their inclusion would have been anti-dilutive:

	June 30,
	2025	2024
Unvested restricted shares	687,830	35,461
Options	1,386,400	2,508,553
Warrants	16,440,962	22,931,826
Convertible note (as converted)	633,334	1,583,334
Total	19,148,526	27,059,174

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Recently Issued but Not Yet Adopted Accounting Standards

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires additional disclosure of certain amounts included in the expense captions presented on the Statement of Operations as well as disclosures about selling expenses. This ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

NOTE C — MERGER WITH DHC

On March 14, 2024, the Company consummated its previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated September 7, 2023 (as amended, the “Business Combination Agreement”), by and among DHC Acquisition Corp., a Cayman Islands exempted company (“DHC”), Brand Engagement Network Inc., a Wyoming corporation (“Prior BEN”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct, wholly-owned subsidiary of DHC (“Merger Sub”) and DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination Agreement, including the Domestication and the Merger (each as defined below) are collectively referred to herein as the “Business Combination.”

Prior to the Closing, as contemplated by the Business Combination Agreement, DHC became a Delaware corporation named “Brand Engagement Network Inc.” (the “Domestication”). Following the Domestication, on March 14, 2024, pursuant to the Business Combination Agreement, Merger Sub merged with and into Prior BEN (the “Merger”).

Except as otherwise indicated, references herein to “BEN,” the “Company,” or the “Combined Company,” refer to Brand Engagement Network Inc. Inc. on a post-Merger basis, and references to “Prior BEN” refer to the business of privately-held Brand Engagement Network Inc. prior to the completion of the Merger. References to “DHC” refer to DHC Acquisition Corp. prior to the completion of the Merger.

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of DHC were cash and cash equivalents. For financial reporting purposes Prior BEN was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Prior BEN stockholders owned approximately 76% of the Combined Company and (ii) Prior BEN management held all key positions of management. Accordingly, the Merger was treated as the equivalent of Prior BEN issuing stock to assume the net liabilities of DHC. As a result of the Merger, the net liabilities of DHC were recorded at their historical cost in the unaudited condensed consolidated financial statements and the reported operating results prior to the Merger are those of Prior BEN. The following table summarizes the assets acquired and liabilities assumed as part of the reverse recapitalization:

March 14, 2024
Cash and cash equivalents	$858,292
Due from Sponsor	3,000
Prepaid and other current assets	16,824
Accounts payable	(2,352,328)
Accrued expenses	(5,782,211)
Due to related parties	(693,036)
Warrant liability	(1,913,737)
Net liabilities assumed	$(9,863,196)

Total transaction costs were $4,121,000, of which $858,292 were charged directly to additional paid-in capital to the extent of cash received.

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NOTE D — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	June 30, 2025	December 31, 2024
Security deposits	$107,226	$108,441
Cataneo GmbH deposit	550,000	—
Prepaid VAT	15,175	32,468
Prepaid professional fees	514,707	284,081
Prepaid insurance	648,064	567,977
Prepaid other	87,473	49,431
Prepaid expenses and other current assets	$1,922,645	$1,042,398

NOTE E — PROPERTY AND EQUIPMENT, NET

Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs are amortized straight-line over an estimated useful life ranging from 5 to 10 years.

Property and equipment consists of the following:

	June 30, 2025	December 31, 2024
Equipment	$339,090	$337,856
Furniture	351,286	348,754
Capitalized software	217,003	216,751
Total	907,379	903,361
Accumulated depreciation and amortization	(627,227)	(610,604)
Property and equipment, net of accumulated depreciation and amortization	$280,152	$292,757

For the three months ended June 30, 2025 and 2024 depreciation and amortization of property and equipment totaled $8,328 and $55,792, respectively. For the six months ended June 30, 2025 and 2024 depreciation and amortization of property and equipment totaled $16,623 and $138,078, respectively.

NOTE F — INTANGIBLE ASSETS

The following table summarizes intangible assets included on the consolidated balance sheet:

	June 30, 2025
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,864	$(588,097)	$671,767
Developed technology	17,941,538	(4,243,588)	13,697,950
Total	$19,201,402	$(4,831,685)	$14,369,717

	December 31, 2024
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,864	$(517,960)	$741,904
In-process research and development	17,755,347	(2,372,881)	15,382,466
Total	$19,015,211	$(2,890,841)	$16,124,370

Total amortization expense including amortization related to developed software was $966,561 and $626,452 for the three months ended June 30, 2025 and 2024, respectively. Total amortization expense including amortization related to developed software was $1,897,472 and $661,513 for the six months ended June 30, 2025 and 2024, respectively.

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Future amortization of intangible assets are estimated to be as follows:

Years Ending December 31:
2025 (remaining 6 months)	$1,742,683
2026	3,824,905
2027	3,739,302
2028	3,696,501
2029	1,304,560
Thereafter	61,766
$14,369,717

NOTE G — ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2025	December 31, 2024
Accrued professional fees	$—	$2,747,211
Accrued compensation and related expenses	1,396,126	1,730,043
Due to related party	1,147,472	—
Accrued other	65,500	116,458
Accrued interest	100,478	—
Accrued expenses	$2,709,576	$4,593,712

NOTE H — DEBT

Promissory Note

On November 11, 2024, the Company issued a promissory note in the aggregate original principal amount of approximately $1,700,000 to Yorkville (the “Promissory Note”). The Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Company was required to make monthly cash payments beginning on December 15, 2024, and continuing on the same day of each successive calendar month of principal in the amount of the sum of (i) $0.4 million of principal (or the outstanding principal amount if less than such amount), plus (ii) a payment premium in an amount equal to 5% of the principal amount being paid, if applicable, and (iii) any accrued and unpaid interest as of each Installment Date. The Company shall, at its own option, repay each Installment Amount either (i) in cash on or before each Installment Date, or (ii) by submitting one or more advance notice(s) under the SEPA (as defined below), on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. If the Company repays the Installment Amount in cash, the cash payment shall include the Payment Premium. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then no Payment Premium will apply. In addition, for so long as the Promissory Note is outstanding, with respect to any advance notice submitted by the Company under the SEPA, the Company shall select an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by Yorkville. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of June 30, 2025, the Company is in default with the Promissory Note and recognized incremental default interest during the period ended June 30, 2025.

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During the six months ended June 30, 2025, 643,574 shares of Common Stock were issued to Yorkville resulting in the reduction of the Promissory Note of $432,482. During the three and six months ended June 30, 2025, the Company recognized $35,404 and $125,556 in interest expense related to the Promissory Note, respectively. As of June 30, 2025, the remaining balance of $416,667 was included within short-term debt in the accompanying consolidated balance sheets. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Convertible Notes

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”) in the principal amount of $1,900,000 (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1,900,000 related to investment banking services rendered to the Company in connection with the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note was March 14, 2025. During the three and six months ended June 30, 2025, the Company recognized $16,193 and $33,075 in interest expense related to the Cohen Convertible Note. As of June 30, 2025, the Company was in default of the Cohen Convertible Note. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

On December 14, 2024 (the “First Conversion Date”), $760,000 of the Cohen Convertible Note converted into 633,333 shares of Common Stock at $1.20 per share (the “Floor Price”). On the 14th day of each successive month commencing with January 14, 2025 (each such day, an “Additional Conversion Date” and together with the First Conversion Date, the “Conversion Dates”), CCM may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share (the “Conversion Purchase Price”) equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable Conversion Date (subject to the Floor Price). During the three and six months ended June 30, 2025, $0 and $380,000 of the Cohen Convertible Note converted into 316,666 shares of Common Stock at $1.20 per share, respectively. As of June 30, 2025, the remaining balance of $760,000 was included within the convertible note in the accompanying consolidated balance sheets.

Short-term Debt Related to Acquisition of DM Lab

As of June 30, 2025, the Company had four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the three months ended June 30, 2025 and 2024 the Company incurred interest expense of $6,651 and $11,404, respectively, which is included in interest expense in the unaudited condensed consolidated statement of operations. During the six months ended June 30, 2025 and 2024 the Company incurred interest expense of $21,243 and $27,020, respectively, which is included in interest expense in the unaudited condensed consolidated statement of operations. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, there have been no defaults on these loans. In January 2025, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2026.

NOTE I — STOCKHOLDERS’ EQUITY

In August 2023, the Company entered into the Reseller Agreement with AFG whereby AFG agreed to operate as the exclusive channel partner and reseller of the Company’s software as a service in the motor vehicle marketing and manufacturing industry for a term of five years. The Company issued a non-transferable warrant (“Reseller Warrant”) that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant. The 3,750,000 warrants were cancelled in January 2025, upon the termination of the Reseller Agreement.

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “May Purchasers”), pursuant to which the Company agreed to issue and sell to the May Purchasers an aggregate of 191,980,000 shares of Common Stock of the Company at a price per share of $2.50 and an aggregate of 3,960,000 warrants to purchase 3,960,000 shares of Common Stock, which was divided into two tranches consisting of (i) 1,980,000 warrants immediately exercisable for a term of one year from (the “May One-Year Warrants”) and (ii) 1,980,000 warrants immediately exercisable for a term of five years (the “May Five-Year Warrants,” together with the May One-Year Warrants, the “May Warrants”), each with an exercise price of $2.50 per share, subject to customary adjustments, for an aggregate purchase price of $4,950,000.

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On May 30, 2024, the Company issued to the May Purchasers an aggregate of 200,000 Shares and 400,000 Warrants (consisting of 200,000 One-Year Warrants and 200,000 Five-Year Warrants) for an aggregate gross proceeds of $500,000. Upon the issuances of such shares of Common Stock, an aggregate of 1,260,000 May One-Year Warrants and 1,260,000 May Five-Year Warrants were issued to the May Purchasers and were immediately exercisable. The remaining shares were issued to an escrow account and such shares along with the May Warrants remain in escrow until the conditions in the May SPA are satisfied. The May Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the May SPA ending on October 29, 2024. For every $2.50 paid to the Company, the Company will release one share of Common Stock and two May Warrants from escrow to the May Purchasers. If a May Purchaser fails to pay its required funding by the respective deadline, the May Purchaser’s entire commitment under the May SPA will become immediately due and payable. During the three months ended March 31, 2025, the Company issued 330,000 shares of Common Stock to the May Purchasers for proceeds of approximately $750,000. As of June 30, 2025, 1,901,281 May One-Year Warrants and 1,251,587 May Five-Year Warrants are outstanding.

On July 1, 2024, the Company entered into a separate Securities Purchase Agreement (the “July SPA”) with The Williams Family Trust for the issuance and sale of 120,000 shares of Common Stock at a price per share of $2.50 and an aggregate of 240,000 warrants, consisting of (i) 120,000 warrants with a term of one year and (ii) 120,000 warrants with a term of five years for an aggregate purchase price of $300,000. The warrants are immediately exercisable for Common Stock at a price of $2.50 per share. As of June 30, 2025, all 240,000 warrants remain outstanding.

On August 26, 2024, the Company entered into a Securities Purchase Agreement (the “August SPA”) with certain investors (the “August Purchasers”), pursuant to which the Company will issue and sell an aggregate of 1,185,000 shares of the Company’s Common Stock at a price per share of $5.00, for an aggregate purchase price of $5,925,000.

In connection with the August SPA, on August 26, 2024 (the “Assignment Effective Date”), the Company entered into that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of Sponsor and certain other existing stockholders and affiliates of the Company (collectively, the “Sponsor Members” and each a “Sponsor Member”) and the August Purchasers, pursuant to which, as an inducement to enter into the August SPA, the August Purchasers assumed, all of the Sponsor Members’ rights, title and interest in an aggregate of 1,185,000 shares of Common Stock (the “Sponsor Securities”) held by Sponsor on their behalf as of the Assignment Effective Date (the “Assignment”). In exchange for the Assignment by the Sponsor Members of the Sponsor Securities to the August Purchasers, the Company agreed to release 1,252,500 shares of Common Stock from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain of the Sponsor Members in connection with the consummation of the Company’s prior business combination. The Sponsor Members transferred an aggregate of 1,185,000 Sponsor Securities into an escrow account. The Sponsor Securities are released from the escrow account on a pro rata basis upon the making of the required fundings on the terms and conditions described in the August SPA. In the event an August Purchaser fails to make required funding contemplated by the August SPA, a pro rata portion of the Sponsor Securities shall be released from the escrow account to the Company and the Company will cancel such Sponsor Securities.

On August 30, 2024, in connection with the August SPA and the Assignment Agreement, the Company issued to the August Purchasers an aggregate of 100,000 shares for an aggregate gross proceeds of $500,000. The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025.

For every $5.00 paid to the Company, the Company will release one share of Common Stock under the August SPA and one share of Common Stock under the Assignment Agreement to the August Purchasers. If an August Purchaser fails to pay its required funding by the respective deadline, the investor’s entire commitment under the August SPA will become immediately due and payable. As of June 30, 2025, the Company has experienced delays in funding, from one of the investors under the August SPA. in the aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such amounts or any future required fundings by investors will be made.

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On August 26, 2024, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on August 26, 2024 (the “SEPA Effective Date”) and terminating on the 36-month anniversary of the SEPA Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an “Advance”) is subject to a maximum limit equal to an amount equal to 100% of the aggregate volume traded of the Company’s Common Stock on Nasdaq for the five trading days immediately preceding an Advance notice. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily VWAP of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30. As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee (the “Commitment Fee”) of $500,000 by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock (“Commitment Shares”). During the six months ended June 30, 2025, the Company issued an aggregate of 1,500,000 shares of Common Stock to Yorkville.

The Company accounts for the SEPA as a derivative that grants the Company the right, but not the obligation, to issue additional shares of Common Stock. Due to certain settlement provisions, the SEPA is precluded from equity classification. The SEPA derivative is recognized at inception and accounted for on a fair value basis. The Company determined the fair value of the SEPA derivative at inception and as of June 30, 2025 to be de minimis.

On January 13, 2025, the Company entered into the January Warrant Exercise Agreement with certain Purchasers. Pursuant to the August SPA, the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the Contribution Warrant to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account as of June 30, 2025.

Under the January Warrant Exercise Agreement, the exercise price of the Committed Warrants was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on the Exercise Schedule. Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue the Reload Warrants. Upon a Purchaser’s completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term. If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue the Optional Reload Warrants. In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

During the three and six months ending June 30, 2025, Purchasers exercised 25,510 and 812,642 Committed Warrants to purchase 25,510 and 812,642 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 787,132 shares of Common Stock, 787,132 Escrow Shares, and 1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of June 30, 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

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Common Stock Warrants

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants, which are all outstanding as of June 30, 2025. Each whole Public Warrant and Private Placement Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $11.50 per share. The Public Warrants and Private Placement Warrants were exercisable beginning on April 13, 2024 and expire on April 14, 2029.

The Private Placement Warrants are identical to the Public Warrants, except that (x) the Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable as described above so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In connection with the May SPA, the Company also entered into a Letter Agreement to Exercise Warrants (“May Warrant Exercise Agreement”) with certain of the May Purchasers (the “Required Warrant Parties”). Under the May Warrant Exercise Agreement, if the Company uses commercially reasonable efforts to raise an additional $3,250,000 in capital (excluding amounts raised under the May SPA) but is unable to do so by October 31, 2024, the Required Warrant Parties will be required to exercise for cash certain of their May Warrants on a monthly basis in the amounts and on the dates as determined in the May Warrant Exercise Agreement. For each May Warrant so exercised, the Company will issue one new May one-Year Warrant and one new May five-Year Warrant (collectively, “May Reload Warrants”) each with an exercise price of $2.50 to the Required Warrant Party. A maximum of 2,600,000 May Reload Warrants may be issued pursuant to the May Warrant Exercise Agreement. Upon receipt of an aggregate of $3,250,000 of actual cash proceeds from the August SPA, the May Warrant Exercise Agreement will terminate automatically.

On August 26, 2024, in connection with the August SPA and the Assignment Agreement, the Company entered into a warrant purchase agreement (the “August Warrant Agreement”) with each of the warrantholders signatory thereto (the “Warrantholders”), pursuant to which the Company issued to the Warrantholders an aggregate of 960,000 warrants to purchase Common Stock (the “August Warrants”), with an exercise price of $5.00 per share with an expiration period of five years from the date of issuance.

Equity Compensation Plans

2021 Incentive Stock Option Plan

In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“2021 Option Plan”) that provides for the grant of the following types of stock awards: (i) incentive stock Options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, and (vi) other stock awards. The 2021 Option Plan was administered by the Company’s Board of Directors (the “Board of Directors”). In connection with the Closing, all outstanding awards were assumed by BEN pursuant to the terms of the Business Combination Agreement and the Board of Directors declared that there will be no further issuances under the 2021 Option Plan. Forfeitures under the 2021 Option Plan are automatically added to shares available for issuance under the 2023 Plan.

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2023 Long-Term Incentive Plan

In connection with the Closing, the 2023 Long-Term Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) performance awards, (vii) dividend equivalent rights, (viii) performance awards, (ix) performance goals, (x) tandem awards, (xi) prior plan awards, and (xii) other awards. The 2023 Plan is administered by the Board of Directors. The 2023 Plan awards are available to employees, officers and contractors. The option grants authorized for issuance under the 2023 Plan may total up to 2,942,245 shares of Common Stock. As of June 30, 2025, 3,332,115 shares remained available for grant under the 2023 Plan.

NOTE J — EQUITY-BASED COMPENSATION

Option Awards

2025 Activity

Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month).

The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the options granted:

Three Months Ended March 31,
2024
Expected term	5.0 years
Risk-free interest rate	4.13%
Dividend yield	0.00%
Volatility	54.79%

There were no stock options granted for the period ended June 30, 2025.

A summary of option activity for the six months ended June 30, 2025 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2024	1,386,400	$4.90	$2.58	8.59
Outstanding as of June 30, 2025	1,386,400	$4.90	$2.58	7.84
Vested and expected to vest as of June 30, 2025	1,386,400	$4.90	$2.58	7.84
Exercisable as of June 30, 2025	1,081,300	$4.44	$1.31	7.76

The aggregate intrinsic value of options outstanding and options exercisable as of June 30, 2025 was $9,285 and $302,645, respectively. At June 30, 2025, future stock-based compensation for options granted and outstanding of $1,016,182 will be recognized over a remaining weighted-average requisite service period of 0.86.

The Company recorded stock-based compensation expense related to options of $128,839 and $291,610 in the three months ended June 30, 2025 and 2024, respectively, to the accompanying unaudited condensed consolidated statements of operations. The Company recorded stock-based compensation expense related to options of $413,346 and $698,590 in the six months ended June 30, 2025 and 2024, respectively, to the accompanying unaudited condensed consolidated statements of operations.

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Common Stock Warrants

Compensatory Warrants

As of June 30, 2025, there were 955,359 warrants outstanding at a weighted average exercise price of $3.20 per share, with expiration dates ranging from 2028 to 2033. No compensatory warrants were issued during the period ended June 30, 2025.

The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the AFG and compensatory warrants granted:

Three Months Ended March 31,
2024
Expected term	3 years
Risk-free interest rate	4.46%
Dividend yield	0.00%
Volatility	55.14%

The Company has recorded stock-based compensation related to its options, restricted share awards, and warrants in the accompanying unaudited condensed consolidated statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
General and administrative	$71,221	$159,387	$406,623	$493,436
Research and development	2,268	$132,223	6,723	205,154
	$73,489	$291,610	$413,346	$698,590

Stock-based compensation capitalized as part of capitalized software costs for the six months ended June 30, 2025 and 2024 was $5,731 and $205,154, respectively, which is in addition to amounts included in the table above.

Restricted share awards

During the six months ended June 30, 2025, the Company issued 223,586 restricted share awards to certain of its directors and officers. All of the restricted share awards granted vested immediately upon grant. The fair value of a restricted share award is equal to the fair market value price of the Company’s Common Stock on the date of grant. The Company recorded stock-based compensation expense of $228,987 for the six months ended June 30, 2025 related to these restricted share awards.

The following table summarizes activity related to restricted share awards:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2025	—	$—
Granted	223,586	$1.02
Vested	(223,586)	$1.02
Nonvested at June 30, 2025	—	$—

NOTE K — RELATED PARTY TRANSACTIONS

AFG Reseller Agreement

On August 19, 2023, the Company entered into the Reseller Agreement, providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products on terms and conditions set forth therein and, as partial consideration to AFG for such services, the Company issued 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger. Additionally, the Company issued AFG a warrant to purchase up to 3,750,000 shares of Common Stock, with each warrant exercisable for one share of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant (Note H). The Company terminated the Reseller Agreement in January 2025, resulting in the forfeiture of the 3,750,000 warrants.

Advances to Officers and Directors

Certain officers and directors advanced funds to or were advanced from the Company on an undocumented, non-interested bearing, due on demand basis. As of June 30, 2025, $0 and $56,682 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying unaudited condensed consolidated balance sheet. As of December 31, 2024, $0 and $185,029 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet. During the six months ended June 30, 2025 and 2024, the Company recorded professional and other fees and cost related to consulting services from related parties of $77,299 and $58,785, respectively, within general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.

Related Party Advance

The Company received non-interest bearing and payable upon demand related party advances from DHC’s Sponsor in connection with the Merger. During the three and six months ended June 30, 2025, the Company wrote off the balance owed, which resulted in a gain on debt extinguishment of $693,036 in the accompanying unaudited condensed consolidated statement of operations. As of June 30, 2025 and December 31, 2024, the Company had $0 and $693,036 in related party advances in the accompanying unaudited consolidated balance sheets.

AFG Claims Assignment

In January 2025, the Company entered into a Claims Assignment Agreement with a related party that is also party to the May SPA. Pursuant to the Claims Assignment Agreement, the Company purchased the related party’s rights to damages related to the AFG litigation (Note L) for $525,000 which satisfied the related party’s obligations under the May SPA. The Company expensed the $525,000 within general and administrative expenses during the three months ended June 30, 2025.

NOTE L — COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Leases

In September 2024, the Company entered into an operating lease for its office space in South Korea which expires in 2027. The Company’s operating lease right-of-use (“ROU”) asset and related lease liability was initially measured at the present value of future lease payments over the lease term. The Company is responsible for payment of certain real estate taxes and other expenses on its lease. These amounts are generally considered to be variable and are not included in its measurement of the ROU asset and lease liability. The Company accounts for non-lease components, such as maintenance, separately from lease components.

During the three and six months ended June 30, 2025, the Company’s operating lease costs were $53,051 and 106,102, respectively. As of June 30, 2025, the remaining term of the Company’s operating lease was 2.1 years and the discount rate was 8%.

Operating cash used in operating leases was $51,491 during the three months ended June 30, 2025. Operating cash used in operating leases was $102,981 during the six months ended June 30, 2025.

Future maturities of the operating lease liability was as follows as of June 30, 2025:

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Years Ending December 31:
2025 (remaining six months)	$105,041
2026	214,263
2027	145,671
Total future minimum payments	464,975
Less imputed interest	(98,720)
Present value of lease liabilities	$366,255

Litigation

AFG Litigation

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

Recoverables and liabilities for contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a recoverable or liability has been earned or incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Related Party Investigation

The Company’s management team assigned an advisor to the Board to conduct an internal investigation of potential related party transactions with certain members of DHC Sponsor, LLC, prior to the merger with Brand Engagement Network, Inc. These matters are still under investigation.

Employment contracts

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements, along with any unpaid vested options, equity or earned bonuses. In addition, in the event of termination of employment following a change in control, as defined in each agreement the employee shall receive a prorated bonus payment and severance payments (as defined in each agreement).

NOTE M — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued. The Company did not identify any subsequent events, other than the below, that would have required adjustment or disclosure in these unaudited financial statements.

As previously disclosed, on October 29, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”) entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (the “Purchase Agreement”), pursuant to which, among other things, the Sellers agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price, in the form of cash and Company common stock, of $19.5 million, subject to certain adjustments. In addition, after signing, the parties executed amendments on February 6, 2025, May 26, 2025 and July 3, 2025 that, among other things, (i) provided for certain down-payments by BEN that would be non-refundable and applied as set-off against any Sellers’ claims in a pre-closing termination scenario (including reasonable professional fees/costs and a $350,000 penalty referenced in Section 12.4.2), and (ii) temporarily suspended and then re-instated the Sellers’ contractual withdrawal rights on the dates specified therein. On September 14, 2025, the parties terminated the Purchase Agreement. The termination was effected through a written notice from the Seller, which the Company acknowledged and accepted, in accordance with the terms of the Purchase Agreement.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this Quarterly Report on Form 10-Q (this “Report”). Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “BEN” refer to Brand Engagement Network Inc., a Delaware corporation. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”) and with the unaudited consolidated financial statements and related notes thereto presented in this Report.

Overview

We are an emerging provider of conversational artificial intelligence (“AI”) assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like AI assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

We still hold significant intellectual property in the form of a patent portfolio that we believe will be a cornerstone of our artificial intelligence solutions for certain industries that we expect to target, including the automotive, healthcare, and financial services industries.

Recent Events

The Cataneo Purchase Agreement

As previously disclosed, on October 29, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”) entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (the “Cataneo Purchase Agreement”), pursuant to which, among other things, the Sellers agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price, in the form of cash and Company common stock, of $19.5 million, subject to certain adjustments. In addition, after signing, the parties executed amendments on February 6, 2025, May 26, 2025 and July 3, 2025 that, among other things, (i) provided for certain down-payments by BEN that would be non-refundable and applied as set-off against any Sellers’ claims in a pre-closing termination scenario (including reasonable professional fees/costs and a $350,000 penalty referenced in Section 12.4.2), and (ii) temporarily suspended and then re-instated the Sellers’ contractual withdrawal rights on the dates specified therein. On September 14, 2025, the Company received a notice from the Sellers purporting to withdraw from the SPA pursuant to Section 12.4.2. The notice states that prior addenda temporarily suspending the Sellers’ withdrawal right expired on August 31, 2025, after which the Sellers exercised their withdrawal right with immediate effect. On September 14, 2025, the parties terminated the Cataneo Purchase Agreement. The termination was effected through a written notice from the Seller, which the Company acknowledged and accepted, in accordance with the terms of the Cataneo Purchase Agreement. In connection with the termination of the Cataneo Purchase Agreement, the Company will make a final payment to the Seller of $100,000 (the “Final Payment”). The Final Payment and all previously paid down-payments, which, including the Final Payment, total to approximately $650,000, are not refundable and are applied as a set-off against any of Sellers’ claims permitted by Section 12.4.2. The Company otherwise bears its own expenses. The parties’ confidentiality and similar obligations that expressly survive under the Cataneo Purchase Agreement continue in effect. Any interim exclusivity, no-shop, or similar undertakings expired by their terms in connection with the withdrawal and are no longer in effect.

Financing Registration Statements

The Company has primarily financed its operations through a series of securities purchase agreements, promissory notes, and other equity and debt financings with affiliates and non-affiliates (“Financing Arrangements”). Pursuant to the respective transaction documents, the Company filed multiple resale registration statements on Form S-1 (“Financing Registration Statements”) with respect to the Common Stock, warrants, and Common Stock underlying warrants sold or to be sold under certain of these Financing Arrangements. However, these Financing Registration Statements became stale on March 31, 2025, the date of the filing of our 2024 Annual Report, because the financial statements included in the Financing Registration Statements did not meet the SEC’s currency requirements as of March 31, 2025. Subsequent to March 31, 2025, and until we file post-effective amendments to the Financing Registration Statements with the SEC, in the event (i) the Company issues any warrants or Common Stock and (ii) any of the Company’s outstanding warrants are exercised, each under the applicable Financing Arrangement, the issuance and resale, respectively, of these securities would not be considered registered under the Securities Act of 1933, as amended, and instead any resale would be saleable under the provisions of Rule 144 of the Securities Act of 1933, as amended. See “Liquidity and Capital Resources—Capital Resources and Available Liquidity” for additional details on our Financing Arrangements.

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Yorkville Promissory Note

On November 11, 2024, the Company issued a non-convertible unsecured promissory note (the “Yorkville Promissory Note”) in the aggregate original principal amount of approximately $1.7 million to YA II PN, Ltd. (“Yorkville”). The Yorkville Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Promissory Note. The Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of June 30, 2025, the Company is in default on the Yorkville Promissory Note and there remains an unpaid and outstanding balance of $416,667. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Cohen Convertible Note

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division in the principal amount of $1.9 million (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection with its merger with Prior BEN and DHC (as defined in Note C to our Notes to Unaudited Condensed Consolidated Financial Statements) (the merger, the “Business Combination”). Beginning on October 14, 2024, interest began accruing at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. During the six months ended June 30, 2025, $380,000 of the Cohen Convertible Note converted into, and the Company issued, 316,666 shares of Common Stock at $1.20 per share. The Cohen Convertible Note matured on March 14, 2025. As of June 30, 2025, the Company is in default on the Cohen Convertible Note and there remains an unpaid and outstanding balance of $760,000. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into that certain Warrant Exercise and Reload Agreement (the “January Warrant Exercise Agreement”) with certain investors (the “Purchasers”). Pursuant to the August SPA (as defined below), the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the contribution warrant (the “Contribution Warrant”) to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account (the “Escrow Shares”).

Under the January Warrant Exercise Agreement, the exercise price of 1,074,999 May Warrants (as defined below) (the “Committed Warrants”) was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on a schedule set forth in the January Warrant Exercise Agreement (the “Exercise Schedule”). Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue (i) one new warrant to purchase one share of Common Stock exercisable for a term of two years and (ii) one new warrant to purchase one share of Common Stock exercisable for a term of five years, each with an exercise price of $1.71 per share (together, the “Reload Warrants”). Upon a Purchaser’s completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term (the “Optional Warrants”). If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue to such Purchaser (i) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 per share with a term of two years and (ii) one new warrant to purchase one share of Common Stock with an exercise price of $1.71 with a term of five years (the “Optional Reload Warrants”). In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

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During the six months ended June 30, 2025, Purchasers exercised 812,642 Committed Warrants to purchase 812,642 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 812,642 shares of Common Stock, 812,642 Escrow Shares, and 1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of June 30 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

AFG Subscription Agreement; Termination of Reseller Agreement

On August 19, 2023, the Company and AFG Companies Inc. (“AFG”) entered into a Reseller Agreement (the “Reseller Agreement”) providing for, among other things, AFG to act as BEN’s exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) a non-transferable warrant to purchase up to 3,750,000 shares of Common Stock at a price of $10.00 per share, with AFG’s right to exercise such warrant vesting based upon revenues earned from the sales of BEN products paid by AFG to BEN pursuant to the Reseller Agreement (the “Reseller Warrant”).

On September 7, 2023, the Company and AFG entered into a Subscription Agreement (the “AFG Subscription Agreement”) providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG and certain of its affiliates (the “AFG Investors”) as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the “AFG Installment Shares”).

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed (the “AFG Lawsuit”).

On January 17, 2025, the Company delivered a notice of termination (“Notice”) to AFG Companies, Inc. (“AFG”) terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG’s obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit, the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Report assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

The Company remains committed to, and intends to continue developing, its automotive vertical. The Company intends to utilize additional channel partners and grow its sales team to further expand its customer base and drive revenues. The Company is finalizing preparations to launch its Automotive AI Agent, a solution that integrates with major automotive data and service platform providers and supports over 13,000 dealerships nationwide. Additionally, the Company plans to expand its efforts through pilot programs in the Midwest, stronger reseller partnerships in Mexico, and collaborations with Canadian dealership groups. Recently, the Company has secured automotive pilots using its AI agent, which the Company believes will improve lead conversions, automates scheduling tools, enhances service efficiency, and enables advanced analytics to streamline operations.

Key Factors and Trends Affecting our Business

Productions and Operations

We expect to continue to incur significant operating costs that will impact our future profitability, including research and development expenses as we introduce new products and improves existing offerings; capital expenditures for the expansion of our development and sales capacities and driving brand awareness; additional operating costs and expenses for production ramp-up; general and administrative expenses as we scale our operations; interest expense from debt financing activities; and selling and distribution expenses as we build our brand and market our products. To date, we have not yet sold any of our products beyond their pilot stage. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future.

Revenues

We are a development stage company and have not generated any significant revenue to date.

Public Company Costs

We expect to hire additional staff and implement new processes and procedures to address public company requirements, particularly with respect to internal controls compliance and public company reporting obligations. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director compensation and fees, listing fees, SEC registration fees, and additional costs for investor relations, accounting, audit, legal and other functions.

If we cease to become an emerging growth company, we will become subject to the provisions and requirements under Section 404(b) of the Sarbanes-Oxley Act of 2002, which will require us to undergo audits of our internal controls over financial reporting as part of our yearly financial statement audits, resulting in a significant increase in consultant and audit costs over previous levels going forward.

Components of Results of Operations

Operating expenses

General and administrative expenses

General and administrative expenses consist of employee-related expenses including salaries, benefits, and stock-based compensation as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expense. We have and expect to further incur significant expenses as a result of becoming a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.

Depreciation and amortization

Depreciation expense relates to property and equipment which consists of equipment, furniture and capitalized software. Amortization expense relates to intangible assets.

Research and development cost

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Interest expense

Interest expense consists of interest on our related party note payable and short-term debt.

Interest income

Interest income consists of interest earned on our excess cash.

Change in fair value of warrant liabilities

Change in fair value of warrant liabilities reflected the non-cash charge for changes in the fair value of the warrant liability that is subject to re-measurement at each balance sheet date.

Other expenses

Other expenses primarily consists of foreign currency gains or losses as a result of exchange rate fluctuations on transactions denominated in Korean won.

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Results of Operations

Comparison of the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Increase
	2025	2024	(Decrease)
Revenues	$5,000	$-	$5,000

Operating expenses:
General and administrative	1,848,021	5,255,136	(3,407,115)
Depreciation and amortization	974,889	682,244	292,645
Research and development	7,398	355,565	(348,167)
Total operating expenses	2,830,308	6,292,945	(3,462,637)
Loss from operations	(2,825,308)	(6,292,945)	3,467,637
Other income (expenses):
Interest expense	(21,609)	(19,289)	(2,320)
Interest income			-
Change in fair value of warrant liabilities	(190,715)	1,456,661	(1,647,376)
Gain (loss) on debt extinguishment	3,959,054	1,847,992	2,111,062
Other	(16,342)	(42,123)	25,781
Other income (expenses), net	3,730,388	3,243,241	487,147

Net loss	$905,080	$(3,049,704)	$3,954,784

Revenues

During the three months ended June 30, 2025 and 2024, revenue was immaterial.

General and administrative expenses

General and administrative expenses for the three months ended June 30, 2025 were approximately $1.8 million, decrease of approximately $3.4 million, compared to the three months ended June 30, 2024. The decrease was primarily due transaction costs of $3.1 million incurred in connection with the Business Combination in the prior period, decreases in employee related costs of $0.8 million, partially offset by a increase in insurance of $0.2 million and $0.5 million associated with the AFG claims assignment. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.

Depreciation and amortization expenses

Depreciation and amortization expenses for the three months ended June 30, 2025 were approximately $1.0 million, an increase of approximately $0.3 million, compared to the three months ended June 30, 2024. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.

Research and development expenses

Research and development expenses for the three months ended June 30, 2025 were approximately $7,000, a decrease of approximately $0.3 million, compared to the three months ended June 30, 2024. The decrease in research and development expenses was primarily due to the sponsorship agreement with Korea University no longer being active and a decrease in stock compensation expense.

Gain on debt extinguishment

Gain on extinguishment of debt for the three months ended June 30, 2025 was approximately $4.0 million, related to settlement of accounts payable through the negotiated cash settlement. Gain on extinguishment of debt for the three months ended June 30, 2024 was approximately $1.8 million, related to settlement of accounts payable through the issuance of 93,333 shares of Common Stock and negotiated cash settlement.

Change in fair value of warrant liabilities

Change in fair value of the warrant liabilities for the three months ended June 30, 2025 was approximately $0.2 million loss associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. The change in the fair value of the warrant liabilities during the three months ended June 30, 2024 was $1.5 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date.

Comparison of the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Increase
	2025	2024	(Decrease)
Revenues	$15,000	$49,790	$(34,790)

Operating expenses:
General and administrative	5,062,210	11,765,671	(6,703,461)
Depreciation and amortization	1,914,095	799,591	1,114,504
Research and development	18,095	606,236	(588,141)
Total operating expenses	6,994,400	13,171,498	(6,177,098)
Loss from operations	(6,979,400)	(13,121,708)	6,142,308
Other income (expenses):
Interest expense	(146,651)	(41,221)	(105,430)
Change in fair value of warrant liabilities	424,177	1,395,838	(971,661)
Gain (loss) on debt extinguishment	3,959,054	1,847,992	2,111,062
Other	37,670	(15,014)	52,684
Other income (expenses), net	4,274,250	3,187,595	1,086,655
Net loss	$(2,705,150)	$(9,934,113)	$7,228,963

Revenues

During the six months ended June 30, 2025, revenue was immaterial. During the six months ended June 30, 2024, we earned $0.05 million in revenue through proof of concept and revenue sharing.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2025 were approximately $5.0 million, decrease of approximately $6.7 million, compared to the six months ended June 30, 2024. The decrease was primarily due transaction costs of $3.1 million incurred in connection with the Business Combination in the prior period, decreases in employee related costs of $0.8 million, partially offset by a increase in insurance of $0.2 million and $0.5 million associated with the AFG claims assignment. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.

Depreciation and amortization expenses

Depreciation and amortization expenses for the six months ended June 30, 2025 were approximately $1.9 million, an increase of approximately $1.1 million, compared to the six months ended June 30, 2024. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.

Research and development expenses

Research and development expenses for the six months ended June 30, 2025 were approximately $18,000, a decrease of approximately $0.6 million, compared to the six months ended June 30, 2024. The decrease in research and development expenses was primarily due to the sponsorship agreement with Korea University no longer being active and a decrease in stock compensation expense.

Gain on debt extinguishment

Gain on extinguishment of debt for the six months ended June 30, 2025 was approximately $4.0 million, related to settlement of accounts payable through the negotiated cash settlement. Gain on extinguishment of debt for the six months ended June 30, 2024 was approximately $1.8 million, related to settlement of accounts payable through the issuance of 93,333 shares of Common Stock and negotiated cash settlement.

Change in fair value of warrant liabilities

Change in fair value of the warrant liabilities for the six months ended June 30, 2025 was approximately $0.4 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. Change in fair value of the warrant liabilities for the six months ended June 30, 2024 was approximately $1.4 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date.

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Liquidity and Capital Resources

Capital Resources and Available Liquidity

As of June 30, 2025, our principal source of liquidity was cash of approximately $20,000. We have financed operations to date with proceeds from the Yorkville Promissory Note, transactions with AFG, sales of our Common Stock, the SEPA (as defined below), warrant exercises and debt issuances to related and non-related parties. As described in Note A of our unaudited condensed consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit of approximately $49.7 million at June 30, 2025. We expect losses and negative cash flows to continue for the foreseeable future, primarily as a result of increased general and administrative expenses, continued product research and development and marketing efforts. Management anticipates that significant additional expenditures will be necessary to develop and expand our business, including through stock and asset acquisitions, before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. Current available funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing. Our history of losses, our negative cash flow from operations, our limited cash resources on hand and our dependence on our ability to obtain additional financing to fund our operations after the current cash resources are exhausted raises substantial doubt about our ability to continue as a going concern. Our management concluded that our recurring losses from operations, and the fact that we have not generated significant revenue or positive cash flows from operations, raised substantial doubt about our ability to continue as a going concern for the next 12 months after issuance of our financial statements. Our auditors also included an explanatory paragraph in their report to our consolidated financial statements as of and for the year ended December 31, 2024 with respect to this uncertainty.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations, and it intends to raise capital through equity or debt investments in the Company by third parties, including through the SEPA or other public offerings or private placements. However, the Company’s cannot conclude these are probable of being implemented or, if probable of being implemented, being in sufficient enough amounts to satisfy our contractual amounts as they presently exist that are coming due over the next 12 months as of the date of such filing.

Cohen Convertible Note

On April 12, 2024, we issued the Cohen Convertible Note, to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection the Business Combination. Beginning on October 14, 2024, interest began accruing at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. On the 14th day of each successive month commencing with January 14, 2025, the holder may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable conversion date (subject to the Floor Price, as defined therein). The Cohen Convertible Note matured on March 14, 2025. As of June 30, 2025, the Company is in default on the Cohen Convertible Note and there remains an unpaid and outstanding balance of $0.8 million. As of the date of this filing, Company management is in the process of negotiating with Cohen and Cohen has not initiated any actions against the Company.

May Private Placement

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “May Purchasers”), pursuant to which the Company sold to the May Purchasers an aggregate of 1,980,000 shares of Common Stock and 3,960,000 warrants, consisting of 1,980,000 warrants with a term of one year (the “May One-Year Warrants”) and 1,980,000 warrants with a term of five years (the “May Five-Year Warrants” together with the May One-Year Warrants, the “May Warrants”), for aggregate proceeds consisting of $4.4 million in cash and $0.5 million through the offset of an obligation of the Company to the May Purchasers. All May Warrants were originally exercisable for shares of Common Stock at an exercise price of $2.50 per share, which was later amended under the January Warrant Exercise Agreement (described below.) Pursuant to the May SPA, 1,780,000 shares of Common Stock and May Warrants to purchase 3,560,000 shares of Common Stock were put in escrow until each May Purchaser deposited certain amounts on a monthly basis with the Company. Upon payment of each required funding, a pro rata portion of the shares of Common Stock and May Warrants in escrow are to be issued and released to the May Purchasers. During the quarter ending March 31, 2025, a total of 330,000 shares of Common Stock were issued to the May Purchasers for an aggregate gross proceeds of $750,000, As of June 30, 2025, 1,901,281 May One-Year Warrants and 1,251,587 May Five-Year Warrants are outstanding.

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July Private Placement

On July 1, 2024, the Company entered into a July Securities Purchase Agreement with The Williams Family Trust (the “July SPA”) for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants, consisting of 120,000 warrants with a term of one year (the “July One-Year Warrants”) and 120,000 warrants with a term of five years (the ‘July Five-Year Warrants,” together with the July One-Year Warrants, the “July Warrants”) to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024. As of June 30, 2025, all 240,000 warrants remain outstanding.

August Private Placement

On August 26, 2024, we consummated a series of transactions (the “August Financing”) whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to that certain Securities Purchase Agreement, dated August 26, 2024 (the “August SPA”) by and among the Company and certain investors signatory thereto (the “August Purchasers”), (ii) issued 960,000 warrants to purchase our Common Stock at an exercise price of $5.00 (the “August Warrants”) pursuant to that certain Warrant Purchase Agreement, dated August 26, 2024 (the “Warrant Purchase Agreement”) by and among the Company and certain purchasers signatory thereto, and (iii) facilitated the transfer of 1,185,000 shares held by DHC Sponsor, LLC (“Sponsor”) issued in connection with the Company’s predecessor, DHC Acquisition Corp.’s (“DHC”) initial public offering to the August Purchasers, pursuant to that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of Sponsor and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.5 million in connection with the closing of the August Financing.

The remaining shares were issued to an escrow account and such shares remain in escrow until the conditions in the August SPA are satisfied. The August Purchasers are required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the August SPA ending on April 5, 2025. Upon payment of each required funding, a pro rata portion of the shares of Common Stock and August Warrants in escrow are to be issued and released to the August Purchasers. If an investor fails to pay its required funding by the respective deadline, the investor’s entire commitment under the August SPA will become immediately due and payable. As of June 30, 2025, the August SPA has been terminated with respect to certain August Purchasers who have exercised their portion of the Committed Warrants under the January Warrant Exercise Agreement. As of June 30, 2025, the Company has experienced delays in the exercise of warrants of one August Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent an August Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such August Purchaser under the August SPA and such obligations of any investor under the August SPA who is not an August Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the August Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement. For additional information, please see “Warrant Exercise and Reload Agreement” below.

Standby Equity Purchase Agreement

On August 26, 2024 (the “SEPA Effective Date”), the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50.0 million of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on the SEPA Effective Date and terminating on the 36-month anniversary of the SEPA Effective Date. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant notice: (i) 96% of the Market Price (as defined therein) for any period commencing on the receipt of the notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable notice date, and (ii) 97% of the Market Price for any three consecutive trading days commencing on the notice date. Issuances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an issuance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date. Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable period is less than the Volume Threshold (as defined therein), then the number of shares of Common Stock issued and sold pursuant to such notice will be reduced as prescribed in the SEPA. As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company paid Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee of $0.5 million by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock. During the six months ended June 30, 2025, the Company issued an aggregate of 1,500,000 shares of Common Stock to Yorkville pursuant to the SEPA.

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Yorkville Promissory Note

On November 11, 2024, the Company issued the Yorkville Promissory Note in the aggregate original principal amount of approximately $1.7 million to Yorkville. The Yorkville Promissory Note does not bear interest, subject to a potential increase of the interest rate to 18.0% per annum upon the occurrence of certain events of default as described in the Yorkville Promissory Note. The Yorkville Promissory Note matured on March 11, 2025, and was issued at an original issue discount of 10%. As of June 30, 2025, the Company is in default on the Yorkville Promissory Note and there remains an unpaid and outstanding balance of $0.4 million. On May 28, 2025, the Company received a written notice of default from Yorkville. As of the date of this filing, Company management is in the process of negotiating with Yorkville and Yorkville has not initiated any further actions against the Company.

Warrant Exercise and Reload Agreement

On January 13, 2025, the Company entered into the January Warrant Exercise Agreement with certain Purchasers. Pursuant to the August SPA, the Purchasers previously purchased 110,000 shares of Common Stock, and the Company issued the Contribution Warrant to purchase up to 960,000 shares of Common Stock at an exercise price of $5.00 per share in exchange for certain holders of Common Stock contributing 1,185,000 shares of Common Stock into an escrow account maintained in connection with the August SPA, of which 1,075,000 shares of Common Stock remain in such escrow account as of June 30, 2025.

Under the January Warrant Exercise Agreement, the exercise price of the Committed Warrants was reduced to $1.96 per share, until May 30, 2025, after which point the exercise price for any unexercised Committed Warrants shall automatically revert back to $2.50 per share. Pursuant to the January Warrant Exercise Agreement, the Purchasers agreed to exercise the Committed Warrants for cash on the Exercise Schedule. Upon each Committed Warrant exercised in accordance with the Exercise Schedule, the Company shall issue the Reload Warrants. Upon a Purchaser’s completion in full under the Warrant Exercise but no later than May 30, 2025, all remaining May Warrants issued under the May SPA held by such Purchaser shall immediately upon completion of such exercise automatically be amended to become exercisable for $1.96 per share for the remainder of their term. If a Purchaser exercises an Optional Warrant by June 30, 2025, the Company shall issue the Optional Reload Warrants. In addition, under the January Warrant Exercise Agreement, for each share of Common Stock for which a Purchaser exercises a Committed Warrant, one Escrow Share will be released from escrow and transferred to such Purchaser, for an aggregate of up to 1,074,999 Escrow Shares among all Purchasers, rounded down to the nearest whole share. Additionally, the exercise price of the Contribution Warrant was reduced to $1.71 per share.

During the six months ended June 30, 2025, Purchasers exercised 812,642 Committed Warrants to purchase 812,642 shares of Common Stock pursuant to the January Warrant Exercise Agreement for aggregate gross proceeds of $1.5 million, and such Purchasers were or shall be issued 812,642 shares of Common Stock, 812,642 Escrow Shares, and 1,574,264 Reload Warrants. The August SPA has been terminated with respect to such Purchasers. As of June 30, 2025, the Company has experienced delays in the exercise of warrants of one Purchaser for the January 31, 2025 exercise date under the January Warrant Exercise Agreement. in an aggregate amount of $0.2 million. The Company is uncertain and cannot guarantee whether such exercises will be made. To the extent a Purchaser fails to exercise its portion of the Committed Warrants, the obligations of such Purchaser under the August SPA and such obligations of any investor under the August SPA who is not a Purchaser under the January Warrant Exercise Agreement, shall remain, and the August SPA will only terminate as to the Purchasers who have completed their January 31, 2025 exercise pursuant to the terms of the January Warrant Exercise Agreement.

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AFG Subscription Agreement; Termination of Reseller Agreement

On August 19, 2023, the Company and AFG entered into the Reseller Agreement providing for, among other things, AFG to act as BEN’s exclusive reseller of certain products in a designated territory on certain terms and conditions. As partial consideration to AFG for such services to BEN, (i) Prior BEN issued to AFG a number of shares of Prior BEN common stock which converted into 1,750,000 shares of Common Stock and (ii) the Reseller Warrant.

On September 7, 2023, the Company and AFG entered into the AFG Subscription Agreement providing for (i) the purchase of shares of Prior BEN Common Stock in a private placement by the AFG Investors as of immediately prior to the Closing Date, which converted into the right to receive 650,000 shares of Common Stock with an aggregate initial value of $6.5 million and (ii) the purchase of shares Common Stock in four installments commencing on March 14, 2025, with an aggregate purchase price of $26.0 million, at a purchase price per share prior to the installment purchase date that is the lesser of $10.00 and the average of the last reported sales prices of Common Stock for the twenty (20) trading days immediately preceding the applicable installment purchase date, subject to a floor price of $2.11 (the “AFG Installment Shares”).

On January 17, 2025, the Company delivered the Notice to AFG terminating the Reseller Agreement. The Notice only applies to the Reseller Agreement and does not affect AFG’s obligations under the Subscription Agreement; however, in light of the Notice and the AFG Lawsuit, the Company is uncertain whether AFG will fulfill its obligations under the Subscription Agreement. Accordingly, none of the information presented in this Report assumes that either the Reseller Warrant will become exercisable or that any AFG Installment Shares will be issued.

Cash Exercise of Warrants

There is no assurance that the holders of our warrants described under this section will elect to exercise for cash any or all of such warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such warrants. We believe the likelihood that warrantholders will exercise their respective warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a warrant, we expect that a warrantholder would not exercise their warrants. To the extent that any warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such warrants.

As of the date of this filing, we have neither included nor intend to include any potential cash proceeds from the exercise of our warrants in our short-term or long-term liquidity sources or capital resource planning. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of warrant exercise over the life of our warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

To the extent such warrants are exercised, additional Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.

Material Cash Requirements

Our material cash requirements include the following potential and expected obligations:

Bank Loans

As of June 30, 2025, we had four loans outstanding, all of which were assumed in the acquisition of DM Lab in May 2023, totaling approximately $0.9 million. The loans carry varying interest rates ranging from 4.667% to 6.69% and have varying maturity dates ranging from January to March 2025. The loans do not have optional or mandatory redemption or conversion features. In January 2025, we obtained a waiver to extend the due dates of the short-term debt to January 2026.

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We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation typically consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

The Cataneo Purchase Agreement

In connection with the termination of the Cataneo Purchase Agreement, the Company will make a final payment to the Seller of $100,000 (the “Final Payment”). The Final Payment and all previously paid down-payments, which, including the Final Payment, total to approximately $650,000, are not refundable and are applied as a set-off against any of Sellers’ claims permitted by Section 12.4.2. The Company otherwise bears its own expenses.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,
	2025	2024
Cash used in operating activities	$(5,237,134)	$(8,612,872)
Cash used in investing activities	(141,512)	(99,730)
Cash provided by financing activities	5,249,729	8,459,014
Net decrease in cash and cash equivalents	$(128,917)	$(253,588)

Operating activities

Cash used in operating activities was approximately $526 million during the six months ended June 30, 2025 primarily due to our net loss of approximately $2.7 million. The net loss included non-cash charges of approximately $1.8 million, which consisted of approximately $1.9 million of depreciation and amortization expense, $0.5 million in equity-based compensation expense, including the issuance of restricted shares, and non-cash interest expense, offset by $0.4 million gain due to the change in fair value of warrant liabilities and a gain on forgiveness of debt of $4.0 million. The net cash outflow of approximately $2.8 million from changes in our operating assets and liabilities was primarily due to an decrease in accrued expenses of $0.8 million, an increase in prepaid expense and other current assets of $0.8 million and a decrease in operating lease liability of $0.1 million.

Cash used in operating activities was approximately $8.6 million during the six months ended June 30, 2024 primarily due to our net loss of approximately $9.9 million. The net loss included non-cash charges of approximately $0.3 million, which consisted of approximately $1.4 million of write offs of deferred financing fees, $1.3 million in equity-based compensation expense, including the issuance of restricted shares, $0.8 million of depreciation and amortization expense, partially offset by $1.8 million in gains on debt extinguishment and $1.4 million in changes in fair value of the warrant liabilities. The net cash inflow of approximately $1.0 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of $3.6 million, partially offset by a decrease of accrued expenses of $1.7 million, an increase in prepaid expense and other current assets of $0.8 million.

Investing activities

Cash used in investing activities during the six months ended June 30, 2025 was approximately $0.1 million, which consisted primarily of capitalized internal-use software costs.

Cash used in investing activities during the six months ended June 30, 2024 was approximately $0.1 million, which consisted primarily of capitalized internal-use software costs.

Financing activities

Cash provided financing activities during the six months ended June 30, 2025 was approximately $5.2 million, which consisted of proceeds received from the sale of Common Stock and proceeds from warrant exercises and short term loans.

Cash provided by financing activities during the six months ended June 30, 2024 was approximately $8.5 million, consisted primarily of proceeds received from the sale of Common Stock of $8.5 million.

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Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

During the six months ended June 30, 2025, there were no material changes to our critical accounting policies and estimates from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BEN”, found in our 2024 Annual Report.

Recent Accounting Pronouncements

See Note B to our consolidated financial statements, found in our 2024 Annual Report for a description of recent accounting pronouncements applicable to our unaudited condensed consolidated financial statements.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of June 30, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

We expect to elect to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2025, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

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Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure. Based upon the evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls were not effective as of June 30, 2025, based on the material weaknesses identified below.

Material Weakness in Internal Control over Financial Reporting

As discussed elsewhere in this Report, the Company completed the Merger on March 14, 2024. Prior to the Merger, DHC disclosed in the Risk Factors of its Form S-4/A filed on February 12, 2024, a material weakness in internal controls over financial reporting. Management has concluded this material weakness has not been remediated as an internal control deficiency was identified relating to the lack in investment of resources into accounting and reporting functions to properly account for and prepare U.S. GAAP compliant financial statements on a timely basis and to properly document risks affecting financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system, the accounting for the merger with DPL, the accounting for the extinguishment of certain liabilities through the issuance of common stock or through the exercise of warrants, the improper classification of the acquired developed technology from DM Lab as an in-process research and development asset, and the delay in obtaining valuation reports as it relates to valuing equity grants. Notwithstanding this material weakness, management has concluded that our unaudited condensed consolidated financial statements included in this Report are fairly stated in all material respects in accordance with U.S. GAAP for each of the periods presented herein.

This material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that may not be detected.

Plan for Remediation of the Material Weakness in Internal Control over Financial Reporting

In response, the Company’s management has continued implementation of a plan to remediate this material weakness. These remediation measures are ongoing and include the following; hiring a Chief Financial Officer, which was completed in the fourth quarter of 2024, and adding additional review procedures by qualified personnel over complex accounting matters, which include engaging third-party professionals with whom to consult regarding complex accounting applications.

The material weaknesses will be considered remediated once management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time, and management has concluded, through testing, that these controls are effective. We believe we are making progress toward achieving the effectiveness of our internal controls and disclosure controls; however, we cannot provide any assurance that these remediation efforts will be successful or that our internal control over financial reporting will be effective as a result of these efforts.

Changes in Internal Control over Financial Reporting

Other than the changes made to the material weakness described above, there were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the three and six months ended June 30, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

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Part II. Other Information

Item 1. Legal Proceedings

AFG Litigation

On January 16, 2025, the Company filed a lawsuit against AFG and its Chief Executive Officer, Ralph Wright Brewer III, in the Northern District of Texas, Dallas Division alleging fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on its own network shortly before the Reseller Agreement was executed. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

On March 26, 2025, the Company filed a First Amended Complaint against AFG in the Southern District of New York alleging breach of contract against AFG with respect to the AFG Subscription Agreement. Specifically, the Company alleges that AFG failed to fund its required March 13, 2025 payment in the amount of $6,500,000. In the lawsuit, the Company seeks actual damages in the amount of the missed payment, pre- and post-judgment interest, consequential damages and attorneys’ fees and costs. It also seeks a declaration from the court that AFG was and is obligated to purchase an aggregate of $6.5 million of additional shares of the Company’s Common Stock on each of the first four anniversaries of the Initial Offering Closing Date and Business Combination Closing (as defined in the AFG Subscription Agreement) pursuant to the AFG Subscription Agreement. On May 12, 2025, AFG filed an Answer and Counterclaims in which it denies the allegations of the lawsuit and asserts counterclaims for an unspecified amount of damages against the Company. Given that the litigation remains in its early stages, the Company is currently unable to estimate the potential range of recoverable damages or the potential loss or range of loss, if any, resulting from a favorable or unfavorable outcome.

Related Party Investigation

The Company’s management team assigned an advisor to the Board to conduct an internal investigation of potential related party transactions with certain members of DHC Sponsor, LLC, prior to the merger with Brand Engagement Network, Inc.  These matters are still under investigation.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Apart from the foregoing, we are not presently a party to any other legal proceedings that we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 1A. Risk Factors

As of the date of this Report, there have been no material changes from the risk factors disclosed in our 2024 Annual Report. Any of these factors could result in a significant or material adverse effect on our result of operations or financial conditions. Additional risk factors not presently known to us may also impair our business or results of operations. We may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

2025 Annual Meeting of Shareholders

The Board has designated November 26, 2025 as the date of the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”). The Company intends to set the record date for determining the shareholders of record who will be entitled to vote at the 2025 Annual Meeting as the close of business on November 3, 2025. The time and location of the 2025 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission.

A shareholder who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), intends to present a proposal to be included in the proxy statement for the 2025 Annual Meeting must submit the proposal to the Company, 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, Attention: Legal Department - Shareholder Mail, with a copy sent by e-mail to legal@beninc.ai, and we must receive the proposal by no later than a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting. Accordingly, the Board has fixed the new deadline for the submission of proposals to be included in the proxy statement for the 2025 Annual Meeting as October 20, 2025. In addition, we may omit any proposal from our proxy materials that does not comply with Securities and Exchange Commission rules.

Pursuant to the Company’s bylaws, if a shareholder intends to present certain matters, including nominations for the election of directors, at the 2025 Annual Meeting without inclusion in our proxy materials, the notice must also be delivered to our principal executive offices, at the address and email set forth above, no later than October 20, 2025. The proposal or nomination must also contain the information and follow the procedures required by our bylaws.

Director and Officer Trading Arrangements

None of our directors or officers adopted or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement (as such terms are defined in Items 408(a) and 408(c) of Regulation S-K, respectively) during the quarterly period covered by this Report.

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PART II – OTHER INFORMATION

Item 6. Exhibits

The exhibits listed below are filed as part of this Report or incorporated herein by reference.

Exhibit	Description
2.1#^	Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023, by and among Brand Engagement Network Inc., BEN Merger Subsidiary Corp., DHC Acquisition Corp and, solely with respect to Section 7.21 and 9.03 thereto, DHC Sponsor, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2023).

2.2#	Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on October 30, 2024).

2.3	Addendum to Share Purchase and Transfer Agreement, dated October 29, 2024, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on February 12, 2025).

2.4	Addendum II to Share Purchase and Transfer Agreement, dated May 26, 2025, by and among Brand Engagement Network Inc., Christian Unterseer, CUTV GmbH and CUNEO AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on May 30, 2025).

3.1	Certificate of Incorporation of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

3.2	Bylaws of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

10.1	Line of Credit Agreement, dated June 5, 2025, by and among Brand Engagement Network Inc. and Corps Capital Advisors LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on June 10, 2025).

31.1*	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.

101*	The following financial information from Brand Engagement Network Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 formatted in Inline XBRL (Extensible Business Reporting Language) includes: (i) the Condensed Consolidated Balance Sheets, (ii) the Condensed Consolidated Statements of Operations, (iii) the Condensed Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Condensed Consolidated Statements of Cash Flows, and (v) Notes to the Condensed Consolidated Financial Statements.

101.INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

________________

* Filed herewith

** The certifications as Exhibit 32.1 and Exhibit 32.2 are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by the reference into any filing of Brand Engagement Network Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

# Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

^ Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. The registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brand Engagement Network Inc. (Registrant)

	By:	/s/ Tyler J. Luck
Tyler J. Luck
Acting Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)

Date: October 14, 2025

	By:	/s/ Walid Khiari
Walid Khiari
Chief Financial Officer
(Duly Authorized Officer and Principal Executive Officer)

37

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 714-2747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 14, 2025, Brand Engagement Network Inc., a Delaware corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended June 30, 2025. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including exhibit 99.1 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brand Engagement Network Inc., issued October 14, 2025 (furnished pursuant to Item 2.02).
99.2	Prepared Remarks for the Second Quarter ending June 30, 2025 Earnings Call, dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: October 14, 2025	By:	/s/ Walid Khiari
	Name:	Walid Khiari
	Title:	Chief Financial Officer

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, assumptions, plans, strategies, and anticipated results. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Brand Engagement Network Reports Second Quarter 2025 Results

WILMINGTON, Del., October 14, 2025 (PRNewswire)— Brand Engagement Network Inc. (Nasdaq: BNAI) (“BEN” or the “Company”) recorded the financial results for the second quarter ended June 30, 2025.

Strategic Achievements

“We believe this quarter underscored the discipline and focus we’ve applied to strengthen our foundation,” said Tyler Luck, Acting CEO and Co-Founder of BEN. “Through cost reductions and decisive management actions, we are positioning the company for sustainable, long-term growth. Our Innovation Lab in Seoul, Korea, continues to drive advanced product innovation, playing a critical role in shaping our global success in conversational AI.”

“Our Q2 results demonstrate significant progress in stabilizing operations and strengthening our financial position,” said Walid Khiari, Chief Financial Officer and Chief Operating Officer. “By reducing expenses by over 55%, we’ve gained greater flexibility to execute our strategy and accelerate growth initiatives in regulated industries.”

Financial Highlights

●	Revenue: $5,000 in Q2 2025, compared to none in Q2 2024, reflecting early traction in our conversation AI solutions.
●	Operating expenses: Decreased by 55.6% to $2.8 million, down from $6.3 million in Q2 2024, driven by streamlined operations and strategic cost optimization.
●	Other income: $3.7 million, primarily from a $4.0 million gain on debt extinguishment, partially offset by changes in warrant fair value.
●	Net income: Net income of $0.9 million in Q2 2025, compared to a net loss of $3.0 million in Q2 2024.
●	Stockholders’ equity: Increased 126% to $5.9 million from $2.6 million at year-end 2024, reflecting improved financial health.

A detailed summary of BEN’s recorded financial results is included in the Company’s Form 10-Q for the quarter ended June 30, 2025, filed with the SEC.

Webcast and Conference Call Information

BEN will host a conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Tuesday, October 14, 2025.

Dial-in details:

●	North America Toll-Free: 1-888-880-3330
●	Local/International: 1-646-357-8766
●	Conference ID: 8048832
●	Webcast (public): https://app.webinar.net/pNeyl4BQPw2

Following the call, transcripts of the conference call will be posted to BEN’s investor relations website.

2025 Annual Meeting of Shareholders

BEN’s 2025 Annual Meeting is scheduled for November 26, 2025, with a record date for determining shareholders of record, at the close of business on November 3, 2025. Shareholder proposals for inclusion in the proxy statement must be received by October 20, 2025, at 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, Attention: Legal Department – Shareholder Mail, with a copy to legal @beninc.ai. Proposals must comply with SEC Rule 14a-8 and Ben’s bylaws. For nominations or other matters not included in the proxy statement, notice must also be received by October 20, 2025, per the Company’s bylaws. See our investor relations website for details. The time and location of the 2025 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission. In addition, we may omit any proposal from our proxy materials that does not comply with Securities and Exchange Commission rules.

About Brand Engagement Network, Inc. (BEN)

Brand Engagement Network, Inc. (BEN) (Nasdaq: BNAI) develops conversational AI agents built for regulated and customer-centric industries. Its proprietary Engagement Language Model (ELM™) with retrieval-augmented generation enables enterprises to deploy multimodal, compliance-first AI across chat, voice, avatar, and digital channels. With 21 issued patents, a growing IP portfolio, and early adoption across life sciences, healthcare, insurance, financial services, hospitality, retail, and automotive, BEN is positioned at the intersection of enterprise AI adoption and rising regulatory demand.

For more information, visit www.beninc.ai

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase customers, users and engagement levels; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our artificial intelligence initiatives and pilot efforts; our emphasis on growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content; competition; risks associated with government actions that could restrict access to our products or impair our ability to license our products in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting our operations.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in BEN’s Securities and Exchange Commission (“SEC”) filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q under the caption “Risk Factors”, which are available on our Investor Relations website (investor.beninc.ai) and the SEC website (www.sec.gov). Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. In addition, please note that the date of this press release is October 14, 2025, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Investors Contact

Brand Engagement Network Inc.

Email: investors@beninc.ai

Media Contact

Amy Rouyer

Brand Engagement Network, Inc.

Email: amy@beninc.ai

Exhibit 99.2

Brand Engagement Network, Inc. (BEN) Q2 2025 Earnings Call Transcript for Tuesday, October 14, 2025

Participants · Operator · Tyler Luck — Acting CEO & Co-Founder of BEN · Walid Khiari — Chief Financial Officer and Chief Operating Officer of BEN

1. Opening Script

Operator: Good afternoon, and welcome to the Brand Engagement Network’s second-quarter 2025 earnings conference call. Today’s call is being recorded.

At this time, all participants are in a listen-only mode. After management’s prepared remarks, we will open the call for a question-and-answer session.

Before we begin, please note that during this call, our speakers may make forward-looking statements regarding future results and performance. Please refer to the cautionary language included in BEN’s filings with the Securities and Exchange Commission, included in their Form 10-K and 10-Q, for additional information concerning factors that could cause actual results to differ materially from these forward-looking statements.

I would now like to turn the call over to Tyler Luck, Acting CEO and Co-Founder of Brand Engagement Network. Tyler, please go ahead.

Tyler Luck — Acting CEO & Co-Founder:

Thank you, operator, and thank you all for joining us today.

I want to begin by addressing the timing of this report. While our Q2 10-Q filing was delayed, I want to be clear — this was not the result of negative financial performance. Instead, the delay reflected deliberate decisions to strengthen the company’s foundation. · First, we focused on reducing ongoing expenses by negotiating with prior and existing vendors to ensure we operate with greater financial discipline. · Second, we made positive management changes — including re-engagement with our trusted outside accounting firm that supported us from 2021 to 2024, while continuing with our independent audit firm.

These steps required time but were taken to build confidence in our financial processes.

I’ve been with this company since day one. I know our technology, our customers, and our mission. And I can tell you that the entrepreneurial spirit at BEN is alive and strong. Capital has always been a precious commodity, and we are treating it with the discipline and creativity that investors expect.

I also want to highlight our team in Seoul, Korea. Today, our Korean Innovation Lab is home to more than 30 employees, and I am incredibly proud of the work they are doing to drive product innovation and client success. This team embodies the energy, expertise, and commitment that define BEN globally.

In addition to these foundational efforts, I’m pleased to share some key milestones that underscore our progress in building partnerships and expanding our AI solutions. For instance, we entered a global partnership with Swiss Life, a process that began before our merger in March 2024. The announcement in April 2025 marked an important milestone, and as Acting CEO, I had the opportunity to attend their global conference in London a few weeks ago. It was encouraging to see firsthand the positive feedback from attendees around the world, and we are focused on supporting their partners globally to benefit from the efficiencies of our conversational AI.

We’ve also made strategic inroads in emerging markets, such as our entry into Mexico with a partner just over a year ago. This decision aligns well with markets that prioritize data sovereignty, allowing us to test and refine our products while positioning us for potential expansion and execution on our current pipeline.

In the pharmacy sector, our launch at a conference in Boston a year ago provided valuable market feedback on our AI solutions. We are pleased with the results so far, though as with any innovation in regulated industries, reviews take time as Corporations are rightfully cautious of this new era. These steps are setting a solid foundation for future developments.

Looking at verticals like automotive, we see opportunities where AI can help build trusted consumer engagement—a longstanding challenge in the industry. The integrations we’ve completed to date position us well for initiatives we’re planning in the coming quarters.

Finally, with AI top of mind for many enterprises, it’s important to note that brands in regulated sectors approach new technologies with caution to avoid risks from inaccurate engagements. This is where BEN’s emphasis on trusted data shines: by focusing on brand-specific data sovereignty rather than broad web data, we enable authentic and reliable consumer interactions. These efforts reflect our commitment to delivering solutions that meet enterprise needs.

Looking ahead, we’ve already scheduled our next earnings call on November 4, 2025, and our annual shareholder meeting on November 26, 2025. We see this as the start of a new chapter for BEN — one built on transparency, accountability, and growth.

With that, let me turn the call over to our CFO and COO, Walid Khiari, who will walk you through our financial performance.

Walid Khiari — Chief Financial Officer & Chief Operating Officer:

Thank you, Tyler, and good afternoon, everyone.

Our Q2 results demonstrate significant progress in stabilizing operations and strengthening our financial position. By reducing expenses by over 55%, we’ve gained greater flexibility to execute our strategy and accelerate growth initiatives in regulated industries. Looking ahead, we are shifting our focus toward driving revenue growth, supported by a stronger foundation and the operational capacity to launch new customers more rapidly across our target verticals.

Financial Highlights · Revenue: $5,000 in Q2 2025, compared to none in Q2 2024, reflecting early traction in our conversation AI solutions. · Operating expenses: Decreased by 55.6% to $2.8 million, down from $6.3 million in Q2 2024, driven by streamlined operations and strategic cost optimization. · Other income: $3.7 million, primarily from a $4.0 million gain on debt extinguishment, partially offset by changes in warrant fair value. · Net income: Net income of $0.9 million in Q2 2025, compared to a net loss of $3.0 million in Q2 2024. · Stockholders’ equity: Increased 126% to $5.9 million from $2.6 million at year-end 2024, reflecting improved financial health.

A detailed summary of BEN’s recorded financial results is included in the Company’s Form 10-Q for the quarter ended June 30, 2025, filed with the SEC.

With that, I’ll hand it back to the operator to begin our Q&A session.

Operator: Thank you, Walid. We will now begin the question-and-answer session. [Operator to give instructions.]

[After Q&A conclusion]

Operator: That concludes the Q&A session. I will now turn the call back over to Tyler Luck for closing remarks.

Tyler Luck — Acting CEO & Co-Founder (Closing): Thank you, operator.

To close, I want to emphasize once again that BEN is regaining its entrepreneurial momentum. We are disciplined, focused, and committed to creating value for our shareholders through strategic partnerships, market expansions, and innovative AI solutions.

We look forward to updating you again on our upcoming November 4th earnings call for Q3 results, and we invite you to join us at our annual shareholders meeting scheduled for November 26, 2025.

Thank you for your time and continued support.

Operator: Thank you. That wraps up today’s call. Transcripts of this conference call will be posted on BEN’s Investor Relations website. We appreciate your interest in the Brand Engagement Network.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 482-8999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2025, Brand Engagement Network, Inc. (the “Company” or “BEN”) entered into a Reseller Agreement and Shareholder Agreement, with SKYE Inteligencia LATAM, S.A.P.I. de C.V. (“SKYE LATAM”), to commercialize BEN’s AI technology across Latin America and Spain. The agreements were fully executed by all the parties on or before November 6, 2025. [1]

Under the Shareholder Agreement:

●	SKYE LATAM issued to BEN a $5,000,000 preferred capital contribution, recognized as a intellectual property licensing revenue under U.S. GAAP.
●	BEN received 25% of SKYE LATAM’s common stock.
●	BEN was granted one seat on SKYE LATAM’s five-member board of directors.
●	BEN has pre-emptive rights, tag-along rights, drag-along rights, and information inspection rights.
●	Dividends, capital increases, and share issuances are restricted until the $5,000,000 preferred contribution is fully paid or capitalized.
●	Any breach triggers nullity, joint liability, share forfeiture, or damages at BEN’s discretion.

Under the Reseller Agreement:

●	SKYE LATAM was appointed as the exclusive reseller of BEN’s AI solutions (including ELM™ and RAG) in the government sector across Latin America and Spain.
●	SKYE LATAM has non-exclusive rights in all other industry verticals.
●	BEN is entitled to 35% of gross revenues from software, Saas, Services, and subscription, across all industries in the territory.
●	Includes standard non-compete provisions and a right of first refusal on any sale of SKYE LATAM’s controlling interest or substantial assets.
●	The prior reseller agreement with Vybroo (disclosed March 19, 2025) will be assigned to SKY LATAM as part of the consideration.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the redacted agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Certain portions of the agreements have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

Exhibit 10.1 (Reseller Agreement) is filed with full signatures.

Exhibit 10.2 (Shareholders Agreement) is filed with signature lines blanked for privacy. The fully executed version, including all signatures, is retained by the Company and available upon request.

[1] Certain signature pages reflect dates in DD-MM-YY format as used in Mexico (e.g., “5-11-25” = November 5, 2025; “6-11-25” = November 6, 2025). All signatures were received on or before November 6, 2025.

Item 8.01 Other Events.

On November 10, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Redacted Shareholder Agreement, effective October 30, 2025
10.2†	Redacted Reseller Agreement, effective October 30, 2025
99.1	Press Release, dated November 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: November 10, 2025

By:	/s/ Tyler Luck
Tyler Luck
Acting Chief Executive Officer

EXHIBIT 10.1

PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K, CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH ASTERISKS [**] AS THE IDENTIFIED CONFIDENTIAL PORTIONS ARE BOTH NOT MATERIAL AND ARE THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REGISTRANT AGREES TO SUPPLEMENTALLY FURNISH AN UNREDACTED COPY OF THIS EXHIBIT TO THE SEC UPON ITS REQUEST.

SHAREHOLDERS AGREEMENT OF SKYE INTELIGENCIA LATAM, S.A. DE C.V., THIS SHAREHOLDERS’ AGREEMENT IS ENTERED INTO BY AND AMONG BRAND ENGAGEMENT NETWORKS, INC., REPRESENTED BY MICHAEL TODD LUCAS; GASTÓN IVÁN GAXIOLA ROMERO, ACTING ON HIS OWN BEHALF; MAXIMILIANO LEONARDO CASTAÑÓN, ACTING ON HIS OWN BEHALF; KAREN SÁNCHEZ ABBOTT, ACTING ON HER OWN BEHALF; GREGORIO ESPERÓN GÓMEZ, ACTING ON HIS OWN BEHALF; AND SKYE INTELIGENCIA LATAM, S.A. DE C.V., REPRESENTED BY GASTÓN IVÁN GAXIOLA ROMERO; COLLECTIVELY REFERRED TO AS THE “SHAREHOLDERS”, SUBJECT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

D E C L A R A T I O N S

1.	All parties have formed, as shareholders, the company SKYE INTELIGENCIA LATAM, S.A. DE C.V. (the “Company”), whose purpose is to license and develop artificial intelligence applications for Mexico and Latin America.

2.	All parties are shareholders of the Company and together represent 100% (one hundred percent) of the subscribed share capital; therefore, they may jointly make the necessary decisions for the fulfillment of this Agreement.

3.	Brand Engagement Networks, Inc. (“BEN”) has agreed to grant the Company an exclusive license for the territory of Mexico and Latin America for the use of BEN’s software and artificial intelligence applications.

4.	As part of the consideration for the granted license, the Company has issued in favor of BEN a Preferred Capital Contribution in the amount of USD $5,000,000.00 (Five Million U.S. Dollars 00/100).

5.	In light of the above, all shareholders of the Company agree as follows:

C L A U S E S

First. The Shareholders hereby ratify in full the License Agreement and the Preferred Capital Contribution in favor of BEN, in the amount of USD $5,000,000.00 (Five Million U.S. Dollars 00/100) (hereinafter, the “Contribution”).

Second. The Shareholders agree that the Contribution shall be recorded in the Company’s corporate books and accounting as a Pending Capital Contribution, for all legal purposes, in favor of BEN.

Third. As long as the Contribution has not been fully paid or capitalized in favor of BEN, the Company shall not distribute dividends, profits, gains, share premiums, capital increases or reductions, or any other similar benefits.

Likewise, the Shareholders shall not receive any economic benefit from the Company while the Preferred Debt remains unpaid.

Excluded from this restriction are the salaries or compensation that the Company must pay to the Shareholders for services rendered or positions held, provided that such payments are previously approved by the Board of Directors or the Shareholders’ Meeting.

Fourth. The Shareholders agree that any profit or net income not allocated to operating expenses shall be primarily applied to the payment of the Contribution.

Fifth. Any decision involving a capital increase, issuance of shares of any kind, or contributions for future capital increases or debt capitalization shall require prior written authorization from BEN, otherwise such actions shall be null and void.

Sixth. Any amount received by the Company from capital increases, share issuances, share subscription premiums, or any other similar payments or contributions shall be primarily used to pay the Preferred Contribution in favor of BEN, until full payment has been made.

Seventh. Any breach of the prohibitions established herein shall result, at BEN’s discretion, in:

(1)	The nullity of any actions taken in violation of this Agreement.
(2)	The Shareholders who permitted or voted for such actions becoming jointly liable with the Company for the Preferred Contribution.
(3)	The forfeiture of the shares held by any Shareholders who permitted, voted for, or authorized such violating actions.
(4)	The payment of damages, jointly and severally, by the Company and the Shareholders responsible for the violation.

BEN may enforce any or all of these penalties at its sole discretion and exercising one shall not preclude the others.

Eighth. The Shareholders agree that any new shareholder joining the Company, under the terms of the Company’s bylaws and after exercising any preemptive or preferential rights, must expressly, previously and in writing, consent to this Agreement and its prohibitions, penalties, and full application prior to subscribing to any shares.

Ninth. The Shareholders shall be solely responsible for any action or omission related to the obligations established in this Agreement, and therefore shall be jointly liable to third parties for any payments arising from such acts, within a maximum of [**] calendar days from the date on which such payment is demanded.

Tenth. This Agreement shall be governed by Mexican commercial law, and the competent courts of Mexico City shall have jurisdiction. However, by mutual agreement, the Shareholders may submit disputes to commercial arbitration.

THE SHAREHOLDERS, FULLY AWARE OF THE CONTENT OF THIS AGREEMENT AND ACTING OF THEIR OWN FREE WILL, SIGN THIS DOCUMENT ON THE 30TH DAY OF OCTOBER, 2025, EXECUTING IT ELECTRONICALLY FOR ALL LEGAL PURPOSES.

SIGNATORIES

SIGNATORY	SIGNATURE
BRAND ENGAGEMENT NETWORKS, INC. By MICHAEL TODD LUCAS
GASTÓN IVÁN GAXIOLA ROMERO IN HIS OWN RIGHT
MAXIMILIANO LEONARDO CASTAÑÓN IN HIS OWN RIGHT
KAREN SÁNCHEZ ABBOTT IN HER OWN RIGHT
GREGORIO ESPERÓN GÓMEZ IN HIS OWN RIGHT
SKYE INTELIGENCIA LATAM, S.A. DE C.V. GASTÓN IVÁN GAXIOLA ROMERO

Exhibit 10.2

PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K, CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH ASTERISKS [**] AS THE IDENTIFIED CONFIDENTIAL PORTIONS ARE BOTH NOT MATERIAL AND ARE THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REGISTRANT AGREES TO SUPPLEMENTALLY FURNISH AN UNREDACTED COPY OF THIS EXHIBIT TO THE SEC UPON ITS REQUEST.

RESELLER AGREEMENT (SAAS)

Effective Date: October 30, 2025

This RESELLER AGREEMENT (this “Agreement”) is entered into as of October 30, 2025 (the “Effective Date”) by and between SKYE INTELIGENCIA LATAM, a company organized and existing under the laws of Mexico, with its principal place of business at Montes Urales 425, 4th floor, Lomas de Chapultepec, in Mexico City, Mexico (“Reseller”) and Brand Engagement Network Inc, a Delaware corporation, having a place of business at 300 Delaware Avenue, Suite 210, Wilmington, DE 19801 (“BEN”).

1. DEFINITIONS

For the purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them as follows:

1.1 “Affiliate” of a party means any corporation or other entity that such party directly or indirectly controls, is controlled by, or is under common control with. “Control,” for purposes of this definition, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Customer(s)” means individuals or entities to which Reseller has re-sold Services.

1.3 “Customer Data” means all electronic data or information submitted by Customers in connection with such Customers’ use of the Services, including data provided by Customers’ Users.

1.4 “Deliverable” means any software, equipment consultations, documentation and/or other materials prepared by BEN for Reseller as described in an SOW.

1.5 “Fees” means the fees payable by Reseller to BEN in connection with the re-sale of the Services to Customers and any products and services sold/leased/licensed to Customers in connection with or related to the Services.

1.6 “Government Sector” means any federal, state, provincial, municipal, or local government entity, agency, ministry, public institution, or state-owned or state-controlled enterprise within the Territory.

1.7 “Term” has the meaning ascribed to that term in Section 8.1.

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1.8 “Level 1 Support” means the service provided in response to a Customer’s initial contact requesting assistance with the Services.

1.9 “Level 2/3 Support” means the service required to resolve a Customer’s issues with the Services after Level 1 Support has been exhausted.

1.10 “Malicious Code” means viruses, worms, time bombs, Trojan horses and other harmful or malicious code, files, scripts, agents or programs.

1.11 “Non-BEN Applications” means online applications and offline software products provided by entities or individuals other than BEN and are clearly identified as such, and that interoperate with the Services.

1.12 “Order Form” means the documents for placing orders pursuant to this Agreement that are entered into between BEN and Reseller (or Affiliates of BEN and Reseller) from time to time, including addenda and supplements thereto. By entering into an Order Form pursuant to this Agreement, an Affiliate agrees to be bound by the terms of this Agreement as if it were an original party to this Agreement. Order Forms shall be deemed incorporated into this Agreement by reference.

1.13 “Professional Services” means the services to be provided by BEN to Reseller as described in an SOW which may include, without limitation, engineering, maintenance, installation, design consulting, business planning, support, network planning and analysis.

1.14 “Renewal Term” has the meaning ascribed to that term in Section 8.1.

1.15 “Reseller Agent” means a person or entity that Reseller appoints to market, promote or re-sell Services on behalf of Reseller.

1.16 “Reseller Data” means all electronic data or information submitted by Reseller to BEN in connection with the Services.

1.17 “Service(s)” means the products and services that are ordered by Reseller pursuant to an Order Form and made available by BEN online as designated by BEN, including associated offline components. “Services” exclude Non-BEN Applications.

1.18 “Statement of Work” or “SOW” means a statement of work for Professional Services and/or Deliverables that is executed by the parties.

1.19 “Term” has the meaning ascribed to that term in Section 8.1.

1.20 “Territory” means Mexico and all Latin American countries worldwide, including but not limited to: [**].

1.21 “Users” means individuals who are authorized by Customers to use the Services. Users may include but are not limited to Customer’s employees, consultants, contractors and agents, and third parties with which Customers transact business.

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2. SERVICES

2.1 Provision of Services. Conditioned on the provisions in this Section 2 and the other terms and conditions of this Agreement and payment of the applicable Fees, BEN hereby appoints Reseller, and Reseller hereby accepts, for the Term (unless terminated as provided in this Agreement), an exclusive appointment for the Government Sector and a non-exclusive appointment for all other industry verticals in the Territory to act as a BEN approved reseller of the Services. Reseller shall market, promote and re-sell the Services to Customers and potential Customers, at its own expense and using its own efforts with its own sales force (including Reseller Agents). Reseller shall pay BEN the Fees set forth in this Agreement. BEN shall make the Services available to Reseller for re-sale to Customers pursuant to this Agreement.

2.2 Exclusivity Consideration. In consideration for the exclusive rights in the Government Sector, Reseller shall pay to BEN Five Million U.S. Dollars ($5,000,000 USD) in the form of preferred equity in Reseller (the “Exclusivity Fee”), issued within 30 days of the Effective Date, subject to customary documentation.

2.3 Revenue Share. Reseller shall pay BEN 35% of all Gross Revenue derived from software, SaaS, services, and subscriptions [**] across all industries in the Territory.

2.4 Equity Grant. BEN shall receive 25% equity in SKYE INTELIGENCIA LATAM (the “Main Company”), with full shareholder rights, including: right to appoint one (1) board member; [**]; standard information and inspection rights.

2.5 Order Forms. Reseller and BEN shall enter into Order Forms with respect to each Customer in order to document the Services that are to be provided for such Customer and to allow BEN to plan its delivery of Services.

2.6 Non-Exclusive Customer Licenses. Reseller may only resell non-exclusive rights to the Services and shall not grant any party any exclusive rights with respect to the Services.

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2.7 BEN Responsibilities for the Services. BEN shall provide Reseller with the Services within the Territory for the purpose of the resale to Customers. The Services shall be made available by BEN subject to any unavailability caused by circumstances beyond BEN’s reasonable control, including any force majeure events as contemplated in Section 10.11 and any computer, communications, Internet service or hosting facility failures or delays involving hardware, software, power or other systems not within BEN’s possession or reasonable control, and denial of service attacks. The Services may be temporarily limited, interrupted or curtailed due to maintenance, repair, modifications, upgrades or relocation. BEN shall notify Reseller of scheduled and unscheduled network outages that are expected to last more than four (4) hours and that may affect the Services. BEN shall be entitled to change the Services during the Term provided that BEN will not materially reduce the capabilities provided by the Services.

2.8 Reseller Responsibilities. Reseller shall maintain marketing and customer service standards that are appropriate in order to maintain high-quality Services and to reflect favorably on Reseller’s and BEN’s reputation. Reseller shall provide Customers with prompt, courteous, and efficient service, shall take every reasonable precaution not to disclose any Customer information, other than as permitted by any applicable privacy or personal health information legislation, and shall deal with Customers honestly and fairly. Reseller shall be responsible for all activities of its Customers and Reseller shall (i) use commercially reasonable efforts to prevent unauthorized access to or use of the Services and shall notify BEN promptly of any such unauthorized access or use; and (ii) comply with all applicable local, state, provincial, federal and foreign laws in respect to the promotion and re-sale of the Services.

2.9 Mutual Obligations. Neither party shall by way of statement, act or omission, discredit or reflect adversely upon the reputation of or the quality of the other party or the products or services provided by the other party.

2.10 Customer Contracts. The Services shall be provided to Customers on terms and conditions that are mutually agreed to between BEN and Reseller, in accordance with any applicable regulations. Reseller acknowledges that the Customer agreements will require commercially reasonable flow-down obligations that will apply to Users’ use of the Services, including the right for BEN to use data submitted and generated through the use of the Services. Reseller shall not make any representations or warranties on behalf of BEN, or in any way bind or attempt to bind BEN contractually or otherwise with any Customer(s) beyond BEN’s delivery of the Services.

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2.11 Restrictions. Reseller shall not (and shall not authorize any third party to): (a) modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Services except to the extent that enforcement of the foregoing restriction is prohibited by applicable law; (b) circumvent any user limits or other timing, use or functionality restrictions built into the Services; (c) remove any proprietary notices, labels, or marks from the Services (except to the extent Reseller is so permitted to for the purposes of re-branding the Services); or (d) access the Services in order to (i) build a competitive product or service, or (ii) copy any ideas, features, functions or graphics of the Services for use outside of the Services.

2.12 Training and Real Time Data. The parties acknowledge that the Services require ingestion of industry jargon/master data, initial training, as well as training updates from time to time, using data relevant to the Territory as well access to real time data provided via application programming interface or similar method. In addition, conversation and dialogue management shall be developed to address the specific use cases and solutions pursued by both parties. This entails crafting conversational patterns and responses that align with industry norms and ensuring that the AI is capable of addressing specific challenges and questions within the Territory context. Accordingly, throughout the Term of this Agreement, Reseller shall collaborate closely with BEN providing BEN with access to essential information real time data provided via application programming interface or similar method, guidance, and expertise needed to train and improve the Services (the “Training and Real Time Data”) in the Territory. It is expected that the Reseller’s contributions will encompass, but not be limited to:

A. [**];

B. [**];

C. [**];

D. [**]; and

E. [**]

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2.13 Ownership and Proprietary Rights. BEN and its suppliers and/or licensors own and shall retain all right, title and interest (including without limitation all patent rights, copyrights, trademark rights, trade secret rights and other intellectual property rights), in and to the Services. All Artificial Intelligence, algorithms, source code, models, training data, patents, trade secrets, and intellectual property related to the Services shall remain the sole and exclusive property of BEN. Reseller agrees that only BEN shall have the right to maintain, enhance or otherwise modify the Services. Except as expressly set forth in this Section 2, BEN reserves all rights and grants Reseller no licenses of any kind, whether by implication, estoppel, or otherwise.

2.14 Improvements. BEN shall own all right, title and interest in and to any enhancements and improvements to the Services made by Reseller or its Affiliates, jointly or independently, or resulting from use of the Training and Real Time Data, including, but not limited to, all patent, copyright, trade secret and other proprietary rights therein (collectively, “Improvements”). Reseller hereby assigns, and upon creation shall be deemed to have assigned, to BEN all right title and interest in and to the Improvements. Reseller shall execute and deliver, and shall cause its personnel, contractors, sub-contractors and advisors to execute and deliver, without additional compensation (provided that BEN prepares the applicable documents at its cost and expense), (i) such documents and instruments as BEN may reasonably request to transfer and assign to BEN all right, title and interest in the Improvements; and (ii) any and all applications or registrations for patents, copyrights and other intellectual property rights and any other instruments deemed necessary or appropriate for BEN to secure and enforce such rights.

2.15 Suggestions. From time-to-time Reseller may provide BEN with suggestions, enhancement requests, recommendations or other feedback relating to the Services (“Suggestions”). BEN shall own all right, title and interest in and to any Suggestions, including, but not limited to, all patent, copyright, trade secret and other proprietary rights therein. Reseller hereby assigns, and upon creation shall be deemed to have assigned, to BEN all right title and interest in and to the Suggestions. Reseller shall execute and deliver, and shall cause its personnel to execute and deliver, without additional compensation (provided that BEN prepares the applicable documents at its cost and expense), (i) such documents and instruments as BEN may reasonably request to transfer and assign to BEN all right, title and interest in the Suggestions; and (ii) any and all applications or registrations for patents, copyrights and other intellectual property rights and any other instruments deemed necessary or appropriate for BEN to secure and enforce such rights.

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2.16 Non-Competition. During the Term, Reseller shall not: (a) directly or indirectly or by Affiliate entities or persons market, promote, or solicit customers or subscriptions for, supply, sell or re-sell any product or service in competition with the Services; (b) have any controlling interest in any entity that markets, promotes, sells or provides any product or service in competition with the Services; (c) enter into any agreements with any provider to resell, redistribute, sub-license or otherwise commercialize any product or service that competes with the Services; or (d) display on its website or elsewhere any advertising or marketing materials of any provider of any product or service that competes with the Services. [**].

2.17 Reseller’s Use of Agents and Subcontractors. Reseller may, without the prior written consent of BEN, appoint Reseller Agents to market, promote and/or re-sell the Services within the Territory, provided that Reseller shall continue to be responsible for all of its duties and obligations under this Agreement and for any acts or omissions of any of its Reseller Agents, and any acts or omissions of any of its Reseller Agents shall be attributed to Reseller. Reseller shall: (a) be liable to BEN for all losses, costs, damages and expenses of whatsoever nature, that BEN may sustain or incur as a result or in connection with any act or omission of any Reseller Agent, and (b) indemnify BEN, its officers, directors, employees, agents and Affiliates (including their officers, directors, employees, and agents) from and against any and all actions, causes of action, claims and demands of whatsoever nature caused by, arising directly or indirectly out of, or in connection with any acts or omissions of any Reseller Agent.

2.18 Professional Services. Upon execution of an SOW by the parties and subject to the terms and conditions set forth in Schedule A, Reseller may retain BEN to provide Professional Services (including the development of Deliverables) for Reseller, all as described in such SOW. If Reseller submits a purchase order for Professional Services, such order shall not be binding upon BEN until accepted by BEN. BEN shall respond to each such order submitted by Reseller within five (5) business days following receipt thereof. Once an order has been accepted, it shall be subject to the terms and conditions of this Agreement (such terms superseding any and all pre-printed terms and/or conditions within such order).

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2.19 Customer and Reseller Data. BEN shall have the non-exclusive, irrevocable, perpetual, royalty-free, sublicensable and transferable right to use the Customer Data and Reseller Data to provide the Services in accordance with this Agreement, to improve the Services and to train and improve the software and artificial intelligence models used by BEN in its business, and Reseller shall obtain such rights from its Customers for the benefit of BEN. Subject to the rights granted to BEN pursuant to this Agreement, [**]. Notwithstanding the foregoing, the Parties will work together to expand the rights for BEN to use the Customer Data to the extent permitted by applicable law. Moreover, to the extent Reseller obtains broader rights in the Customer Data than are granted to BEN in this Agreement, such broader rights shall be deemed to have been automatically granted to BEN hereunder. Notwithstanding anything to the contrary in this Section 2.19, the Parties agree to comply with Mexican Federal Law on Protection of Personal Data Held by Private Parties (LFPDPPP) and any applicable state data protection laws in the Territory. BEN shall implement technical and organizational measures to protect Customer Data; notify Reseller [**]; and allow Reseller to [**] (at Reseller’s expense).

2.20 Marketing Alignment. Reseller shall provide BEN with a monthly report on its sales pipeline, including, without limitation, a list of its then-current targeted potential Customers, details regarding the engagement and status with potential Customers, and any other information typically generated regarding sales pipeline efforts.

2.21 Trademarks. BEN hereby grants Reseller during the Term of this Agreement a nonexclusive, nontransferable non-sublicensable, royalty-free license to use BEN’s trademarks and associated logos, including the name “BEN Auto” (or similar name agreed between the parties) (collectively, “Marks”) solely in connection with the marketing and sale of the Services. Any use of Marks shall be in accordance with BEN’s trademark usage policies, with proper markings and legends, and subject to BEN’s prior written approval in each case. Accordingly, Reseller shall provide BEN with copies of all marketing materials regarding the Services before they are distributed, and shall not use or distribute any such materials without BEN’s approval. BEN may withdraw any approval of any use of its Marks at any time in its sole discretion, although no such withdrawal shall require the recall of any previously published or distributed materials that was approved by BEN. Reseller shall reasonably cooperate with BEN in facilitating BEN’s monitoring and control of the nature and quality of products and services bearing the Marks, and shall supply BEN with specimens of Reseller’s use of the Marks upon request. If BEN notifies Reseller that Reseller’s use of the Marks is not in compliance with BEN’s trademark policies or is otherwise deficient, then Reseller shall promptly comply with such policies or otherwise as reasonably directed by BEN. Reseller shall not make any express or implied statement or suggestion, or use the Marks in any manner, that dilutes, tarnishes, degrades, disparages or otherwise reflects adversely on BEN or its business, products or services. Reseller acknowledges that the Marks are and shall remain owned by BEN. Reseller shall not gain any right, title or interest with respect to the Marks by use thereof, and all rights and goodwill associated with the Marks shall inure to the benefit of BEN.

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3. SERVICES SETUP AND OPERATION

3.1 Launch of the Services with Reseller. Upon execution of this Agreement, the parties will co-operate and use commercially reasonable efforts to integrate the Services with any Reseller software or infrastructure with which the Services need to interact in order to allow the Services to be marketed by Reseller to Customers in the Territory. Once the Services have been integrated with Reseller’s software or infrastructure and the parties agree that the integrated Services are of a reasonable quality (having regard to similar commercial offerings), the Reseller shall be entitled to begin reselling the Services to Customers in the Territory.

3.2 Support. BEN shall provide basic support for the Services to Reseller at no additional charge, and shall provide upgraded support for the Services to Reseller if purchased separately by Reseller. Reseller shall be responsible for providing First Line Support to Customers and Users of the Services. For the purposes of this Agreement, “First Line Support” means (i) [**]; (ii) [**]; (iii) [**]; (iv) [**]; (v) [**]; (vi) [**]; and (vii) [**]. [**].

3.3 White Labelling. If mutually agreed by the parties in writing, BEN shall brand the Services with Reseller-specific branding prior to making the Services available for re-sale by Reseller. The Services shall also be branded with “powered by BEN” (or a similar phrase) marks and logos as specified by BEN. The Services shall in all cases retain any relevant patent, copyright and/or other intellectual property notices as may be determined to be appropriate by BEN. Reseller shall provide, in softcopy/electronic format as reasonably specified by BEN, the Reseller-specific branding to be used to white-label the Services. BEN shall provide Reseller with access to the white-labelled Services to review prior to making any production versions of the white-labelled Services commercially available for re-sale by Reseller. Reseller shall use commercially reasonable efforts to promptly review the white-labelled Services. The Reseller-specific branding will be applied to the Services by BEN for the fees specified in the applicable SOW for such Professional Services. BEN shall only use any Reseller-specific branding materials provided to BEN for the purposes of re-branding the Services as contemplated in this Section 3.3 and for the operation of the white-labelled Services. Except for the foregoing limited rights, Reseller shall retain all right, title and interest in the Reseller-specific branding provided to BEN.

3.4 Acquisition of Non-BEN Products and Services. BEN or third parties may from time to time make available to Reseller third-party products or services, including but not limited to Non-BEN Applications and implementation, customization and other consulting services. Any acquisition by Reseller of such non-BEN products or services, and any exchange of data between Reseller or its Customers and any non-BEN provider, is solely between Reseller or the applicable Customer, as the case may be, and the applicable non-BEN provider. BEN does not warrant or support non-BEN products or services, whether or not they are designated by BEN as “certified” or otherwise, except as specified in an Order Form.

3.5 Non-BEN Applications and Customer and Reseller Data. If Reseller or any of its Customers installs or enables Non-BEN Applications for use with the Services, Reseller acknowledges that BEN may allow providers of those Non-BEN Applications to access Customer Data and Reseller Data as required for the interoperation of such Non-BEN Applications with the Services. BEN shall not be responsible for any disclosure, modification or deletion of any Customer Data and Reseller Data resulting from any such access by Non-BEN application providers. The Services shall allow Customers to restrict such access by restricting Customer users from installing or enabling such Non-BEN applications for use with the Services.

3.6 Integration with Non-BEN Services. The Services may contain features designed to interoperate with Non-BEN Applications. To use such features, Reseller and Customers may be required to obtain access to such Non-BEN Applications from their providers. If the provider of any such Non-BEN application ceases to make the Non-BEN application available for interoperation with the corresponding Service features on reasonable terms, BEN may cease providing such Service features without entitling Reseller or any Customers to any refund, credit, or other compensation.

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3.7 BEN Protection of Customer Data. BEN shall maintain commercially reasonable administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data. BEN will abide by all applicable State and Federal laws including, to the extent applicable, the Gramm Leach Bliley Act and the Federal Trade Commission “Safeguards Rule.” As the Federal Personal Data Protection in Posesión of Private Entites Act (Ley Federal de Protección de Datos en Posesión de Particulares) BEN will work with Reseller in countries where the Services could be deployed to abide by that particular country’s laws regarding consumer information. BEN is be SOC2 Type I compliant as of the date of this Agreement.

3.8 Reseller Responsibilities. Reseller shall (i) be responsible for Customers’ and Users’ compliance with BEN’s policies and procedures applicable to the Services; (ii) be responsible for the accuracy, quality and legality of the Customer Data and of the means by which it was acquired. Reseller shall not: (a) make the Services available to anyone other than Customer and Users; (b) sell, resell, rent or lease the Services outside the Territory; (c) use the Services to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of third-party privacy rights; (d) use the Services to store or transmit Malicious Code; (e) interfere with or disrupt the integrity or performance of the Services or third-party data contained therein; or (f) attempt to gain unauthorized access to the Services or their related systems or networks. Reseller shall, solely at its own cost, employ experienced salespeople who are knowledgeable concerning the functions and advantages of the Services and experienced technical personnel who are knowledgeable concerning the functions, specifications and advantages of the Services.

3.9 Usage Limitations. If BEN opts to impose Services limitations on all customers, such as but not limited to disk storage space and application programming interface calls, [**].

4. PAYMENT TERMS AND TAXES

4.1 Fees. Reseller shall pay BEN 35% of all amounts collected from Customers for the Services [**] and any products and services sold/leased/licensed to Customers in connection with or related to the Services.

4.2 Payment Terms. Reseller will pay BEN the Fees within [**]. All amounts are payable in United States dollars unless otherwise specified in an Order Form. Overdue amounts shall accrue interest at the lesser of [**].

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4.3 Taxes. The Fees do not include any taxes, levies, duties or similar governmental assessments of any nature, including but not limited to value-added, goods and services, harmonized, sales, use or withholding taxes, assessable by any local, state, provincial, federal or foreign jurisdiction (collectively, “Taxes”). Reseller is responsible for paying all Taxes associated with its sales of the Services. For clarity, BEN is solely responsible for taxes assessable against BEN based on its income, property and employees.

5. CONFIDENTIALITY

5.1 Definition of Confidential Information. “Confidential Information” means any and all information disclosed by either party to the other which is marked “confidential” or “proprietary” or which the recipient knows or has reason to know is regarded by the disclosing party as such, including oral information. “Confidential Information” does not include any information that the receiving party can demonstrate was or is: (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving party; (c) in the possession of the receiving party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation of confidentiality; or (e) independently developed by the receiving party without reference to Confidential Information of the disclosing party. In addition, the receiving party shall not be considered liable or in breach for disclosing Confidential Information which is required to be disclosed by judicial or governmental action; provided that prompt notice is given to the disclosing party wherever possible in order to enable it to seek a protective order or otherwise prevent such disclosure.

5.2 Securities Compliance. Reseller (i) is aware that BEN may become a reporting company under the Securities Exchange Act of 1934, as amended (the “Act”), and that the United States Securities and Exchange Commission (the “SEC”) has promulgated laws, rules and regulations relating to the purchase or sale of securities by persons who have material, non-public information about a public company from purchasing or selling securities of that company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell those securities, (ii) is familiar with the Act, and (iii) shall not use, nor cause any third party to use, any Confidential Information in contravention of the Act or any such laws, rules or regulations, and shall take all reasonable measures to avoid disclosure of Confidential Information except as permitted by this Agreement.

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6. WARRANTIES AND DISCLAIMERS

6.1 Warranties. Each party warrants to the other party that the other party warrants that (i) it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement does not and will not conflict with any other agreement to which it is a party; (iii) it will comply with all applicable laws in its performance hereunder; and (iv) it owns or has the right to use all intellectual property rights it is providing hereunder.

6.2 Reseller Indemnity. Reseller shall defend and/or settle at its expense, any claims, actions or proceedings against BEN and its Affiliates and its and their officers, directors, employees, agents, licensors and suppliers (“Indemnitees”) to the extent arising out of or relating to (i) product liability or death, bodily injury or damage to tangible property, real or tangible, caused by or arising out of any act or omission of Reseller or any of its Affiliates; (ii) Reseller’s or any of its Affiliates’ negligence or willful misconduct; (iii) any act or omission of Reseller or any of its Affiliates in connection with the Services; or (iv) any misrepresentation or unauthorized warranty made by Reseller or any of its Affiliates relating to the Services, and Reseller shall pay any settlements entered into by, or judgments against, the Indemnitees arising out of such claims, actions or proceedings.

6.3 Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 6, THE SERVICES ARE PROVIDED “AS IS” AND WITHOUT ANY WARRANTY OF ANY KIND. BEN DOES NOT WARRANT THAT THE SERVICES WILL BE ERROR-FREE OR THAT THEY WILL WORK WITHOUT INTERRUPTIONS. TO THE FULL EXTENT PERMITTED BY LAW, THE WARRANTIES STATED IN THIS SECTION 6 ARE EXCLUSIVE AND BEN DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDED BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, QUALITY, NON-INFRINGEMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE.

7. INDEMNIFICATION UNDER THIS AGREEMENT AND EACH PARTY’S CONFIDENTIALITY OBLIGATIONS

7.1 BEN Indemnity. BEN shall defend and/or settle at its expense, any claims, actions or proceedings against Reseller to the extent arising out of or relating to third party claims that the Services infringe such third party’s U.S. patent issued as of the Effective Date, or U.S. copyright, and BEN shall pay any settlements entered into by, or judgments against, Reseller arising out of such claims, actions or proceedings. BEN shall have no liability for any infringement or misappropriation action or claim to the extent arising from: (i) any modification of the Services by or at the request of Reseller; (ii) the combination of the Services with any non-BEN product or service, where but for such combination, no infringement would exist; or (iii) continued allegedly infringing activity by Reseller after having been notified of modifications that would have avoided the alleged infringement. In the event the Services are held or are believed by BEN to infringe any third party rights, BEN shall have the option, at its expense, to (a) replace or modify the Services to be non-infringing; (b) obtain for Reseller a license to continue using the Services; or (c) if neither (a) nor (b) are practical in BEN’s sole opinion, terminate the Services and refund any prepaid but unused Fees. This Section 7.1 states BEN’s entire liability and Reseller’s exclusive remedy for any claim of infringement or misappropriation of any third-party rights.

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7.2 Reseller Indemnity. Reseller shall defend and/or settle at its expense, any claims, actions or proceedings against BEN and its Affiliates and its and their officers, directors, employees, agents, licensors and suppliers to the extent arising out of or relating to (i) product liability or death, bodily injury or damage to tangible property, real or tangible, caused by or arising out of any act or omission of Reseller or any of its Affiliates; (ii) Reseller’s or any of its Affiliates’ negligence or willful misconduct; (iii) any act or omission of Reseller or any of its Affiliates in connection with the Services; or (iv) any misrepresentation or unauthorized warranty made by Reseller or any of its Affiliates relating to the Services, and Reseller shall pay any settlements entered into by, or judgments against, BEN arising out of such claims, actions or proceedings.

8. TERM AND TERMINATION

8.1 Term. This Agreement shall commence on the Effective Date and shall continue in perpetuity (the “Term”). The Initial Term and any Renewal Terms are collectively referred to as the “Term.”

8.2 Termination. This Agreement may be terminated: (a) by either party if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach; (b) by BEN if Reseller fails to make any payment due hereunder within thirty (30) days after receiving written notice of the breach, the non-breaching party may terminate this Agreement on written notice at any time following the end of such thirty (30) day period; (c) if Reseller does not pay or issue stock at the request of BEN after five years from the date of this agreement; and (d) if either party becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come due) or makes an assignment for the benefit of creditors, then the other party may terminate this Agreement immediately upon notice.

8.3 Survival. The following sections shall survive the termination or expiration of this Agreement for any reason: 1, 2.13, 2.14, 2.15, 2.19, 4, 5, 7, 8.3, 8.4, 8.5, 9, 10 and any payment obligations incurred prior to the expiration or termination of this Agreement.

8.4 Effect of Termination. Upon expiration or termination of this Agreement, Reseller shall cease all use of the Services, and shall promptly return all copies of the documentation for the Services to BEN or else destroy those copies and provide assurances (signed by an officer of Reseller) to BEN that it has done so.

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8.5 Rights upon Termination. Termination is not an exclusive remedy and is in addition to other rights or remedies that may be available. Upon any termination for cause by Reseller, BEN shall refund Reseller any prepaid Fees covering the remainder of the term of all subscriptions after the effective date of termination. Upon any termination for cause by BEN, Reseller shall pay any unpaid Fees. In no event shall any expiration or termination relieve Reseller of the obligation to pay any Fees payable to BEN. Following termination, and for any Customers to whom Reseller has sold subscriptions for the Services during the Term, BEN will continue to provide Services for such Customers for the remainder of their then-current subscription period (as of the effective date of termination or expiration of this Agreement) subject to payment of the applicable Fees for such Customers and subject to Reseller’s continued compliance with the terms and conditions of this Agreement, which shall continue in respect to such Customers. It is agreed between both the parties that once the Reseller has sold a subscription for the Services to a Customer during the Term with a duration longer than the Term (which shall require the written approval of BEN) and this Agreement terminates in accordance with its terms, the Services for any such Customer shall continue with both parties continuing to provide services to such Customer in the manner prescribed in this Agreement.

9. LIMITATION OF LIABILITY

9.1 WITH THE EXCEPTION OF A PARTY’S OBLIGATION TO PROVIDE INDEMNIFICATION UNDER THIS AGREEMENT AND EACH PARTY’S CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY, OR ITS LICENSORS OR SUPPLIERS BY VIRTUE OF THIS AGREEMENT, HAVE ANY LIABILITY TO ANY OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIMITATIONS SET FORTH IN THIS SECTION 9 DO NOT APPLY TO ANY INFRINGEMENT OR MISAPPROPRIATION BY EITHER PARTY OR ITS CONTRACTORS OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS. IN NO EVENT SHALL BEN, ITS AFFILIATES OR ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, LICENSORS OR SUPPLIERS BE LIABLE TO RESELLER FOR MORE THAN THE AMOUNT OF ANY ACTUAL DIRECT DAMAGES UP TO [**], REGARDLESS OF THE CAUSE AND WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE. THE PARTIES AGREE THAT THIS SECTION 9 REPRESENTS A REASONABLE ALLOCATION OF RISK.

10. GENERAL

10.1 Invoices. The terms, provisions or conditions of any purchase order or other business form or written authorization used by either party will have no effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of the receiving party to object to those terms, provisions or conditions.

10.2 Marketing Activities. Following the execution of this Agreement, the parties may issue a joint press release highlighting the relationship contemplated by this Agreement. Notwithstanding the foregoing, neither party will publish a press announcement related to this Agreement without prior written consent of the other party.

10.3 Assignment. Neither party may assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, BEN may assign this Agreement in connection with any merger or acquisition or sale of all or substantially all of BEN’s or any of its Affiliates’ assets or stock. Such assignment will not in any event relieve the assignor of any obligations that accrue under this Agreement prior to any such assignment. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns. Any attempted assignment in violation of this Section 10.3 shall be null and void.

Reseller can assign this license in part or total to a subsidiary company, with previous notice to BEN and if BEN does not oppose such assignment in five business days.

10.4 Right of First Refusal. For the Term of this Agreement in the event Reseller or a party directly or indirectly controlling Reseller, proposes to enter into a sale or other transfer of a controlling interest in such entity, or a sale of all or substantially all of its assets (a “Proposed Sale”) to a Qualified Purchaser (as defined below), in each case, pursuant to a transaction or series of related transactions, BEN shall have the right, but not the obligation, to purchase such controlling interest or such assets, as applicable, at the same purchase price and on substantially similar terms and conditions as the Proposed Sale (the “Right of First Refusal”). [**]. Any consummation of a Proposed Sale in contravention of this Agreement shall be void ab initio. For purposes of this Agreement, a [**].

10.5 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

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10.6 Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Texas without regard to its conflict of law principles. ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TEXAS, SHERMAN DIVISION. Each Party irrevocably waives any objection to such jurisdiction or venue on the grounds of forum non conveniens, lack of personal jurisdiction, or otherwise. The application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement is expressly excluded. The parties confirm that it is their wish that this Agreement as well as all other documents relating to this Agreement, including notices, be drawn up in English only.

10.7 Compliance with Laws. Each party shall comply with all applicable laws and regulations regarding the general conduct of business including without limitation all relevant anti-corruption and anti-bribery laws, including the United States Foreign Corrupt Practices Act. Reseller agrees to fully comply with all export, re-export and import restrictions and regulations of all agencies and/or authorities of any applicable countries.

10.8 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing and delivered to the addresses set forth above. Notice shall be considered delivered and effective on the earlier of actual receipt or one day following dispatch registered overnight carrier (such as FedEx or UPS). Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be specified by either party to the other in a notice in accordance with this Section 10.8.

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10.9 Independent Contractors. The parties are independent contractors. This Agreement does not create a legal partnership (notwithstanding any use of the term “partner” by the parties, which if used is meant only to convey a spirit of cooperation between the parties), or a joint venture, agency, employee/employer relationship, or franchisee/franchisor relationship between the parties. Neither party shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

10.10 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

10.11 Force Majeure. Except for each party’s obligations to pay money, neither party shall be deemed to be in breach of this Agreement for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of God, earthquakes, wars, pandemics, terrorism, communication failures, strikes or shortages of materials.

10.12 Headings and References. The headings and captions used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

10.13 Counterparts. This Agreement may be executed in counterparts, both of which, when taken together, shall constitute a signed agreement binding upon the parties. Delivery of a signed counterpart of this Agreement by facsimile transmission, in paper copy by courier or regular mail or as an email attachment in PDF format shall constitute valid and sufficient delivery thereof.

10.14 BEN Affiliates. BEN may use one or more Affiliates to perform its obligations under this Agreement, provided that such use will not affect BEN’s obligations hereunder.

10.15 Complete Understanding. This Agreement, including all Order Forms, Statements of Work and Schedules, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

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IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

SKYE INTELIGENCIA LATAM

Name:	Gaston Iván Gaxiola Romero

Title:	Chairman and Chief Executive Officer

Signature:	/s/ Gaston Iván Gaxiola Romero

Date:	06/11/2025

Brand Engagement Network Inc.

Name:	James D. Henderson, Jr.

Title:	Corporate Counsel

Signature:	/s/ James D. Henderson, Jr.

Date:	05/11/2025

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SCHEDULE A

PROFESSIONAL SERVICES TERMS AND CONDITIONS

The following terms and conditions are incorporated into the Agreement. Capitalized words not defined in this Schedule shall have the meaning ascribed to such words in the Agreement.

BEN is willing to provide Professional Services (including the development of Deliverables) on a time and materials or fixed price basis according to the terms and conditions set forth in this Schedule A or such other form as the parties may agree in writing. The [**] parties. Such Professional Services may include: instruction and training on the use of BEN products and services; installation, configuration, maintenance and testing of BEN products and services; evaluation, design and implementation of system architectures; business and network planning; and custom software development.

1. General. All Professional Services to be performed and Deliverables to be developed by BEN at Reseller’s request shall be described in a Statement of Work, in the form attached as Appendix A to this Schedule A. Upon execution by authorized representatives of each party, each Statement of Work shall become a part of the Agreement. Each Statement of Work will incorporate the terms and conditions of this Schedule A. In the event of a conflict between (a) the Statement of Work and (b) this Schedule A or the Agreement, this Schedule A or the Agreement, as the case may be, shall prevail.

2. BEN’s Obligations. BEN shall perform Professional Services and develop Deliverables for Reseller as described in any Statements of Work agreed to by the parties. BEN shall perform such Professional Services and develop Deliverables in a reasonable, professional and workmanlike manner in keeping with industry standards and practices. BEN shall be entitled, in its sole discretion, to determine the method and means for performing the Professional Services and developing the Deliverables. Reseller acknowledges and agrees that BEN may retain the services of independent consultants (“Subcontractors”) from time to time to perform, or to assist BEN in performing the Professional Services and developing the Deliverables under this Schedule A or a Statement of Work. BEN personnel or Subcontractors shall remain under the direction and control of BEN. BEN shall in the performance of any Professional Services and development of any Deliverables use reasonable efforts to comply with all Reseller procedures and rules which have been communicated to BEN in writing. BEN shall be responsible for developing the BEN core products that are used to provide the Services at no additional expense to Reseller. Any customizations to the BEN core products after the Parties have agreed to the core products shall be considered Professional Services.

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3. Reseller Obligations. Reseller acknowledges and agrees that performance of Professional Services is heavily dependent upon information and responses to be provided by Reseller. Accordingly, in addition to any specific responsibilities set out in the SOW, Reseller shall: (i) provide the appropriate and necessary resources, and timely and accurate information and documentation, as reasonably required by BEN, to allow BEN to perform the Professional Services and develop the Deliverables; (ii) carry out reviews and respond to requests for approval and information on a timely basis; (iii) ensure that BEN has available to it the personnel familiar with Reseller’s requirements and with the expertise necessary to permit BEN to undertake and complete the Professional Services; and (iv) make available to BEN all equipment, material, information, data, network access and/or facilities that BEN may reasonably require to carry out its obligations. Reseller acknowledges that any delay on its part in the performance of its obligations may have an impact on BEN’s performance of its activities under this Agreement or under any Statement of Work, and BEN shall not be liable for any delay to the extent caused by Reseller’s failure to fulfill any of its requirements under the Agreement, this Schedule A and/or any SOW. If the Professional Services are performed on Reseller premises or if BEN needs to attend at Reseller premises for the development of the Deliverables, Reseller shall provide to BEN such workspace, computers, equipment and software as is reasonably required by BEN for the performance of the Professional Services and the development of the Deliverables. Reseller shall be responsible for assisting BEN in the development of BEN core products that are used to provide the Services at its own expense. Any customizations to the BEN core products after the parties have agreed to the original core products shall be considered Professional Services, and Reseller shall not charge BEN for any such Professional Services. Reseller shall use its reasonable best efforts to work with BEN to develop BEN core products.

Reseller shall designate a Project Management Contact for the purposes of communication with BEN. The Project Management Contact shall be the primary point of contact for Reseller with BEN for matters relating to the provision of Professional Services and development of Deliverables.

4. Price and Payment. Reseller shall pay BEN the fees set forth in the Statement of Work either on a time and materials basis at BEN’s then-current price, or on a fixed price per project basis to be negotiated between the parties and set forth in the applicable SOW. Reseller shall reimburse BEN for all reasonable out of pocket expenses (including travel, lodging and related expenses) incurred by BEN in the performance of any Professional Services or development of any Deliverables, provided that such expenses are approved in advance in writing by Reseller. The fees for Professional Services and development of Deliverables shall exclude all applicable federal, state, provincial, value-added, goods and services, harmonized and local taxes (other than [**]).

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Unless otherwise specified in the Statement of Work, BEN shall invoice Reseller for fees for Professional Services and development of Deliverables provided pursuant to this Agreement or a Statement of Work on a monthly basis. All such fees shall be paid within thirty (30) days of the date of the invoice.

5. Term and Termination. This Schedule A shall remain in effect only during the Term of the Agreement. Unless provided otherwise in a Statement of Work, Reseller may terminate a Statement of Work without cause upon thirty (30) days prior written notice to BEN. Unless provided otherwise in a Statement of Work, if Reseller terminates a Statement of Work for convenience, Reseller shall pay BEN the full fee for any Professional Services performed (including all other costs for which BEN has the right to reimbursement) up to the effective date of termination of such Statement of Work, provided that if the fees for any Deliverables are [**].

Each party [**].

6. Intellectual Property Rights. Except as set forth in the Agreement or otherwise set forth in the relevant Statement of Work, BEN shall own all right, title and interest and all intellectual property rights to any Deliverables created by BEN pursuant to this Schedule A or any Statement of Work hereunder. BEN shall retain all right title and interest and all intellectual property rights to any and all BEN proprietary information and BEN software (including, without limitation, any modifications to the Services). Subject to payment of the applicable fees set forth in the Statement of Work, BEN grants to Reseller a non-exclusive, non-transferable (except as provided in the Agreement) license to use the Deliverables created pursuant to this Schedule A or any Statement of Work during the term and for the purposes described in the accompanying Statement of Work.

7. Indemnification. Each party shall indemnify and defend the other party against any claims and costs awarded by a court of competent jurisdiction (including reasonable attorney’s fees) arising out of or relating to the other party’s negligence or intentional misconduct where actions result in death or bodily injury to any person or damage to tangible or real property, provided that: (a) the indemnified party gives the indemnifying party prompt notice in writing of each claim received by the indemnified party, (b) the indemnified party gives the indemnifying party the right to control and direct the investigation, defense and settlement of each claim, and (c) the indemnified party has not compromised or settled the claim.

8. Non-Solicitation. Reseller shall not enter into a contract for or of service with an employee of BEN who has been involved with, directly or indirectly, any of the Professional Services or development of any Deliverables hereunder within [**].

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Appendix A

Form of Statement of Work

The following [**] for

[**]

[**]

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[**]

[**]

[**]

[**]

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IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

SKYE INTELIGENCIA LATAM

Signature

Name

Title

Date

Brand Engagement Network Inc.

Signature

Name

Title

Date

22

EXHIBIT 99.1

Brand Engagement Network Finalizes $5 Million Exclusive AI Licensing Partnership in Latin America, Unlocking Government and Commercial Markets

WILMINGTON, Del., and MEXICO CITY — November 10, 2025 — Brand Engagement Network, Inc. (Nasdaq: BNAI) (“BEN”), an innovator in conversational AI solutions for regulated industries, today announced the completion of a strategic partnership with SKYE Inteligencia LATAM, S.A.P.I. de C.V. (“SKYE LATAM”).

Key Deal Terms (Effective October 30, 2025) [2]:

●	$5,000,000 preferred equity contribution from SKYE LATAM to BEN (recognized as IP licensing revenue)
●	25% common stock ownership in SKYE LATAM + 1 board seat
●	35% revenue share on software, SaaS, services, and subscriptions across all industries
●	Exclusive government-sector license in Latin America and Spain
●	Non-exclusive rights in all other verticals
●	Perpetual term with right of first refusal on any sale

The partnership leverages BEN’s proprietary Engagement Language Model (ELM™) and Retrieval-Augmented Generation (RAG) to deliver compliant, localized AI solutions for public and private sectors. With growing data sovereignty mandates, including Mexico’s Federal Law on Protection of Personal Data, Brazil’s General Data Protection Law (“LGPD”) and Argentina’s 2025 localization rules - SKYE LATAM is positioned to lead AI adoption in regulated markets. [1]

“We expect this partnership to propel our AI into the heart of Latin America’s digital transformation—a region of over 663 million people primed for AI-driven efficiencies,” said Tyler Luck, Acting CEO and Co-Founder of BEN. “By teaming up with other like-minded entrepreneurs, we’re not just licensing technology, we’re building a scalable ecosystem supported by established business partners and their networks to help redefine public-sector modernization and enterprise productivity across the continent. With our 25% ownership, board seat, and preferred equity structure, BEN is well-positioned to capture recurring value.”

Gastón Iván Gaxiola Romero, SKYE LATAM CEO and Chairman of the Board, added: “BEN’s AI platform enables transparent, trustworthy solutions. Through SKYE LATAM, we will have the ability to empower governments and enterprises to modernize while respecting local data laws. We believe this collaboration positions us to lead Latin America’s AI revolution.”

This marks BEN’s first major international licensing deal. With early adoption across life sciences, healthcare, insurance, financial services, hospitality, retail, and automotive, BEN continues to gain momentum in regulated markets.

About Brand Engagement Network (BEN)

Brand Engagement Network Inc. (Nasdaq: BNAI) (“BEN”) develops conversational AI agents built for regulated and customer-centric industries. Its proprietary Engagement Language Model (ELM™) with retrieval-augmented generation enables enterprises to deploy multimodal, compliance-first AI across chat, voice, avatar, and digital channels. With 21 issued patents and growing adoption, BEN is positioned at the intersection of enterprise AI and regulatory demand.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not statements of historical facts. Forward-looking statements may be identified, without limitation, by the use of words such as “may,” “will,” “intends,” “expects,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or comparable terminology. The Company cautions that these forward-looking statements are based on a combination of facts and factors currently known by the Company as well as projections of the future, about which it cannot be certain. Actual results could differ materially from the expectations and projections expressed in these forward-looking statements as a result of certain factors, including those set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q available on the Company’s investor relations website at https://investors.beninc.ai/ and on the SEC website at www.sec.gov.. These forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

[1] Sources: Infosecurity Magazine, “Brazil’s ANPD Suspends Meta’s AI Data Processing Over LGPD Violations” (July 2024), infosecurity-magazine.com/news/brazil-anpd-meta-lgpd-2024; ComplianceHub, “LGPD Fines Tracker: BRL 98M+ in Penalties (2023–2025)” (accessed Nov 2025), compliancehub.io/lgpd-fines-2025, Information Technology and Innovation Foundation (ITIF);, “Argentina’s New Data Localization Rules: Implications for U.S. Tech” (Jan 2025), itif.org/publications/2025/01/argentina-data-localization, The Wall Street Journal, “Latin America Pushes Back on U.S. Tech Giants Over Data Control” (Oct 15, 2024) Bloomberg, “Mexico, Brazil Ramp Up Cloud Data Scrutiny Amid Sovereignty Push” (Mar 2025) UNCTAD Digital Economy Report 2024, Chapter 3: “Data Flows and Development” (p. 67–72).

[2] Certain signature pages reflect dates in DD-MM-YY format as used in Mexico (e.g., “5-11-25” = November 5, 2025; “6-11-25” = November 6, 2025). All signatures were received on or before November 6, 2025.

Media Contact: Amy Rouyer, amy@beninc.ai

Investor Relations: investors@beninc.ai